UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

EXE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐     No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share

(2) Aggregate number of securities to which transaction applies:

6,665,681 shares of Common Stock
407,218 shares of Common Stock issuable upon the exercise of stock options

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (a) the product of 6,665,681 shares of Common Stock and the merger consideration of $7.10 per share, and (b) the excess of $7.10 over the exercise price per share of each option included in the aggregate number of securities. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by calculating a fee of $80.90 per $1,000,000 of the amount calculated pursuant to the preceding sentence.

(4) Proposed maximum aggregate value of transaction:

$47,326,357 (excludes $1,740,250 representing the excess of $7.10 over the exercise price per share of each option included in the aggregate number of securities)

(5) Total fee paid:

$3,970

☑     Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXE TECHNOLOGIES, INC.

8787 Stemmons Freeway
Dallas, Texas 75247

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on                         ,        , 2003

To the Stockholders of EXE TECHNOLOGIES, INC.:

      A Special Meeting of Stockholders of EXE Technologies, Inc. (the “Company”) will be held on                     ,       , 2003 at the offices of the Company at 8787 Stemmons Freeway, Dallas, Texas 75247 at 10:00 a.m., local time, to consider and act upon the following matters:

1. To consider and vote upon a proposal to adopt the agreement and plan of merger, dated as of August 15, 2003 (the “merger agreement”), among the Company, SSA Global Technologies, Inc. (“SSA”) and Rush Merger Subsidiary, Inc. (“Rush Merger Subsidiary”), whereby Rush Merger Subsidiary will merge with and into the Company, with the Company being the surviving company and continuing to exist as a direct, wholly-owned subsidiary of SSA, and pursuant to which each share of the Company’s common stock (other than shares for which appraisal rights are validly perfected in accordance with Delaware law) will be converted into the right to receive $7.10 in cash, conditional upon the completion of the merger, and holders of the Company’s vested stock options outstanding at the effective time of the merger will be entitled to receive an amount in cash equal to the excess, if any, of $7.10 over the exercise price per share, with all other outstanding stock options to be cancelled without consideration.

2. To consider and vote upon a proposal to approve the sale of substantially all of the Company’s intellectual property (the “asset sale”), immediately prior to completion of the merger, unless the Company is otherwise notified by SSA prior to the effective time of the merger, to SSA or its designated subsidiary for a purchase price of $ in cash based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG LLP.

3. To consider and vote upon any adjournment or postponement of the Special Meeting, including for the purpose of soliciting additional proxies in favor of proposals 1 and 2 or if necessary to satisfy the conditions of the merger.

      The effectiveness of proposals 1 and 2 is conditioned upon the approval of both proposals, and accordingly, the failure of our stockholders to approve either proposal 1 or 2 will result in the ineffectiveness of both proposals.

      Our board of directors has determined that the merger and asset sale are advisable, fair to, and in the best interests of, our unaffiliated stockholders and it recommends that the stockholders vote “FOR” the adoption of the merger agreement and approval of the asset sale.

      Your vote is very important. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is required to adopt the merger agreement and approve the asset sale. The merger and asset sale are described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

      Stockholders of record at the close of business on October 23, 2003 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The proxy statement and enclosed proxy are

being furnished to stockholders on or about                          , 2003. All stockholders are cordially invited to attend the Special Meeting.

By Order of the Board of Directors,

Kenneth R. Vines,
Senior Vice President, Chief
Financial Officer and Secretary

Dallas, Texas

                         , 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of this transaction, or passed upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

PRELIMINARY COPY

EXE TECHNOLOGIES, INC.

8787 Stemmons Freeway
Dallas, Texas 75247

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
to be held                           , 2003

      Our board of directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at a Special Meeting of Stockholders to be held at the offices of the Company, 8787 Stemmons Freeway, Dallas, Texas, at 10:00 a.m., Central time, on                     , December      , 2003 (the “Special Meeting”). We are first sending this proxy statement to stockholders on or about                           , 2003.

      At the Special Meeting, stockholders will be asked to consider and vote upon (1) a proposal to adopt the agreement and plan of merger, dated as of August 15, 2003 (the “merger agreement”), among EXE Technologies, Inc. (the “Company”), SSA Global Technologies, Inc. (“SSA”) and Rush Merger Subsidiary, Inc. (“Rush Merger Subsidiary”), whereby Rush Merger Subsidiary will merge (the “merger”) with and into the Company, with the Company being the surviving company and continuing to exist as a direct, wholly-owned subsidiary of SSA, and pursuant to which each share of the Company’s common stock, par value $0.01 per share (“Common Stock”) (other than shares for which appraisal rights are validly perfected in accordance with Delaware law), will be converted into the right to receive $7.10 in cash, conditional upon the completion of the merger, and holders of the Company’s vested stock options outstanding at the effective time of the merger will be entitled to receive an amount in cash equal to the excess, if any, of $7.10 over the exercise price per share, with all other outstanding stock options to be cancelled without consideration, (2) a proposal to approve the sale of substantially all of the Company’s intellectual property (the “asset sale”), immediately prior to completion of the merger, unless the Company is otherwise notified by SSA prior to the effective time of the merger, to SSA or its designated subsidiary for a purchase price of $                    in cash based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG LLP (“KPMG”) and (3) any adjournment or postponement of the Special Meeting, including for the purpose of soliciting additional proxies in favor of proposals 1 or 2 or if necessary to satisfy the conditions of the merger.

      The effectiveness of proposals 1 and 2 is conditioned upon the approval of both proposals, and accordingly, the failure of our stockholders to approve either proposal 1 or 2 will result in the ineffectiveness of both proposals.

      Our board of directors has fixed the close of business on October 23, 2003 as the record date for the Special Meeting. Only holders of record of our Common Stock on that date are entitled to notice of and to vote at the Special Meeting, or at any adjournments or postponements of the Special Meeting. Each stockholder of record on the record date is entitled to one vote for each share of Common Stock held. On the record date, there were                      shares of Common Stock issued and outstanding.

      The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting is required to adopt the merger agreement and approve the asset sale. The merger and asset sale are described in this proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Appendix A to this proxy statement.

      When the accompanying proxy card is returned properly dated and signed and includes voting instructions, the shares represented by that proxy will be voted as directed by the stockholder submitting the proxy, unless the proxy is revoked before the Special Meeting. If a proxy is dated, signed and returned, but does not include voting instructions, the shares will be voted “FOR” each of proposals 1 and 2, and if necessary, “FOR” proposal 3. On any other business that may come before the Special Meeting or any adjournments or postponements of the Special Meeting, the persons named on the accompanying form of proxy will vote in accordance with their best judgment.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
SUMMARY TERM SHEET
THE SPECIAL MEETING
THE COMPANIES
THE MERGER AND ASSET SALE
THE MERGER AGREEMENT
QUESTIONS AND ANSWERS ABOUT THE MERGER, THE ASSET SALE AND THE SPECIAL MEETING
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
INTRODUCTION
General Information
Proposals to be Considered at the Special Meeting
Quorum Requirement
Votes Required
SPECIAL FACTORS
Background of Merger and Asset Sale
Purpose of the Merger and Asset Sale for the Company
Effect of the Merger and Asset Sale
Effects on Interests in Our Net Book Value and Net Loss
Recommendation of the Board of Directors
Position of the Company as to the Fairness of the Merger and Asset Sale
Opinion of Financial Advisor
Purpose of the Merger and Asset Sale for the SSA Parties
Purpose of the Merger and Asset Sale for the General Atlantic Entities
Position of the SSA Parties as to the Fairness of the Merger and Asset Sale
THE MERGER AND ASSET SALE
Interests of Certain Persons in the Merger and Asset Sale
Appraisal Rights
Material U.S. Federal Tax Consequences
Accounting Treatment
Regulatory Approvals
Financing of the Merger and Asset Sale
THE MERGER AGREEMENT
Structure of the Merger and Asset Sale
Completion and Effectiveness of the Merger
Merger Consideration
Stock Options
Exchange of Stock Certificates for Merger Consideration
Lost Stock Certificates
Representations and Warranties
Covenants Relating to Conduct of Business
Additional Covenants
Conditions to the Merger
Termination of the Merger Agreement
Termination Fee and Expense Payment
Expenses
Amendments to the Merger Agreement; Waiver of Conditions
VOTING AGREEMENTS
INFORMATION ABOUT THE COMPANY
INFORMATION ABOUT SSA AND RUSH MERGER SUBSIDIARY
INFORMATION ABOUT CERBERUS CAPITAL MANAGEMENT, L.P.
SUMMARY FINANCIAL DATA
MARKET PRICES FOR COMMON STOCK AND DIVIDEND INFORMATION
OTHER MATTERS
Beneficial Ownership of Voting Stock
FUTURE STOCKHOLDER PROPOSALS
AVAILABLE INFORMATION

SUMMARY TERM SHEET

      This summary term sheet highlights material information from this proxy statement and does not contain all of the information that is important to you. To understand the merger and asset sale fully, you should read carefully this entire proxy statement, including the information incorporated by reference, the appendices and the additional documents referred to in this proxy statement.

THE SPECIAL MEETING

Date, Time, Place and Proposals to be Considered (See Page 15)

      This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of the Company for use at the Special Meeting to be held on                               ,                               , 2003 at the offices of the Company at 8787 Stemmons Freeway, Dallas, Texas 75247 at 10:00 a.m., local time. At the Special Meeting, stockholders will consider and vote upon proposals to adopt the merger agreement and approve the asset sale.

Record Date for Voting (See Page 15)

      Only stockholders of record at the close of business on Thursday, October 23, 2003 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. On that date, there were outstanding and entitled to vote an aggregate of                               shares of Common Stock, constituting all of the outstanding voting stock of the Company.

Vote Required (See Page 16)

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to adopt the merger agreement and approve the asset sale. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the adoption of the merger agreement and approval of the asset sale.

      In connection with the merger agreement, one of our directors beneficially holding an aggregate of 6.7% of our outstanding Common Stock has entered into voting agreements with SSA, pursuant to which he has agreed to vote his shares in favor of the adoption of the merger agreement and approval of the asset sale and against any alternative transactions. See “Voting Agreements.” In addition, General Atlantic Partners 41, L.P. (“GAP 41”), General Atlantic Partners 57, L.P. (“GAP 57”), GAP Coinvestment Partners, L.P. (“GAPCO”) and GAP Coinvestment Partners II, L.P. (“GAPCO II” and, together with GAP 41, GAP 57 and GAPCO, the “GAP Investment Partnerships”), who own in the aggregate 2,003,934 shares of Common Stock, or approximately 30.1% of our outstanding capital stock, have indicated that they will also vote in favor of the adoption of the merger agreement and approval of the asset sale, although the GAP Investment Partnerships are not bound to do so. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.” These parties hold an aggregate of approximately 36.8% of our outstanding Common Stock.

      The Company’s stockholders have the right under Delaware law to dissent from the merger and to receive payment in cash for the appraised fair value of their shares of Common Stock instead of the merger consideration. We believe this provides our unaffiliated stockholders sufficient protection and, therefore, there is no need to require the affirmative vote of the unaffiliated holders of a majority of the outstanding shares of Common Stock to adopt the merger agreement. See “The Merger and Asset Sale — Appraisal Rights.”

THE COMPANIES

EXE Technologies, Inc.

      We provide software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution and inventory management. Our software allows companies to efficiently manage and control the flow of inventory throughout the supply chain. Companies use our software to increase revenue, reduce distribution costs, manage inventory across the supply chain and improve customer loyalty and satisfaction. We provide global service and support for our software from established facilities in North America, Europe, the Middle East, Asia, Australia and through partners in Latin America. Our Common Stock is currently quoted on the NASDAQ National Market, under the symbol “EXEE.”

      Our principal executive offices are located at:

8787 Stemmons Freeway Dallas, Texas 75247 (214) 775-6000

SSA Global Technologies, Inc.

      SSA, a privately-held Delaware corporation, is a leading provider of extended enterprise resource planning (ERP) solutions for manufacturing, services, and public organizations worldwide. In addition to core ERP applications, SSA offers a full range of practical integrated extended solutions including corporate performance management, customer relationship management (CRM), supply chain management and supplier relationship management.

      The principal executive offices of SSA are located at:

500 West Madison, Suite 1600
Chicago, Illinois 60661
(312) 258-6000

Rush Merger Subsidiary, Inc.

      Rush Merger Subsidiary, a Delaware corporation, is a privately-held company, which was recently formed solely for the purpose of effectuating the merger and the other transactions contemplated thereby. All the outstanding shares of Rush Merger Subsidiary’s capital stock are currently held by SSA.

      The principal executive offices of Rush Merger Subsidiary are located at:

c/o SSA Global Technologies, Inc.
500 West Madison, Suite 1600
Chicago, Illinois 60661
(312) 258-6000

Cerberus Capital Management, L.P.

      Cerberus Capital Management, L.P. (“Cerberus”), a Delaware limited partnership, is a leading New York investment management firm with approximately $10.0 billion of equity capital under management. Entities controlled by Cerberus hold 75% of the issued and outstanding equity of SSA.

      The principal executive offices of Cerberus are located at:

299 Park Avenue
Floors 21-23
New York, New York 10171
(212) 891-2100

      SSA, Rush Merger Subsidiary and Cerberus are referred to in this proxy statement as the “SSA Parties.”

General Atlantic Entities

      The GAP Investment Partnerships own in the aggregate 2,003,934 shares of Common Stock, or approximately 30.1% of our outstanding capital stock. In addition, General Atlantic Partners 76, L.P.

(“GAP 76”), GAPCO II, GapStar, LLC (“GapStar”) and GAPCO GmbH & Co. KG (“GAPCO KG” and, together with GAP 76, GAPCO II and GapStar, the “GAP SSA Investment Entities”) own 25% of SSA’s outstanding capital stock. The GAP Investment Partnerships and the GAP SSA Investment Entities are affiliated investment entities and are under common control. As a result, the GAP Investment Partnerships have an interest in the merger apart from stockholders generally.

      Two representatives of the GAP SSA Investment Entities serve on the board of directors of SSA, including Marc F. McMorris, a director of the Company and a managing member of General Atlantic Partners, LLC (“GAP LLC”).

      Each of GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities is engaged in acquiring, holding and disposing of interests in various companies for investment purposes.

      The principal executive offices of GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities are located at:

3 Pickwick Plaza
Greenwich, Connecticut 06830
(203) 629-8600

THE MERGER AND ASSET SALE

Purpose of the Merger and Asset Sale for the Company (See Page 23)

      The purpose of the merger is to permit our stockholders to receive cash for their shares at a premium over recent market prices for their shares and to enable SSA to obtain a 100% ownership of the Company in an orderly fashion. SSA required the option to cause an asset sale as a condition to the merger for SSA’s corporate planning purposes.

Purpose of the Merger and Asset Sale for the SSA Parties (See Page 35)

      The SSA Parties believe that the acquisition of the Company and its assets will enhance SSA’s line of enterprise resource planning software and thereby increase the value of SSA for its stockholders. The SSA Parties also believe that following the merger and the asset sale the combined company will be better positioned to take advantage of the opportunities that may be presented to it in its line of business, as compared to the Company as a stand-alone company.

Purpose of the Merger and Asset Sale for the General Atlantic Entities (See Page 35)

      The GAP Investment Partnerships and the GAP SSA Investment Entities believe that the acquisition of the Company and its assets will enhance SSA’s line of enterprise resource planning software and thereby increase the value of SSA for its stockholders. The GAP Investment Partnerships and the GAP SSA Investment Entities also believe that following the merger and the asset sale the combined company will be better positioned to take advantage of the opportunities that may be presented to it in its line of business, as compared to the Company as a stand-alone company.

Effect of the Merger and Asset Sale (See Page 24)

      The merger may be considered a “going-private” transaction for the Company under the federal securities laws because certain of the GAP Investment Partnerships and the GAP SSA Investment Entities are affiliates of each other and may be deemed to be affiliates of the Company and SSA, respectively, and as a result of the merger our shares of Common Stock will no longer be listed on the NASDAQ National Market. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.” Upon completion of the merger, the Company will be a privately-held corporation. Accordingly, our stockholders (other than entities related to the GAP Investment Partnerships and the GAP SSA Investment Entities through their ownership of SSA) will not have the opportunity to participate in any earnings and growth of the Company after the merger and will not have any right to vote on corporate matters. The reason the acquisition has been structured as a merger is to effect a prompt and orderly transfer of ownership of the Company from our stockholders to SSA and to provide our stockholders with cash for their shares or the right to receive “fair value” for their shares if they exercise and perfect their appraisal rights under Delaware law.

      The asset sale, whether or not consummated, will not affect you or your rights as a stockholder pursuant to the merger agreement, and you will not receive any cash from the purchase price of the asset sale. However, under Delaware law, the approval of a majority of our stockholders may be required to complete the asset sale. If the asset sale is consummated, the Company will recognize gain or loss equal to the difference, if any, between the amount received and the Company’s adjusted tax basis in the assets. It is anticipated that net operating losses previously incurred by the Company will offset any such gain. Upon consummation of the merger, the Company will not recognize any additional gain or loss for U.S. federal income tax purposes. To the extent that the Company has any remaining net operating loss carry forwards after the merger and asset sale, however, the Company’s ability to use those loss carry forwards will be limited under Section 382 of the Internal Revenue Code.

      SSA and Rush Merger Subsidiary will not recognize any gain or loss for U.S. federal income tax purposes on the asset sale or the merger.

      If our stockholders do not adopt the merger agreement, then the proposal to approve the asset sale will be ineffective, and if our stockholders do not approve the asset sale, then the proposal to adopt the merger agreement will be ineffective. The closing of the merger and the asset sale are conditioned on each other, so if one does not close, neither will close.

      The merger agreement provides that after the merger, the officers and directors of Rush Merger Subsidiary shall be the officers and directors of the Company. However, certain members of the Company’s senior management may continue in their positions after the merger. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

Recommendation of the Board of Directors (See Page 26)

      Our board of directors has determined that the merger and asset sale are advisable, fair to, and in the best interests of, our unaffiliated stockholders and it recommends that the stockholders vote “FOR” the adoption of the merger agreement and approval of the asset sale.

      Two representatives of the GAP SSA Investment Entities serve on the board of directors of SSA, including Marc F. McMorris, a director of the Company and a managing member of GAP LLC. William J. Lansing, a managing member of GAP LLC, is also a director of the Company. Messrs. Lansing and McMorris recused themselves from the decision of the board of directors of the Company to approve the merger and the asset sale and recommend that the merger agreement be submitted for adoption by the Company’s stockholders.

Position of the Company as to the Fairness of the Merger and Asset Sale (See Page 28)

      We believe the merger and asset sale are fair to our unaffiliated stockholders. Our position is based on a number of factors, including that the merger consideration of $7.10 per share represents a premium of 19.5% over the $5.94 closing price per share of our Common Stock on August 14, 2003, the last full trading day before our board of directors approved our entering into the merger agreement with SSA. This also represents a premium of approximately 39.5% over the $5.09 closing price per share of the Common Stock 30 days preceding August 14, 2003 and approximately 98.3% over the $3.58 closing price per share of the Common Stock 60 days preceding August 14, 2003, which were the periods of time Stephens Inc. (“Stephens”), our financial advisor, advised our board of directors that it thought was most appropriate to consider since the price of our Common Stock had recently increased significantly.

      You should be aware that certain of our directors and executive officers, as well as a significant stockholder, have interests in the merger that are different from yours (as described below under “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale”).

Opinion of Financial Advisor (See Page 30)

      We retained Stephens to act as our exclusive financial advisor in connection with a possible transaction and to render its opinion to our board of directors as to the fairness from a financial point of view of the consideration to be received by our unaffiliated stockholders in the merger transaction. Stephens provided to our board of directors an oral opinion on August 14, 2003 that the consideration to be received by our unaffiliated stockholders is fair to such stockholders from a financial point of view and subsequently confirmed the opinion in writing on August 15, 2003. The full text of the written opinion of Stephens, which sets forth a description of assumptions made, matters considered and limitations on the review undertaken by Stephens, is attached as Appendix D to this proxy statement. You are urged to read such opinion carefully in its entirety.

Position of the SSA Parties as to the Fairness of the Merger and Asset Sale (See Page 36)

      The Securities and Exchange Commission (the “SEC”) requires the SSA Parties to express their beliefs as to the fairness of the merger and the asset sale to our unaffiliated stockholders. The SSA Parties believe that the merger and asset sale are advisable, fair to, and in the best interests of, our unaffiliated stockholders. This belief, however, should not be construed as a recommendation to any stockholder as to how you should vote on the adoption of the merger agreement and the approval of the asset sale because SSA will own, directly or indirectly, all of the shares of the Company following the merger and the asset sale, and therefore the SSA Parties are not objective in their views with regard to the fairness of the merger and the asset sale. The SSA Parties do not make any recommendations as to how the stockholders of the Company should vote.

Position of the General Atlantic Entities as to the Fairness of the Merger and Asset Sale (See Page 38)

      The SEC requires GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities to express their beliefs as to the fairness of the merger and the asset sale to our unaffiliated stockholders. GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities believe that the merger and asset sale are advisable, fair to, and in the best interests of, our unaffiliated stockholders. This belief, however, should not be construed as a recommendation to any stockholder as to how you should vote on the adoption of the merger agreement and the approval of the asset sale because certain entities affiliated with the GAP SSA Investment Entities, which are stockholders of SSA, will indirectly own an interest in all of the shares of the Company following the merger and the asset sale, and therefore GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities are not objective in their views with regard to the fairness of the merger and the asset sale. GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities do not make any recommendations as to how the stockholders of the Company should vote.

Voting Agreements (See Page 58)

      The Company and SSA have entered into separate voting agreements with each of Raymond R. Hood, our Chairman, and the Hood Partnership, Ltd. (the “Hood Partnership”), an entity affiliated with Mr. Hood, pursuant to which they agreed, among other things, to vote all of the shares of Common Stock owned by them in favor of the adoption of the merger agreement and approval of the asset sale. Mr. Hood and the Hood Partnership also granted to certain executive officers of SSA irrevocable proxies to vote their shares of Common Stock in favor of the adoption of the merger agreement and approval of the asset sale. As of the record date, Mr. Hood and the Hood Partnership directly owned an aggregate of 408,214 shares of Common Stock, representing approximately 6.1% of the outstanding shares of Common Stock on that date. In addition, they also beneficially own an aggregate of 42,857 shares of Common Stock issuable upon the exercise of stock options. Copies of the voting agreements are attached as Appendix B and Appendix C to this proxy statement.

Interests of Certain Persons in the Merger and Asset Sale (See Page 41)

      In considering the recommendation of our board, you should be aware that certain of our executive officers and members of our board of directors have interests in the merger and asset sale that are in addition to, or different from, the interests of our stockholders generally and that create potential conflicts of interest. These interests include the expectation that certain members of the Company’s senior management may continue in their positions after the merger.

      Several executive officers have employment agreements with the Company that provide for the accelerated vesting of all their stock options and restricted stock awards and the provision of certain other benefits, including severance payments in the event they terminate their employment or their employment is terminated, upon a change of control of the Company, which includes the completion of the merger. Following the signing of the merger agreement, Mr. Cowan entered into an agreement with SSA that provides that his employment with the Company will be terminated on the closing of the merger. In lieu of any amounts for severance compensation he was entitled to receive under his existing employment agreement, Mr. Cowan has agreed to receive $1.0 million to be paid in 12 equal monthly installments. Mr. Vines has been advised by SSA that his employment will be terminated on the closing of the merger. Accordingly, Mr. Vines will be entitled to severance compensation equal to 12 months of his base salary, currently $250,000, payable in equal monthly installments.

      Following the signing of the merger agreement, the Company’s compensation committee (composed of Messrs. Lansing, Henry J. Feinberg and Raymond R. Hood, with Mr. Hood abstaining) reviewed the matter of whether or not to accelerate unvested options of the members of the board of directors. The committee concluded that it would not accelerate the vesting of such options. However, in recognition of the contributions of non-employee board members Glen A. Dell and Jeffrey R. Rodek, the Company agreed that it would pay each of them a lump sum cash payment of $100,000. These payments have been approved by SSA.

      The GAP Investment Partnerships own in the aggregate 2,003,934 shares of Common Stock, or approximately 30.1% of our outstanding capital stock. In addition, GAP SSA Investment Entities own 25% of SSA’s outstanding capital stock.

      The GAP Investment Partnerships are controlled as follows. The general partner of each of GAP 41 and GAP 57 is GAP LLC. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of each of GAPCO and GAPCO II.

      The GAP SSA Investment Entities are controlled as follows. GAP LLC is the general partner of GAP 76 and the sole member of GapStar. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of GAPCO II. In addition, the managing members of GAP LLC make the voting and investment decisions with respect to securities owned by GAPCO KG.

      Accordingly, the GAP Investment Partnerships and the GAP SSA Investment Entities are affiliated investment entities and are under common control, and the GAP Investment Partnerships have an interest in the merger apart from stockholders generally.

      Two representatives of the GAP SSA Investment Entities serve on the board of directors of SSA, including Marc F. McMorris, a director of the Company and a managing member of GAP LLC. William J. Lansing, a managing member of GAP LLC, is also a director of the Company. Messrs. Lansing and McMorris recused themselves from the decision of the board of directors of the Company to approve the merger and the asset sale and recommend that the merger agreement be submitted for adoption by the Company’s stockholders.

      The merger agreement provides that, until the sixth anniversary of the effective time of the merger, the Company will maintain the obligation to indemnify and exculpate, and advance expenses to, its present and former officers and directors as provided for in the Company’s organizational documents as in effect on the date of the merger agreement with respect to acts and omissions occurring prior to the effective time of the merger. In addition, for a period of three years following the effective time of the merger, the

Company must maintain directors’ and officers’ liability insurance for present and former directors and officers.

Appraisal Rights (See Page 42)

      You have the right under Delaware law to dissent from the merger and to receive payment in cash for the appraised fair value of your shares of Common Stock instead of the merger consideration. You can assert this right only if you comply with all of the requirements of Section 262 of the Delaware General Corporation Law (the “DGCL”) (“Section 262”). If you elect to pursue your appraisal rights under Delaware law, a Delaware court will determine the fair value of your shares. The appraised value of your shares of Common Stock may be more than, less than or equal to the value of the merger consideration. If you desire to preserve and perfect your statutory appraisal rights, you must:

•	not vote in favor of the adoption of the merger agreement;

•	make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the Special Meeting; and

•	follow the statutory procedures for perfecting appraisal rights under Delaware law, which are described in the section entitled “The Merger — Appraisal Rights.”

      Merely voting against the adoption of the merger agreement will not preserve your appraisal rights, as an executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights. Section 262 is reprinted in its entirety and attached to this proxy statement as Appendix E. Failure to precisely comply with all procedures required by the DGCL may result in the loss of your appraisal rights. Dissenting stockholders will not have appraisal rights if the merger agreement is not adopted.

      SSA and Rush Merger Subsidiary are not obligated to complete the merger if appraisal rights are properly demanded for more than 9% of the issued and outstanding shares of Common Stock, and such demands are not withdrawn as of the date the merger is to be completed.

Material U.S. Federal Tax Consequences (See Page 45)

      The receipt by a stockholder of the merger consideration of $7.10 for each share of Common Stock exchanged in the merger will be a taxable transaction for U.S. federal income tax purposes. A stockholder who surrenders a share of Common Stock in the merger will recognize a gain or loss equal to the difference, if any, between the merger consideration of $7.10 per share and the stockholder’s adjusted tax basis in that share. In general, any gain or loss recognized by a stockholder in the merger will be capital gain or loss if such stockholder held the shares as a “capital asset” at the time of the merger, and will be long-term capital gain or loss if the shares giving rise to the recognized gain or loss have been held for more than one year. Otherwise, the capital gain or loss will be short-term. In the case of stockholders who are individuals, long-term capital gain is generally subject to tax at a reduced rate. The use of capital losses is subject to certain limitations.

      We urge all holders to consult their own tax advisors regarding the specific federal and state tax consequences that may result from their individual circumstances, as well as any foreign, state, local and other tax consequences of the disposition of their shares in the merger.

Accounting Treatment (See Page 46)

      For accounting and financial reporting purposes, the merger will be accounted for as a purchase.

Regulatory Approvals (See Page 47)

      There are no federal or state regulatory requirements to be complied with in order to complete the merger and asset sale, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

Financing of the Merger and Asset Sale (See Page 47)

      The total amount of funds required to complete the merger and asset sale and to pay all related fees and expenses is estimated to be approximately $50 million. The merger is not conditioned on any financing arrangements and SSA has represented to us in the merger agreement that it has, or will have upon closing, cash resources sufficient to satisfy its obligations under the merger agreement.

THE MERGER AGREEMENT

Structure of the Merger and Asset Sale (See Page 47)

      Unless we are otherwise notified by SSA prior to the effective time of the merger, we will sell to either SSA or its designated subsidiary substantially all of our intellectual property for a purchase price of $                    in cash based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG. Immediately after, and subject to the completion of the asset sale, Rush Merger Subsidiary will merge with and into the Company, which will be the surviving company and will continue to exist as a direct, wholly-owned subsidiary of SSA.

Merger Consideration (See Page 48)

      If the merger is completed, each of your shares of Common Stock will be converted into the right to receive $7.10 in cash, without interest and less any applicable withholding taxes. You will not have any interest in the Company after completion of the merger.

Stock Options (See Page 48)

      All holders of vested stock options that are outstanding at the effective time of the merger will be entitled to receive an amount in cash equal to the excess, if any, of $7.10 over the exercise price per share, without interest and less any applicable withholding taxes. All other outstanding stock options that, as of the effective time of the merger, are either not vested or have an exercise price in excess of $7.10 per share will be cancelled without any consideration.

      The vesting of certain stock options of executives of the Company will be accelerated as a result of the merger. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

Conditions to the Merger (See Page 53)

      Completion of the merger depends on a number of conditions being met or waived, including:

•	adoption of the merger agreement and approval of the asset sale by our stockholders;

•	absence of breaches of the representations and warranties in the merger agreement that result in a material adverse effect;

•	material performance of each party’s obligations and covenants under the merger agreement;

•	absence of certain types of governmental orders or proceedings; and

•	absence of any event or occurrence that has or is reasonably expected to have, individually or in the aggregate, a material adverse effect.

      In addition, SSA and Rush Merger Subsidiary are not obligated to complete the merger if appraisal rights are properly demanded for more than 9% of the issued and outstanding shares of Common Stock, and such demands are not withdrawn as of the date the merger is to be completed.

      A party may elect to waive a condition to its obligation to complete the merger if that condition has not been satisfied.

Termination of the Merger Agreement (See Page 54)

      The merger agreement may be terminated in the following ways:

•	by mutual written consent;

•	by SSA if, prior to adoption of the merger agreement by our stockholders:

•	our board of directors withdraws or modifies its approval of the merger in any manner adverse to SSA or Rush Merger Subsidiary;

•	the Company or our board of directors recommends the acquisition proposal of a person other than SSA or any of its affiliates;

•	another person makes an acquisition proposal for the Company and our board of directors fails to recommend to our stockholders that they reject the acquisition proposal; or

•	the Company breaches its covenant not to directly or indirectly solicit other acquisition proposals; or

•	by the Company if, prior to adoption of the merger agreement by our stockholders, our board of directors accepts an acquisition proposal from a third party that is more favorable to our stockholders, from a financial point of view, than the terms of the merger and the Company complies with certain procedures contained in the merger agreement.

      In addition, the Company or SSA could decide, without the consent of the other, to terminate the merger agreement in a number of situations, including if:

•	the merger is not completed by February 28, 2004;

•	a governmental entity permanently prohibits completion of the merger or the asset sale;

•	our stockholders do not adopt the merger agreement and approve the asset sale at the Special Meeting;

•	the representations and warranties of the other party become inaccurate as of a date after the date of the merger agreement, the inaccuracy has not been cured within a specified time and such breaches have a material adverse effect; or

•	since the date of the merger agreement, an event has had or is reasonably likely to have, alone or together with all other events, a material adverse effect on the other party.

Termination Fee and Expense Payment (See Page 56)

      If the merger agreement is terminated, the Company, in specified circumstances, may be required to pay a termination fee of $1.43 million to SSA and to reimburse up to $240,000 of SSA’s and Rush Merger Subsidiary’s expenses.

Expenses (See Page 57)

      All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring such expenses, except that:

•	if the merger is completed, the Company shall pay all fees and expenses of SSA and Rush Merger Subsidiary; and

•	if the merger is not completed, the Company may be required to reimburse up to $240,000 of SSA’s and Rush Merger Subsidiary’s expenses.

QUESTIONS AND ANSWERS

ABOUT THE MERGER, THE ASSET SALE AND THE SPECIAL MEETING

Why am I receiving this proxy statement?

      The board of directors of the Company has approved the acquisition of the Company by SSA under the terms of the merger agreement, that is described in this proxy statement. Our board of directors has also agreed to the asset sale, immediately prior to completion of the merger, unless the Company is otherwise notified by SSA prior to the effective time of the merger, to SSA or its designated subsidiary for a purchase price of $                    in cash based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG. A copy of the merger agreement is attached to this proxy statement as Appendix A.

      In order to complete the merger and asset sale, our stockholders must vote to adopt the merger agreement and approve the asset sale. We will hold the Special Meeting to vote on the adoption of the merger agreement and approval of the asset sale. This proxy statement contains important information about the merger, the asset sale and the Special Meeting, and you should read it carefully. The enclosed voting materials allow you to vote your shares of the Company’s common stock without attending the Special Meeting.

What will happen in the merger?

      Rush Merger Subsidiary will merge with and into the Company. The Company will be the surviving company and will continue to exist as a direct, wholly-owned subsidiary of SSA.

What will I be entitled to receive in the merger?

      If the merger is completed, each of your shares of the Company’s Common Stock will be converted into the right to receive $7.10 in cash, without interest and less any applicable withholding taxes. You will not have any ownership interest in the Company after completion of the merger.

What if I own options to purchase shares of Common Stock?

      If you own vested stock options under the Company’s 1997 Incentive and Non-Qualified Stock Option Plan, as amended, the Company’s Stock Option Plan for Non-Employee Directors, as amended, or the Former AllPoints Systems 1996 Stock Option Plan that are outstanding at the effective time of the merger, you will be entitled to receive an amount in cash equal to the excess, if any, of $7.10 over the exercise price per share, without interest and less any applicable withholding taxes. All other outstanding stock options that, as of the effective time of the merger, are either not vested or have an exercise price in excess of $7.10 per share will be cancelled without any consideration.

Who will own the Company after the merger?

      The Company will be a privately-held company owned completely by SSA, which will be the only stockholder of the Company. The GAP SSA Investment Entities described in this proxy statement that are currently stockholders of the Company will continue to own interests in our company through SSA. However, Joe Cowan, our Chief Executive Officer, and Ken Vines, our Chief Financial Officer, will not continue in the management of the surviving company. Members of existing management of SSA are expected to replace Mr. Cowan and Mr. Vines in the management of the surviving company.

      Following the completion of the merger, our Common Stock will cease to be listed on the NASDAQ National Market and, following the delisting, such shares will no longer be quoted on the NASDAQ National Market. Thereafter, we intend to deregister our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file reports with the SEC.

What will happen in the asset sale?

      Unless the Company is otherwise notified by SSA prior to the effective time of the merger, the Company will sell substantially all of its intellectual property, immediately prior to completion of the merger, to SSA or its designated subsidiary for a purchase price of $                    based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG. SSA required the option to cause an asset sale as a condition to the merger for SSA’s corporate planning purposes. See “Special Factors — Purpose of the Merger and Asset Sale for the SSA Parties.”

What effect does the asset sale have on me?

      The asset sale, whether or not consummated, will not affect you or your rights as a stockholder pursuant to the merger agreement, and you will not receive any cash from the purchase price of the asset sale. However, under Delaware law, the approval of a majority of our stockholders may be required to complete the asset sale.

      If our stockholders do not adopt the merger agreement, then the proposal to approve the asset sale will be ineffective, and if our stockholders do not approve the asset sale, then the proposal to adopt the merger agreement will be ineffective. The closing of the merger and the asset sale are conditioned on each other, so if one does not close, neither will close.

What does our board of directors recommend?

      Our board of directors has determined that the merger and the asset sale are advisable, fair to, and in the best interests of, our unaffiliated stockholders and it recommends that the stockholders vote “FOR” the adoption of the merger agreement and approval of the asset sale. To review the background of and reasons for the merger, see “Special Factors — Background of the Merger and Asset Sale” and “— Recommendation of the Board of Directors.”

      In considering the recommendation of our board of directors, you should be aware that our directors and executive officers have interests in the merger that are different from yours. In addition, it is expected that certain members of the Company’s senior management may continue in their positions after the merger. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

      The GAP Investment Partnerships own in the aggregate 2,003,934 shares of Common Stock, or approximately 30.1% of our outstanding capital stock. In addition, the GAP SSA Investment Entities own 25% of SSA’s outstanding capital stock. The GAP Investment Partnerships and the GAP SSA Investment Entities are affiliated investment entities and are under common control. As a result, the GAP Investment Partnerships have an interest in the merger apart from stockholders generally.

      Two representatives of the GAP SSA Investment Entities serve on the board of directors of SSA, including Marc F. McMorris, a director of the Company and a managing member of GAP LLC. William J. Lansing, a managing member of GAP LLC, is also a director of the Company. Messrs. Lansing and McMorris recused themselves from the decision of the board of directors of the Company to approve the merger and recommend that the merger agreement be submitted for adoption by the Company’s stockholders.

What is the date, time and place of the Special Meeting?

      The Special Meeting will be held on                               ,                                                   , 2003 at the offices of the Company at 8787 Stemmons Freeway, Dallas, Texas 75247 at 10:00 a.m., local time.

What vote is required to adopt the merger agreement and approve the asset sale?

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to adopt the merger agreement and approve the asset sale.

      In connection with the merger agreement, one of our directors beneficially holding an aggregate of 6.7% of our outstanding Common Stock has entered into voting agreements with SSA, pursuant to which he has agreed to vote his shares in favor of the adoption of the merger agreement and approval of the asset sale and against any alternative transactions. See “Voting Agreements.” In addition, the GAP Investment Partnerships beneficially holding an aggregate of 30.1% of our outstanding Common Stock have indicated that they will also vote in favor of the adoption of the merger agreement and approval of the asset sale, although the GAP Investment Partnerships are not bound to do so. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.” These parties hold an aggregate of approximately 36.8% of our outstanding Common Stock.

What should I do now? How do I vote?

      The merger is described in further detail in this proxy statement, which we urge you to read carefully. A copy of the merger agreement is included as Appendix A to this proxy statement. After you read and consider carefully the information contained herein, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares at the Special Meeting. No postage need be affixed if the proxy is mailed in the U.S.

      Failure to return your proxy or vote in person at the Special Meeting will have the same effect as a vote against the adoption of the merger agreement and the approval of the asset sale.

What if I oppose the merger? Do I have appraisal rights?

      Yes. If you object to the merger you may elect to pursue your appraisal rights to receive the judicially determined “fair value” of your shares, which could be more or less than the $7.10 per share merger consideration. In order to qualify for these rights, you must:

•	not vote in favor of the adoption of the merger agreement;

•	make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the Special Meeting; and

•	otherwise comply with the Delaware law procedures for exercising appraisal rights.

      For a summary of the Delaware law procedures, see “The Merger and Asset Sale — Appraisal Rights.” These requirements are also set forth in detail in Section 262, which is attached as Appendix E to this proxy statement. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights. Dissenting stockholders will not have appraisal rights if the merger agreement is not adopted.

      SSA and Rush Merger Subsidiary are not obligated to complete the merger if appraisal rights are properly demanded for more than 9% of the issued and outstanding shares of Common Stock, and such demands are not withdrawn as of the date the merger is to be completed.

      Other than as required by applicable law, in connection with the merger, the Company has made no provisions to grant unaffiliated security holders access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

If my shares are held in “street name” by my broker, bank or other nominee, will they vote my shares for me?

      Yes, but only if you provide instructions to your broker, bank or other nominee on how to vote your shares. You should complete, date, sign and return the enclosed proxy and otherwise follow the directions provided by your broker, bank or other nominee regarding how to instruct them to vote your shares.

Can I change my vote or revoke my proxy after I have mailed my signed proxy?

      Yes, you can change your vote before your proxy is voted at the Special Meeting. You can do this in one of three ways. First, you can deliver a signed, written notice of revocation or a new later-dated proxy to the Secretary of the Company on or before the business day prior to the Special Meeting. Second, you can submit a signed, written notice of revocation or a new later-dated proxy to us at the Special Meeting prior to the vote being taken. Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy — you must vote at the Special Meeting.

      If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change your vote.

Should I send in my stock certificates now?

      No. After the merger is completed, you will receive written instructions from the paying agent on how to exchange your stock certificates for the merger consideration. Please do not send in your stock certificates with your proxy.

When do you expect the merger and asset sale to be completed? Are the merger and asset sale subject to the fulfillment of any conditions?

      We are working towards completing the merger and asset sale as soon as possible after the Special Meeting. For both to occur, the asset sale must be approved and the merger agreement must be adopted by our stockholders. In addition, there are other conditions that must be satisfied. See “The Merger Agreement — Conditions to the Merger.”

What are the tax consequences of the merger to me?

      The receipt of the merger consideration of $7.10 per share in exchange for shares of Common Stock surrendered in the merger will constitute a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a stockholder who surrenders a share of Common Stock in the merger will recognize, under U.S. federal income tax laws, a gain or loss equal to the difference, if any, between the merger consideration of $7.10 per share and the stockholder’s adjusted tax basis in that share.

      We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances, as well as the foreign, state and local tax consequences of the disposition of shares in the merger.

What if the stockholders do not adopt the merger agreement or approve the asset sale?

      In the event our stockholders do not adopt the merger agreement or approve the asset sale, these transactions will not occur and the Company will continue to operate as it presently does. See “Future Stockholder Proposals.” In addition, the Company, in specified circumstances, may be required to pay a termination fee to SSA and reimburse certain of SSA’s and Rush Merger Subsidiary’s expenses in the event our stockholders do not adopt the merger agreement or approve the asset sale. See “The Merger Agreement — Termination Fee and Expense Payment.”

Who can help answer my other questions?

      If you have any additional questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy or voting instructions, you should contact either:

EXE Technologies, Inc.

8787 Stemmons Freeway

Dallas, Texas 75247

(214) 775-6000

Attn: Kenneth R. Vines

or the proxy solicitor retained by the Company:

D. F. King & Co., Inc.

48 Wall Street

New York, NY 10005

In the U.S. call toll free: (800) 697-6975

All others call collect: (212) 269-5550

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this proxy statement contains forward-looking statements. Any statements contained herein (including, without limitation, statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” “estimates,” “predicts,” “seeks,” “intends” and similar expressions) that relate to future events or conditions should be considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation and does not intend to update or revise these forward-looking statements to reflect future events or circumstances, except as required pursuant to the federal securities laws. Our actual future results may vary materially.

INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by our board of directors for use at the Special Meeting to be held on                               ,                      , 2003 at the offices of the Company at 8787 Stemmons Freeway, Dallas, Texas 75247 at 10:00 a.m., local time, and at any adjournment of the Special Meeting. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company, or by voting in person at the Special Meeting. We intend to mail this proxy statement and accompanying proxy card on or about                                                   , 2003 to all stockholders entitled to vote at the Special Meeting.

Proposals to be Considered at the Special Meeting

      At the Special Meeting, you will consider and vote upon a proposal to adopt the merger agreement, dated as of August 15, 2003, attached to this proxy statement as Appendix A, among the Company, SSA and Rush Merger Subsidiary, whereby Rush Merger Subsidiary will merge with and into the Company, with the Company being the surviving company and will continue to exist as a direct, wholly-owned subsidiary of SSA. Pursuant to the merger agreement, each share of Common Stock (other than shares for which appraisal rights are validly perfected in accordance with Delaware law) will be converted into the right to receive $7.10 in cash, conditional upon the completion of the merger. Holders of the Company’s vested stock options that are outstanding at the effective time of the merger will be entitled to receive an amount in cash equal to the excess, if any, of $7.10 over the exercise price per share, without interest and less any applicable withholding taxes. All other outstanding stock options that, as of the effective time of the merger, are either not vested or have an exercise price in excess of $7.10 per share will be cancelled without any consideration.

      At the Special Meeting you will also consider and vote upon a proposal to approve the sale of substantially all of the Company’s intellectual property, immediately prior to completion of the merger, unless the Company is otherwise notified by SSA prior to the effective time of the merger, to SSA or its designated subsidiary for a purchase price of $                    in cash based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG.

      The effectiveness of each proposal is conditioned upon the approval of both proposals, and accordingly, the failure of our stockholders to approve either proposal will result in the ineffectiveness of both proposals. SSA required the asset sale as a condition to the merger for SSA’s corporate planning purposes.

      In the event that there are not sufficient votes to adopt and approve the proposals stated above, it is expected that the Special Meeting will be adjourned or postponed in order to permit further solicitation of proxies by our board of directors. The accompanying proxy card allows you to grant a proxy to vote in favor of adjournment or postponement. No proxy that is voted against adoption of the merger agreement and approval of the asset sale will be voted in favor of any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies.

      We have retained D.F. King & Co., Inc. (“D. F. King”) for assistance in connection with the distribution of proxy materials and solicitation of proxies for the Special Meeting at a cost of approximately $6,500 plus reimbursement of customary expenses. The Company has agreed to indemnify D. F. King against certain liabilities arising out of or in connection with its agreement.

Quorum Requirement

      At the close of business on October 23, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, there were outstanding and entitled to vote an

aggregate of                               shares of Common Stock, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of one-third of the shares of Common Stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Votes Required

      Each of the adoption of the merger agreement and approval of the asset sale will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Abstentions may be specified on proposals and will be counted as present for purposes of the proposal on which the abstention is voted. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are not counted in the tally of votes “FOR” or “AGAINST” the proposal and will have the same effect as votes “AGAINST” the proposal. A “WITHHELD” vote has the same effect as an abstention.

      In connection with the merger agreement, one of our directors beneficially holding an aggregate of 6.7% of our outstanding Common Stock has entered into a voting agreement with SSA, pursuant to which he has agreed to vote his shares in favor of the adoption of the merger agreement and approval of the asset sale and against any alternative transactions. See “Voting Agreements.” In addition, the GAP Investment Partnerships beneficially holding an aggregate of 30.1% of our outstanding Common Stock have indicated that they will also vote in favor of the adoption of the merger agreement and approval of the asset sale, although the GAP Investment Partnerships are not bound to do so. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.” These parties hold an aggregate of approximately 36.8% of our outstanding Common Stock.

      The Company’s stockholders have the right under Delaware law to dissent from the merger and to receive payment in cash for the appraised fair value of their shares of Common Stock instead of the merger consideration. We believe this provides our unaffiliated stockholders sufficient protection and, therefore, there is no need to require the affirmative vote of the unaffiliated holders of a majority of the outstanding shares of Common Stock to adopt the merger agreement. See “The Merger and Asset Sale — Appraisal Rights.”

SPECIAL FACTORS

Background of Merger and Asset Sale

      In December 2002, the Company received an unsolicited telephone call from a member of management of a privately-held company (“Party 1”) inquiring whether the Company would be interested in a business combination transaction. In late February 2003, Mr. Joseph L. Cowan, the Company’s President and Chief Executive Officer, and the President and Chief Executive Officer of Party 1 met and discussed their respective interests in a business combination transaction. No terms for a possible business combination were proposed.

      On March 6, 2003, Mr. Cowan and Mr. Kenneth R. Vines, the Company’s Senior Vice President and Chief Financial Officer, traveled to the offices of Party 1 to discuss the Company’s business operations and respond to initial business due diligence questions from Party 1. During the week of March 10, 2003, representatives of Party 1 and the Company met in the offices of Baker & McKenzie, the Company’s legal counsel, to conduct initial financial due diligence. At these meetings, Party 1 made an informal oral proposal whereby the Company and Party 1 would be merged together and the Company would be the surviving corporation. The Company would continue to remain a publicly reporting company. The

Company’s stockholders would own 40% of the stock of the merged companies, and the stockholders of Party 1 would receive the remaining 60% of the merged companies. The Company believed each of the parties should receive 50% of the combined companies.

      Our Company’s board of directors met at its regularly scheduled board of directors meeting on March 21, 2003. At this meeting, our board of directors considered various alternatives for maximizing stockholder value. The alternatives considered by our board of directors were:

•	remaining an independent company and operating the business according to the Company’s operating plan;

•	remaining an independent company and growing the Company through acquisitions using either stock or cash consideration; and

•	a possible sale of the Company to a third party.

      Mr. Cowan gave a presentation on the Company’s 2003 operating plan that included his views on the Company’s business strategy and prospects for the future. Mr. Vines also presented the Company’s financial forecasts for 2003 that included a loss for 2003 and negative cash flow from operations. Mr. Cowan informed our board of directors of the various restructuring steps the Company would need to take to position the Company to be profitable. Mr. Cowan noted that the Company had recently lost market share to its existing competitors. In addition, Mr. Cowan was concerned about the potential for several large enterprise software vendors to expand their product offerings in the Company’s business segment. These existing competitors and new potential competitors had substantially larger financial and operating resources than the Company. Our board of directors discussed the risks of staying an independent company and trying to position the Company as a profitable enterprise in light of the competitive environment. Our board of directors also considered the Company’s substantial financial exposure from its lease obligations under its long-term lease for the Company’s headquarters building in Dallas, Texas. As of June 30, 2003, the Company had future lease obligations of over $37.0 million. This substantial obligation was continuing to have a material adverse effect on management’s ability to be profitable. Based on these and other factors, our board of directors rejected the plan to remain an independent company and operate the business according to the Company’s operating plan.

      Mr. Cowan believed that for the Company to continue as a long-term competitor in its business segment it would need to grow substantially, and that this growth could only come through acquisitions. Our board of directors discussed the feasibility of growing the Company through acquisitions. Mr. Cowan noted that the Company’s current depressed stock price made it difficult to make any acquisitions. In addition, the Company continued to have negative cash flow from operations and therefore the Company had limited financial resources to acquire other companies. Moreover, the Company’s substantial financial exposure resulting from its lease obligations under its long-term lease for the Company’s headquarters building in Dallas, Texas also diminished its ability to use cash for acquisitions. Based on these and other factors, our board of directors concluded that it would not be feasible to remain an independent company and grow the Company through acquisitions using either stock or cash consideration.

      As an alternative to staying as an independent company and trying to grow the Company through acquisitions, Mr. Cowan thought the board of directors should consider the sale of the Company as a means to maximize long-term stockholder value. His report included his views on the benefits of a possible business combination transaction, the challenges faced with executing a possible transaction, the potential strategic and financial benefits for a transaction. As stated above, Party 1 had previously made an informal oral proposal to acquire the Company. The terms of the informal oral proposal were that the Company and Party 1 would be merged together and the Company would be the surviving corporation. The Company would continue to remain a publicly reporting company. The Company’s stockholders would own 40% of the stock of the merged companies, and the stockholders of Party 1 would receive the remaining 60% of the merged companies. Mr. Vines then reported on the preliminary financial pro forma results from a business combination transaction with Party 1 based on preliminary financial information provided by Party 1. After considerable discussion of various alternatives for maximizing stockholder value through remaining independent or growth through acquisitions, our board of directors considered it appropriate to explore the possibility of a business combination transaction and authorized Mr. Cowan to continue the preliminary discussions with Party 1.

      On April 2, 2003, Mr. Cowan and Mr. Hood met with one of the Company’s stockholders (“Party 2”) at its request to present the Company’s current operating strategy. A possible sale of the Company was not discussed at this meeting. On April 14, 2003 there was a follow-up meeting with Party 2 and at that meeting Messrs. Cowan and Hood informed Party 2 the Company might consider a sale of the Company. This stockholder had previously signed a confidentiality agreement.

      On April 17, 2003, Messrs. Cowan and Vines met with representatives of Party 1 at the offices of its investment banker in New York City, New York. The meeting was a continuation of the business and financial due diligence process regarding a possible business combination. During the remainder of April 2003, the Company continued to have periodic contact and exchange of information with Party 1 regarding a possible business combination.

      On April 29, 2003, Messrs. Cowan and Hood met again with Party 2 to discuss each of the parties’ mutual interest in respect of a possible transaction with an affiliate of Party 2.

      The Company’s board of directors held a special telephonic meeting on May 1, 2003 to discuss the status of the discussions with Party 1. Party 1 had made a revised informal oral proposal whereby the Company and Party 1 would be merged together and the Company would be the surviving corporation. The Company would continue to remain a publicly reporting company. The Company’s stockholders would own 30% of the stock of the merged companies, and the stockholders of Party 1 would receive the remaining 70% of the merged companies. In addition, immediately prior to the merger, Party 1 would make cash distributions of $20,000,000 to its existing stockholders. Our board of directors was concerned about the distribution of cash to the Party 1 stockholders and did not believe the percentage of stock to be received by the Company’s stockholders was sufficient. The board of directors authorized Mr. Cowan to continue his discussions with Party 1.

      At this board meeting, Mr. Cowan reported that Party 2 had expressed an interest in a possible business combination transaction. The non-binding terms proposed would be for the Company to be merged with an affiliate of Party 2 and the Company would be the surviving corporation. The Company would continue to remain a publicly reporting company. The Company’s stockholders would own 45% of the stock of the merged companies and the stockholders of Party 2 would receive 55% of the merged companies. The Company had minimal information about Party 2 to make an informed initial evaluation of the non-binding proposal. Accordingly, our board of directors requested that Mr. Cowan arrange a telephonic meeting with the Chief Executive Officer of Party 2 so that our board members could learn more about Party 2. A telephonic meeting was held on May 2, 2003. At this meeting, our board of directors received a presentation from the Chief Executive Officer of Party 2 about the business and our board of directors conducted initial preliminary business due diligence. The terms of the proposal were not discussed at this meeting.

      Special telephonic meetings of the Company’s board of directors were held on May 4 and 6, 2003 to discuss the status of the discussions with both parties and the appropriate manner in which to proceed with parties interested in acquiring the Company. At the May 6, 2003 meeting, it was reported that Party 1 had improved the terms of its non-binding proposal so that the Company’s stockholders would receive 35% of the combined company rather than 30%. Our board of directors continued to object to Party 1 making a cash distribution to its stockholders prior to a transaction. In addition, Mr. Raymond R. Hood, the Company’s Chairman of the board of directors, reported that he had contacted a publicly-held company (“Party 3”) and it had expressed an interest in making a proposal to acquire the Company.

      At the special telephonic meeting on May 6, 2003, our board of directors concluded there was sufficient interest from potential acquirers in acquiring the Company and that it was appropriate to retain an investment banker to assist the Company in its discussions and in a process to maximize stockholder value.

      The Company retained Stephens as its investment banker on May 7, 2003.

      The Company’s board of directors held its regularly scheduled board meeting on May 13, 2003. At this meeting, our board of directors discussed the substantial financial exposure from its lease obligations under its long-term lease for the Company’s headquarters building in Dallas, Texas. The board of directors considered the alternatives for resolving this liability that was substantially impairing the Company’s ability to become profitable. These alternatives included the possibility of rejecting the lease by filing for protection under Chapter 11 of the U.S. federal bankruptcy laws. The board of directors was concerned that this approach would not be an attractive alternative for maximizing stockholder value as compared to a sale of the Company.

      At this meeting, representatives of Stephens reported on the status of the discussions with three potential acquirers. Party 1 had proposed a transaction in which Party 1 would be merged into the Company and the Company’s stockholders would own 33 1/3% of the stock of the merged companies, and the stockholders of Party 1 would receive the remaining 66 2/3% of the merged companies. In addition, immediately prior to the merger, Party 1 would make cash distributions of $20,000,000 to its existing stockholders. Party 2 had not revised its proposal since the last board meeting. Party 3 had submitted a written non-binding proposal to acquire 100% of the Company’s outstanding Common Stock in exchange for shares of Party 3 common stock based on a valuation of the Company in a range of $40.0 to $50.0 million.

      At this meeting, our board of directors requested that Stephens begin a process to contact additional parties that could potentially have an interest in acquiring the Company with a view toward maximizing stockholder value. Stephens worked with the Company, and the board of directors also used its own knowledge of the Company’s industry, to determine parties that might have an interest in acquiring the Company. During the remainder of May 2003 and June 2003, representatives of Stephens contacted six parties in addition to the three parties that had already expressed an interest in acquiring the Company.

      On June 8, 2003, the board of directors held a special telephonic board meeting. At this meeting, representatives of Stephens reported that Party 1 had submitted a written non-binding proposal to acquire all of the Company’s outstanding Common Stock for $5.50 per share in cash but would require three of the Company’s stockholders — the GAP Investment Entities, Technology Crossover Management and Mr. Hood — to remain as stockholders in the combined company. Party 2 had orally submitted a non-binding proposal to acquire 100% of the Company’s outstanding Common Stock for $6.00 per share in cash. Party 3 had submitted a written non-binding proposal to acquire 100% of the Company’s outstanding Common Stock in exchange for shares of Party 3 common stock based on a valuation of the Company in a range of $40.0 to $50.0 million, or approximately $5.77 to $7.13 per share based on the fully diluted number of shares of Company Common Stock on such date. The proposal from Party 3 also contemplated that up to 25% of the consideration offered would be in cash offered at a 20% discount to fair market value of the Party 3 common stock. Stephens informed the board that based on their preliminary analysis of Party 3’s common stock it valued the proposal from Party 3 at a range of $4.83 to $6.00 per share. The proposal from Party 3 also contained the following conditions: (i) that the Company grant Party 3 a 90-day period to conduct due diligence and negotiate exclusively with Party 3, (ii) that a solution be found to the Company’s financial obligations with respect to its leasehold for its headquarters in Dallas, Texas, and (iii) that the company achieve certain operating results and a certain financial position prior to the closing of a transaction. The Company’s board of directors directed Company management and representatives of Stephens to continue to negotiate and request each of the parties to submit revised proposals on or before June 13, 2003. The purpose of the request was to determine whether any of the parties would increase the consideration offered. With respect to the proposal from Party 3, the board of directors specifically noted that Party 3 was a non-U.S. company, and although the common stock offered was publicly-traded, the volume of trading was low. Accordingly, the board of directors questioned the value and liquidity of the common stock to be received. In addition, the board of directors was concerned about the conditions placed on the proposal from Party 3.

      On June 12, 2003, our board of directors held a special telephonic board meeting. At this meeting, representatives of Stephens reported that none of the parties had revised their proposals but that Party 3 desired to conduct due diligence before submitting a revised proposal. The board of directors agreed that Party 3 should be allowed to conduct due diligence. During the week of June 16, 2003, representatives of Party 3 traveled to our offices in Dallas, Texas to conduct some initial due diligence.

      On June 16, 2003, the board of directors held a special telephonic board meeting. At this meeting, representatives of Stephens reported that Party 1 had submitted a revised written non-binding proposal to acquire all of the Company’s outstanding Common Stock for $6.00 per share in cash but would require the GAP Investment Entities and Technology Crossover Management to remain as stockholders in the combined company. The proposal contemplated a minimum due diligence and exclusive negotiation period of 33 days. Party 2 had submitted a written non-binding proposal to acquire 100% of the Company’s outstanding Common Stock for $6.25 per share in cash. The proposal contemplated a due diligence and exclusive negotiation period of 14 days. Party 3 did not submit a revised proposal. In addition, a new privately-held company (“Party 4”) had contacted Stephens and submitted a written non-binding proposal to acquire 100% of the Company’s outstanding Common Stock for $6.00 per share in cash. The Company’s board of directors directed Company management and representatives of Stephens to continue to negotiate and request each of the parties to submit revised proposals on or before June 20, 2003.

      On June 22, 2003, the board of directors held a special telephonic board meeting. At this meeting, representatives of Stephens reported that Party 1 had submitted a non-binding oral proposal to acquire all of the Company’s outstanding Common Stock for $6.50 per share in cash but would require the GAP Investment Entities to remain a stockholder in the combined company. The proposal contemplated a due diligence and exclusive negotiation period of three to four weeks. Party 2 did not submit a revised proposal. Party 3 submitted a revised written non-binding proposal to acquire 100% of the Company’s outstanding Common Stock in exchange for shares of Party 3 common stock based on a valuation by Party 3 of the Company of $45.0 million, or approximately $6.45 per share based on a fully diluted per share basis. Stephens informed the board of directors that based on their analysis of Party 3’s common stock, they valued the proposal from Party 3 at $5.48 to $5.80 per share, with a mid-point of $5.64 per share. The proposal contemplated a due diligence and exclusive negotiation period of 90 days. Party 4 submitted a written non-binding proposal to acquire all of the Company’s outstanding Common Stock for $6.00 per share in cash. The proposal from Party 4 was conditioned upon Party 4 receiving financing for the transaction. With respect to the proposal from Party 3, the board of directors expressed concern for the 90-day due diligence and exclusive negotiation period and was advised by representatives from Stephens than the common stock of Party 3 should be discounted approximately 10-15% because of the small trading volume of the stock, limited float and the fact that Party 3 was a non-U.S. company. With respect to the proposal from Party 4, the board was concerned that they had only recently submitted a non-binding proposal and had performed no due diligence and therefore were concerned that the due diligence period could be protracted. In addition, the board of directors was concerned that the business of Party 4 was not complimentary to the business of the Company and there was a risk that Party 4 might not proceed with a transaction after completing due diligence. Representatives of Stephens reported that they had contacted additional parties about a possible transaction, that five of the parties had indicated they had no interest in submitting a proposal, and that one party had not responded. The Company’s board of directors directed Company management and representatives of Stephens to continue to negotiate with Party 1 and Party 2 and request each of the parties to submit revised “best and final” written proposals on or before June 23, 2003.

      On June 24, 2003, the board of directors held a special telephonic board meeting. At this meeting, representatives of Stephens reported that Party 1 had submitted a non-binding oral proposal to acquire all of the Company’s outstanding Common Stock for $7.00 per share in cash but would require the GAP Investment Entities to remain a stockholder in the combined company. The proposal contemplated a due diligence and exclusive negotiation period of three to four weeks. Party 2 submitted an oral non-binding proposal to acquire 100% of the Company’s outstanding Common Stock for $6.40 per share in cash. The proposal contemplated a due diligence and exclusive negotiation period of 21 days. The board of directors decided to proceed with the non-binding proposal from Party 1 and grant Party 1 the right to negotiate exclusively with the Company for a three-week period. This three-week period would allow the interested party the time to finalize due diligence and prepare and negotiate a merger agreement. The board of directors made its decision after considering the superior price and terms offered by Party 1.

      Between June 24 and June 26, 2003, Baker & McKenzie and the Company, on the one hand, and Party 1 and its legal counsel, on the other hand, negotiated the terms of the exclusive three-week negotiating period. Before an agreement could be reached on the exclusive negotiating period, the Company received unsolicited revised proposals from Party 2 and Party 3. Party 2 submitted a written non-binding proposal to acquire 100% of the Company’s outstanding Common Stock for $7.25 per share in cash. The proposal from Party 2 contemplated a fee to be payable to Party 2 in the event Party 2 was not satisfied with its due diligence review of the Company and contemplated a reduction in the purchase price based on its due diligence review of the Company. Party 3 had submitted a revised written non-binding proposal to acquire 100% of the Company’s outstanding Common Stock that Stephens arrived at mid-point value of $6.85 per share. The other material terms of Party 3’s proposal remained the same.

      On June 26, 2003, at a special telephonic meeting of the Company’s board of directors, the Company did not accept the proposal from Party 3 since its financial terms were inferior to the other proposals and because of the extended due diligence period. The board of directors requested Stephens to contact Party 2 and request Party 2 to delete the requirements in its proposal for a fee and the possibility of a reduction in the purchase price. Stephens contacted Party 2 during the course of the board meeting and advised the board of directors that Party 2 would not revise its proposal. After considering all of the available information, the board of directors decided to grant Party 1 the right to negotiate exclusively with the Company for a three-week period. This three-week period would allow the interested party the time to finalize due diligence and prepare and negotiate a merger agreement. The board of directors made its decision after considering the prices and terms offered in the various proposals from potential acquirers and the likelihood of consummating a transaction. The exclusivity agreement with Party 1 was executed on June 26, 2003.

      From June 26, 2003 until July 18, 2003 there occurred extensive mutual due diligence sessions. In addition, Baker & McKenzie and legal counsel for Party 1 commenced negotiations of a definitive merger agreement. Messrs. Cowan and Vines participated in the negotiations of the definitive merger agreement. Party 1 informed Messrs. Cowan and Vines they would not remain with the merged companies after the transaction. Party 1 informed Mr. Weaser that they desired for him to remain after the transaction, but he was not involved the negotiation of the definitive merger agreement. As a result of the due diligence sessions, Party 1 expressed substantial concerns for the Company’s financial exposure from its lease obligations under its long-term lease for the Company’s headquarters building in Dallas, Texas. The Company has significant long-term lease obligations of over $37.0 million related to the Company’s Dallas facility, and the Company currently occupies less than 50% of the 195,000 square feet under lease. Party 1 informed the Company that it could not proceed with a transaction unless the Company was successful in terminating or substantially restructuring its lease obligations. The Company had previously attempted to restructure the lease with its landlord and had been unsuccessful. The board of directors thought it was in the best interests of the Company’s stockholders to consider other offers from other potential acquirers that might not require a restructuring of the Company’s real estate lease obligation as a pre-condition to the closing of a transaction.

      On July 2, 2003, the Company received a proposal from another public company (“Party 5”) to acquire 100% of the Company’s Common Stock for $5.00 to $6.00 per share in cash or common stock of Party 5. The Company did not respond to this proposal in light of the exclusivity agreement with Party 1 and the inferior financial terms proposed by Party 5 compared to the proposal from Party 1.

      The exclusive period for negotiations with Party 1 expired on July 18, 2003, and on that date the Company terminated the exclusive right to negotiate. Following such termination, the Company’s representatives contacted several of the other parties that had previously submitted proposals in the process to determine their current interest in pursuing a possible transaction. On July 28, 2003, Party 1 informed the Company that they no longer desired to pursue an acquisition of the Company.

      On July 22, 2003 Mr. Cowan traveled to the offices of Party 2 to meet with them to determine if they remained interested in a possible transaction. The Company resumed negotiations with Party 2. There were several due diligence meetings and telephonic conversations with Party 2. On August 1, 2003, Party 2 orally submitted a non-binding acquisition proposal to acquire all of the Company’s Common Stock for $6.50 per share. The proposal was not subject to the Company resolving its financial obligations with respect to its leasehold for its headquarters in Dallas, Texas. The board of directors met on August 3, 2003 to consider the proposal. The board of directors instructed management to continue to negotiate with Party 2 and any other parties that might have an interest in acquiring the Company including all of the parties previously contacted by Stephens. During the week of August 4, 2003, representatives of Party 2 and its legal counsel had various negotiations with Baker & McKenzie and representatives of the Company over the form of a merger agreement.

      On August 6, 2003, Mr. Cowan was contacted by Marc F. McMorris, a director of both the Company and SSA, who had received a call from Mike Greenough, President, Chairman of the board of directors and Chief Executive Officer of SSA, about a possible acquisition. Mr. Cowan contacted Mr. Greenough on the morning of August 7, 2003. Later in the day on August 7, 2003, representatives of the Company and SSA had a telephonic conversation regarding certain initial legal due diligence inquiries, and as a result sent SSA a draft of the Company’s preferred form of merger agreement. Representatives from SSA met with representatives of the Company from August 8 to 15, 2003 for extensive due diligence sessions. In addition, Schulte Roth & Zabel LLP, legal counsel for SSA, and Baker & McKenzie began negotiations over the merger agreement. At the same time, Baker & McKenzie continued negotiations over a merger agreement with the legal counsel for Party 2.

      On August 12, 2003, Messrs. Cowan and Vines traveled to the offices of Party 2 to negotiate the terms of the merger agreement with Party 2 and discuss any remaining due diligence issues.

      On August 12, 2003, the Company’s board of directors held another special telephonic board meeting. Prior to this meeting, the Company distributed to the members of the board of directors a draft of the merger agreement with SSA prepared by Baker & McKenzie. At this meeting, the Company’s management described the various negotiations with the two parties and discussions with other parties that had expressed an interest in acquiring the Company. SSA had submitted a proposal to acquire all of the outstanding shares of Common Stock for $7.00 per share. This initial offering price was determined solely by internal valuation analysis performed by SSA. The offer from SSA was not contingent on the Company successfully restructuring its existing real estate lease obligations. The proposal from SSA included a provision that required the Company to sell all of its intellectual property assets to SSA immediately prior to the merger. The sale of the assets and the merger were conditioned on the consummation of each of the transactions. The rationale for this provision was SSA’s corporate planning purposes. The board of directors was advised by Baker & McKenzie that the sale of assets did not cause the Company’s stockholders any negative tax consequences or adversely affect the Company since the sale of assets would not occur unless the merger was consummated. Based on this advice, the board of directors agreed to the asset sale to accommodate SSA’s corporate planning concerns. Party 2 offered to acquire all of the outstanding shares of Common Stock for $6.50 per share and the offer was contingent on the Company successfully restructuring its existing real estate lease obligations. Representatives from Stephens reported on their analysis of each of the offers from a financial point of view and indicated that each of the proposals was fair from a financial point of view but the offer from SSA was superior to the offer from the other party. Representatives from Baker & McKenzie then gave a presentation on the terms of the merger agreement with SSA. The board of directors directed representatives of Baker & McKenzie and Stephens to continue with the negotiations with a view toward concluding the negotiations on August 15, 2003. The board of directors requested that its representatives approach both potential acquirers and request them to increase their offer price and to request Party 2 to eliminate the condition that the Company restructure its long-term lease obligations.

      On August 14, 2003, the Company’s board of directors held another special telephonic board meeting. Prior to this meeting, the Company distributed to the members of the board of directors another draft of the merger agreement with SSA. At this meeting, the Company’s management described the various negotiations with the two parties and discussions with other parties that had expressed an interest in acquiring the Company. SSA had submitted a revised proposal to acquire all of the outstanding shares of Common Stock for $7.10 per share and informed the Company’s management that SSA would not increase its offer further. The offer from SSA was not contingent on restructuring the Company real estate lease. The board of directors was advised that Party 2 would not increase its proposed purchase price in excess of $7.00 per share and its offer was contingent on restructuring the long-term lease obligations. The board of directors determined that the offer from SSA was superior to the offer from the other interested acquirer. Representatives from Stephens reported on their analysis of the revised offer from SSA from a financial point of view and expressed an opinion that the offer was fair to the Company’s unaffiliated stockholders and was superior to the offer from the other party. Representatives from Baker & McKenzie then gave a presentation on the terms of the draft of the merger agreement. The board of directors, with William J. Lansing and Marc F. McMorris, the representatives of the GAP Investment Partnerships, excluded from the meeting, voted to approve the merger and recommend that the merger agreement be submitted for adoption by the Company’s stockholders.

      On August 15, 2003, Party 5 sent the Company an unsolicited non-binding written proposal to acquire all of the Company’s Common Stock for $8.00 per share in cash or common stock of Party 5. The proposal was subject to Party 5 being granted a three-week exclusive period to negotiate a transaction and conduct due diligence and the Company resolving its financial obligations for its leasehold for its headquarters in Dallas, Texas. The Company noted that Party 5 was a substantial competitor of the Company and while submitting a proposal in early July offering $5.00 to $6.00 per share in cash or stock, during which time the Company was subject to an exclusivity agreement, they had previously elected not to be actively involved in Stephens’ solicitation process and during the week of June 16th had indicated to Stephens that they were not interested in pursuing a business combination with the Company. In addition, Party 5 submitted a due diligence request list to us prior to submitting their $8.00 per share proposal that contained items that our management deemed sensitive business information rather than an ordinary business due diligence request. When we asked Party 5 to sign our standard confidentiality agreement, they declined to do so. The Company did not consider the proposal to be a bona fide proposal since it was sent after the conclusion of an extensive process to sell the Company and the Company believed the proposal might have been sent to disrupt the possible transaction with Party 1 and harm the Company from a competitive perspective. In addition, the Company noted that the terms of the merger agreement would allow the Company to consider a bona fide offer from Party 5, or any other interested party, by such person complying with the terms of the non-solicitation provisions in the merger agreement. In addition, the Company noted that the amount of termination fee and expense reimbursement, approximately $0.25 per share in the aggregate, that would be owed to SSA as a result of termination of the merger agreement, would not preclude a bona fide offer from Party 5 after the execution of the merger agreement.

      On August 15, 2003, the Company and SSA entered into the merger agreement substantially in the form approved by the Company’s board of directors. On August 18, 2003 the Company and SSA announced the merger before the opening of the stock market.

      Since August 15, 2003 until the date of this proxy statement, the Company has not received a bona fide proposal from Party 5.

Purpose of the Merger and Asset Sale for the Company

      The purpose of the merger is to permit our stockholders to receive cash for their shares at a premium over recent market prices for their shares and to enable SSA to obtain a 100% ownership of the Company in an orderly fashion. SSA required the option to cause an asset sale as a condition to the merger for SSA’s corporate planning purposes.

Effect of the Merger and Asset Sale

      The merger may be considered a “going-private” transaction for the Company under the federal securities laws because certain of the GAP Investment Partnerships and the GAP SSA Investment Entities are affiliates of each other and may be deemed to be affiliates of the Company and SSA, respectively, and as a result of the merger our shares of Common Stock will no longer be listed on the NASDAQ National Market. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.” Upon completion of the merger, the Company will be a privately-held corporation. Accordingly, our stockholders (other than entities related to the GAP SSA Investment Entities through their ownership of SSA) will not have the opportunity to participate in any earnings and growth of the Company after the merger and will not have any right to vote on corporate matters. The reason the acquisition has been structured as a merger is to effect a prompt and orderly transfer of ownership of the Company from our stockholders to SSA and to provide our stockholders with cash for their shares or the right to receive “fair value” for their shares if they exercise and perfect their appraisal rights under Delaware law.

      Following the completion of the merger, our Common Stock will cease to be listed on the NASDAQ National Market and, following the delisting, such shares will no longer be quoted on the NASDAQ National Market. Thereafter, we intend to deregister our Common Stock under the Exchange Act.

      The merger agreement provides that after the merger, the officers and directors of Rush Merger Subsidiary shall be the officers and directors of the Company. However, certain members of the Company’s senior management may continue in their positions after the merger. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

      The asset sale, whether or not consummated, will not affect you or your rights as a stockholder pursuant to the merger agreement, and you will not receive any cash from the purchase price of the asset sale. However, under Delaware law, the approval of a majority of our stockholders may be required to complete the asset sale. If the asset sale is consummated, the Company will recognize gain or loss equal to the difference, if any, between the amount received and the Company’s adjusted tax basis in the assets. It is anticipated that net operating losses previously incurred by the Company will offset any such gain. Upon consummation of the merger, the Company will not recognize any additional gain or loss for U.S. federal income tax purposes. To the extent that the Company has any remaining net operating loss carry forwards after the merger and asset sale, however, the Company’s ability to use those loss carry forwards will be limited under Section 382 of the Internal Revenue Code.

      Following completion of the merger, SSA or one of its subsidiaries will enter into a license to provide the Company with such rights in the intellectual property to be sold in the asset sale that are necessary to conduct the business of the Company in the same manner as conducted prior to the asset sale.

      If our stockholders do not adopt the merger agreement, then the proposal to approve the asset sale will be ineffective, and if our stockholders do not approve the asset sale, then the proposal to adopt the merger agreement will be ineffective. The closing of the merger and the asset sale are conditioned on each other, so if one does not close, neither will close.

Effects on Interests in Our Net Book Value and Net Loss

      If the merger and the asset sale are completed, the interests of GAP LLC and GAPCO II in our net book value and net loss will change through their ownership of shares of SSA and since they will no longer directly own any of our shares. SSA and the GAP SSA Investment Entities, other than GAPCO II, do not currently have any interest in our net book value or net loss, but SSA will hold a 100% interest in our net book value and net loss upon completion of the merger and the asset sale. Rush Merger Subsidiary does not currently have any interest in our net book value or net loss and will not obtain any interest after the merger, because it will be merged into us and will not exist after the effective time of the merger.

      The following table sets forth the interests of SSA, GAP LLC and each of the GAP Investment Partnerships and GAP SSA Investment Entities in our net book value, in terms of both dollar amounts and percentages, immediately prior to the merger and the asset sale and immediately following the completion of the merger and the asset sale. If the merger and the asset sale are completed, the interest of SSA in the Company will be direct and the interests of GAP LLC, GAPCO Management GmbH and the GAP SSA Investment Entities will be indirect as a result of their ownership interests in SSA. None of the GAP Investment Partnerships (other than GAPCO II) have an interest in SSA. We have used our net book value of $26,137,276 as of June 30, 2003 and the equity interest of each named person as of that date to compute the amount prior to and following the merger and the asset sale. To calculate the equity interest of each named person, we compared the person’s beneficially owned shares of Common Stock plus shares of Common Stock that can be acquired by that person from exercising options that will vest before the completion of the merger, with the total number of shares outstanding on August 15, 2003 (6,665,681 shares), plus shares of Common Stock that can be acquired by the person from exercising options on or before the merger and the asset sale.

	Interest in Net Book Value		Interest in Net Book Value
	Prior to the		Following the
	Merger and Asset Sale		Merger and Asset Sale

Name	($ in thousands)	Percentage	($ in thousands)	Percentage

SSA	—	—	26,137	100.0
GAP LLC	7,858	30.1	6,525	25.0
GAP 41	5,347	20.5	—	—
GAP 57	1,305	5.0	—	—
GAP 76	—	—	6,087	23.3
GAPCO	1,004	3.8	—	—
GAPCO II	202	0.8	356	1.4
GapStar	—	—	82	*
GAPCO KG	—	—	9	*
GAPCO Management GmbH	—	—	9	*

*	Less than 1%.

      The following table sets forth the interests of SSA, GAP LLC and each of the GAP Investment Partnerships and GAP SSA Investment Entities in our net loss, in terms of both dollar amounts and percentages, immediately prior to the merger and the asset sale and immediately following the merger and the asset sale. Following the merger and the asset sale, the interest of SSA in us will be direct and the interests of GAP LLC, GAPCO Management GmbH and the GAP SSA Investment Entities will be indirect as a result of their ownership interests in SSA. We have used our net loss of $4,061,520 for the first six months of 2003 and the equity interest of each named person as of that date to compute the amount prior to and following the merger and the asset sale. The equity interest of each named person was computed in the same manner as the immediately preceding table.

	Interest in Net (Loss)		Interest in Net (Loss)
	Prior to the		Following to the
	Merger and Asset Sale		Merger and Asset Sale

Name	($ in thousands)	Percentage	($ in thousands)	Percentage

SSA	—	—	(4,062)	100.0
GAP LLC	(1,221)	30.1	(1,014)	25.0
GAP 41	(831)	20.5	—	—
GAP 57	(203)	5.0	—	—
GAP 76	—	—	(946)	23.3
GAPCO	(156)	3.8	—	—
GAPCO II	(31)	0.8	(55)	1.4
GapStar	—	—	(12)	*
GAPCO KG	—	—	(1)	*
GAPCO Management GmbH	—	—	(1)	*

*	Less than 1%.

      The tables in this section do not include Rush Merger Subsidiary because it currently has no interests in our net book value and net loss and will not have any such interests following completion of the merger because it will cease to exist at the effective time of the merger.

Recommendation of the Board of Directors

      With the exception of Messrs. McMorris and Lansing, who recused themselves due to their affiliation with GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities, our board of directors, including a majority of our non-employee directors (including those unaffiliated with the GAP Investment Partnerships, the GAP SSA Investment Entities and GAP LLC), has unanimously determined that the merger and asset sale are advisable, fair to, and in the best interests of, our unaffiliated stockholders and it recommends that the stockholders vote “FOR” the adoption of the merger agreement and approval of the asset sale.

      In reaching its determination that the merger and asset sale are fair to unaffiliated stockholders and its decision to recommend that the merger and asset sale be submitted for adoption and approval by our stockholders, our board of directors considered a number of positive substantive factors, including:

•	the proposals received from several potential acquirers and analysis of the various alternative proposals, which were less favorable to the Company;

•	the presentations of Stephens at the various board meetings held during the process, including the meeting on August 14, 2003 and the written opinion of Stephens that, as of the date of such opinion and based upon certain matters considered relevant by Stephens, the $7.10 per share to be received by the unaffiliated stockholders in the merger was fair to such stockholders from a financial point of view (see the full text of the written opinion of Stephens dated August 15, 2003 attached as Appendix D to this proxy statement; you are urged to read such opinion carefully in its entirety);

•	the $7.10 per share to be received by the stockholders in the merger is within the going concern range of values of the Company, which the board of directors considered to be within a range of $5.10 to $7.91 per share based on the information contained in the opinion of Stephens;

•	the opinion of Stephens indicated that the liquidation value of the Company as of June 30, 2003 (the last balance sheet date prior to the approval of the transaction) was within a range of $2.05 to

$3.24 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	the net book value of the Company as of June 30, 2003 was $3.92 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	that the merger consideration of $7.10 per share represents a premium of 19.5% over the $5.94 closing price per share of our Common Stock on August 14, 2003, the last full trading day before our board of directors approved our entering into the merger agreement with SSA; this also represents a premium of approximately 39.5% over the $5.09 closing price per share of the Common Stock 30 days preceding August 14, 2003 and approximately 98.3% over the $3.58 closing price per share of the Common Stock 60 days preceding August 14, 2003, which were the periods of time Stephens advised our board of directors that it thought was most appropriate to consider since the price of our Common Stock had recently increased significantly;

•	the significant long-term leasehold obligations associated with the Company’s existing principal executive offices in Dallas, Texas, of which less than 50% of the leased space is currently being utilized, and the adverse effect of such obligations on the Company’s future operating results and financial condition;

•	the positive financial and other terms and conditions of the merger agreement, including the (i) consideration to be received in the merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders, (ii) favorable treatment of stock options that have exercise prices per share less than the merger consideration per share, and (iii) favorable treatment of employees and employee benefit plans of the Company;

•	the fact that the merger was not subject to a financing condition; and

•	the likelihood that the merger would be consummated.

      In reaching its determination that the merger and asset sale are fair to unaffiliated stockholders and its decision to recommend that the merger and asset sale be submitted for adoption and approval by our stockholders, our board of directors also considered a number of neutral substantive factors, including:

•	possible alternatives to the merger, including, without limitation, continuing to operate the Company as an independent entity, and the risks associated therewith;

•	the familiarity of the board of directors with the business, results of operations and prospects of the Company and the nature of its industry; and

•	the Company’s existing competition in the industry in which it operates and future competition, the relevant size of other participants in its industry and the available capital and other resources of such other participants as compared to the available capital and other resources of the Company.

      In reaching its determination that the merger and asset sale are fair to unaffiliated stockholders, and its decision to recommend that the merger and asset sale be submitted for adoption and approval by our stockholders, our board of directors also considered a number of negative substantive factors, including:

•	the Company will no longer exist as an independent company and our current stockholders will no longer participate in our potential growth;

•	the Company would be required to pay SSA a termination fee and expense payment if the merger agreement is terminated under some circumstances, including if we terminate the merger agreement to accept a superior acquisition proposal, and that our obligation to pay the termination fee might discourage competing acquisition proposals; and

•	gains from an all-cash transaction would generally be taxable to our stockholders for U.S. federal income tax purposes.

      The board of directors believes that sufficient procedural safeguards were and are present to ensure the fairness of the merger and asset sale and to permit the board of directors to effectively represent the interests of the Company’s unaffiliated stockholders. The board of directors considered a number of positive factors in reaching this conclusion, including the following:

•	the recusal of Messrs. McMorris and Lansing from the decision of the board of directors to determine that the merger and asset sale are fair to unaffiliated stockholders;

•	no member of the board of directors that voted on the merger and asset sale has an interest in the merger and asset sale different from that of the Company’s stockholders (other than the management members);

•	the board of directors retained and received the advice of Stephens, as its financial advisor, and Baker & McKenzie, as its legal advisor, and requested and received from Stephens an opinion with respect to the fairness from a financial point of view of the merger consideration to be received by the Company’s stockholders (other than the GAP Investment Partnerships). Each of these advisors has extensive experience in transactions similar to the merger and asset sale;

•	the fact that the terms of the merger agreement should not unduly discourage other third parties from making bona fide proposals to acquire the Company subsequent to the execution of the merger agreement and, if any such proposals were made, our board of directors, in the exercise of its fiduciary duties, could determine to provide information to and engage in negotiations with any such third party, subject to the terms and conditions of the merger agreement;

•	the recognition by the board of directors that it has no obligation to recommend the merger; and

•	the availability of appraisal rights under Delaware law for the Company’s stockholders who oppose the merger.

      The board of directors also considered a number of negative factors in reaching its conclusion that sufficient procedural safeguards were and are present, including:

•	a majority of our non-employee directors has not retained an unaffiliated representative to act solely on behalf of our unaffiliated stockholders in connection with the merger;

•	the transaction has not been structured so that at least a majority of the unaffiliated holders of the outstanding shares of Common Stock of the Company must approve the transaction;

•	under the terms of the merger agreement, we are unable to solicit other acquisition proposals; and

•	the potential conflicts of interest arising out of the merger. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

      In light of the procedural safeguards described above, and because we feel that the appraisal rights granted to the Company’s stockholders under Delaware law provide our unaffiliated stockholders sufficient protection, a majority of our non-employee directors has not retained an unaffiliated representative to act solely on behalf of our unaffiliated stockholders, and we have not structured the transaction so that at least a majority of the unaffiliated holders of the outstanding shares of Common Stock must approve the transaction.

      The board of directors did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, the board of directors viewed its position and recommendation as being on the totality of the information presented to and considered by it.

Position of the Company as to the Fairness of the Merger and Asset Sale

      We believe that the terms and conditions of the merger and asset sale are substantively and procedurally fair to the Company’s unaffiliated stockholders. We independently considered the fairness of the merger consideration to the Company’s unaffiliated stockholders in light of our view of the prospects of the Company as a public and private company, the stock price over the last year and our view of the near and long-term prospects for the economy and stock prices generally.

      Our belief regarding the fairness of the merger and asset sale is based on, among other things, the following substantive factors:

•	the merger consideration of $7.10 per share represents a premium of 19.5% over the $5.94 closing price per share of our Common Stock on August 14, 2003, the last full trading day before our board of directors approved our entering into the merger agreement with SSA. This also represents a premium of approximately 39.5% over the $5.09 closing price per share of the Common Stock 30 days preceding August 14, 2003 and approximately 98.3% over the $3.58 closing price per share of the Common Stock 60 days preceding August 14, 2003, which were the periods of time Stephens advised our board of directors that it thought was most appropriate to consider since the price of our Common Stock had recently increased significantly;

•	the merger will provide consideration to the Company’s stockholders entirely in cash, which will allow them to pursue other investment alternatives;

•	before our board of directors approved the merger, Stephens, the financial advisor to the board of directors, delivered its opinion to the board of directors, which was subsequently confirmed in writing, that as of the date of its opinion and based upon and subject to the factors and assumptions set forth in its opinion, the consideration of $7.10 per share to be received by the Company’s unaffiliated stockholders under the merger agreement was fair from a financial point of view to such stockholders;

•	the $7.10 per share to be received by the stockholders in the merger is within the going concern range of values of the Company, which the board of directors considered to be within a range of $5.10 to $7.91 per share based on the information contained in the opinion of Stephens;

•	the opinion of Stephens indicated that the liquidation value of the Company as of June 30, 2003 (the last balance sheet date prior to the approval of the transaction) was within a range of $2.05 to $3.24 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	the net book value of the Company as of June 30, 2003 was $3.92 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	after an extensive search for potential partners with the assistance of Stephens, none of these potential partners expressed interest after completing their due diligence review in a range above that expressed by SSA.

      We believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger and asset sale to the Company’s unaffiliated stockholders based on, among other things, the following:

•	the board of directors of the Company directed Stephens to contact potential financial and strategic buyers to determine their interest in making a competing bid for the Company and conducted an auction process;

•	the merger agreement was the result of negotiations in which the board of directors’ financial and legal advisors negotiated with the advisors retained by SSA the terms and conditions of the merger, including, without limitation, the merger consideration, the representations and warranties, the non-solicitation covenant, the conditions to closing and the termination and termination fee provisions;

•	the merger agreement was unanimously adopted by the members of the board of directors of the Company, with Messrs. McMorris and Lansing recusing themselves;

•	although the merger agreement requires the Company to stop seeking other proposals, it permits the Company to terminate the merger agreement in response to a bona fide unsolicited superior proposal if the board of directors determines in good faith, after consulting with and considering advice from its financial advisor and outside counsel, that the proposal is, or is reasonably likely to lead to, a superior proposal and the failure to do so is necessary to comply with the directors’ duties to Company stockholders under applicable law, subject to certain limitations and the payment of a termination fee and expense reimbursement; and

•	appraisal rights are available under Delaware law for the Company’s stockholders who oppose the merger.

      You should be aware that our directors and executive officers have interests in the merger that are different from yours. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

Opinion of Financial Advisor

Overview

      The Company held discussions with financial advisors regarding the provision of a fairness opinion. After considering both the location and proposed fees of other financial advisors, the Company retained Stephens on May 7, 2003 to act as its financial advisor and, if requested, to furnish an opinion as to the fairness, from a financial point of view of the consideration to be received by our unaffiliated shareholders in connection with a proposed merger. Except for the current engagement of Stephens, the Company has had no transactions with, or paid any fees to, Stephens during the past two years.

      The board of directors held a meeting to evaluate the proposed merger with SSA on August 14, 2003. During that meeting, Stephens delivered an oral opinion to the effect that, as of August 14, 2003, based upon the facts and circumstances existing at that time and subject to the assumptions made, matters considered and limits of review set forth in Stephens’ opinion, that the merger consideration received by our stockholders (other than the GAP Investment Partnerships) was fair from a financial point of view. Stephens’ written opinion was dated and delivered on August 15, 2003 and confirmed their opinion of fairness from a financial point of view as of the date of the merger agreement.

      The full text of Stephens’ written opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix D to this document. Stephens’ opinion is also available for inspection and copying by our stockholders during regular business hours at the principal executive offices of the Company at 8787 Stemmons Freeway, Dallas, Texas 75247. The description of Stephens’ opinion set forth below is intended to be a summary of the material provisions and does not purport to be complete. You are urged to read Stephens’ opinion carefully in its entirety.

      In connection with rendering its opinion, Stephens, among other things:

•	analyzed certain publicly available financial statements and reports regarding the Company;

•	analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company prepared by management of the Company;

•	reviewed the reported prices and trading activity for the Common Stock;

•	compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

•	reviewed the merger agreement and related documents;

•	discussed with management of the Company the operations of and future business prospects for the Company;

•	assisted in deliberations regarding the material terms of the transaction and negotiations with SSA;

•	reviewed an analysis of the hypothetical liquidation value of the Company, prepared with the management of the Company; and

•	performed such analyses and provided such other services as they deemed appropriate.

      Stephens relied on the accuracy and completeness of the information and financial data provided by the Company, and its opinion is based upon such information. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, with the recognition that Stephens is rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of the Company, Stephens assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company.

      Stephens’ opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to them, as of the date of the opinion. Furthermore, Stephens assumed that the merger will be completed on the terms and conditions described in the merger agreement.

      Stephens’ opinion does not address the merits of the underlying decision by the Company to engage in the merger and does not constitute a recommendation to any stockholder as to whether such stockholder should vote in favor of the proposed transaction or any other matter related thereto.

Summary of Analysis

      The following is a brief summary of some of the sources of information and valuation methodologies employed by Stephens in rendering its opinion. These analyses were orally presented to the board of directors at its meeting on August 14, 2003 and are based upon the closing price of the Common Stock on August 12, 2003.

      This summary includes the financial analyses used by Stephens, which were deemed to be material, but does not purport to be a complete description of analyses performed by Stephens in arriving at its opinion. Furthermore, other factors previously discussed during board of director’s meetings were integral to Stephens’ overall opinion, including:

•	historical performance of the Company;

•	background of the merger;

•	significant long-term lease obligations of over $37 million related to the Company’s Dallas facility, which the Company currently occupies less than 50% of the 195,000 square feet under lease and the adverse effect of such obligations on the Company’s future operating results and financial condition; the Company has reserves on its balance sheet of approximately $10 million for the estimated loss on the abandoned portion of the Dallas facility;

•	implications of the long-term lease obligations on potential acquirers’ willingness to pay a higher premium for the Common Stock; and

•	risks inherent in the restructuring initiatives contemplated by management to reach profitability.

      This summary includes information presented in tabular format. In order to understand fully the financial analyses used by Stephens, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Comparable Company Analysis

      Stephens compared certain publicly available financial and operating data of selected publicly traded companies engaged in similar or related lines of business to the Company. The selected comparable companies considered by Stephens were as follows:

•	Aldata Solutions OYJ

•	Desartes Systems Group Inc.

•	JDA Software Group, Inc.

•	Logility, Inc.

•	Manhattan Associates, Inc.

•	Manugistics Group, Inc.

•	QRS Corporation

•	Retek Inc.

•	Vastera, Inc.

      The equity value of the selected comparable companies was calculated based on the closing price per share of each company’s common stock on August 12, 2003. For the selected comparable companies, Stephens derived the ratio of each entity’s market value of fully-diluted common equity plus outstanding debt less cash, cash equivalents and marketable securities (“Enterprise Value”) to the selected comparable companies’ revenue for the latest twelve month period (“LTM Revenue”) and for the calendar year 2003 (“CY 2003 Revenue”). The following table sets forth the results of this analysis:

Ratio of Enterprise Value to:	Range	Median

LTM Revenue	0.6x – 4.0x	1.8x
CY 2003 Revenue	1.6x – 3.7x	1.7x

      None of the companies selected by Stephens in the comparable company analysis is identical to the Company. Accordingly, Stephens’ analysis of the comparable companies involved complex considerations and judgments concerning differences in financial and operational characteristics. Mathematical analysis, such as determination of the median, average or range, is not in itself a meaningful method of using comparable company data.

      Based on this data and Stephens’ understanding of the relative operating and financial performance of the companies and of the Company, Stephens derived an implied trading value range of the Common Stock of $5.10 to $6.99 per share based upon revenue projections provided by management of the Company for fiscal year 2003. For purposes of calculating the Company’s implied equity value, 10.1 million of balance sheet lease obligations were assumed to represent debt obligations of the Company.

Comparable Transactions Analysis

      Stephens reviewed the financial terms, to the extent publicly available, of six transactions involving target companies in the enterprise software industry with revenue less than $100 million and negative earnings before interest and taxes in the last 12 months before the announcement of the acquisition. The transactions analyzed by Stephens were as follows:

Closing Date	Acquirer	Target

August 14, 2003	Geac Computer Corp.	Comshare, Inc.
July 22, 2003	SSA Global Technologies, Inc.	Elevon, Inc.
June 23, 2003	Tumbleweed Communications Corp.	Valicert, Inc.
February 14, 2003	Symphony Technology Group	Industri-Matematik International Corp.
March 6, 2003	Geac Computer Corp.	Extensity, Inc.
August 1, 2002	Openwave Systems Inc.	SignalSoft Corporation

      None of the transactions selected by Stephens in the comparable transactions analysis is identical to the proposed transaction contemplated by the Company. Accordingly, Stephens’ analysis of comparable transactions involved complex considerations and judgments concerning differences in financial and operational characteristics. Mathematical analysis, such as determination of the median, average or range, is not in itself a meaningful method of using comparable transaction data.

      For each of the target companies in the selected transactions, Stephens calculated a multiple of Enterprise Value to LTM Revenue of the target company as of the date that the transaction was announced. The following table sets forth the results of this analysis:

Ratio of Enterprise Value of Target Company to:	Range	Median

LTM Revenue	0.00x – 0.86x	0.40x

      Stephens derived an implied value range of the Common Stock of $6.03 to $7.91 per share based on a ratio of Enterprise Value to LTM Revenue. For purposes of calculating the Company’s implied equity value, 10.1 million of balance sheet lease obligations were assumed to represent debt obligations of the Company.

Premiums Paid Analysis

      Stephens reviewed 86 comparable mergers and acquisitions involving change of control transactions since May 1, 2001 in the Company’s industry. Stephens calculated the premiums paid for the target company’s stock price 30 days and 60 days prior to announcement. The following table presents the mean and median premiums paid for these transactions:

Premiums paid to Target Stock Price	Mean	Median

30 Days Prior to Announcement	62.7%	50.7%
60 Days Prior to Announcement	74.9%	61.4%

      Based upon the premiums shown above, Stephens derived implied value ranges of the Common Stock of $7.74 to $8.81 per share based upon the price per share of the Common Stock 30 days prior to August 12, 2003 and $5.55 to $6.27 based upon the price per share of Common Stock 60 days prior to August 12, 2003.

      Stephens also noted that the market price of the Common Stock increased 92% from June 1, 2003 to August 12, 2003 on little news regarding the fundamentals of the Company’s business while the NASDAQ increased 5% over the same time period.

Premiums Paid Analysis-Targets Trading below Cash Value

      Twenty-one of the 86 comparable mergers and acquisitions involving change of control transactions since May, 1, 2001 in the Company’s industry reviewed by Stephens had a target company that was trading below its cash value per share prior to announcement. Stephens calculated the premium paid for such target companies’ stock price 30 days and 60 days prior to announcement and the premiums paid for the cash value per share. The following table presents the mean and median premiums paid for these transactions:

Premiums paid to Target	Mean	Median

Stock Price 30 Days Prior to Announcement	81.5%	80.0%
Stock Price 60 Days Prior to Announcement	90.4%	53.3%
Cash per Share	22.7%	6.8%

      Based upon the premiums shown above, Stephens derived implied value ranges of the Common Stock of $9.08 to $10.15 per share based upon the price per share of the Common Stock 30 days prior to August 12, 2003, $5.73 to $6.44 based upon the price per share of Common Stock 60 days prior to August 12, 2003 and $5.28 to $6.24 based upon the cash per share of the Company as of June 30, 2003.

      Stephens also noted that the market price of the Common Stock increased 92% from June 1, 2003 to August 12, 2003 on little news regarding the fundamentals of the Company’s business while the NASDAQ increased 5% over the same time period.

Liquidation Value Analysis

      Using information provided by the Company, Stephens analyzed the Company’s liquidation value based on the Company’s June 30, 2003 balance sheet. Based on guidance from the management of the Company, Stephens applied recovery percentages to the assets and payout percentages to the liabilities to derive a net asset value. Stephens determined that the total asset value (based on management’s estimate of recovery percentages) prior to the sale of intellectual property is $46.5 million, the value of liabilities (based on management’s estimate of payout percentages) is $19.0 million and the value of additional liabilities related to liquidation is $15.8 million, resulting in a net asset value before the sale of intellectual property of $11.7 million. Stephens estimated the range of possible cash values for our intellectual property to be $2.0 to $10.0 million, resulting in a range of net asset values per share of $2.05 to $3.24 per share of Common Stock.

Consideration of the Discounted Cash Flow Valuation Methodology

      While discounted cash flow is a commonly used valuation methodology, Stephens did not use this analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies with predictable streams of future cash flow. Given the Company’s negative cash flow and lack of recent profitability, the difficulty in estimating the future cash flows of the Company and the unpredictable nature of software industry sales, Stephens considered a discounted cash flow analysis inappropriate for valuing the Company.

Fairness Opinion Methodology

      The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Stephens was conducted in order to provide a different perspective on the proposed transaction and to add to the total mix of information available. Stephens did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the merger from a financial point of view. Rather, in reaching its conclusion, Stephens considered the results of the analyses in light of each other and ultimately reached its opinion based on the analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, Stephens indicated to the Company that it believes that consideration of only a portion of the analyses and factors considered, without considering all analyses and factors, could create an incomplete or inaccurate view of the evaluation process underlying Stephens’ opinion. The analyses performed by Stephens are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

      The merger consideration to be received by holders of Common Stock pursuant to the merger agreement was determined through negotiations between the Company and SSA, and was approved by our board of directors. Stephens participated in discussions with our board of directors, management of the Company and SSA during such negotiations. However, Stephens did not recommend any specific consideration to our board of directors or that any specific consideration constituted the only appropriate consideration for the merger. In addition, Stephens’ opinion and presentation to our board of directors was one of many factors taken into consideration by our board of directors in making its decision to approve the merger. Consequently, Stephens’ analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the value of the Company or of whether our board of directors would have been willing to agree to different merger consideration.

Fees Payable to Stephens

      Pursuant to a letter agreement between Stephens and the Company, the Company agreed to pay Stephens a total advisory fee of $700,000. Of this amount, the Company has paid a $75,000 retainer and $300,000 upon rendering the opinion. $325,000 is payable upon completion of the proposed transaction. The letter agreement also provided for reimbursement of Stephens’ out-of-pocket expenses, including reasonable fees and expenses for its legal counsel. In addition, the Company agreed to indemnify Stephens for liabilities or expenses related to, or arising out of, Stephens’ engagement.

      As part of Stephens’ investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with the Company and in the past has issued research reports regarding the Company’s business activities and prospects. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company.

Purpose of the Merger and Asset Sale for the SSA Parties

      The SSA Parties believe that the acquisition of the Company and its assets will enhance SSA’s line of enterprise resource planning software and thereby increase the value of SSA for its stockholders. The SSA Parties also believe that following the merger and the asset sale the combined company will be better positioned to take advantage of the opportunities that may be presented to it in its line of business, as compared to the Company as a stand-alone company. The transaction was structured as an asset sale and a merger of Rush Merger Subsidiary into the Company, such that we will become a direct, wholly-owned subsidiary of SSA, because the SSA Parties believe this structure to be the most efficient means to transfer our assets and the entire equity interest in the Company to SSA, to accomplish SSA’s corporate planning and to provide our unaffiliated stockholders with cash for their shares of Common Stock or the right to receive the “fair value” for their shares if they perfect their appraisal rights under the DGCL. The SSA Parties proposed a merger at this time because we were already actively pursuing strategic alternatives, including a sale of the Company.

Purpose of the Merger and Asset Sale for the General Atlantic Entities

      GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities believe that the acquisition of the Company and its assets will enhance SSA’s line of enterprise resource planning software and thereby increase the value of SSA for its stockholders. GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities also believe that following the merger and the asset sale the combined company will be better positioned to take advantage of the opportunities that may be presented to it in its line of business, as compared to the Company as a stand-alone company.

Position of the SSA Parties as to the Fairness of the Merger and Asset Sale

      The SEC requires that the SSA Parties express their beliefs as to the fairness of the merger and the asset sale to the unaffiliated security holders of the Company. In making this determination, the SSA Parties considered a number of positive substantive factors, including:

•	the fact that our board of directors determined that the merger and asset sale are fair to our unaffiliated stockholders and recommends that the merger agreement be adopted and the asset sale be approved by our stockholders;

•	the nature of the negotiations with respect to the merger agreement;

•	the proposals received by the Company from several potential acquirers and analysis by the Company of the various alternative proposals, as understood by the SSA Parties;

•	the fact that the $7.10 per share to be received by the stockholders in the merger is within the going concern range of values of the Company, which the board of directors considered to be within a range of $5.10 to $7.91 per share based on the information contained in the opinion of Stephens;

•	the fact that the opinion of Stephens indicated that the liquidation value of the Company as of June 30, 2003 (the last balance sheet date prior to the approval of the transaction) was within a range of $2.05 to $3.24 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	the fact that the net book value of the Company as of June 30, 2003 was $3.92 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	the fact that the merger consideration of $7.10 per share represents a premium of 19.5% over the $5.94 closing price per share of the Common Stock on August 14, 2003, the last full trading day before the board of directors of the Company approved the merger agreement; this also represents a premium of approximately 39.5% over the $5.09 closing price per share of the Common Stock 30 days preceding August 14, 2003 and approximately 98.3% over the $3.58 closing price per share of the Common Stock 60 days preceding August 14, 2003, which were the periods of time Stephens advised the Company’s board of directors that it thought was most appropriate to consider since the price of the Common Stock had recently increased significantly;

•	the significant long-term leasehold obligations associated with the Company’s existing principal executive offices in Dallas, Texas, of which less than 50% of the leased space is currently being utilized, and the adverse effect of such obligations on the Company’s future operating results and financial condition;

•	the financial and other terms and conditions of the merger agreement, including the (i) consideration to be received in the merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders, (ii) favorable treatment of stock options that have exercise prices per share less than the merger consideration per share, and (iii) favorable treatment of employees and employee benefit plans of the Company;

•	the fact that the merger was not subject to a financing condition; and

•	the likelihood that the merger will be consummated.

      In making its determination, the SSA Parties also considered a number of neutral substantive factors, including:

•	the understanding of the SSA Parties of the familiarity of the board of directors with the business, results of operations and prospects of the Company and the nature of its industry; and

•	the understanding of the SSA Parties of the Company’s existing competition in the industry in which it operates and future competition, the relevant size of other participants in its industry and the available capital and other resources of such other participants as compared to the available capital and other resources of the Company.

      In making its determination, the SSA Parties also considered a number of negative substantive factors, including:

•	the Company will no longer exist as an independent company and its stockholders will no longer participate in our growth;

•	the Company would be required to pay SSA a termination fee and expense payment if the merger agreement is terminated under some circumstances, including if the Company terminates the merger agreement to accept a superior acquisition proposal, and that the Company’s obligation to pay the termination fee might discourage competing acquisition proposals and;

•	gains from an all-cash transaction would generally be taxable to the Company’s stockholders for U.S. federal income tax purposes.

      The SSA Parties also considered the following positive factors relating to the procedural fairness of the transaction:

•	the recusal of Messrs. McMorris and Lansing from the decision of the board of directors to determine that the merger and asset sale are fair to unaffiliated stockholders;

•	no member of the board of directors that voted on the merger and asset sale has an interest in the merger and asset sale different from that of the Company’s stockholders (other than the management members);

•	the board of directors retained and received the advice of Stephens, as its financial advisor, and Baker & McKenzie, as its legal advisor, and requested and received from Stephens an opinion with respect to the fairness from a financial point of view of the merger consideration to be received by the Company’s stockholders (other than the GAP Investment Partnerships). Each of these advisors has extensive experience in transactions similar to the merger and asset sale;

•	the fact that the terms of the merger agreement should not unduly discourage other third parties from making bona fide proposals to acquire the Company subsequent to the execution of the merger agreement and, if any such proposals were made, the board of directors, in the exercise of its fiduciary duties, could determine to provide information to and engage in negotiations with any such third party, subject to the terms and conditions of the merger agreement;

•	the recognition by the board of directors that it had no obligation to recommend the merger; and

•	the availability of appraisal rights under Delaware law for the Company’s stockholders who oppose the merger.

      Finally, the SSA Parties considered the following negative factors relating to the procedural fairness of the transaction:

•	a majority of the Company’s non-employee directors did not retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated stockholders in connection with the merger;

•	the transaction has not been structured so that at least a majority of the unaffiliated holders of the outstanding shares of Common Stock of the Company must approve the transaction;

•	under the terms of the merger agreement, the Company is unable to solicit other acquisition proposals; and

•	the potential conflicts of interest arising out of the merger. See “The merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

      The SSA Parties believe that the determination by the majority of the Company’s non-employee directors not to retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated stockholders, or require an affirmative vote of a majority of the unaffiliated stockholders, was not a material factor in weighing the fairness of the merger and asset sale because the Company’s stockholders have the right under Delaware law to dissent from the merger and to receive payment in cash for the appraised fair value of their shares of Common Stock instead of the merger consideration. The SSA Parties believe that this provides the Company’s unaffiliated stockholders sufficient protection.

      The SSA Parties did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, the SSA Parties viewed their position as being on the totality of the information presented to and considered by them.

      After considering the foregoing, the SSA Parties believe that the merger and asset sale are advisable, fair to, and in the best interests of, the unaffiliated stockholders of the Company. This belief, however, should not be construed as a recommendation to any stockholder as to how you should vote on the merger and the asset sale because the SSA Parties will own, directly or indirectly, all of the shares of the Company following the merger and the asset sale, and therefore the SSA Parties are not objective in their views with regard to the fairness of the merger and the asset sale. The SSA Parties do not make any recommendations as to how the stockholders of the Company should vote.

Position of the General Atlantic Entities as to the Fairness of the Merger and Asset Sale

      The SEC requires GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities to express their beliefs as to the fairness of the merger and the asset sale to our unaffiliated stockholders.

      In making this determination, GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities considered a number of positive substantive factors, including:

•	the fact that the Company’s board of directors determined that the merger and asset sale are fair to the Company’s unaffiliated stockholders and recommended that the merger agreement be adopted and the asset sale be approved by the Company’s stockholders;

•	the nature of the negotiations with respect to the merger agreement;

•	the proposals received by the Company from several potential acquirers and analysis by the Company of the various alternative proposals, as understood by, the GAP Investment Partnerships and the GAP SSA Investment Entities;

•	the fact that the Company received the written opinion of Stephens, as an independent financial advisor, that, as of the date of such opinion and based upon certain matters considered relevant by Stephens, the $7.10 per share to be received by the unaffiliated stockholders in the merger was fair to such stockholders from a financial point of view (see the full text of the written opinion of Stephens dated August 15, 2003 attached as Appendix D to this proxy statement; you are urged to read such opinion carefully in its entirety);

•	the fact that the merger consideration of $7.10 per share represents a premium of 19.5% over the $5.94 closing price per share of the Common Stock on August 14, 2003, the last full trading day before the board of directors of the Company approved the merger agreement; this also represents a premium of approximately 39.5% over the $5.09 closing price per share of the Common Stock 30 days preceding August 14, 2003 and approximately 98.3% over the $3.58 closing price per share of the Common Stock 60 days preceding August 14, 2003, which were the periods of time Stephens advised the Company’s board of directors that it thought was most appropriate to consider since the price of the Common Stock had recently increased significantly;

•	the fact that the $7.10 per share to be received by the stockholders in the merger is within the going concern range of values of the Company, which the board of directors considered to be within a range of $5.10 to $7.91 per share based on the information contained in the opinion of Stephens;

•	the fact that the opinion of Stephens indicated that the liquidation value of the Company as of June 30, 2003 (the last balance sheet date prior to the approval of the transaction) was within a range of $2.05 to $3.24 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	the fact that the net book value of the Company as of June 30, 2003 was $3.92 per share, which is lower than the $7.10 per share to be received by the stockholders in the merger;

•	the significant long-term leasehold obligations associated with the Company’s existing principal executive offices in Dallas, Texas, of which less than 50% of the leased space is currently being utilized, and the adverse effect of such obligations on the Company’s future operating results and financial condition;

•	the financial and other terms and conditions of the merger agreement, including the (i) consideration to be received in the merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders, (ii) favorable treatment of stock options that have exercise prices per share less than the merger consideration per share, and (iii) favorable treatment of employees and employee benefit plans of the Company;

•	the fact that the merger was not subject to a financing condition; and

•	the likelihood that the merger will be consummated.

      In making its determination, GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities also considered a number of neutral substantive factors, including:

•	the understanding of the GAP Investment Partnerships of the familiarity of the board of directors with the business, results of operations and prospects of the Company and the nature of its industry; and

•	the understanding of the GAP Investment Partnerships of the Company’s existing competition in the industry in which it operates and future competition, the relevant size of other participants in its industry and the available capital and other resources of such other participants as compared to the available capital and other resources of the Company.

      In making its determination, GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities also considered a number of negative substantive factors, including:

•	the Company will no longer exist as an independent company and its stockholders will no longer participate in our growth;

•	the Company would be required to pay SSA a termination fee and expense payment if the merger agreement is terminated under some circumstances, including if the Company terminates the merger agreement to accept a superior acquisition proposal, and that the Company’s obligation to pay the termination fee might discourage competing acquisition proposals; and

•	gains from an all-cash transaction would generally be taxable to the Company’s stockholders for U.S. federal income tax purposes.

      GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities also considered the following positive factors relating to the procedural fairness of the transaction:

•	the recusal of Messrs. McMorris and Lansing from the decision of the board of directors to determine that the merger and asset sale are fair to unaffiliated stockholders;

•	no member of the board of directors that voted on the merger and asset sale has an interest in the merger and asset sale different from that of the Company’s stockholders (other than the management members);

•	the board of directors retained and received the advice of Stephens, as its financial advisor, and Baker & McKenzie, as its legal advisor, and requested and received from Stephens and opinion with respect to the fairness from a financial point of view of the merger consideration to be received by the Company’s stockholders (other than the GAP Investment Partnerships). Each of these advisors has extensive experience in transactions similar to the merger and asset sale;

•	the fact that the terms of the merger agreement should not unduly discourage other third parties from making bona fide proposals to acquire the Company subsequent to the execution of the merger agreement and, if any such proposals were made, the board of directors, in the exercise of its fiduciary duties, could determine to provide information to and engage in negotiations with any such third party, subject to the terms and conditions of the merger agreement;

•	the recognition by the board of directors that it had no obligation to recommend the merger; and

•	the availability of the appraisal rights under Delaware law for the Company’s stockholders who oppose the merger.

      Finally, GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities considered the following negative factors relating to the procedural fairness of the transaction:

•	a majority of the Company’s non-employee directors did not retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated stockholders in connection with the merger;

•	the transaction has not been structured so that at least a majority of the unaffiliated holders of the outstanding shares of Common Stock of the Company must approve the transaction;

•	under the terms of the merger agreement, the Company is unable to solicit other acquisition proposals; and

•	the potential conflicts of interest arising our of the merger. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

      GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities believed that the determination by the majority of the Company’s non-employee directors not to retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated stockholders, or require an affirmative vote of a majority of the unaffiliated stockholders, was not a material factor in weighing the fairness of the merger and asset sale because the Company’s stockholders have the right under Delaware law to dissent from the merger and to receive payment in cash for the appraised fair value of their shares of Common Stock instead of the merger consideration. GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities believe that this provides the Company’s unaffiliated stockholders sufficient protection.

      GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities viewed their position as being on the totality of the information presented to and considered by them.

      After considering the foregoing, GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities believe that the merger and asset sale are advisable, fair to, and in the best interests of, our unaffiliated stockholders. This belief, however, should not be construed as a recommendation to any stockholder as to how you should vote on the adoption of the merger agreement and the approval of the asset sale because certain entities affiliated with the GAP SSA Investment Entities, which are stockholders of SSA, will indirectly own an interest in all of the shares of the Company following the merger and the asset sale, and therefore GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities are not objective in their views with regard to the fairness of the merger and the asset sale. GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities do not make any recommendations as to how the stockholders of the Company should vote.

THE MERGER AND ASSET SALE

Interests of Certain Persons in the Merger and Asset Sale

      In considering the recommendation of our board, you should be aware that certain of our executive officers and members of our board of directors have interests in the merger that are in addition to, or different from, the interests of our stockholders generally and that create potential conflicts of interest. These interests include the expectation that certain members of the Company’s senior management may continue in their positions after the merger.

      Joseph L. Cowan, the Company’s President and Chief Executive Officer, has an employment agreement with the Company that provides for the accelerated vesting of all stock options and restricted stock grants that have not yet vested as of the date of a change of control, so that on the effective date of the merger, all of Mr. Cowan’s options and restricted stock grants would be fully vested and exercisable. As of August 15, 2003, Mr. Cowan had an option to acquire 214,286 shares of the Common Stock at an exercise price of $4.27 that will be accelerated if the merger is completed, or an aggregate value of $606,429. As of August 15, 2003, Mr. Cowan held 42,857 shares of Common Stock, which were received from the Company under restrictive stock grants. The restrictions on these shares will lapse if the merger is completed. Further, in the event of a change of control, Mr. Cowan will be entitled to payment of a sum equal to two times his base salary then in effect, currently $400,000 per annum, provided that he gives written notice to the Company that he wishes to trigger the applicable section of his employment agreement on any date beginning with the date that is the first anniversary of the occurrence of the change of control and for thirty days thereafter. Such a payment would be in addition to any other compensation provided for in the employment agreement. Following the signing of the merger agreement, Mr. Cowan entered into an agreement with SSA that provides that his employment with the Company will be terminated on the closing of the merger. In lieu of any amounts he was entitled to receive under his existing employment agreement, Mr. Cowan has agreed to receive $1.0 million to be paid in 12 equal monthly installments.

      Kenneth R. Vines, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, has an employment agreement with the Company that provides for certain benefits to Mr. Vines in the event of a change of control. If the Company terminates Mr. Vines’ employment without cause (including following a change of control), he will be entitled to receive, among other things (a) severance in an amount equal to 12 months of his base salary in effect at the date of termination, currently $250,000 per annum, payable in equal monthly installments in accordance with the Company’s payroll practices, (b) certain bonuses, subject to board approval and pro rated for the portion of the year during which Mr. Vines was employed by the Company through the termination date, (c) the immediate vesting of the remaining unvested portion of options previously granted, and (d) and the right to exercise any stock option that is exercisable by Mr. Vines on the date of termination of his employment. As of August 15, 2003, Mr. Vines had options to acquire 75,000 and 25,000 shares of the Common Stock at an exercise prices of $3.91 and $3.00, respectively, that will be accelerated if the merger is completed, or an aggregate value of $341,750. Further, Mr. Vines may terminate his employment under his employment agreement at any time for “Good Reason” and receive the same consideration discussed above. For purposes of Mr. Vines’ employment agreement, the definition of “Good Reason” includes a change of control. Finally, if Mr. Vines’ employment is terminated without cause following a change of control of the Company, he will be entitled to receive a minimum bonus in an amount equal to 15% of his base salary in effect at the time of termination, regardless of whether our board of directors approves a bonus to the Company’s executive officers after completion of the calendar year in which the termination occurs and regardless of the pro rating calculations described above. The minimum bonus will be payable on the date such bonus would otherwise have been payable to Mr. Vines had he been employed on the usual date for annual bonus payments. Mr. Vines has been advised by SSA that his employment will be terminated on the closing of the merger.

      Mark R. Weaser, the Company’s President, Asia Operations, has an employment agreement with the Company that provides for the accelerated vesting of his then remaining unvested stock options immediately prior to the occurrence of a change of control of the Company. As of August 15, 2003, Mr. Weaser had an option to acquire 75,000 shares of the Common Stock at an exercise price of $3.91 that will be accelerated if the merger is completed, or an aggregate value of $239,250.

      Following the signing of the merger agreement, the Company’s compensation committee (composed of Messrs. Lansing, Henry J. Feinberg and Raymond R. Hood, with Mr. Hood abstaining) reviewed the matter of whether or not to accelerate unvested options of the members of the board of directors. The committee concluded that it would not accelerate the vesting of such options. However, in recognition of the contributions of non-employee board members Glen A. Dell and Jeffrey R. Rodek, the Company agreed that it would pay each of them a lump sum cash payment of $100,000. These payments have been approved by SSA.

      The GAP Investment Partnerships own in the aggregate 2,003,934 shares of Common Stock, or approximately 30.1% of our outstanding capital stock. In addition, GAP SSA Investment Entities own 25% of SSA’s outstanding capital stock.

      The GAP Investment Partnerships are controlled as follows. The general partner of each of GAP 41 and GAP 57 is GAP LLC. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of each of GAPCO and GAPCO II.

      The GAP SSA Investment Entities are controlled as follows. GAP LLC is the general partner of GAP 76 and the sole member of GapStar. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of GAPCO II. In addition, the managing members of GAP LLC make the voting and investment decisions with respect to securities owned by GAPCO KG.

      Accordingly, the GAP Investment Partnerships and the GAP SSA Investment Entities are affiliated investment entities and are under common control, and the GAP Investment Partnerships have an interest in the merger apart from stockholders generally.

      Two representatives of the GAP SSA Investment Entities serve on the board of directors of SSA, including Marc F. McMorris, a director of the Company and a managing member of GAP LLC. William J. Lansing, a managing member of GAP LLC, is also a director of the Company. Messrs. Lansing and McMorris recused themselves from the decision of the board of directors of the Company to approve the merger.

      The GAP Investment Partnerships have indicated that they will vote in favor of the adoption of the merger agreement and approval of the asset sale, although the GAP Investment Partnerships are not bound to do so.

      The merger agreement provides that, until the sixth anniversary of the effective time of the merger, the Company will maintain the obligation to indemnify and exculpate, and advance expenses to, its present and former officers and directors as provided for in the Company’s organizational documents as in effect on the date of the merger agreement with respect to acts and omissions occurring prior to the effective time of the merger. In addition, for a period of three years following the effective time of the merger, the Company must maintain directors’ and officers’ liability insurance for present and former directors and officers.

Appraisal Rights

      Holders of shares of Common Stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and does not purport to be complete. You are urged to read the full text of Section 262 which is attached to this proxy statement as Appendix E. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

      Under Section 262, persons who hold shares of Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

      Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the applicable statutory provisions are attached to this proxy statement as Appendix E. Any holder of Common Stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so, should review the following discussion and Appendix E carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

      A holder of shares of Common Stock wishing to exercise the holder’s appraisal rights must deliver to, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of their shares and must not vote in favor of the adoption of the merger agreement. A holder of shares of Common Stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder.

      Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder’s name. A demand for appraisal in respect of shares of Common Stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that the person intends thereby to demand appraisal of the holder’s shares of Common Stock in connection with the merger. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners. A record holder such as a broker who holds shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising the rights with respect to the shares of Common Stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Common Stock as to which appraisal is sought and where no number of shares of Common Stock is expressly mentioned the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. Stockholders who hold their shares of Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

      All written demands for appraisal pursuant to Section 262 should be sent or delivered to: Secretary, EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, Texas 75247.

      Within 10 days after the effective time of the merger, the surviving corporation must notify each holder of Common Stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of Common Stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder’s shares of Common Stock. The surviving corporation is under no obligation to and has no present intention to file a petition. Accordingly, it is the obligation of the holders of Common Stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Common Stock within the time prescribed in Section 262.

      Within 120 days after the effective time of the merger, any holder of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

      If a petition for an appraisal is timely filed by a holder of shares of Common Stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of Common Stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

      After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Common Stock considering seeking appraisal should be aware that the fair value of their shares of Common Stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of Common Stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. We do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Common Stock is less than the merger consideration. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

      Any holder of shares of Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of Common

Stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Common Stock (except dividends or other distributions payable to holders of record of Common Stock as of a record date prior to the effective time of the merger).

      If any stockholder who demands appraisal of shares of Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal, the shares of Common Stock of the stockholder will be converted into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

      Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights (in which event the holder of Common Stock will be entitled to receive the consideration specified in the merger agreement).

      SSA and Rush Merger Subsidiary are not obligated to complete the merger if appraisal rights are properly demanded for more than 9% of the issued and outstanding shares of Common Stock, and such demands are not withdrawn as of the date the merger is to be completed.

      In view of the complexity of these provisions of Section 262 of the DGCL, any stockholder who is considering appraisal rights should consult a legal advisor.

Material U.S. Federal Tax Consequences

To the Company’s Stockholders

      The following general discussion summarizes material U.S. federal income tax consequences of the merger generally applicable to holders of Common Stock who exchange such stock in the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, all as of the date of this proxy statement and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect. The discussion applies only to such stockholders who hold their Common Stock as a capital asset. This discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to particular beneficial holders of Common Stock in light of their individual circumstances or to stockholders who are subject to special rules, such as:

•	persons subject to the alternative minimum tax;

•	persons who hold shares of Common Stock through partnerships or other pass-through entities;

•	financial institutions;

•	tax-exempt organizations;

•	regulated investment companies;

•	retirement plans;

•	insurance companies;

•	brokers or dealers in securities or foreign currencies;

•	persons who are not citizens or residents of the U.S., or who are foreign corporations, foreign partnerships, or foreign estates or trusts;

•	U.S. trusts or estates;

•	persons who hold such shares as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction; or

•	persons who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

      In addition, this discussion does not address the tax consequences of the merger under state, local and foreign laws or the tax consequences of transactions effectuated before or after the merger.

      The merger will be a taxable transaction for U.S. federal income tax purposes and each stockholder, including the GAP Investment Partnerships, will recognize gain or loss upon the surrender of his or her shares of Common Stock in the merger in an amount in cash equal to the difference, if any, between the amount of the merger consideration of $7.10 per share and the stockholder’s adjusted tax basis in the shares surrendered. In general, any gain or loss recognized will be a capital gain or loss and will be long-term capital gain or loss if the shares giving rise to the recognized gain or loss have been held for more than one year at the time of the merger. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital losses against ordinary income. A stockholder who exercises his or her appraisal rights and receives a cash payment from the Company for his or her Common Stock generally will be taxed in the same manner as if the cash had been received in the merger.

      Under the U.S. federal backup tax withholding rules, the paying agent in the merger will be required to withhold U.S. federal income taxes at the rate of 28% of the merger consideration received of $7.10 per share unless the stockholder or other payee is either exempt from backup withholding or provides a tax identification number, certifies that such number is correct and otherwise complies with the backup withholding tax rules. Each stockholder and, if applicable, each other payee should complete and sign the Substitute Form W-9 (or its equivalent) included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and such exemption is established in a manner satisfactory to the paying agent. Amounts withheld under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against the stockholder’s federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

      The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the merger and do not address transactions effectuated prior or subsequent to the merger, whether or not such transactions are in connection with the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you of the merger, including the applicability and effect of foreign, state, local and other tax laws.

     To the Company, SSA and Rush Merger Subsidiary

      If the asset sale is consummated, the Company will recognize gain or loss equal to the difference, if any, between the amount received and the Company’s adjusted tax basis in the assets. It is anticipated that net operating losses previously incurred by the Company will offset any such gain. Upon consummation of the merger, the Company will not recognize any additional gain or loss for U.S. federal income tax purposes. To the extent that the Company has any remaining net operating loss carry forwards after the merger and asset sale, however, the Company’s ability to use those loss carry forwards will be limited under Section 382 of the Internal Revenue Code.

      SSA and Rush Merger Subsidiary will not recognize any gain or loss for U.S. federal income tax purposes on the asset sale or the merger.

Accounting Treatment

      The merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger and asset sale will be allocated among the Company’s consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Regulatory Approvals

      There are no federal or state regulatory requirements to be complied with in order to complete the merger and asset sale, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

Financing of the Merger and Asset Sale

      The total amount of funds required to complete the merger and asset sale and to pay all related fees and expenses is estimated to be approximately $50 million. SSA plans to fund the merger consideration through its existing cash resources and the cash resources of the Company. The merger is not conditioned on any financing arrangements and SSA has represented to us in the merger agreement that it has, or will have upon closing, cash resources sufficient to satisfy its obligations under the merger agreement.

      The approximate fees and expenses by the Company and SSA in connection with the merger are:

Fees and Expenses	Amount

Financial advisor	$700,000
Legal, accounting and other professional fees	700,000
Printing, proxy solicitation and mailing costs	150,000
Paying agent	15,000
Other	15,000
Filing fees	3,970

Total	$1,583,970

      The merger agreement provides that each party will pay all costs and expenses incurred by it in connection with the merger agreement, the asset sale, the merger, the filing and mailing of the proxy statement, the filing of a Schedule 13E-3 in connection with the “going private” rules, and the solicitation of stockholder votes, except as otherwise provided under “The Merger Agreement — Termination Fee and Expense Payment” and “— Expenses.” None of these costs and expenses will reduce the $7.10 per share merger consideration to be received by our stockholders.

THE MERGER AGREEMENT

      The following is a summary of the material terms and conditions of the merger agreement and does not purport to be complete. The actual merger agreement is attached as Appendix A and is incorporated by reference into this proxy statement. The following description may not contain all the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

Structure of the Merger and Asset Sale

      The merger agreement provides that, after all of the conditions to the merger agreement have been satisfied or waived or at such other time as may be agreed upon by the parties:

•	Unless we are otherwise notified by SSA prior to the effective time of the merger, we will sell to either SSA or its designated subsidiary substantially all of our intellectual property for a purchase price of $ in cash based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG; and

•	Immediately after, and subject to the completion of the asset sale, Rush Merger Subsidiary will merge with and into the Company, which will be the surviving company and will continue to exist as a direct, wholly- owned subsidiary of SSA.

      Following completion of the merger, SSA or one of its subsidiaries will enter into a license to provide the Company with such rights in the intellectual property to be sold in the asset sale that are necessary to conduct the business of the Company in the same manner as conducted prior to the asset sale.

      After the merger, the Company’s name will remain “EXE Technologies, Inc.”

Completion and Effectiveness of the Merger

      The closing of the merger will occur as soon as possible after all of the conditions to completion of the merger contained in the merger agreement are satisfied or waived excluding conditions that, by their terms, cannot be satisfied until the closing date (see “— Conditions to the Merger” below), unless another time or date is agreed to by the parties. The merger will become effective upon the later of the date and time of the filing of a certificate of merger with the Secretary of State of the State of Delaware or upon any later date and time as specified in the certificate of merger.

      We are working towards completing the merger as soon as possible after the Special Meeting. If the merger agreement is adopted and the asset sale is approved by our stockholders at the Special Meeting, we currently expect that the merger will be completed in the fourth calendar quarter of 2003.

Merger Consideration

      If the merger is completed, each of your shares of Common Stock will be converted into the right to receive $7.10 in cash, without interest and less any applicable withholding taxes, upon surrender of the certificate representing that share of Common Stock in the manner provided in the merger agreement other than shares for which appraisal rights are validly perfected in accordance with Delaware law. Shares held by stockholders who validly perfect appraisal rights will be subject to appraisal in accordance with Delaware law. You will not have any interest in the Company after the completion of the merger.

      In addition, any shares of Common Stock held by SSA, Rush Merger Subsidiary or the Company or any direct or indirect wholly-owned subsidiaries of SSA, Rush Merger Subsidiary or the Company immediately prior to the merger will be automatically cancelled and extinguished, and none of SSA, Rush Merger Subsidiary or the Company or any of their direct or indirect subsidiaries will receive any consideration in exchange for those shares.

      The merger consideration of $7.10 per share of Common Stock will be adjusted to reflect the effect of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange with respect to the Common Stock occurring on or after the date of the merger agreement and prior to effective time of the merger.

Stock Options

      Upon completion of the merger, each stock option to purchase shares of Common Stock will be terminated and cancelled. All holders of stock options under the Company’s 1997 Incentive and Non-Qualified Stock Option Plan, as amended, the Company’s Stock Option Plan for Non-Employee Directors, as amended, or the Former AllPoints Systems 1996 Stock Option Plan, which stock options (a) are outstanding immediately prior to the effective time of the merger, (b) are vested prior to the effective time of the merger or vest upon or in connection with the completion of the merger, and (c) have an exercise price per share that is less than the merger consideration of $7.10 per share, will be entitled to receive an amount in cash equal to the excess of $7.10 over the exercise price per share of each option (without interest and less applicable federal, state and local withholding taxes) as soon as practicable on or after the effective time of the merger. All other outstanding stock options will be cancelled without any consideration as of the effective time of the merger.

      The vesting of certain stock options of executives of the Company will be accelerated as a result of the merger. See “The Merger and Asset Sale — Interests of Certain Persons in the Merger and Asset Sale.”

Exchange of Stock Certificates for Merger Consideration

      Promptly following completion of the merger,                               , the paying agent for the merger, will mail to each record holder of Common Stock a notice and letter of transmittal and instructions for surrendering the record holder’s stock certificates in exchange for the merger consideration. Only those holders of Common Stock who properly surrender their stock certificates in accordance with the paying agent’s instructions will receive the merger consideration. After the effective time of the merger, each certificate representing shares of Common Stock that has not been surrendered will represent only the right to receive upon surrender of that certificate the merger consideration in accordance with the terms of the merger agreement. After the effective time of the merger, the Company will not register any transfers of Common Stock outstanding on its stock transfer books.

      Holders of Common Stock should not send in their stock certificates until they receive a notice and letter of transmittal from the paying agent with instructions for the surrender of stock certificates.

Lost Stock Certificates

      If a stock certificate is lost, stolen or destroyed, the holder of such certificate may need to execute an affidavit and post a bond prior to receiving the merger consideration in accordance with the terms of the merger agreement.

Representations and Warranties

      The merger agreement contains customary representations and warranties of the Company, SSA and Rush Merger Subsidiary with respect to, among other things, the following:

•	corporate organization and good standing;

•	absence of conflicts and required filings, and consents;

•	information supplied for filings;

•	brokers and finders; and

•	disclosure.

      The merger agreement also contains additional representations and warranties of the Company with respect to, among other things, the following:

•	capital structure;

•	filings with the SEC and financial statements;

•	compliance with laws and regulatory matters;

•	litigation;

•	taxes;

•	absence of certain changes or events since December 31, 2002;

•	stockholder vote required to complete the merger and asset sale;

•	real property;

•	employee benefit plans and labor matters;

•	intellectual property;

•	environmental, health and safety matters;

•	insurance;

•	affiliate transactions;

•	validity and absence of breaches of material contracts;

•	state takeover statutes; and

•	opinion of financial advisor.

      The merger agreement also contains additional representations and warranties of SSA and Rush Merger Subsidiary with respect to, among other things, the following:

•	ownership of Company capital stock;

•	sufficient cash consideration of SSA; and

•	organization and operation of Rush Merger Subsidiary prior to the merger.

      The representations and warranties contained in the merger agreement are subject to materiality and knowledge qualifications in many respects and expire at the completion of the merger.

      In addition, some of the representations and warranties will not be considered breached unless such breach has a material adverse effect on the representing party. For purposes of the merger agreement, a “material adverse effect” means, with respect to any entity, (a) any adverse change, circumstance or effect that, individually or aggregated with other changes, circumstances and effects, is or would reasonably be expected to be materially adverse to the business, operations, cash flows, assets, liabilities, condition or results of operations of such entity and its subsidiaries taken as a whole, or (b) an impairment of the ability of such entity and its subsidiaries taken as a whole to perform any of their material obligations under the merger agreement or to complete the transactions contemplated thereby, excluding any such change, circumstance or effect to the extent resulting from or arising in connection with:

•	changes or conditions generally affecting the industries or segments in which the Company operates, which do not have a materially disproportionate effect (relative to other industry participants) on the Company;

•	changes in general economic, market or political conditions, which do not have a materially disproportionate effect (relative to other industry participants) on the Company;

•	any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) in respect of the announcement of the merger agreement or the completion of the merger; or

•	any disruption of customer, business partner, supplier or employee relationships that resulted from the announcement of the merger agreement or the completion of the merger, to the extent so attributable.

      Notwithstanding the foregoing, any reduction in the market price or trading volume of the Common Stock shall not be deemed to constitute a material adverse effect on the Company (it being understood that SSA is not prevented from asserting that any underlying cause of such reduction independently constitutes such a material adverse effect on the Company).

Covenants Relating to Conduct of Business

      Between the date of the merger agreement and the effective time of the merger, the Company and each of its subsidiaries is required to conduct their respective businesses in the ordinary course and use their reasonable efforts to preserve intact their current business organizations and relationships with customers, suppliers and others having business dealings with them.

      In addition, the Company has agreed that, among other things, between the date of the merger agreement and the effective time of the merger it will not, and will not permit its subsidiaries to take any of the following actions, except in certain cases, in the ordinary course of business, as contemplated in the merger agreement or in accordance with existing agreements:

•	declare or pay any dividends or make any other distributions in respect of any of its capital stock;

•	split, combine or reclassify any of its capital stock;

•	repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock or other securities of the Company or any of its subsidiaries;

•	issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any (a) shares of its capital stock of any class, (b) bonds, debentures, notes or other indebtedness having, or convertible into other securities having, the right to vote on any matters on which stockholders may vote, or (c) any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities, or enter into any agreement with respect to any of the foregoing;

•	grant, amend, modify, waive or take any action with respect to any stock options, stock options plans or warrants or warrant agreements or accelerate the vesting of any stock options;

•	amend or propose to amend their respective organizational documents, except to the extent required to comply with obligations under the merger agreement, by law or by the rules and regulations of the SEC or NASDAQ National Market;

•	incur, modify or prepay any indebtedness for borrowed money or guarantee, assume, endorse or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its subsidiaries or of other persons or enter into any capital lease, other than indebtedness between the Company and its subsidiaries;

•	make any loans or advances;

•	make any capital contributions to, or acquire, authorize or make or commit to make investments in, any other person;

•	make or commit to make any capital expenditures in excess of $100,000 in the aggregate in any one quarter;

•	transfer, issue, deliver, sell, lease, sell and leaseback, license, pledge, mortgage, dispose of or encumber material properties or assets;

•	make or rescind any material tax election or method of accounting with respect to taxes, file any materially amended tax return, incur any material liability for taxes other than in the ordinary course consistent with past practice, or settle or compromise any examination or proceeding with respect to any material tax liability;

•	pay, discharge, satisfy, settle or compromise any claims, liabilities, obligations or litigation, other than settlements involving amounts not in excess of $100,000 in the aggregate over the sum of reserved amounts and amounts fully recoverable from insurers;

•	settle or compromise any litigation, other than settlements involving amounts payable by the Company and its subsidiaries that are not in excess of $100,000 in the aggregate over the sum of (a) amounts reserved for in respect of litigation in the most recent consolidated financial statements of the Company included in its SEC filings and (b) amounts fully recoverable from insurers of the Company and its subsidiaries;

•	enter into any contract or agreement with any labor unions;

•	enter into or amend, modify, renew or terminate any material agreement or transaction;

•	sell, transfer or pledge or agree to sell, transfer or pledge any shares of capital stock or other equity interests owned by it in any other person;

•	acquire by merger, consolidation, purchase of any equity interest in or purchase of all or a portion of the assets of any business or any person;

•	make any change in any of its accounting practices, policies or procedures or any methods for reporting income, deductions or other items for income tax purposes, except as required by applicable law, GAAP or SEC rule;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any subsidiary or any agreement relating to an acquisition proposal;

•	accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for the premiums therefor) or other compensation or benefits;

•	plan, announce, implement or effectuate any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or any of its subsidiaries,

•	take any action or omit to take any action that would, directly or indirectly, restrict or impair the ability of SSA or Rush Merger Subsidiary to vote or otherwise exercise the rights and receive the benefits of a stockholder of the Company, or any action that would permit any person to acquire securities of the Company or any subsidiary from the Company or such subsidiary on a basis not available to SSA or Rush Merger Subsidiary;

•	enter into any new material line of business or enter into any agreement that restricts, limits or impedes the Company’s or any subsidiary’s ability to compete with or conduct any business or line of business;

•	fail to maintain insurance on its assets and its businesses;

•	enter into any contract for the sale of products not available for delivery to a customer as of the date of the merger agreement;

•	undertake any action or fail to take any action that will result in a breach of the representations and warranties of the Company in any material respect as if made on and as of the effective time of the merger;

•	establish, adopt, enter into, amend or replace in any material respect any benefit plan of the Company, or any plan, agreement, program, policy, trust, fund or other arrangement that would be a benefit plan of the Company if it were in existence as of the date of the merger agreement;

•	increase the compensation or fringe benefits payable to any director, officer or other employees;

•	forgive any indebtedness of any current or former employees to the Company or any of its subsidiaries;

•	take any action with respect to the grant, modification or amendment or any severance or termination pay, or stay, bonus or other incentive arrangement;

•	license, sell, transfer or abandon any intellectual property, or take any action or fail to take any action that may adversely affect the intellectual property;

Additional Covenants

      In addition to the covenants relating to the conduct of the Company’s business above, the Company, SSA and Rush Merger Subsidiary have agreed to the following:

•	subject to certain limitations on what SSA can be required to do or not to do, each of the parties will cooperate and use their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper and advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable;

•	the Company will not (a) directly or indirectly solicit, initiate, knowingly encourage or take any action to facilitate the submission of any acquisition proposals that compete with the merger, or (b) furnish information to any person any information with respect to the Company’s business, properties or assets in connection with any such competing acquisition proposal, except in certain cases, and subject to procedural rules set forth in the merger agreement, including that the Company’s board of directors has reasonably determined in good faith, after consultation with outside legal counsel, that terminating the merger agreement and entering into an agreement to effect such acquisition proposal is reasonably necessary in order for the Company’s board of directors to comply with its fiduciary duties under applicable law;

•	until the sixth anniversary of the effective time of the merger, the Company will maintain the obligation to indemnify and exculpate, and advance expenses to, its present and former officers and directors as provided for in the Company’s organizational documents as in effect on the date of the merger agreement with respect to acts and omissions occurring prior to the effective time of the merger;

•	for a period of three years following the effective time of the merger, the Company must maintain directors’ and officers’ liability insurance for present and former directors and officers;

•	each employee of the Company and its subsidiaries shall be offered at-will employment with SSA, the Company or another subsidiary of SSA and, if employed, paid or provided, until the first anniversary of the effective time of the merger, substantially similar salaries, wages, bonuses, incentives and benefits to those paid or provided to employees engaged in similar positions with SSA; and

•	following the merger, the Company (as the surviving corporation) will assume or adopt all of the current benefit plans of the Company (except equity-based plans), and each eligible employee of the Company who continues employment with SSA, the Company or another subsidiary of SSA will be eligible to continue participation in such plans.

Conditions to the Merger

Conditions to the Obligations of the Company, SSA and Rush Merger Subsidiary to Complete the Merger

      The obligations of the Company, SSA and Rush Merger Subsidiary to complete the merger are subject to the satisfaction or waiver, if legally permissible, of the following conditions:

•	the adoption of the merger agreement and approval of the asset sale by our stockholders;

•	the absence of any temporary restraining order, injunction or other order, statute, rule, or regulation preventing the completion of the merger issued by any court of competent jurisdiction or any other governmental entity, which makes the merger illegal, has a material adverse effect on the Company and its subsidiaries or otherwise prohibits completion of the merger;

•	material filings with any governmental entity and all material consents, approvals, permits and authorizations from any governmental entity have been made or obtained;

•	the representations and warranties, disregarding any qualifications and exceptions relating to materiality or material adverse effect, are true and correct on the date of the merger agreement and on the date the merger is completed as if they were made on that date (except to the extent that the representations and warranties speak as of another date), except where the breaches of such representations and warranties do not have, individually or in the aggregate, a material adverse effect on the representing party;

•	each party has performed all obligations and complied in all material respects with all of its covenants and agreements to be performed or complied with by it under the merger agreement;

•	the absence of any event or occurrence that has or is reasonably likely to have a material adverse effect on any party since the date of the merger agreement; and

•	the receipt by each party of a certificate from officer of the other party stating that certain of these enumerated conditions have been satisfied, as well as certain other corporate documents for the other party.

Additional Condition to the Obligations of the Company to Complete the Merger

      The obligation of the Company to complete the merger is also subject to the completion of the asset sale, or the waiver thereof, if legally permissible.

Additional Conditions to the Obligations of SSA and Rush Merger Subsidiary to Complete the Merger

      The obligations of SSA and Rush Merger Subsidiary to complete the merger are subject to the satisfaction or waiver, if legally permissible, of the following additional conditions:

•	no requirement of law shall have been issued, enacted, enabled, promulgated or enforced by any governmental entity that would have materially reduced the benefits of the transactions contemplated by the merger agreement to SSA or the Company in a manner that would have caused SSA, in its good faith reasonable judgment, not to enter into the merger agreement had such condition or requirement been known on the date of the merger agreement;

•	all the directors of the Company and at least a majority of the directors of each of the Company’s subsidiaries shall have provided SSA with forms of resignation; and

•	the number of shares with respect to which the holders of Common Stock have properly demanded and perfected appraisal rights in accordance with the DGCL is less than 9% of the issued and outstanding shares of Common Stock.

Termination of the Merger Agreement

Termination by the Company or SSA

      Either the Company or SSA, either before or after adoption of the merger agreement by the Company’s stockholders, may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger:

•	by mutual written consent of the Company and SSA;

•	if any governmental entity has issued an a final and non-appealable order, decree or ruling, or has taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, provided such party’s actions have not caused such action;

•	if the merger is not completed by February 28, 2004, provided that the terminating party is not then in material breach of any of its obligations, covenants, agreements, representations or warranties under the merger agreement; and

•	if the Company’s stockholders do not adopt the merger agreement and approve the asset sale at a duly held meeting of stockholders or any adjournment or postponement thereof at which the vote to adopt the merger agreement and approve the asset sale was taken.

Termination by the Company

      The Company may also terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger:

•	if the Company receives an acquisition proposal from a person other than SSA or any of its affiliates, relating to (a) any acquisition or purchase of 50% or more of the consolidated assets of the Company and its subsidiaries or 50% or more of any class of equity securities of the Company or any of its subsidiaries, (b) any tender offer or exchange offer that, if completed, would result in any person or group of related persons beneficially owning 50% or more of any class of equity securities of the Company or any of its subsidiaries, or (c) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 50% or more of the consolidated assets of the Company, and with respect to which the Company’s board of directors has concluded in good faith, after consultation with its financial advisor, (i) is fully financed or reasonably capable of being financed (but not contingent on the availability of financing), (ii) is capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal, and (iii) would, if completed, result in a transaction more favorable to the Company’s stockholders, provided that:

(a) in light of such acquisition proposal, the Company’s board of directors has reasonably determined in good faith, after consultation with outside legal counsel, that terminating the merger agreement and entering into an agreement to effect such acquisition proposal is reasonably necessary in order for the Company’s board of directors to comply with its fiduciary duties under applicable law;

(b) the Company has complied with the provisions in the merger agreement relating to such acquisition proposals;

(c) the Company contemporaneously pays the applicable termination fee and any expense payment previously; and

(d) the Company provides SSA with at least three business days’ advance notice of such termination and, during such three business day period, the Company shall cause its respective financial and legal advisors to negotiate with SSA and Rush Merger Subsidiary in an effort of make adjustments in the terms and conditions of the merger agreement that would allow the Company to proceed with the transactions contemplated in the merger agreement on such adjusted terms, and the Company’s board of directors reasonably concludes in good faith that the terms and conditions as adjusted are not at least as favorable to the Company’s stockholders as the alternative acquisition proposal.

•	upon a material breach by SSA or Rush Merger Subsidiary of any covenant or agreement in the merger agreement or if any representation or warranty of SSA or Rush Merger Subsidiary set forth in the merger agreement has become untrue in any material respect (or, if qualified as to materiality, become untrue), provided that if the breach is reasonably capable of being cured by SSA or Rush Merger Subsidiary through the exercise of reasonable best efforts within 10 calendar days after receiving written notice of such breach from the Company, then as long as SSA or Rush Merger Subsidiary continues to exercise such reasonable best efforts to cure the breach, the Company may not terminate the merger agreement prior to the expiration of the 10 calendar day period.

Termination by SSA

      SSA may also terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger:

•	if the Company’s board of directors has:

(a) withdrawn, modified or amended in any manner adverse to SSA or Rush Merger Subsidiary its recommendations regarding the merger or the asset sale;

(b) in response to the commencement of any such acquisition proposal, not recommended rejection of such offer within 10 business days of the commencement of such acquisition proposal or of any request by SSA to do so; or

(c) resolved to do any of the foregoing or announced its intention to do any of the foregoing;

•	if the Company’s board of directors has approved, recommended or entered into an agreement with respect to, or consummated, any acquisition proposal from a person other than SSA or any of its affiliates;

•	upon a material breach by the Company of any covenant or agreement in the merger agreement or if any representation of warranty of the Company set forth in the merger agreement has become untrue in any material respect (or, if qualified as to materiality, become untrue), provided that if the breach is reasonably capable of being cured by the Company through the exercise of reasonable best efforts within 10 calendar days after receiving written notice of such breach from SSA or Rush Merger Subsidiary, then as long as the Company continues to exercise such reasonable best efforts to cure the breach, SSA or Rush Merger Subsidiary may not terminate the merger agreement prior to the expiration of the 10 calendar day period; or

•	upon a breach by the Company or any representative of the Company of the covenant not to directly or indirectly solicit other acquisition proposals.

Termination Fee and Expense Payment

      The Company is required to pay SSA (a) a termination fee of $1.43 million and (b) an expense payment for all out-of-pocket expenses (including printing fees, filing fees and fees and expenses from legal and financial advisors) not to exceed $240,000, on the times specified below pursuant to the following events:

•	no later than two business days following termination of the merger agreement by the Company or SSA because the Company’s stockholders did not adopt the merger and approve the asset sale, provided that neither SSA nor Rush Merger Subsidiary is then in material breach of its obligations under the merger agreement, and an alternative acquisition proposal has been publicly disclosed or publicly proposed to the Company or the stockholders at any time after the date of the merger agreement but prior to such termination and not publicly withdrawn or abandoned;

•	immediately upon termination of the merger agreement, provided that neither SSA nor Rush Merger Subsidiary is then in material breach of any of its obligations under the merger agreement, if:

(i) SSA terminates the merger agreement because the Company or the Company’s board of directors has taken adverse action with respect to its recommendation, approved or taken similar action with respect to an alternative acquisition proposal, or not recommended rejection of a tender or exchange offer;

(ii) SSA terminates the merger agreement because the Company or any representative of the Company breaches the applicable provisions in the merger agreement relating to alternative acquisition proposals;

(iii) the Company terminates the merger agreement because the Company’s board of directors approves of alternative acquisition proposal after fulfilling the Company’s obligations required for such termination (as set forth above); or

•	immediately upon termination of the merger agreement by SSA or Rush Merger Subsidiary because the merger was not completed by February 28, 2004 (or a later date that SSA and the Company may agree to in writing) if (i) an alternative acquisition proposal was publicly disclosed or publicly proposed to the Company or the stockholders prior to such termination and not publicly withdrawn, and (ii) within 12 months of the date of termination the Company enters into an agreement, including a letter of intent, with respect to, or completes, an alternative acquisition proposal.

Expenses

      Regardless of whether the merger is completed, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, except that:

•	if the merger is completed, the Company shall pay all expenses of SSA and Rush Merger Subsidiary incurred in connection with the transactions contemplated by the merger agreement; and

•	if the merger is not completed, the Company may be required to pay an expense payment (see “—Termination Fee and Expense Payment”).

      For purposes of the merger agreement, “expenses” include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources and their counsel, experts and consultants to a party to the merger agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the merger agreement, the voting agreements and the asset sale documents and the transactions contemplated by the merger agreement, including this proxy statement and the Schedule 13E-3 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated by the merger agreement and all property or transfer taxes imposed as a result of the merger agreement and the transactions contemplated by the merger agreement.

Amendments to the Merger Agreement; Waiver of Conditions

      The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time prior to the effective time of the merger. After our stockholders approve the merger agreement, however, no amendment may be made that requires further stockholder approval under any applicable law or the rules of the NASDAQ without obtaining such further stockholder approval. The merger agreement may not be amended except in writing signed on behalf of each of the parties.

      At any time prior to the effective time of the merger the parties may to the extent allowed by law:

•	extend the time for the performance of any of the obligations or other acts of the other parties set forth in the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

      Any agreement on the part of a party to the merger agreement to any such extension or waiver must be in writing and signed by the party providing the extension or waiver. The failure of any party to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of such rights.

VOTING AGREEMENTS

      The following is a summary of the material terms and conditions of the voting agreements and does not purport to be complete. The actual voting agreements are attached as Appendix B and Appendix C and are incorporated by reference into this proxy statement. The following description may not contain all the information about the merger agreement that is important to you. We encourage you to read the voting agreement carefully in its entirety.

General

      Concurrently with the execution and delivery of the merger agreement, the Company and SSA entered into separate voting agreements with each of Raymond R. Hood and the Hood Partnership. As of the record date, Mr. Hood and the Hood Partnership directly owned an aggregate of 408,214 shares of Common Stock, representing approximately 6.1% of the outstanding shares of Common Stock on that date. In addition, they also beneficially own an aggregate of 42,857 shares of Common Stock issuable upon the exercise of stock options.

      Mr. Hood is a former Chief Executive Office of the Company. He ceased serving in that position and as an executive officer of the Company in November 2002. Mr. Hood is currently the Chairman of our board of directors. As a condition to the completion of the merger and asset sale, Mr. Hood will resign from our board of directors.

      Under the voting agreements, Mr. Hood and the Hood Partnership have agreed to vote all shares of Common Stock owned by them:

•	in favor of adoption of the merger agreement and approval of the asset sale and the related transactions;

•	against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the merger agreement, the asset sale documents or the voting agreement; and

•	except as otherwise agreed to in writing by SSA in its sole discretion, against the following actions: (i) any acquisition proposal by a person other than SSA or any of its affiliates; (ii) any change in a majority of our board of directors; (iii) any material change in the capitalization of the Company; (iv) any amendment in our charter or bylaws; (v) any other change in the Company’s corporate structure of business; and (vi) any other action that, in SSA’s reasonable judgment, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the merger agreement and the asset sale documents.

      Mr. Hood and the Hood Partnership have also agreed not to enter into any contract or understanding in any manner inconsistent with the foregoing.

Irrevocable Proxy

      In the voting agreements, Mr. Hood and the Hood Partnership have also granted SSA and Shelley Isenberg and Kirk Isaacson, as representatives of SSA, irrevocable proxies to vote their shares of Common Stock on the matters set forth above.

Representations and Warranties

      The voting agreements contain customary representations, warranties and covenants given by Mr. Hood and the Hood Partnership relating to, among other things, ownership of the shares of Common Stock that are the subject of the agreements and authority to contract.

No Solicitation

      Each of Mr. Hood and the Hood Partnership has agreed that it will not solicit, initiate, encourage or facilitate any acquisition proposal or participate in any discussions or negotiations regarding acquisition proposal by a person other than SSA or any of its affiliates. Each of Mr. Hood and the Hood Partnership has also agreed that it will immediately cease and cause to be terminated any existing solicitation and related discussion or negotiation with respect to any alternative acquisition proposal.

      The voting agreements do not limit or restrict any of Mr. Hood and the Hood Partnership or any of its affiliates or representatives who is a member of our board of directors or an officer of the Company from exercising his fiduciary duties to the Company by voting or taking any other action whatsoever in his capacity as an officer or director.

Restrictions on Transfer

      Each of Mr. Hood and the Hood Partnership has also agreed that it will not:

•	except pursuant to the merger agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to such disposition of, their shares of Common Stock;

•	except as provided in their voting agreement, grant any proxy, power of attorney, deposit any of the shares into a voting trusts or enter into a voting agreement or arrangement with respect to the shares; and

•	take any other action that would make any representation or warranty of such stockholder contained in the voting agreement untrue or incorrect in any material respect or have the effect of preventing the stockholder from performing its obligations under the voting agreement.

Termination of the Voting Agreements

      Each of the voting agreements terminates upon the earliest to occur of the termination of the merger agreement or the completion of the merger.

INFORMATION ABOUT THE COMPANY

      We began operations as a Delaware corporation under the name EXE Technologies, Inc. following the acquisition of Dallas Systems Corporation by Neptune Systems, Inc. in September 1997. We provide software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution and inventory management. Our software allows companies to efficiently manage and control the flow of inventory throughout the supply chain. Companies use our software to increase revenue, reduce distribution costs, manage inventory across the supply chain and improve customer loyalty and satisfaction. We provide global service and support for our software from established facilities in North America, Europe, the Middle East, Asia, Australia and through partners in Latin America. Our Common Stock is currently quoted on the NASDAQ National Market, under the symbol “EXEE.”

      During the last five years, to the best knowledge of the Company, none of its directors or executive officers have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws. All current directors and executive officers of the Company are U.S. citizens.

      Our principal executive offices are located at 8787 Stemmons Freeway, Dallas, Texas 75247, telephone (214) 775-6000.

Directors of the Company

      Set forth below, for each director of the Company, is each director’s respective name, age, positions with the Company, principal occupation, business experience during the past five years, the names of other publicly held corporations of which such person is a director and the year during which each such person first became a director of the Company. Unless otherwise indicated, the business address for each director is c/o EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, Texas 75247.

      Joseph L. Cowan has served as a director of the Company and as the Company’s President and Chief Executive Officer since November 2002. From June 2001 to November 2002, Mr. Cowan served as President of and as Chief Operating Officer within Invensys’ Manufacturing and Process Systems, a division of Invensys plc, an international production technology and energy management company. From September 2000 to June 2001 he served as President and Chief Executive Officer for Wonderware, a supplier of industrial automation software and a wholly owned subsidiary of Invensys plc. He had been with Wonderware as Senior Vice President, Sales and Marketing from 1995 to 2000 prior to the acquisition by Invensys plc in 1998.

      Glen A. Dell has served as a director of the Company since March 2003. Since January 1998 he has served as a partner of MapleWood Equity Partners, LP, an investment fund, which focuses on middle market companies in the United States. Mr. Dell currently serves on the board of directors for Insurance Service Office, Comtel Electronics, Inc., Parts Depot, Inc., and AMC Computer Corporation.

      Jeffrey R. Rodek has served as a director of the Company since October 1998. Since October 1999, Mr. Rodek has served as chairman of the board and chief executive officer of Hyperion Solutions Corporation, a leading business analysis software company. Prior to joining Hyperion, Mr. Rodek served as president and worldwide chief operating officer of Ingram Micro, Inc., a global wholesale provider of technology products and supply chain management services, from January 1995 to October 1999.

      Henry Feinberg has served as a director of the Company since November 2002. Since April 2000, Mr. Feinberg has been a Venture Partner of Technology Crossover Ventures, a venture capital firm that provides growth capital to technology companies. From 1997 to 2000, Mr. Feinberg was chairman and chief executive officer of Rand McNally & Company, a company specializing in mapping, routing, and trip planning tools. Mr. Feinberg currently serves on the board of directors of several private companies.

      William J. Lansing has served as a director of the Company since March 2002. Since September 2001, Mr. Lansing has been a managing member of GAP LLC, a private equity investment firm focused exclusively on investing in information technology, process outsourcing and communications businesses on a global basis. Prior to joining GAP LLC, Mr. Lansing served as chief executive officer of NBC Internet, an internet business of the National Broadcasting Company, from March 2000 to August 2001. From March 1998 to March 2000, Mr. Lansing was the president and chief executive officer of Fingerhut, a direct marketing company. From October 1996 to March 1998, Mr. Lansing was a vice president, business development for General Electric Company. Mr. Lansing also serves on the board of directors of Digital River and Net Perceptions and several private companies.

      Raymond R. Hood has served as Chairman of the board of directors since March 2002. Mr. Hood ceased to serve as Chief Executive Officer of the Company on November 14, 2002, and ceased to be an employee of the Company on February 12, 2003. From September 1997 through November 2002, Mr. Hood served as the Company’s Chief Executive Officer and as a director of the Company. Mr. Hood also served as the Company’s President from September 1997 to April 2001.

      Marc F. McMorris has served as a director of the Company since November 2002. Since October 1, 2003, Mr. McMorris has been a managing member of GAP LLC, a private equity investment firm focused exclusively on investments in information technology, process outsourcing and communications businesses on a global basis. Between August 1999 and September 30, 2003, Mr. McMorris was a principal of GAP LLC. Prior to joining GAP LLC, Mr. McMorris served as Vice President of the High Technology Group of Goldman Sachs from 1998 to 1999.

      There are no family relationships among any of the executive officers or directors of the Company.

Executive Officers of the Company

      The following table sets forth information regarding our current executive officers:

Name	Age	Position

Joseph L. Cowan	54	President and Chief Executive Officer

Kenneth R. Vines	58	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Mark R. Weaser	40	President, Asian Operations

      Unless otherwise indicated, the business address for each executive officer is c/o EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, Texas 75247.

      Joseph L. Cowan has served as our President and Chief Executive Officer since November 2002. Prior to that Mr. Cowan was President and Chief Executive Officer of Invensys Automation and Information systems from June 2001 to November 2002. From September 2000 to June 2001 he served as President and Chief Executive Officer for Wonderware, a wholly owned subsidiary of Invensys. He had been with Wonderware as Senior Vice President, Sales and Marketing from 1995 to 2000 prior to the acquisition by Invensys in 1998.

      Kenneth R. Vines has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2002 and as Secretary since February 2003. From October 1998 until joining EXE, Mr. Vines was the Senior Vice President and Chief Financial Officer of Triton Network Systems, Inc. (Triton) and additionally, was appointed Chief Executive Officer and a member of the Board of Directors beginning in August 2001. On August 17, 2001 the Board of Directors of Triton approved, effective August 20, 2001, a complete plan of liquidation and dissolution of Triton, which plan was ratified and approved by the stockholders of Triton on October 29, 2001. Prior to joining Triton, Mr. Vines was the Vice President of Finance of DSC Communications Corporation.

      Mark R. Weaser has served as our President, Asian Operations since January 2003 and from July 2001 to December 2002 he served as Senior Vice President and Managing Director, Asia Pacific/ Japan. From January 2000 to July 2001, Mr. Weaser served as our Senior Vice President, International Operations. From September 1997 to January 2000, Mr. Weaser served as our Managing Director of Asia Pacific and served in the same position for Neptune since August 1996. From July 1995 to July 1996, he was the Asia Vice President for Telxon Corporation.

      In November 2002, our Chief Executive Officer resigned and was replaced by Joseph L. Cowan. The former Chief Executive Officer, Raymond R. Hood, retained his position as Chairman of the Board of Directors.

      No director or executive officer of the Company has had any transactions with the Company during the past three years.

INFORMATION ABOUT SSA AND RUSH MERGER SUBSIDIARY

      SSA, a privately-held Delaware corporation, is a leading provider of extended enterprise resource planning (ERP) solutions for manufacturing, services, and public organizations worldwide. In addition to core ERP applications, SSA offers a full range of practical integrated extended solutions including corporate performance management, customer relationship management (CRM), supply chain management and supplier relationship management. SSA is affiliated with the Company through the common ownership by certain GAP SSA Investment Entities and, indirectly, by GAP LLC, as further described in this proxy statement.

      Rush Merger Subsidiary, a Delaware corporation, is a newly-formed indirect wholly-owned subsidiary of SSA and was formed for the purpose of being merged with and into us pursuant to the terms and conditions of the merger agreement.

      The executive officers of SSA are Mike Greenough, President, Chairman and Chief Executive Officer; Graeme Cooksley, President of Baan and Executive Vice President, Global Sales & Marketing; Stephen P. Earhart, Executive Vice President and Chief Financial Officer; John R. Walles, Executive Vice President, Operations; and Kirk J. Isaacson, Executive Vice President & General Counsel and Corporate Secretary. The address of each executive officer of SSA is the address of SSA. The directors of SSA are Mike Greenough, Mark Neporent, Seth Plattus, Robert Davenport, Michael Green, William Ford and Marc McMorris.

      The executive officers of Rush Merger Subsidiary are Mike Greenough, President and Chief Executive Officer; Shelley Isenberg, Senior Vice President; and Kirk J. Issacson, Secretary. The sole director of Rush Merger Subsidiary is Shelley Isenberg. The address of each executive officer and director of Rush Merger Subsidiary is the address of SSA.

      In the last five years, other than their positions with SSA and Rush Merger Subsidiary, the executive officers and directors of SSA and Rush Merger Subsidiary have held the following positions:

      Mike Greenough joined SSA in May, 2001. From October 1998 to April 2001, he was Chief Operating Officer at Constellation Software, Inc. The address of Constellation Software is 20 Adelaide Street East, Suite 1200, Toronto, Ontario, Canada M5C 2T6.

      Graeme Cooksley joined SSA in 1990 as Managing Director of SSA New Zealand Ltd. to commence SSA’s New Zealand operation. In February 1998, Mr. Cooksley was President of SSA’s Asia/ Pacific/ Japan operations. In August 2001, Mr. Cooksley was promoted to the position of Executive Vice President of Global Sales & Marketing.

      Stephen P. Earhart joined SSA in June 2003. From March 1998 to May 2003, Mr. Earhart was Senior Vice President of Corporate Finance for Motorola. The address of Motorola is 1303 East Algonquin Road, Schaumberg, Illinois 60196.

      John R. Walles joined SSA in August 2000. From August 2000 to April 2003, Mr. Walles was Senior Vice President and Chief Financial Officer, until he began his current role as Executive Vice President, Operations. From August 1993 to May 2000, Mr. Walles was Vice President and Chief Financial Officer of Composites One. The address of Composites One is 723 West Algonquin Road, Arlington Heights, Illinois 60005.

      Kirk Isaacson joined SSA in November, 1990. From November 1990 to May 2003, Mr. Isaacson served as Vice President and General Counsel. In May 2003, Mr. Isaacson was promoted to the position of Executive Vice President and General Counsel.

      Shelley Isenberg is Senior Vice President Acquisitions & Corporate Development for SSA, in addition to his position in Rush Merger Subsidiary. He joined SSA in February 2002 in his current capacity. From November 1990 to February 2003, he served as Vice President General Counsel of GEAC Computer Corporation Limited. The address of GEAC Computer Corporation is 11 Allstate Parkway, Suite 300, Markham, Ontario, Canada L3R 9T8.

      Mark Neporent is currently Managing Director and Chief Operating Officer of Cerberus, and has been for the last five years. The address of Cerberus is 299 Park Avenue, Floors 21-23, New York, New York 10171.

      Seth Plattus is currently Managing Director of Cerberus, and has been for the last five years. The address of Cerberus is 299 Park Avenue, Floors 21-23, New York, New York 10171.

      Robert Davenport is currently Managing Director of Cerberus, and has been for the last five years. The address of Cerberus is 299 Park Avenue, Floors 21-23, New York, New York 10171.

      Michael Green has been Managing Partner and Chief Executive Officer of TenX Capital Management since 1999. Prior to joining TenX, Mr. Green was the President and CEO of TriSpan Internet Commerce Solutions. The address of TenX Capital Management is 100 West Elm Street, Suite 300, Conshohocken, Pennsylvania 19428.

      William Ford is currently a partner of GAP LLC. The address of GAP LLC is 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      Marc F. McMorris is a Managing Member of GAP LLC and has worked at GAP LLC since July 1999. From 1996 to July 1999, Mr. McMorris worked at Goldman Sachs, including from May 1998 to July 1999 as a Vice President in the High Technology Group. Mr. McMorris is also a director of the Company. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      The principal executive offices of SSA and Rush Merger Subsidiary are located at 500 West Madison, Suite 1600 Chicago, Illinois 60661, telephone (312) 258-6000.

      During the last five years, to the best knowledge of SSA and Rush Merger Subsidiary, none of the current directors or executive officers of SSA and Rush Merger Subsidiary have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws. All current directors and executive officers of SSA and Rush Merger Subsidiary, other than Mike Greenough, Graeme Cooksley and Shelley Isenberg, are U.S. citizens. Mr. Greenough and Mr. Isenberg are citizens of Canada and Mr. Cooksley is a citizen of New Zealand.

INFORMATION ABOUT CERBERUS CAPITAL MANAGEMENT, L.P.

      Cerberus Capital Management, L.P., a Delaware limited partnership, is a leading New York investment management firm with approximately $10.0 billion of equity capital under management. Entities controlled by Cerberus hold 75% of the issued and outstanding equity of SSA.

      The principal executive offices of Cerberus are located at 299 Park Avenue, Floors 21-23, New York, New York 10171, telephone (212) 891-2100.

      During the last five years, to the best knowledge of Cerberus, none of its current managing directors or managing members has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws. All current managing directors and managing members of Cerberus are U.S. citizens.

INFORMATION ABOUT THE GENERAL ATLANTIC ENTITIES

      Each of GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities is engaged in acquiring, holding and disposing of interests in various companies for investment purposes.

      The principal executive offices of GAP LLC, the GAP Investment Partnerships and the GAP SSA Investment Entities are located at:

3 Pickwick Plaza
Greenwich, Connecticut 06830
(203) 629-8600

      The principal executive offices for GAPCO KG and GAPCO Management GmbH are located at c/o General Atlantic Partners GmbH, Koenigsallee 62, 40212 Dusseldorf, Germany. The general partner of GAP 41, GAP 57 and GAP 76 is GAP LLC. GAP LLC is the sole member of GapStar. GAPCO GmbH Management is the general partner of GAPCO KG. The managing members of GAP LLC are Steven A. Denning, Peter L. Bloom, Peter Currie, Mark F. Dzialga, Erik Engstrom, Klaus Esser, William E. Ford, William O. Grabe, David C. Hodgson, Braden R. Kelly, Rene M. Kern, William J. Lansing, Marc F. McMorris, Matthew Nimetz, Clifton S. Robbins, Franchon M. Smithson, Tom C. Tinsley, Philip P. Trahanas, Florian Wendelstadt and John Wong (collectively, the “GAP Managing Members”). The GAP Managing Members (other than Mr. Esser) are also the general partners of GAPCO and GAPCO II.

      In the last five years, the managing members of GAP LLC have held the following positions:

      Steven A. Denning is the Executive Managing Member of GAP LLC. Mr. Denning has worked at GAP LLC (or its predecessor) since 1980. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      Peter L. Bloom is a Managing Member of GAP LLC and has worked at GAP LLC since 1996. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      Mark F. Dzialga is a Managing Member of GAP LLC and has worked at GAP LLC since 1998. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      William E. Ford is a Managing Member of GAP LLC and has worked at GAP LLC (or its predecessor) since 1991. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      William O. Grabe is a Managing Member of GAP LLC and has worked at GAP LLC (or its predecessor) since 1992. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      David C. Hodgson is a Managing Member of GAP LLC and has worked at GAP LLC (or its predecessor) since 1982. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      Rene M. Kern is a Managing Member of GAP LLC and has worked at GAP LLC since 1996. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830. In addition, during a portion of the past five years, Mr. Kern’s business address was General Atlantic Partners Limited, 83 Pall Mall, London SW1Y 5ES, United Kingdom.

      Franchon M. Smithson is a Managing Member of GAP LLC and has worked at GAP LLC since 1995. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      Marc F. McMorris is a Managing Member of GAP LLC and has worked at GAP LLC since July 1999. From 1996 to July 1999, Mr. McMorris worked at Goldman Sachs, including from May 1998 to

July 1999 as a Vice President in the High Technology Group. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      Philip P. Trahanas is a Managing Member of GAP LLC and has worked at GAP LLC since March 2000. From 1996 to March 2000, Mr. Trahanas was with Morgan Stanley’s investment banking division working on the High Technology Corporate Finance team and was a member of the division’s operating management team. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      Peter L. S. Currie has been a Managing Member of GAP LLC since January 2002. His business address is General Atlantic Service Corporation, 228 Hamilton Avenue, Palo Alto, California 94301. From May 1999 to January 2002, Mr. Currie was a Partner at The Barksdale Group, LLC located at 2730 Sand Hill Road, Menlo Park, California 94025. From April 1995 to May 1999, Mr. Currie was an Executive Vice President at Netscape Communications Corporation located at 501 E. Middlefield Road, Mountain View, California 94039.

      Erik Engstrom has been a Managing Member of GAP LLC since March 2001. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza Greenwich, Connecticut 06830. From July 1998 to March 2001, Mr. Engstrom was President and Chief Operating Officer of Random House, Inc. located at 1540 Broadway, New York, New York 10036.

      Klaus Esser has been a Managing Member of GAP LLC since November 2000. His business address is General Atlantic Partners GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany. From May 1999 to June 2000, Mr. Esser was Chief Financial Officer of Mannesman AG, and from June 1994 to May 1999, Mr. Esser was Chief Executive Officer of Mannesman AG. Mannesman AG is located at Massesmannufer 2, 40213 Dusseldorf, Germany.

      Braden R. Kelly has been a Managing Member of GAP LLC since February 2001. From 1995 through January 2001, Mr. Kelly was an Associate and then a Principal of GAP LLC. His business address is General Atlantic Service Corporation, 228 Hamilton Avenue, Palo Alto, California 94301. From 1995 through mid-2001, Mr. Kelly’s business address was General Atlantic Service Corporation, 3 Pickwick Plaza Greenwich, Connecticut 06830.

      William J. Lansing has been a Managing Member of GAP LLC since September 2001. His business address is General Atlantic Service Corporation, 228 Hamilton Avenue, Palo Alto, California 94301. From March 2000 to August 2001, Mr. Lansing was the Chief Executive Officer of NBC Internet, Inc. located at 225 Bush Street, San Francisco, California 94104. From March 1998 to March 2000, Mr. Lansing was the Chief Executive Officer of Fingerhut Companies, Inc. located at 4400 Baker Road, Minnetonka, Minnesota 55343.

      Matthew Nimetz has been a Managing Member of GAP LLC since January 2000. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza Greenwich, Connecticut 06830. From 1980 to 2000, Mr. Nimetz was a Partner at Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019.

      Clifton S. Robbins has been a Managing Member of GAP LLC since December 1999. His business address is General Atlantic Service Corporation, 3 Pickwick Plaza Greenwich, Connecticut 06830. From 1987 to December 1999, Mr. Robbins was a General Partner of Kohlberg Kravis Roberts & Co. located at 9 West 57th Street, Suite 4200, New York, New York 10019.

      Tom C. Tinsley has been a Managing Member of GAP LLC since February 2001. From September 1999 to January 2001, Mr. Tinsley was a Special Advisor to GAP LLC. Mr. Tinsley’s business address is General Atlantic Service Corporation, 11600 Sunrise Valley Drive, Reston, Virginia 20191. From September 1999 to April 2000, Mr. Tinsley’s business address was General Atlantic Service Corporation, 3 Pickwick Plaza Greenwich, Connecticut 06830. From July 1998 to June 1999, Mr. Tinsley was President and Chief Executive Officer of Baan Company N.V. located at Reston Town Center, Fifth Floor, Reston Town Center, Fifth Floor, Reston Virginia 20190.

      Florian P. Wendelstadt has been a Managing Member of GAP LLC since February 2001. From 1997 to January 2001, Mr. Wendelstadt was an Associate and then a Principal of GAP LLC. Mr. Wendelstadt’s business address is General Atlantic Partners Limited, 83 Pall Mall, London SW1Y 5ES, United Kingdom. From 1997 until moving to London in 1999, Mr. Wendelstadt’s business address was General Atlantic Service Corporation, 3 Pickwick Plaza Greenwich, Connecticut 06830.

      John Wong has been a Managing Member of GAP LLC since July 1999. His business address is 24 Raffles Place, 29-04B Clifford Center, Singapore 048621. From 1990 to 1999, Mr. Wong was a Group Managing Director of Hong Leong Corporation located at Hong Leong Building, 24th Floor, Collyer Quay, Singapore 048621.

      Messrs. Esser, Kern and Wendelstadt are citizens of Germany; Mr. Engstrom is a citizen of Sweden; and Mr. Wong is a citizen of Singapore. The present principal occupation or employment of each of the GAP Managing Members is as a managing member of GAP LLC. Each of the GAP Managing Members, other than Messrs. Engstrom, Esser, Kern, Wendelstadt and Wong, is a citizen of the United States. None of the GAP LLC related entities and none of the above individuals has, during the last five years, been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.

SUMMARY FINANCIAL DATA

      The following summary financial data for the Company should be read in conjunction with our historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual, quarterly and other reports filed with the SEC. See “Available Information.” The information for the two fiscal years in the period ended December 31, 2002 was derived from the audited consolidated financial statements included in our annual report on Form 10-K. The information for the six months ended June 30, 2003 was derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. These filings are attached to this proxy statement as Appendix F and Appendix G, respectively. More complete financial information may also be obtained by accessing our public filings with the SEC by following the instructions in “Available Information.” No pro forma data giving effect to the merger is provided because we do not believe such information is material to our stockholders in evaluating the merger agreement and the asset sale since the merger consideration will be paid to our stockholders solely in cash and our stockholders will no longer have any equity interest in the Company if the merger is completed.

	Six months ended	Years Ended December 31,
	June 30, 2003
	(unaudited)	2002	2001

	(In thousands, except per share data)
Statement of Operations Data:
Revenues	$35,236	$73,656	$97,524
Costs and expenses
Impairment of intangibles	—	—	26,680
Provision for estimated loss on lease abandonment	—	3,999	10,184
Employee severance and other facility closure costs	—	5,738	4,110
Other	39,718	89,402	122,153

Total costs and expenses	39,718	99,139	163,127
Operating loss	(4,482)	(25,483)	(65,603)
Loss before minority interest and taxes	(3,656)	(23,276)	(63,712)
Loss before income taxes	(3,620)	(23,305)	(63,873)
Net loss	(4,062)	(23,801)	(63,924)
Net loss per common share:
Basic and Diluted	(0.61)	(3.61)	(9.86)
Weighted average shares outstanding:
Basic and Diluted	6,662	6,586	6,481
Ratio of earnings to fixed charges	(a )	(a )	(a )

	June 30, 2003	December 31, 2002	December 31, 2001

Balance Sheet Data:
Current assets	$50,274	$57,425	$70,866
Noncurrent assets	10,845	12,944	20,204
Total assets	61,119	70,369	91,070
Current liabilities	27,031	30,517	29,534
Noncurrent liabilities	7,788	9,305	7,810
Minority interest	163	199	170
Total shareholders’ equity	26,137	30,348	53,556
Total liabilities and shareholders’ equity	61,119	70,369	91,070
Book value per share	$3.92	$4.61	$8.26

(a)	The ratio of earnings to fixed charges has not been provided since the ratio would be less than 1:1 for all periods presented. To achieve an earnings to fixed charges ratio of 1:1, the Company would have to generate additional income of $3.7 million for the six months ended June 30, 2003, and $23.3 million and $63.7 million for the years ended December 31, 2002 and 2001, respectively.

MARKET PRICES FOR COMMON STOCK AND DIVIDEND INFORMATION

      Our Common Stock began trading on the NASDAQ National Market on August 4, 2000 under the symbol “EXEE.” Prior to that time, there had been no market for our Common Stock. The following table sets forth the high and low sales price range information per share of our Common Stock on the NASDAQ National Market for the indicated periods. All share and per share data in this report reflect the one for seven stock split of our Common Stock effective January 2, 2003. As of August 14, 2003, the last full trading day before our board of directors approved our entering into the merger agreement with SSA, the closing price was $5.94 per share.

	Price Range

Calendar Year	High	Low

2001
First Quarter	$112.00	$35.42
Second Quarter	$66.50	$24.50
Third Quarter	$41.37	$12.39
Fourth Quarter	$35.91	$12.32

2002
First Quarter	$35.35	$10.57
Second Quarter	$16.10	$6.72
Third Quarter	$10.15	$4.20
Fourth Quarter	$5.53	$2.52

2003
First Quarter	$4.75	$2.27
Second Quarter	$5.65	$2.66
Third Quarter (through August 15, 2003)	$6.50	$4.00

      The number of record holders of our Common Stock as of August 15, 2003 was 168. We believe that a larger number of beneficial owners hold shares of our Common Stock in depository or nominee form.

      We have never declared or paid cash dividends on our capital stock. If the merger is not completed, we currently intend to retain any earnings for use in our business and do not anticipate paying any cash dividends in the foreseeable future. If the merger is not completed, our board of directors will determine future dividends, if any.

OTHER MATTERS

      The board of directors does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of our Common Stock as of August 15, 2003 (or such other date as otherwise indicated in the footnotes below), (a) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (b) by each director, (c) by each of the current and former officers for whom we are required to provide information, and (d) by all current directors and executive officers as a group.

	Number of Shares of
	Common Stock	Percentage of
	Beneficially	Common Stock
Name and Address of Beneficial Owner	Owned(1)	Outstanding(2)

5% Stockholders
Entities affiliated with General Atlantic Partners, LLC(3)	2,003,934	30.1%
William J. Lansing(4)	2,003,934	30.1%
Marc F. McMorris(4)	2,003,934	30.1%
Symphony Technology II-A, L.P.(5)	325,728	4.9%
Symphony Technology II GP, LLC(5)	325,728	4.9%
Symphony Technology Group, LLC(5)	325,728	4.9%
Romesh Wadhwani(6)	434,299	6.5%
Merrill Lynch & Co, Inc.(7)	609,329	9.2%
Entities Associated With Technology Crossover Ventures(8)	585,427	8.8%
Henry J. Feinberg(8)	585,427	8.8%
Raymond R. Hood(9)	451,071	6.7%
SSA Global Technologies, Inc.(10)	451,071	6.7%
Other Directors and Named Executive Officers
Glen A. Dell	*	*
Joseph L. Cowan(11)	71,428	1.0%
Mark R. Weaser(12)	69,430	*
Michael A. Burstein(13)	33,427	*
Jeffrey R. Rodek(14)	9,464	*
Kenneth R. Vines(15)	12,649	*
Kenneth J. Powell(16)	*	*
All current directors and executive officers as a group (nine persons)(17)	3,207,831	47.3%

      None of the other filing persons of the Schedule 13E-3 or their affiliates beneficially owns any of our Common Stock.

*	Less than 1%.

(1)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to the knowledge of the Company based upon information provided by such persons, each person listed above has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person which are exercisable (or convertible) as of or within 60 days of August 15, 2003. Unless otherwise indicated, the address of each beneficial owner is c/o EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, Texas 75247.

(2)	As of August 15, 2003, on which date there were a total of 6,665,681 shares of Common Stock outstanding.

(3)	Includes 1,363,534 shares of Common Stock held by General Atlantic Partners 41, L.P. (“GAP 41”), 256,116 shares of Common Stock held by GAP Coinvestment Partners, L.P. (“GAPCO”), 332,759 shares of Common Stock held by General Atlantic Partners 57, L.P. (“GAP 57”) and 51,525 shares of Common Stock held by GAP Coinvestment Partners II, L.P. (“GAPCO II”). General Atlantic Partners, LLC (“GAP LLC”) is the general partner of GAP 41 and GAP 57. The managing members of GAP LLC are Steven A. Denning, Peter L. Bloom, Peter L.S. Currie, Mark F. Dzialga, Erik Engstrom, Klaus Esser, William E. Ford, William O. Grabe, David C. Hodgson, Braden R. Kelly, Rene M. Kern, William J. Lansing, Marc F. Mcmorris, Matthew Nimetz, Clifton S. Robbins, Franchon M. Smithson, Tom C. Tinsley, Philip P. Trahanas, Florian Wendelstadt and John Wong. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of GAPCO and GAPCO II. GAP 41, GAP 57, GAP LLC, GAPCO and GAPCO II are a “group” within the meaning of Rule 13d-5 of the Exchange Act. William J. Lansing, a director of the Company, is a managing member of GAP LLC and a general partner of each of GAPCO and GAPCOII. The address for the various General Atlantic entities is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830. The address for Mr. Lansing is c/o General Atlantic Service Corporation, 228 Hamilton Avenue, Palo Alto, California 94301.

(4)	Includes 2,003,934 shares held by GAP 41, GAP 57, GAPCO and GAPCO II as described in footnote 3 above. Messrs. Lansing and McMorris disclaim beneficial ownership of all such securities except to the extent of his pecuniary interest therein.

(5)	Information is based solely on a Schedule 13G filed with the SEC on May 16, 2002. Shares are held by Symphony Technology II-A, L.P. which shares voting power and dispositive power with Symphony Technology II GP, LLC and Symphony Technology Group, LLC. The address for the various Symphony entities is 101 Redwood Shores Parkway, Suite 210, Redwood City, CA 94065.

(6)	Information is based solely on a Schedule 13G filed with the SEC on May 16, 2002. Includes 651,455 shares of Common Stock held by Symphony Technology II-A, L.P. which shares voting power and dispositive power with Symphony Technology II GP, LLC and Symphony Technology Group, LLC. Mr. Wadhwani is the C.E.O. and Managing Director of Symphony Technology II, GP, LLC and Symphony Technology Group, LLC. Symphony Technology II, GP, LLC is the general partner of Symphony Technology II-A, L.P. Mr. Wadhwani’s address is 101 Redwood Shores Parkway, Suite 210, Redwood City, CA 94065.

(7)	Information is based solely on a Schedule 13G filed with the SEC on January 16, 2003. According to the Schedule 13G, Merrill Lynch & Co., Inc. made this Schedule 13G filing on behalf of Merrill Lynch Investment Managers (“MLIM”) which has shared voting power and shared dispositive power with respect to the shares. According to the Schedule 13G, MLIM disclaims beneficial ownership of the shares. MLIM is an operating division of Merrill Lynch & Co., Inc. whose address is World Financial Center, North Tower, 250 Vessey Street, New York, NY 10381. Includes 447,943 shares of Common Stock held by Master Small Cap Value Trust as well as shares of Common Stock held by two Merrill Lynch & Co., Inc. indirectly-owned asset management subsidiaries, Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P. According to the Schedule 13G, Master Small Cap Value Trust also disclaims beneficial ownership of the shares. Master Small Cap Value Trust is a mutual fund managed by MLIM whose address is 800 Scudders Mill Road, Plainsboro, NJ 08536.

(8)	Information is based solely on a Schedule 13G filed with the SEC on February 13, 2003. Includes 536,681 shares of Common Stock held by TCV III (Q), L.P., 24,303 shares of Common Stock held by TCV III Strategic Partners, L.P., 20,192 shares of Common Stock held by TCV III, L.P. and 4,251 shares of Common Stock held by TCV III (GP) (the “TCV Funds”). Under the operating agreement of Technology Crossover Management III, L.L.C. (“TCM III”), which is the general partner of each of the TCV funds, Jay C. Hoag and Richard H. Kimball have the independent power to cause the funds managed by such entity to buy and sell securities of publicly traded companies. As a result, Messrs. Hoag and Kimball may be deemed to have sole dispositive power and shared voting power with regard to the securities held by the TCV funds. Henry J. Feinberg, a director of the Company and a non-managing member of TCM III, may be deemed to share power with Messrs. Hoag and Kimball to cause the funds managed by such entity to buy and sell the securities of the Company and to direct the voting of the securities of the Company. Accordingly, Mr. Feinberg may also be deemed to have shared dispositive power and shared voting power with respect to the securities of the Company held by the TCV Funds. Each of TCM III and Messrs, Hoag, Kimball and Feinberg disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. The address for Messrs. Hoag, Kimball and Feinberg and each of these entities is c/o Technology Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301.

(9)	Includes 42,857 shares subject to options that were exercisable on or within 60 days of August 15, 2003.

(10)	Pursuant to the voting agreements entered into between the Company, SSA, Raymond R. Hood and the Hood Partnership, Ltd., SSA may be deemed to be the beneficial owner of 451,071 shares of our common stock, consisting of 408,214 shares of common stock and 42,857 shares subject to options that were exercisable on or within 60 days of August 15, 2003. Neither the filing of this proxy statement nor any of its contents shall be deemed to constitute an admission by SSA or any other person that it is the beneficial owner of any of our securities referred to herein, for purposes of Section 13(d) of the Exchange Act or for any other purpose.

(11)	Includes 28,571 shares of vested restricted stock and 42,857 shares of restricted stock held by Mr. Cowan, which vest in five equal annual installments beginning November 6, 2003, over which Mr. Cowan currently holds sole voting power.

(12)	Includes 56,568 shares subject to options that were exercisable on or within 60 days of August 15, 2003.

(13)	Mr. Burstein ceased serving as Senior Vice President, Chief Financial Officer and Treasurer and as an executive officer of the Company on May 15, 2002, and his employment with the Company terminated on June 30, 2002. Includes 142 shares held by Mr. Burstein’s spouse and 428 shares held by Mr. Burstein’s spouse as custodian for their children. All of his options have terminated without having been exercised. Mr. Burstein’s address is c/o Navini Networks, 2240 Campbell Creek Boulevard, Suite 110, Richardson, TX 75082.

(14)	Includes 8,036 shares subject to options that were exercisable on or within 60 days of August 15, 2003. Mr. Rodek’s address is c/o Hyperion Solutions Corporation, 1344 Crossman Avenue, Sunnyvale, California 94089.

(15)	Shares subject to options that were exercisable on or within 60 days of August 15, 2003.

(16)	Mr. Powell ceased serving as President and Chief Operating Officer and as an executive officer of the Company on October 3, 2002, and his employment with the Company terminated on October 31, 2002 and all of his options have terminated without having been exercised. Mr. Powell’s address is 4004 Euclid Avenue, Dallas, TX 75205.

(17)	Includes 120,010 shares subject to options that were exercisable on or within 60 days of August 15, 2003.

Stock Transaction Information

      On June 27, 2002, GAP 57 and GAPCO II entered into a Stock Purchase Agreement, dated June 27, 2002, among GAP 57, GAPCO II and Adam Belsky (the “Seller”) pursuant to which GAP 57 agreed to purchase an aggregate of 1,314,248 shares of Common Stock of the Company from the Seller, at $1.50 per share, for an aggregate purchase price of $1,971,372 and GAPCO II agreed to purchase an aggregate of 185,752 shares of Common Stock of the Company from the Seller, at $1.50 per share, for an aggregate purchase price of $278,628. This transaction closed on June 28, 2002.

      On October 10, 2002, GAP 57 and GAPCO II entered into a Stock Purchase Agreement, dated as of October 10, 2002, among GAP 57, GAPCO II and i2 Technologies, Inc. (“i2”) pursuant to which GAP 57 agreed to purchase an aggregate of 385,417 shares of Common Stock of the Company from i2, at $0.909 per share, for an aggregate purchase price of $350,379.09 and GAPCO II agreed to purchase an aggregate of 54,583 shares of Common Stock of the Company from i2, at $0.909 per share, for an aggregate purchase price of $49,620.91. This transaction closed on October 10, 2002.

      None of the other filing persons of the Schedule 13E-3 or their affiliates has engaged in any transactions in the securities of the Company.

Transactions by Filing Persons with Affiliates

      The following are transactions and arrangements between the filing persons of the Schedule 13E-3 and affiliates during the past two years:

      On July 31, 2000, SSA entered into a loan and security agreement for approximately $55 million, pursuant to which an affiliate of Cerberus was a lender. The obligations under this agreement were secured by a pledge of all of SSA’s assets. On April 5, 2002, an affiliate of Cerberus provided a $25 million loan to SSA. This loan was subordinate to the secured loan of July 31, 2000. On December 19, 2002, the same affiliate of Cerberus provided another subordinated loan facility providing for loans of up to $125 million to SSA, the proceeds of which paid off the April 5, 2002 loan, funded the acquisition by SSA of Infinium Software, Inc. and provided working capital for SSA.

      On April 30, 2001, SSA entered into an employment agreement with Mike Greenough, President, Chairman and Chief Executive Officer. Under this agreement, Cerberus guaranteed payment of Mr. Greenough’s annual salary, a housing allowance, and reimbursement of certain travel expenses. This agreement was amended and restated effective January 3, 2003, pursuant to which the guaranty of Cerberus was removed.

      On April 2, 2003, the GAP SSA Investment Entities paid $75 million for 25% of the issued and outstanding equity of SSA, in the form of Series A Preferred Stock. SSA used the proceeds from this sale to pay off all outstanding amounts under its July 31, 2000 loan and security agreement, and to pay down some of the outstanding amounts under the December 19, 2002 loan facility. In connection with this transaction, entities affiliated with Cerberus exchanged all of their common stock, non-convertible Series A Preferred Stock, warrants to purchase common stock and rights to purchase common stock and non-convertible Series A Preferred Stock of SSA and $10 million of unsecured debt owed by SSA for Series A Preferred Stock of SSA representing 75% of the issued and outstanding equity of SSA. Following this transaction, there was no common stock of SSA outstanding.

      Also on April 2, 2003, the December 19, 2002 loan facility was amended and restated as a subordinated loan facility providing for funds of up to $59 million. The proceeds of this loan facility were used to refinance the obligations under the December 19, 2002 loan facility and provide working capital for SSA. In August 2003, SSA drew $10 million under this loan facility.

      In June, 2003, a company owned 75% by affiliates of Cerberus and 25% by affiliates of GAP LLC agreed to purchase Baan, a division of Invensys plc, for approximately $130 million. This company later assigned its rights under the acquisition agreement to SSA. In connection with the funding of the acquisition by SSA of Baan, affiliates of Cerberus loaned approximately $97.5 million to SSA, and the GAP SSA Investment Entities loaned approximately $32.5 million to SSA, on a short term, unsecured basis. A subsidiary of Baan made a covenant to provide security for the loan in the future as agreed among the parties.

Other Agreements Relating to the Securities of the Company

      Pursuant to an Option Agreement dated as of September 15, 1997 among GAP 41, GAPCO and David Alcala, an officer of the Company, GAP 41 granted to David Alcala an option to purchase, at an exercise price of $15.3055 per share, 8,251 shares of the Company’s Common Stock held by GAP 41, and

GAPCO granted to David Alcala an option to purchase, at an exercise price of $15.3055 per share, 1,549 shares of the Company’s Common Stock held by GAPCO.

      The Company and SSA have entered into separate voting agreements with each of Raymond R. Hood, our Chairman, and the Hood Partnership, Ltd. (the “Hood Partnership”), an entity affiliated with Mr. Hood, pursuant to which they agreed, among other things, to vote all of the shares of Common Stock owned by them in favor of the adoption of the merger agreement and approval of the asset sale. Mr. Hood and the Hood Partnership also granted to certain executive officers of SSA irrevocable proxies to vote their shares of Common Stock in favor of the adoption of the merger agreement and approval of the asset sale. As of the record date, Mr. Hood and the Hood Partnership directly owned an aggregate of 408,214 shares of Common Stock, representing approximately 6.1% of the outstanding shares of Common Stock on that date. In addition, they also beneficially own an aggregate of 42,857 shares of Common Stock issuable upon the exercise of stock options. Copies of the voting agreements are attached as Appendix B and Appendix C to this proxy statement.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

      We have retained D. F. King for assistance in connection with the distribution of proxy materials and solicitation of proxies for the Special Meeting at a cost of approximately $6,500 plus reimbursement of customary expenses. The Company has agreed to indemnify D. F. King against certain liabilities arising out of or in connection with its agreement.

Householding of Special Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing or calling the Company at the following address or phone number: EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, TX 75247, Attention: Investor Relations or by calling (214) 775-6000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

FUTURE STOCKHOLDER PROPOSALS

      If the merger and the asset sale are completed, we do not intend to hold an Annual Meeting of Stockholders in 2004, nor will there by any public participation in any future meetings of stockholders of the Company.

      If the merger and the asset sale are not completed, we will hold an Annual Meeting of Stockholders in 2004. If such event, you will be informed, by press release or other reasonable means, of the date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the Annual Meeting, which proposals must comply with SEC rules and regulations, as well as the date by which we must receive stockholder proposals submitted outside the processes of Rule 14a-8 under the Exchange Act for consideration at the Annual Meeting.

AVAILABLE INFORMATION

      We are subject to the informational reporting requirements of the Exchange Act and, in accordance with the Exchange Act, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at its Washington address at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials also may be obtained without charge at the SEC’s website at http://www.sec.gov. Our Common Stock is currently quoted on the NASDAQ National Market, under the symbol “EXEE.”

      Our Internet address is http://www.exe.com. The contents of our website are not part of this proxy statement, and our Internet address is included in this document only as an inactive textual reference. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports available free of charge through our website as soon as reasonably practicable after we file such reports with, or furnish such reports to, the SEC.

      As of the date hereof, the Company, SSA, Rush Merger Subsidiary, the GAP Investment Partnerships, the GAP SSA Investment Entities and GAP LLC have collectively filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the Securities and Exchange Commission, the Schedule 13E-3 may omit certain information contained in this proxy statement. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document do not comport to be complete and each of these statements is qualified by reference to such contract or other document filed as an exhibit with the SEC.

      The SEC allows the Company to “incorporate by reference” information into this proxy statement. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement.

      This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the SEC. These documents contain important information about the Company and its financial condition. The following documents are incorporated by reference into this proxy statement:

•	Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

•	Amended Annual Report of the Company on Form 10-K/ A for the fiscal year ended December 31, 2002, filed with the SEC on April 30, 2003;

•	Current Report of the Company on Form 8-K dated April 24, 2003, filed with the SEC on April 25, 2003;

•	Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2002;

•	Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 13, 2002;

•	Current Report of the Company on Form 8-K dated August 15, 2003, filed with the SEC on August 18, 2003;

•	As the Company has elected to deliver its latest Annual Report to stockholders, the information furnished in accordance with the following:

•	Item 101(b), (c)(1)(i) and (d) of Regulation S-K, segments, classes of similar products or services, foreign and domestic operations and export sales;

•	Item 301 of Regulation S-K, selected financial data;

•	Item 302 of Regulation S-K, supplementary financial information;

•	Item 303 of Regulation S-K, management’s discussion and analysis of financial condition and results of operations;

•	Item 304 of Regulation S-K, disagreements with accountants on accounting and financial disclosure;

•	Item 305 of Regulation S-K, quantitative and qualitative disclosures about market risk; and

•	As the Company has elected to provide a copy of its latest Quarterly Report to stockholders, the financial information equivalent to that required to be presented in Part I of Form 10-Q.

In addition, the Company incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement and the dates of the Special Meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

      There have been no material changes in the Company’s affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in its latest Form 10-K for the year ended December 31, 2002 and that were not described in the Company’s Form 10-Q for the period ended June 30, 2003.

      The Company has furnished without charge to each person whose proxy is being solicited, copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, including the financial statements, but excluding exhibits. Requests for additional copies of such reports should be directed to the Company, Attention: Investor Relations. The Company undertakes to deliver to each beneficial owner of Common Stock to whom this proxy statement is delivered, upon written request or oral request, without charge, a copy of any and all documents referred to herein but not included herewith including, but not limited to, certain exhibits and the schedules to the merger agreement. Delivery of such documents shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests shall be directed to: EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, TX 75247, Attention: Investor Relations or by calling (214) 775-6000.

      If you would like to request documents from us, please do so at least 10 business days before the date of the Special Meeting in order to receive timely delivery of those documents prior to the Special Meeting. In addition, stockholders are entitled under the DGCL to receive information and to inspect the books and records of the Company if they meet the requirements of the DGCL, including the showing of a proper purpose. The Company will provide or will make available its records as required by the DGCL upon the receipt of a proper request. Other than as required by applicable law, in connection with the merger, the Company has made no provisions to grant unaffiliated security holders access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

      Except as otherwise indicated in this proxy statement, all information about the Company contained in this proxy statement has been supplied by the Company, and all information about SSA and Rush Merger Subsidiary contained in this proxy statement has been supplied by SSA.

      You should rely only on the information contained in this proxy statement to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

      This proxy statement is dated                               , 2003. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

By Order of the Board of Directors,

Kenneth R. Vines,
Senior Vice President, Chief
Financial Officer and Secretary

, 2003

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

dated as of
August 15, 2003
by and among
SSA Global Technologies, Inc.,
Rush Merger Subsidiary, Inc.
and
EXE Technologies, Inc.

A-i

A-ii

CROSS REFERENCES

Section

125 Plan	4.10(d)
Acquisition Proposals	4.4(a)
Agreement	Preamble
Asset Purchase	1.4
Asset Purchase Documents	2.1(c)(i)
Asset Purchase Price	1.4
Business Day	4.4(a)
Certificate	1.10(c)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	2.1(h)
Company	Preamble
Company Benefit Plans	2.1(l)(i)
Company Board	Preamble
Company Common Stock	Preamble
Company Disclosure Schedule	2.1
Company Material Contracts	2.1(r)
Company Participants	2.1(l)(i)
Company SEC Reports	2.1(d)(i)
Company Stockholders Meeting	4.1(a)
Company Voting Debt	11
Confidentiality Agreement	4.2
Continuation Period	4.10(c)
Continuing Employee	43
Contract	2.1(i)(iii)
DGCL	1.1
Dissenting Shares	1.14
Effective Date	1.3
Effective Time	1.3
Employee	2.1(l)(iii)(a)
ERISA	2.1(l)(i)
Exchange Act	1.12(c)
Existing Policy	4.6(b)(ii)
Expense Payment	6.4(c)
Expenses	4.5
GAAP	2.1(d)(ii)
Governmental Entity	1.13(b)
Indemnified Parties	4.6(b)(i)
Indemnified Party	4.6(b)(i)
Insurance Policies	2.1(p)
Intellectual Property	2.1(m)(i)

A-iii

Section

IRS	2.1(l)(ii)
Leases	2.1(k)(i)
Liens	2.1(b)(ii)
Material Adverse Effect	2.1(a)
Merger	Preamble
Merger Sub	Preamble
NASDAQ	2.1(c)(iii)
Option	1.11
Option Plans	1.11
Options	1.11
Ordinary Course	2.1(d)(iii)
Organizational Documents	2.1(a)
Parent	Preamble
Parent Disclosure Schedule	2.2
Parent Plans	4.10(d)
Paying Agent	1.12(a)
Permits	2.1(f)
Permitted Lien	1.4
Person	1.12(c)
Price Per Share	1.10(c)
Proxy Statement	2.1(e)(i)
Purchased Assets	1.4
Required Approvals	4.3
Schedule 13E-3	4.1(c)
SEC	2.1(d)(i)
Securities Act	2.1(c)(iii)
Subsequent Filings	2.1(d)(i)
Subsidiary	2.1(b)(ii)
Superior Proposal	4.4(d)
Surviving Corporation	1.1
Tax	1.12(c)
Tax Returns	2.1(h)
Taxable	1.12(c)
Taxes	1.12(c)
Terminating Company Breach	6.2(b)
Terminating Parent Breach	6.3(a)
Termination Fee	6.4(c)
Vested Option	1.11
Violation	2.1(c)(ii)
Voting Agreement	Preamble
Warrant Agreements	3.1(c)
Warrants	2.1(b)(i)

A-iv

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of August 15, 2003 (this “Agreement”), by and among SSA Global Technologies, Inc., a Delaware corporation (“Parent”), Rush Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and EXE Technologies, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

      WHEREAS, Parent and the Company have each determined that it is in their respective best interests for Parent to acquire the Company, upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the Board of Directors of the Company (the “Company Board”) (i) has determined that this Agreement and the transactions contemplated hereby, including the Merger and the Asset Purchase (as hereinafter defined), are fair to and in the best interests of the Company and the unaffiliated stockholders and its stockholders generally, (ii) approved and declared the advisability of this Agreement and the transactions contemplated hereby, including the Merger and the Asset Purchase and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Asset Purchase;

      WHEREAS, the boards of directors of Parent and Merger Sub each have approved this Agreement, the Merger, the Asset Purchase and the other transactions contemplated by this Agreement;

      WHEREAS, as soon as may be permitted after satisfaction or waiver of the conditions set forth herein, each share of the Company’s Common Stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into and become a right to receive a price per share equal to the Price Per Share, subject to the terms and conditions set forth herein and Merger Sub shall be merged with and into the Company (the “Merger”) in accordance with this Agreement and the relevant provisions of the DGCL, and the surviving corporation of the Merger shall be the Company; and

      WHEREAS, as inducement and a condition to Parent’s willingness to enter into this Agreement, Parent, the Company and certain of the Company’s stockholders are entering into a voting agreement and irrevocable proxy, dated as of the date hereof, substantially in the form as that attached hereto as Exhibit A (the “Voting Agreement”), pursuant to which such stockholders party thereto have agreed, among other things, to vote the shares of Company Common Stock held by them in favor of the adoption of this Agreement and the Asset Purchase.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER AND ASSET PURCHASE

1.1     The Merger.

      Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company, as a wholly owned subsidiary of Parent, shall continue as the surviving corporation (the “Surviving Corporation”). The Merger will be effected pursuant to the provisions of, and with the effect provided in, the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

1.2     Closing.

      The closing of the Merger and the Asset Purchase (the “Closing”) will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article V (the “Closing Date”), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Baker & McKenzie, 2001 Ross Avenue, Suite 2300, Dallas, Texas 75201, unless another place is agreed to in writing by the parties hereto.

1.3     Effective Date and Time.

      Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware an appropriate certificate of merger or other appropriate documents (in any such case, the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective as of the date and time of such filings or such other time after such filings as the parties hereto shall agree to and specify in the Certificate of Merger (the “Effective Time”). The date on which the Effective Time shall occur is referred to as the “Effective Date.”

1.4     Asset Purchase.

      Unless the Company is otherwise notified in writing by Parent prior to the Effective Time, immediately prior to the Effective Time and upon the satisfaction or waiver in accordance with the terms of this Agreement or the conditions set forth herein other than the condition set forth in Section 5.3(e) of this Agreement, the Company will sell, assign, transfer, convey and deliver to Parent or its designated Subsidiary, free and clear of all Liens (other than Permitted Liens), and Parent or its designated Subsidiary will purchase, acquire and accept from the Company, certain assets of the Company set forth on Schedule 2.1(m)(i)(A) (the “Purchased Assets”) (such transaction, the “Asset Purchase”). “Permitted Lien” shall mean Liens reflected in the Company’s financial statements included in the Company SEC Reports (including the notes thereto). The purchase price for the Purchased Assets (the “Asset Purchase Price”) shall be an amount equal to fair market value as determined by KPMG pursuant to a written valuation report and shall be payable in immediately available same day funds at Closing to an account designated by the Company at least two Business Days prior to the Closing Date.

1.5     Effects of the Merger.

      At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Merger Sub and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.6     Subsequent Actions.

      If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the transactions contemplated by this Agreement.

1.7     Certificate of Incorporation.

      At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so as to read in its entirety in the form set forth in Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and the provisions of such certificate of incorporation.

1.8     Bylaws.

      Subject to Section 4.6(a), at the Effective Time, the Surviving Corporation will take all necessary actions so that the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the provisions of the certificate of incorporation of the Surviving Corporation and such bylaws, except that the name of the Surviving Corporation shall be “EXE Technologies, Inc.”

1.9     Officers and Directors of Surviving Corporation.

      The officers of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation, until the earlier of their death, resignation or removal. The directors of Merger Sub shall be, from and after the Effective Time, the directors of the Surviving Corporation, until the earlier of their death, resignation or removal, or until their respective successors are duly elected and qualified, as the case may be.

1.10     Effect on Capital Stock.

      As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of the Company Common Stock or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent or Merger Sub Owned Stock. Each share of the Company Common Stock that immediately prior to the Effective Time is owned by Parent, Merger Sub or the Company or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company, shall be cancelled, extinguished and retired, and no payment of any consideration shall be made with respect thereto.

(c) Company Common Stock. Each share of the Company Common Stock issued and outstanding immediately before the Effective Time (other than shares to be cancelled in accordance with Section 1.10(b) and any Dissenting Shares) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $7.10 in cash per share without any interest thereon (as adjusted in accordance with this Agreement, the “Price Per Share”), subject to appropriate adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange with respect to the Company Common Stock occurring before the Effective Time. As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a stock certificate which immediately prior to the Effective Time represented any such shares of the Company Common Stock (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates as provided in Section 1.12, the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate in cash.

1.11     Options.

      Except as may be otherwise agreed in writing among Parent, the Company and any holder of any Option (as hereinafter defined), upon the consummation of the Merger, each option to acquire Company Common Stock (each, an “Option,” and collectively, the “Options”) outstanding immediately prior to the Effective Time under the Company’s 1997 Incentive and Non-Qualified Stock Option Plan, as amended, the Company’s Stock Option Plan for Non-Employee Directors, as amended, and the Former AllPoints Systems 1996 Stock Option Plan (such plans referred to herein as the “Option Plans”), whether or not then exercisable or vested, shall be terminated and cancelled immediately prior to the Effective Time for the consideration (if any) provided in this Section 1.11. Each Option that has an option exercise price per share less than the Price Per Share and (i) that is vested immediately prior to the Effective Time or (ii) that automatically vests upon or in connection with the consummation of the Merger without any action on the part of the Company or the Company Board or any committee thereof (each Option described in the foregoing clauses (i) and (ii), a “Vested Option”), shall entitle the holder thereof to the right to receive, as soon as is practicable on or after the Effective Time from the Surviving Corporation a cash payment (less applicable federal, state and local withholding taxes) in an aggregate amount equal to the product of (A) the excess of the Price Per Share over the exercise price per share of such Vested Option and (B) the number of shares of Company Common Stock for which such Vested Option was exercisable. Each Option that is not a Vested Option and each Option that is a Vested Option that has an exercise price per share equal to or greater than the Price Per Share will automatically be cancelled without any consideration as of the Effective Time. As of the Effective Time, each of the Option Plans and any other plan, program or arrangement (other than the Warrants) providing for the issuance or grant of any other interest in respect of the capital stock or equity of the Company or any subsidiary thereof shall be terminated and cancelled (without any liability on the part of the Surviving Corporation other than as expressly set forth in this Section 1.11). The Company and the Company Board and any committee thereof shall take any and all actions (including but not limited to giving requisite notices to holders of Options advising them of such cancellations and any rights pursuant to this Section 1.11 and obtaining any requisite consents from holders of Options) (A) as are necessary to fully advise holders of Options of their rights under the Option Plans in connection with the Merger and the Options and (B) as are necessary to effectuate the provisions of this Section 1.11 under the terms of the Option Plans. From and after the Effective Time, other than as expressly set forth in this Section 1.11, no holder of an Option shall have any rights in respect thereof other than to receive payment (if any) for his or her Options as set forth in this Section 1.11.

1.12     Surrender and Payment.

      (a) Paying Agent. Before the Effective Time, Parent shall designate a reputable bank or trust company reasonably acceptable to the Company to act as paying agent for the record holders of shares of the Company Common Stock in connection with the Merger (the “Paying Agent”). Immediately after the Effective Time, Parent will deposit or cause to be deposited the Payment Fund in trust with the Paying Agent for the benefit of the holders of Certificates with the Paying Agent. The Paying Agent will be authorized, at the request of Parent, to invest the Payment Fund in (i) investment grade money market instruments, (ii) direct obligations of the United States of America, (iii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iv) commercial paper rated the highest quality by either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation or (v) certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $1 billion, in each case having maturities not to exceed 30 days and as designated by Parent, with any interest earned thereon being payable to Parent. The “Payment Fund” shall mean cash in immediately available funds in an aggregate amount which is equal to the aggregate Price Per Share payable in accordance with Section 1.10(c) and (ii) is sufficient to enable the Paying Agent to make payments pursuant to Section 1.10 and 1.11.

      (b) Surrender of Certificates. Promptly after the Effective Time, Parent and the Surviving Corporation will cause the Paying Agent to mail and/or otherwise distribute to each record holder of

Certificates (other than holders of Certificates representing Dissenting Shares or representing shares contemplated by Section 1.10(b)), a notice and letter of transmittal and instructions in standard form for use in effecting the surrender of all Certificates held by each such record holder.

      (c) Payment Procedures. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed, the Paying Agent shall pay to the holder of such Certificate the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate, and such Certificate will then be cancelled. Until surrendered in accordance with the provisions of this Section 1.12(c), each Certificate (other than Certificates representing Dissenting Shares and Certificates representing shares covered by Section 1.10(b)) will represent for all purposes only the right to receive the aggregate Price Per Share relating thereto. No interest shall accrue or be paid in respect of cash payable upon the surrender of Certificates. At the Effective Time, all Certificates outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and holders of Certificates shall cease to have any rights as stockholders of the Company, except as provided herein or under applicable state corporation law. If any payment of cash in respect of cancelled shares of the Company Common Stock is to be paid to a Person other than the registered holder of the shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable. Any consideration otherwise payable pursuant to this Agreement shall be subject to all applicable federal, state, local and foreign Tax withholding requirements. For purposes of this Agreement, “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, transfer, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax. For purposes of this Agreement, “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)).

      (d) No Transfer. After the Effective Time, there will be no transfers of shares of the Company Common Stock recorded on the stock transfer books of the Surviving Corporation. If, after the Effective Time, valid Certificates are presented to the Surviving Corporation or to the Paying Agent, they will be cancelled and exchanged for the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate as provided in Section 1.10(c).

      (e) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the aggregate Price Per Share attributable to the number of shares of the Company Common Stock represented by such Certificate due to such Person as provided in Section 1.12(c) of this Agreement.

1.13     Unclaimed Merger Consideration.

      (a) Transfer to Parent. Any portion of the Payment Fund and the Company Contribution made available to the Paying Agent pursuant to Section 1.12(a)that remains unclaimed by the holders of Certificates for 180 days after the Effective Time will be transferred to the Parent upon demand. Any holder of Certificates who has not theretofore complied with this Article I will thereafter look only to the Parent for payment of the Price Per Share in accordance with this Agreement upon surrender of such Certificates.

      (b) No Escheat of Remaining Funds. None of Parent, Merger Sub, the Company or the Paying Agent will be liable to any Person in respect of any cash delivered from the Payment Fund and the Company Contribution to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates have not been surrendered before seven years after the Effective Time (or immediately before such earlier date on which any payment pursuant to this Section 1.13(b) would otherwise escheat to or become the property of any Governmental Entity), the aggregate Price Per Share payable in respect to such Certificates will, unless otherwise provided by applicable law, become the property of the Parent, free and clear of all claims or interest of any Person previously entitled thereto. For purposes of this Agreement, “Governmental Entity” means any supranational, foreign, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

      (c) Merger Consideration. Any portion of the Payment Fund and Company Contribution made available to the Paying Agent pursuant to Section 1.12(a) to pay the Price Per Share in cash for shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time for which appraisal rights have been perfected shall be returned to Parent, upon demand.

1.14     Dissenting Shares.

      Notwithstanding Section 1.10 hereof, shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded such holder’s right to appraisal for such shares in accordance with Section 262 of the DGCL (and who has neither effectively withdrawn nor lost his, her or its right to such appraisal) (“Dissenting Shares”), shall not be converted into a right to receive cash pursuant to Section 1.10, and the holder thereof shall be entitled to only such rights as are granted by the DGCL. If after the Effective Time such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive cash as provided in Section 1.10, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company under Section 262 of the DGCL for appraisal of shares of the Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Company.

      Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent at or prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being understood that (a) the Company Disclosure Schedule will be arranged by sections corresponding to the lettered and numbered sections contained in this Section 2.1 and (b) nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail), the Company represents and warrants to Parent and Merger Sub as of the date of this Agreement and as of the Closing Date:

      (a) Organization, Standing and Power. Each of the Company and each of its Subsidiaries (i) has been organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, (iii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except, in the cases of clauses (i) (with respect to Subsidiaries only), (ii) and (iv), as would not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, “Material Adverse Effect” means, with respect to any entity, (a) any adverse change, circumstance or effect that, individually or aggregated with other changes, circumstances and effects, is or would reasonably be expected to be materially adverse to the business, operations, cash flows, assets, liabilities, condition or results of operations of such entity and its Subsidiaries taken as a whole, or (b) an impairment of the ability of such entity and its Subsidiaries taken as a whole to perform any of their material obligations under this Agreement or to consummate the transactions contemplated hereby, excluding any such change, circumstance or effect to the extent resulting from or arising in connection with (A) changes or conditions generally affecting the industries or segments in which the Company operates, (B) changes in general economic, market or political conditions which, in the case of (A) or (B), do not have a materially disproportionate effect (relative to other industry participants) on the Company, (C) any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) in respect of the announcement of this Agreement or the consummation of the Merger, or (D) any disruption of customer, business partner, supplier or employee relationships that resulted from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable; provided, that any reduction in the market price or trading volume of the Company’s publicly traded common stock shall not be deemed to constitute a Material Adverse Effect on the Company (it being understood that the foregoing shall not prevent Parent from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Effect on the Company). Copies of the Organizational Documents, as amended and currently in force, and all corporate minute books and records of the Company and each of its Subsidiaries have been furnished by the Company to Parent for inspection. For purposes of this Agreement, “Organizational Documents” means, with respect to any entity, the certificate of incorporation, bylaws and/or other similar governing documents of such entity.

      (b) Capital Structure.

(i) The authorized capital stock of the Company consists solely of (A) 150,000,000 shares of the Company Common Stock and (B) 20,000,000 shares of Preferred Stock, par value $0.01 per share. As of the close of business on the date hereof, (x) with respect to Company Common Stock, 6,822,099 shares of Company Common Stock are issued and outstanding 156,418 shares of Company Common Stock are issued and held in the treasury of the Company and 1,984,536 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding Options and Warrants to purchase Company Common Stock, and (y) with respect to Preferred Stock, no shares are issued and outstanding, or held in the treasury of the Company. As of the date of this Agreement, there are no outstanding or authorized options, warrants or other rights to acquire capital stock of the Company other than (I) Options representing in the aggregate the right to purchase 1,388,499 shares (of which 17,932 are vested and have a per share exercise price that is less than the Price per Share, of which 454,231 are vested and have a per share exercise price that is equal to or greater than the Price Per Share, and of which 916,336 are unvested)) of the Company Common Stock under the Option Plans and (II) warrants to acquire shares of the Company Common Stock (“Warrants”) representing in the aggregate the right to purchase 144,286 shares (of which 714 have a per share exercise price that is less than the Price per Share and which will be unvested as of immediately prior to the Effective Time, 715 have a per share exercise price that is less than the Price per Share and which will be vested as of immediately prior to the Effective Time, and 142,857 have a per share exercise price that is less than the Price per Share and which will be unvested as of immediately prior to the Effective Time). Section 2.1(b)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, the exercise price, grant date, expiration date for and number of shares subject to all outstanding Options and Warrants to purchase Company Common Stock. All outstanding shares of capital stock or other equity interests, as the case may be, of the Company and each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with all applicable federal and state securities laws and regulations. All shares of capital stock of the Company subject to issuance on the terms and conditions set forth in the Options or Warrants pursuant to which they are issuable, will, when issued in accordance with the terms of such instruments, be duly authorized, validly issued, fully paid and non-assessable, and will not be subject upon issuance to, nor issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and will be issued in compliance with applicable federal and state securities laws and regulations. Except as set forth above and in Section 2.1(b)(i) of the Company Disclosure Schedule, (A) there are no shares of capital stock or other equity securities (voting or nonvoting) of the Company or any of its Subsidiaries authorized, issued or outstanding, (B) there are no outstanding or authorized options, warrants or restricted stock (other than the Options to purchase Company Common Stock and Warrants described in Section 2.1(b)(i) of the Company Disclosure Schedule) or calls, preemptive rights, subscriptions or other similar rights, limited stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise, (1) relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or (2) obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, restricted stock, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim.

(ii) Section 2.1(b)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of the Subsidiaries of the Company. For purposes of this Agreement, “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (1) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (2) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. All of the issued and outstanding shares of capital stock of the Company’s Subsidiaries are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party (“Liens”). Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

(iii) No bonds, debentures, notes or other indebtedness of the Company nor any of its Subsidiaries having, or convertible into other securities having, the right to vote on any matters on which stockholders may vote (“Company Voting Debt”) are authorized, issued or outstanding.

(iv) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries. There is no voting trust or other agreement to which the Company or any of its Subsidiaries is a party or is bound, or, to the knowledge of the Company, to which any stockholder of such entity is a party or is bound, with respect to the voting of the capital stock or other voting securities of the Company of any of its Subsidiaries. The Company has the ability to effect any action requiring the approval of the stockholders of any of its Subsidiaries and to designate all of the members of the board of directors or others performing similar functions of each of its Subsidiaries.

          (c)     Authority; No Conflicts.

(i) The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, the Voting Agreements and a bill of sale, duly executed on behalf of the Company, in the form attached hereto as Exhibit C, and short form assignments of trademarks, domain names and copyrights in the form attached hereto as Exhibit C-1 (Exhibits C and C-1 collectively, the “Asset Purchase Documents”) and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and, subject to the adoption of this Agreement and approval of the Asset Purchase by the requisite vote of the holders of the Company Common Stock, to consummate the transactions contemplated hereby and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Asset Purchase Documents, the Voting Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Date, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger and the Asset Purchase to any required adoption of this Agreement by the holders of the Company Common Stock. Subject to the adoption of this Agreement and the approval of the Asset Purchase by the requisite vote of the holders of the Company Common Stock, this Agreement and the Voting Agreement have been, and the Asset Purchase Documents, when executed and delivered in accordance herewith, will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery of such agreements by the other parties hereto and thereto, constitute (or, in the case of the Asset Purchase Documents, will constitute) valid and binding agreements of the Company, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of each of this Agreement, the Asset Purchase Documents and each of the Voting Agreements does not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a material penalty or right of termination, amendment, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of a Lien on any material assets pursuant to (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a “Violation”): (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 2.1(c)(iii) below, (x) any Company Material Contracts or other material obligation, instrument, permit, concession, franchise, license, or (y) except for such Violations as would not reasonably be expected to have a Material Adverse Effect on the Company, any judgment, order, decree, statute, law, ordinance, rule or regulation, in each case described in (x) or (y) above applicable to the Company, its Subsidiaries or their respective properties or assets.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Asset Purchase Documents or the Voting Agreements by the Company or the consummation by the Company of the transactions contemplated hereby, except for those required under or in relation to (A) state securities or “blue sky” laws, (B) the Securities Act of 1933, as amended (the “Securities Act”), (C) the Exchange Act, (D) the DGCL with respect to the filing and recordation of the Certificate of Merger or other documents, (E) rules and regulations of the NASDAQ National Market (“NASDAQ”) and (F) those consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to obtain or make as would not reasonably be expected to (x) result in a material loss or liability to the Company or its Subsidiaries or (y) interfere in a material manner with the business or operations of the Company and its Subsidiaries or the ownership of their property or assets.

          (d) Reports and Financial Statements.

(i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2001 through the date of this Agreement, including all exhibits thereto (the “Company SEC Reports”). All of the Company SEC Reports have been filed using the SEC’s Electronic Data Gathering and Retrieval System. None of the Company’s Subsidiaries is required to file any form, report or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained, and none of the Company’s subsequent filings made after the date of this Agreement amending or superseding any Company SEC Reports and any reports, schedules, forms, statements, proxy statements or other documents (including in each case, exhibits, schedules, amendments or supplements thereto and any other information incorporated by reference therein) filed with the SEC after the date of this Agreement (the “Subsequent Filings”) will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Each of the financial statements (including the related notes) included in the Company SEC Reports and the Subsequent Filings presents or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount, and except that the unaudited financial statements need not contain footnotes. Since December 31, 2002, there has been no material change in the Company’s accounting methods or principles except as described in the notes to the consolidated financial statements of the Company contained in the Company SEC Reports and Subsequent Filings. All of such Company SEC Reports and Subsequent Filings, as of their respective dates (and as of the date of any amendment to the respective Company SEC Reports), complied and will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Except (A) as set forth in the consolidated balance sheets (and notes thereto) of the Company and its consolidated Subsidiaries included in the Company SEC Reports, (B) for liabilities or obligations incurred in the Ordinary Course (none of which is a material liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (C) to the extent specifically identified as a claim, liability, indebtedness or payment obligation of the Company or its Subsidiaries of any nature in any section of the Company Disclosure Schedule and (D) for such claims, liabilities, indebtedness or payment obligations of any nature that would have been required to be disclosed as such in any section of the Company Disclosure Schedule but for the existence of a materiality or Company Material Adverse Effect qualification or a specific dollar threshold limiting such disclosure since December 31, 2002, neither the Company nor any of its Subsidiaries has any material liabilities or material obligations of any nature (whether accrued, absolute, contingent, asserted, liquidated or otherwise). For purposes of this Agreement, “Ordinary Course” means, with respect to any entity, any actions taken in the regular and ordinary course of that entity’s business, consistent in all material respects with past practices.

      (e) Information Supplied.

(i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the proxy or information statement (including any amendment or supplement thereto) related to the meeting of the Company’s stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (the “Proxy Statement”) or (B) the Schedule 13E-3 will, at the time the Proxy Statement is first published, sent or given to the Stockholders of the Company, at the time of the Company Stockholders Meeting and at the Effective Time, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading. All documents that the Company is responsible in whole or in part for filing with the SEC in connection with the Merger will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder at the time the Proxy Statement is first published, sent or given to the Stockholders of the Company and at the Effective Time.

(ii) Notwithstanding the foregoing provisions of this Section 2.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement and the Schedule 13E-3 based on information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

      (f) Compliance with Applicable Laws; Regulatory Matters. The Company and its Subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities (“Permits”) which are material to the Leases and the operation of their respective businesses, except for such failures to have received such Permits as would not reasonably be expected to have a Material Adverse Effect on the Company or materially affect the ownership, use, occupancy or value of the Leases. The Company and its Subsidiaries and the Leases are in compliance with the terms of such Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company or materially affect the ownership, use, occupancy or value of the Leases. The businesses of the Company and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which would not reasonably be expected to have a Material Adverse Effect on the Company. No investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened.

      (g) Litigation. Except as disclosed in the Company SEC Reports, there is no litigation, arbitration, grievance, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or any of their respective assets which, in the case of any such pending litigation, arbitration, grievance, claim, suit, action, investigation or proceeding, could reasonably be expected to result in payments in excess of $250,000 or, in the case of any threatened litigation, arbitration, grievance, claim, suit, action, investigation or proceeding, would reasonably be expected to have a Material Adverse Effect on the Company. There is no judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that requires any payment in excess of $250,000 or which would materially interfere with the business or operations of the Company or any of its Subsidiaries.

      (h) Taxes. (i) The Company and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns are complete and accurate in all material respects, and neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return, (ii) the Company and each of its Subsidiaries have paid all Taxes that are due and owing whether or not shown on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any stockholder, employee, creditor or third party, except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP as reflected in the most recent consolidated balance sheet, (iii) there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its Subsidiaries, (iv) there are no material deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its Subsidiaries, (v) there are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP as reflected in the Latest Financials and (vi) none of the Company or its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”). Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the receipt (whether in cash or property or the vesting of property) by any “disqualified individual” (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries of any amount that would be an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the past five years. Neither the Company nor any of its Subsidiaries is a party to, bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person (other than contracts or arrangements entered into with employees, consultants or independent contractors or in connection with purchase or sale agreements or sale leasebacks, which contracts and arrangements would not reasonably be expected to have a Material Adverse Effect on the Company). The Company and its Subsidiaries (A) are not, and have not been, a member of an affiliated group filing a consolidated federal income Tax Return or an affiliated, combined or unitary group other than a group the common parent of which is the Company and (B) have no liability for Taxes of any Person under Treasury Regulation 1.1502-6(a) (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise. None of the Company or its Subsidiaries has waived any statute of limitations in respect of Taxes or consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority. None of the Company or its Subsidiaries will be required to include any item of income in, or exclude an y item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code § 481(a), § 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law), (ii) “closing agreement” as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax law), (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code § 1502 (or any corresponding or similar provision of state, local or foreign income Tax law) or (iv) installment sale made prior to the Closing Date. Neither the Company nor any of its Subsidiaries has incurred any liability to make any payments that are or may be nondeductible under Code § 162(m). Neither the Company nor any of its Subsidiaries has filed with respect to any item a disclosure statement pursuant to Code § 6662. Seller has no knowledge of the existence of any “5-percent shareholder” (as defined in § 382(k)(7) of the Code) of the Company, since August 4, 2000, and the Company has no knowledge of any changes in ownership in the Company’s capital stock by such stockholders since August 4, 2000, except as set forth in Section 2.1(h) of the Company Disclosure Schedule or as reported by such stockholders that were also officers or directors of the Company through filings pursuant to Section 16 of the Exchange Act. Since August 4, 2000, the Company’s net operating losses for federal income tax purposes are not less than $30,000,000. For purposes of this Agreement, “Tax Returns” means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes, including any amendments thereof.

      (i) Absence of Certain Changes or Events. Since December 31, 2002, the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course. Except as disclosed in Section 2.1(i) of the Company Disclosure Schedule:

(i) except as set forth in the Company SEC Reports or as specifically identified on the Company Disclosure Schedules as an event, condition or occurrence constituting a Material Adverse Effect, there has not been any condition, event or occurrence which has had or would reasonably be expected to have a Material Adverse Effect on the Company;

(ii) other than the reverse stock split of the Company’s issued and outstanding shares of common stock that occurred on January 2, 2003, there has been no declaration, setting aside or payment by the Company or any Subsidiary of any dividend or other distribution payable in cash, securities or other property with respect to, or split, combination, redemption, reclassification, purchase or other acquisition of, any shares of capital stock (or other equity interests) or other securities of the Company or any of its Subsidiaries, other than those payable by a wholly-owned Subsidiary of the Company solely to the Company or to another wholly-owned Subsidiary of the Company, or any other change in the capital structure of the Company or any of its Subsidiaries;

(iii) other than issuances of Common Stock pursuant to the exercise of Options outstanding prior to the date of this Agreement, there has been no issuance or sale, or authorization therefor, by the Company or any Subsidiary of any shares of capital stock or any other securities (equity or debt) of the Company or any of its Subsidiaries or issuance, sale or authorization by the Company or any Subsidiary for any securities (equity or debt) convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to purchase or subscribe for, or the entering into by the Company or any Subsidiary of any arrangement or contract, agreement, instrument, arrangement, guarantee, license, executory commitment or understanding that is binding on the Company or any of its Subsidiaries (a “Contract”) with respect to the issuance or sale of, any shares of capital stock of any class of the Company or Voting Debt or other securities (equity or debt), or any other changes to the capital structure of the Company or any of its Subsidiaries;

(iv) there have been no Contracts (or amendments, modifications, supplements or replacements to existing Contracts) made or committed to be made or entered into to be performed by the Company or any of its Subsidiaries relating to, capital expenditures by the Company or any of its Subsidiaries under which the obligations of the Company or any of its Subsidiaries from and after June 30, 2003 will be in excess of $100,000 in the current year or any future calendar year, or in the aggregate for such capital expenditures with a value in excess of $200,000 and the Company and its Subsidiaries have not made any capital expenditures in excess of such amounts since June 30, 2003;

(v) neither the Company nor any of its Subsidiaries has acquired, by merging or consolidating with, by purchasing an equity interest in, by purchasing all or a portion of the assets of, or by any other manner, any business or any Person, or other acquisition of any assets of any Person (other than the purchase of equipment, inventories and supplies in the Ordinary Course);

(vi) there have been no transfers, leases, licenses, guarantees, sales, mortgages, pledges, disposals of, subjecting to Liens (other than Permitted Liens) or other encumbrances on, any assets of the Company or any of its Subsidiaries that are material to their business or that have a value individually in excess of $50,000 other than with respect to (i) transactions between wholly-owned Subsidiaries of the Company and the Company or between wholly-owned Subsidiaries of the Company, (ii) dispositions of excess or obsolete assets of the Company or any of its Subsidiaries in the Ordinary Course and (iii) leases, licenses or sales in the Ordinary Course;

(vii) except as disclosed in the Company SEC Reports and except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on December 31, 2002, as set forth in Section 2.1(i)(vii) of the Company Disclosure Schedule or required by applicable law or contemplated by Section 1.10, and other than the grant of awards in the Ordinary Course pursuant to the Company’s stock option plans prior to the date of this Agreement and set forth in

Section 2.1(b)(i) of the Company Disclosure Schedule, there have been no increases in the compensation or fringe benefits of any of the Company’s or its Subsidiaries’ directors, officers or employees (except for increases to employees who are not officers of the Company or any of its Subsidiaries in the Ordinary Course);

(viii) there have been no plans of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganizations of the Company or any of its Subsidiaries or any agreements relating to any Acquisition Proposals adopted or entered into;

(ix) except as disclosed in the Company SEC Reports, there has been no (i) incurrence, assumption, modification or prepayment of any indebtedness for borrowed money, issuance of any debt securities or warrants or other rights for the acquisition of debt securities, or guarantees, endorsements or liabilities or responsibilities for the obligations or indebtedness of another Person by the Company or any of its Subsidiaries, other than indebtedness owing to or guarantees of indebtedness owing to, the Company or any direct or indirect wholly-owned Subsidiary of the Company, or capital leases entered into, or (ii) loans, extensions of credit or advances by the Company or any of its Subsidiaries to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of preceding clauses (i) and (ii), for loans, extensions of credit or advances constituting trade payables or receivables arising in the Ordinary Course and in the case of preceding clause (ii), for advances to employees in respect of travel and entertainment expenses in the Ordinary Course;

(x) except as set forth on Schedule 4.10(e), there have been no accelerations of the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for premiums therefor) or other compensation or benefits of the Company or any of its Subsidiaries;

(xi) neither the Company nor any of its Subsidiaries has made any payments, discharges, settlements or satisfactions of any claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) the payment, discharge, settlement or satisfaction, in the Ordinary Course, of (A) liabilities reflected or reserved against in the December 31, 2002 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the Ordinary Course and (ii) other claims, litigation, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $100,000;

(xii) except as disclosed in the Company SEC Reports, there have been no plans, announcements, implementations or effectuations of any reductions in force, lay-offs, early retirement programs, severance programs or other programs or efforts concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the Ordinary Course;

(xiii) there have been no actions or omissions which would (or would reasonably be likely to) materially impede, delay, hinder or make more burdensome for the Surviving Corporation or Parent to obtain and maintain any and all authorizations, approvals, consents or orders from any Governmental Entity or other third party necessary or required to maintain the Company Permits in effect at all times following the Merger on the same terms as in effect on the date of this Agreement;

(xiv) there have been no entries into any new material lines of business;

(xv) there has been no failure to maintain with current or other financially responsible insurance companies insurance on the Company’s or its Subsidiaries’ assets, tangible and intangible, and their respective businesses in such amounts and against such risks and losses as are consistent with past practice and standard practice in the Company’s industry;

(xvi) there has been (i) no materially amended Tax Returns or claims for refund filed, (ii) no making or rescission of any material Tax election or other failure to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the

Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (A) did not, would not, or may not materially increase Parent’s, the Company’s or any of the Company’s Subsidiaries’ liability for Taxes for any period or (B) is or was required by Law, (iii) no incurrence of any material liability for Taxes other than in the ordinary course of business, apart from any Tax liability that may result from the Asset Purchase, or (iv) no settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period entered into; and

(xvii) there has been no material change by the Company or any of its Subsidiaries in any accounting practices, policies or procedures or any methods of reporting income, deductions or other items for income tax purposes (except insofar as may have been required by applicable law, GAAP or SEC rule or which are, or will be in the event of a requirement of law, GAAP or SEC rule adopted or applicable after December 31, 2002, disclosed in the Company SEC Reports and described in Section 2.1(i)(xvii) of the Company Disclosure Schedule).

      (j) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the capital stock of the Company necessary to adopt this Agreement or approve the Asset Purchase or the other transactions contemplated hereby.

      (k) Real Property.

(i) None the Company or any of its Subsidiaries owns any real property. Section 2.1(k)(i) of the Company Disclosure Schedule sets forth a list of all material leases, subleases, licenses and other agreements (true, correct and complete copies of which have been delivered to Parent relating to real property with respect to which the Company and/or any of its Subsidiaries are a party (collectively, the “Leases”). The Leases are legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Company and/or its Subsidiaries has a valid leasehold interest in the leasehold estates and licenses created by the Leases free and clear of Liens, except where such Liens would not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries as currently conducted on the leased premises and would not in the aggregate have a Material Adverse Effect on the Company. To the best knowledge of the Company, no other parties to the Leases are in breach or default of any such leases.

In addition, neither the Company or any of its Subsidiaries are in breach or default of any of the Leases, and no events have occurred which, with the passage of time, could constitute a default or breach by the Company or any of its Subsidiaries under any of the Leases or, to the knowledge of the Company, could constitute a default or breach by any other party under any Lease.

(ii) No consent or approval is required to be obtained under any of the Leases, and no breach, default or right of termination shall arise under any Lease nor does any landlord or other party have the right to increase the amounts payable or charge any sum under any Lease, in each case in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except to the extent that the foregoing individually and in the aggregate would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any affiliates of any of the foregoing is, or has an ownership, financial or other interest in, the landlord under any of the Leases. The Leases comprise all of the real property used or intended to be used in, or otherwise related to, the Company’s and its Subsidiaries’ business. Neither the Company nor any of its Subsidiaries is subletting any space covered by, or has assigned its interest in, any of the Leases. All brokerages commissions or other fees due in connection with the real estate lease for the Company’s headquarters in Dallas, Texas have been paid in full on or prior to the date hereof.

(iii) All of the Company’s and its Subsidiaries’ material personal property, including computers, electronics, leasehold improvements, furnishings, machinery and equipment, is in good repair (ordinary wear and tear excepted), is in good working order and, to the knowledge of the Company, materially complies with all applicable Laws.

(iv) Except as set forth in Section 2.1(k)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is contractually obligated to undertake or pay for the restoration or removal of any alterations or improvements or the repair of any damages (including any such damages arising from lapses of maintenance) with respect to any leased real property which is reasonably likely to cost in excess of $100,000 in the aggregate except to the extent that such restoration, removal, alteration, improvement or repair is specifically provided for on the most recent consolidated balance sheet of the company.

      (l) Employee Benefit Plans; Labor Matters.

(i) Section 2.1(l)(i) of the Company Disclosure Schedule contains a true and complete list of each (a) employee benefit plan and any material policy, program or arrangement (including, without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and each employee benefit plan and any material policy, program or arrangement that is governed by the laws of any jurisdiction other than the United States) sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors, consultants or independent contractors or with respect to which the Company or any of its Subsidiaries has any material liability, and (b) benefit arrangement or Contract between the Company or its Subsidiaries and any current or former employees, directors, consultants and independent contractors (which have or had an annual base compensation of more than $75,000), and with respect to each of (a) and (b) which sets forth any incentive, bonus, change in control, severance, redundancy payment, notice of termination of employment, relocation, employment and insurance provisions under which any such current or former employee, director, consultant or independent contractor of the Company or any of its Subsidiaries (the “Company Participants”) has any present or future right to material benefits (collectively, the “Company Benefit Plans”).

(ii) (a) Each of the Company Benefit Plans has been maintained, funded, operated, and administered in compliance with applicable law, its governing plan document and, where applicable, any contractual commitments to participants including but not limited to ERISA and the Code, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company, (b) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the “IRS”) to such effect, has been timely amended to comply in all material respects with the provisions of the Tax legislation commonly referred to as “GUST” and “EGTRRA” and has been or will be submitted to the IRS for a determination letter that takes such amendments into account within the remedial amendment period specified by Section 401(b) of the Code, and the Company knows of no event that would cause the disqualification of any such Company Benefit Plan, (c) no Company Benefit Plan provides welfare or welfare-type benefits (whether or not insured) to Company Participants or their dependents or beneficiaries beyond the Company Participant’s termination of employment or termination of service of non-employees with the Company or any of its Subsidiaries, other than coverage mandated by applicable law or benefits the full cost of which is borne by the Company Participant (or his or her dependent or beneficiary), (d) no Company Benefit Plan or any other employee pension benefit plan that the Company, any Subsidiary or any other entity that, together with the Company or any Subsidiary, is treated as a single employer under Section 414 of the Code, maintains, contributes to or ever has maintained or contributed to (i) is a “multiemployer plan,” as such term is defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) is subject to Section 412 of the Code or Title IV of ERISA or (iii) is a defined benefit plan not covered by 2.1(1)(ii)(d)(ii) above, and neither the Company nor any of its Subsidiaries has any liability (contingent or otherwise) under Title IV of ERISA or similar applicable law on account of any such plan or otherwise,(e) neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Benefit Plan which to the Company’s knowledge would subject such entity to either a civil penalty assessed pursuant to Sections 502(i) or 502(l) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code, (f) except as disclosed in the Company SEC Reports, to the knowledge of the Company, there are no pending or threatened claims (other than routine claims for benefits, but including an individual participant’s claims under a Company health and welfare plan that, in the aggregate, exceeds or is likely to exceed $100,000) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto, nor has the Company or any of its Subsidiaries received notice of any threatened, actions or proceedings by any Governmental Entity, against or otherwise involving any Company Benefit Plan, (g) there are no uninsured liabilities with respect to any benefits or claims under any Company Benefit Plan, except as included as a liability in the financial statements included in the Company SEC Reports, (h) no event has occurred and no condition exists that to the Company’s knowledge would subject the Company or any of its Subsidiaries to any Tax, fine, lien, penalty or other liability with respect to any Company Benefit Plan imposed by ERISA or the Code or other applicable law, which would reasonably be expected to have a Material Adverse Effect on the Company, (i) any terminated Company Benefit Plan has been terminated in all material respects in accordance with applicable laws and all benefits under any such terminated plan have been paid in accordance with the terms of such Company Benefit Plan, (j) each U.S. (and, to the Company’s knowledge, foreign) Company Benefit Plan in the form as of the Closing Date may be amended or terminated at any time after the Closing Date without material liability to the Company other than for accrued benefits and costs of termination, (k) all material contributions or amounts payable by the Company or any of its Subsidiaries as of the Effective Time with respect to any Company Benefit Plan in respect of current or prior plan years which are required to be reflected in the Company’s financial statements in accordance with GAAP have been paid or accrued in accordance with GAAP, and (l) the Company has made available to Parent and the Merger Sub true and correct copies in all material respects of all Company Benefit Plans and benefit arrangements or contracts listed in Section 2.1(l)(i) of the Company Disclosure Schedule, together with all amendments thereto, and to the extent applicable, (i) all current summary plan descriptions; (ii) the most recent annual report on the IRS Form 5500-series, including any attachments thereto; (iii) the most recent accountant’s report, if any; and (iv) the most recent IRS determination letter.

      Except as provided pursuant to this Agreement or as disclosed on Section 2.1(l)(ii) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby shall (a) result in any payment becoming due to any Company Participant, (b) increase any benefits otherwise payable under any Company Benefit Plan, (c) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan, (d) result in any forgiveness of indebtedness, (e) result in any obligations to fund benefits with respect to any current or former employees of the Company or any of its Subsidiaries or (f) violate the provisions of any agreement between a Company Participant and the Company or any of its Subsidiaries, except in each case where such payment, increase, acceleration, forgiveness, funding or violation would not reasonably be expected to have a Material Adverse Effect on the Company.

(iii) (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries and there are no labor or collective bargaining agreements that pertain to the employees of the Company or any of its Subsidiaries other than works councils required by statute, (b) there is no pending or to the knowledge of the Company, threatened labor dispute, strike, work stoppage, lockout or other labor controversy involving the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries experienced any such labor controversy within the past three years, (c) there is no union or similar organization currently certified, and there is no union representation question and no union or other organization activity that would be subject to the National Labor Relations Act (20 U.S.C. § 151 et seq.) or similar applicable law exists, or to the Company’s knowledge, is threatened with respect to the Company’s or any of its Subsidiaries operations; (d) to the Company’s knowledge, no officer of the Company or any of its Subsidiaries (“Employee”) is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such Employee and any other Person besides the Company or any of its Subsidiaries, as applicable, that would be material to the performance of such Employee’s employment duties, or the ability of the Company or Merger Sub to conduct their business, (e) there is no pending or, to the knowledge of the Company, threatened action, complaint, arbitration, proceeding or investigation against the Company or any of its Subsidiaries by or before any court, governmental agency, administrative agency, board, commission or arbitrator brought by or on behalf of any prospective, current or former employee, labor organization or other representative of employees of the Company or any of its Subsidiaries, (f) the Company and its Subsidiaries are in compliance with all applicable laws, agreements, and policies relating to employment of labor, employment practices and terms and conditions of employment, including, but not limited to, all such laws relating to hours, wages, civil rights, safety and health, workers’ compensation, and the collection and payment of withholding and/or Social Security taxes and other similar taxes, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company, (g) except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries has closed any office, plant or facility, effectuated any layoffs of employees or otherwise engaged in any act that would trigger the application of the WARN Act or any similar applicable law and none of the affected employees has suffered an “employment loss” (as defined in the WARN Act) since ninety days prior to the date hereof, or implemented any early retirement, separation or window program within the past year, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future, and (h) all salaries, wages and other benefits, bonuses and commissions of all directors, officers and employees of the Company and its Subsidiaries have, to the extent due, been paid or discharged in full or are reflected as liabilities on the financial statements contained in the Company SEC Reports.

      (m) Intellectual Property.

(i) Except as disclosed in the Company SEC Reports, the Company or one or more of its Subsidiaries owns or has the right to use pursuant to written license agreements, free and clear of all liens, security interests or other encumbrances, all trademarks, tradenames, service marks, Internet domain names, trade dress, patents, patent applications or trademarks, service marks, copyrights or other registrations or applications for registration of intellectual property, copyrights, technology, software, know-how, trade secrets, confidential information, unpatented inventions and processes used by the Company or any of its Subsidiaries in their respective businesses and material thereto or necessary therefor (the “Intellectual Property”). Section 2.1(m)(i)(A) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company and its Subsidiaries and Section 2.1(m)(i)(B) of the Company Disclosure Schedules sets forth a true and complete list of all Intellectual Property that the Company and its Subsidiaries are licensed or otherwise permitted by other Persons to use.

(ii) Except as disclosed in the Company SEC Reports, no claim has been asserted against the Company or any of its Subsidiaries and, to the Company’s knowledge no claim is pending by any Person challenging or questioning the Company or any other Person’s use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, and to the Company’s knowledge, there is no reasonable basis for same.

(iii) To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ businesses does not infringe, misappropriate or misuse the intellectual property, confidential information or other rights of any Person, and, except as disclosed in the Company SEC Reports, to the Company’s knowledge no claim has been asserted or is pending alleging same.

(iv) To the Company’s knowledge, no third party has infringed, misappropriated or misused any of the Intellectual Property and the Company is not aware of any facts that indicate a likelihood of the same, and, except as disclosed in the Company SEC Reports, to the Company’s knowledge no claim has been asserted or is pending alleging same.

(v) Except to the extent that it would not reasonably be expected to have a Material Adverse Effect on the Company, no loss or expiration of any of the Intellectual Property is pending or reasonably foreseeable or (to the Company’s knowledge) threatened, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company, including, without limitation, a failure by the Company to pay any required maintenance fees).

(vi) The Company has a policy of requiring all employees, agents, consultants or contractors who have contributed or participated in the creation, development or improvement or modification of Intellectual Property, software or other products of the Company or its Subsidiaries to assign all of their rights therein to the Company or a Subsidiary. The Company complies in all material respects with such policy. To the Company’s knowledge, (i) no Person has any basis for claiming any right, title or interest in and to any such Intellectual Property, software or other products except for such claims as would not reasonably be expected to be successful and (ii) no such claim is currently pending or threatened.

(vii) The Company and its Subsidiaries have taken reasonable measures consistent with industry practice to protect and preserve the confidentiality of all of the Company’s and Subsidiaries’ trade secrets (including, without limitation, any software source code). Schedule 2.1(m)(vii) contains a description of all escrow accounts that are used with respect to the Company’s and Subsidiaries’ software source codes. To the Company’s knowledge, neither the Company nor its Subsidiaries has disclosed or authorized anyone to disclose source code for Company or Subsidiary software products or material trade secrets other than pursuant to a nondisclosure agreement, and to the Company’s knowledge, no such party to any nondisclosure agreement is in breach thereof.

(viii) None of the software products of the Company or any Subsidiary is subject to the provisions of any open source or other source code license agreement that (A) requires the distribution of source code in connection with the distribution of the licenses software in object code form; (B) prohibits or limits the Company or any Subsidiary from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (C) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law.

(ix) The consummation of the transactions contemplated by this Agreement will not result as a consequence of actions taken by the Company prior to the Effective Date in: (A) the Company being bound by any non-compete or other restriction on the operation of any business of the Company; (B) the granting by the Company of any Intellectual Property to a third party (including, without limitation, a covenant not to sue); and (C) the loss or impairment of the Company’s rights to own or use any material Intellectual Property.

(x) The generally released software products of the Company and its Subsidiaries perform in all material respects in accordance with their documentation and meet in all material respects the contractual terms and warranties provided to customers in connection therewith. Except as set forth in Section 2.1(r) of the Company Disclosure Schedule, there are no material Contracts concerning the Intellectual Property and no material Contracts concerning the software products of the Company or its Subsidiaries other than customer Contracts in the Ordinary Course..

      (n) Environmental, Health, and Safety Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has complied and is in compliance with all Environmental, Health, and Safety Requirements, including, without limitation, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety

Requirements for the occupation of its facilities and the operation of its business. None of the Company or its Subsidiaries has received any notice or report regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company, its Subsidiaries, or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, manufactured, distributed, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given rise to liabilities or could reasonably be expected to give rise to liabilities pursuant to any Environmental, Health, and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has assumed, undertaken, or otherwise become subject to, any liability of any other Person or entity relating to Environmental, Health, and Safety Requirements. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its Subsidiaries, or any of their respective predecessors could reasonably be expected to prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements.

      For purposes of this Agreement, “Environmental, Health, and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, pollution, or protection of the environment.

      (o) Brokers or Finders. Except for the engagement of Stephens Inc. by the Company, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided Parent with a true and complete copy of the engagement letters relating to its arrangements with Stephens Inc.

      (p) Insurance. Section 2.1(p) of the Company Disclosure Schedule contains a list of all material insurance policies which are owned by the Company and any of its Subsidiaries and which name the Company or any of its Subsidiaries as an insured, including without limitation self-insurance programs and those which pertain to the Company’s assets, employees or operations (the “Insurance Policies”). All such Insurance Policies are in full force and effect and (a) each of the Insurance Policies is valid, outstanding and enforceable, and all premiums due thereon have been paid in full and cover against the risks of the types to which the Company reasonably believes it is subject and in coverage amounts that are reasonably sufficient for the Company’s property and business of the nature normally insured against by entities in the same or similar lines of business as the Company and its Subsidiaries in coverage amounts typically and reasonably carried by such entities, (b) none of the Insurance Policies shall terminate or lapse (or be affected in any other material adverse manner) by reason of the Merger, (c) each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, (d) to the knowledge of the Company, no insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such Insurance Policy or given notice of any intent to do so or not to renew any such Insurance Policy and (e) to the knowledge of the Company, all material claims under the Insurance Policies have been filed in a timely fashion.

      (q) Affiliate Transactions. Except as disclosed in the Company SEC Reports and this Agreement, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) present or former officer or director of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses), (ii) record or beneficial owner of ten percent or more of the voting securities of the Company or (iii) affiliate of any such officer, director, family member or beneficial owner, on the other hand.

      (r) Material Contracts. Section 2.1(r) of the Company Disclosure Schedulesets forth a list of all of the Company Material Contracts and, prior to the date hereof, the Company has made available to Parent true copies of each Company Material Contract and summaries of pall oral Company Material Contracts. For purposes of this Agreement, the term “Company Material Contracts” shall mean with respect to the Company or any of its Subsidiaries: (i) all Contracts required to be disclosed pursuant to Items 401 or 601 of Regulation S-K of the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or any Company SEC Report filed thereafter, in each case under the rules and regulations of the SEC, (ii) all Contracts for the future purchase or sale (in each case whether by merger, acquisition, purchase of an equity interest or otherwise) or lease of materials, supplies, merchandise, equipment or other personal property or assets which will involve consideration in excess of $200,000 in the aggregate or for the grant of any preferential right for any such future purchase, sale or lease, (iii) all Contracts for the furnishing or receipt of services, the performance of which will involve consideration in excess of $300,000 in the aggregate, (iv) all Contracts for the license of any software products of the Company or its Subsidiaries entered into by the Company or its Subsidiaries in the two year period preceding the date of this Agreement, other than licenses of the Company’s software to customers in the Ordinary Course that involve consideration less than $350,000 in the aggregate, (v) all mortgages, pledges, conditional sales contracts, security agreements, factoring agreements or other similar agreements with respect to any assets of the Company which involve consideration in excess of $100,000 in the aggregate, (vi) all agreements with current or former consultants currently in effect providing for annual payments thereunder in excess of $150,000 in the aggregate, (vii) all non-competition or similar agreements which restrict or may hereafter restrict in any material respect the geographic or operational scope of the business of the Company or the ability of the Company to enter into new lines of business, (viii) all agreements or indentures relating to borrowed money or other indebtedness which involve consideration in excess of $100,000 in the aggregate or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or its Subsidiaries, (ix) all Contracts under which the Company has advanced or loaned any other Person in the aggregate exceeding $25,000, (x) all material distribution, joint venture, partnership, marketing, development or franchise agreements, (xi) all agreements by which the Company or its Subsidiaries guarantee, endorse or otherwise become or are contingently liable for the debt, obligation or other liability of any other Person in the aggregate exceeding $100,000 or guarantee the payment of dividends or other distribution upon the shares of any other Person, (xii) all Contracts for the license of any Intellectual Property (including, without limitation, any software) by any Person to the Company or its Subsidiaries the breach or loss of which would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (xiii) all Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (xiv) Contracts which are material to the Company or any of its Subsidiaries and which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person (other than Contracts entered into in the Ordinary Course or currently enforceable Contracts, to the extent any disclosure thereof is prohibited thereby, with respect to any currently pending potential sale of all or a substantial portion of the Company whether such sale is pursuant to a merger or otherwise), (xv) Contracts that contain minimum annual purchase obligations (take-or-pay) in excess of $200,000 or that contain penalties or repricing provisions (e.g., “retroactive discounts”) in excess of $200,000 if certain minimum quantities are not purchased; (xvi) Contracts (other than Benefit Plans) with any current or former employee, director or officer of the Company or any of its Subsidiaries under which the Company or its Subsidiaries may have ongoing or future payment obligations for services rendered or to be rendered other than employment Contracts with current or former employees whose base compensation is less than $75,000 annually and, (xvii) Contracts to be performed relating to capital expenditures of the Company and/or its Subsidiaries with a value in excess of $100,000 in any fiscal year, or in the aggregate capital expenditures of the Company and/or its Subsidiaries with a value in excess of $200,000. All such Company Material Contracts are valid, binding and enforceable in accordance with their respective terms (assuming the other parties thereto are bound) and are in full force and effect, except (A) to the extent they have previously expired in accordance with their terms, (B) to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles, or (C) where such invalidity or unenforceability would not reasonably be expected to have a Material Adverse Effect on the Company. No payment default, breach or violation by the Company or its Subsidiaries or to the Company’s knowledge, by any other party thereto exists under such Company Material Contracts, except for defaults, breaches or violations which would not reasonably be expected to have a Material Adverse Effect on the Company, and no material payment would be accelerated or be due by the Company as a result of any change-in-control provisions in any Company Material Contracts as a result of the transactions contemplated by this Agreement.

      (s) State Takeover Statutes. The Company Board has approved the execution of this Agreement and Voting Agreement and authorized and approved the Merger prior to the execution by the Company of this Agreement, so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Voting Agreement or the transactions contemplated hereby or by the Voting Agreement (including the Merger). The Company Board has taken all such action required to be taken by it to provide that this Agreement, the Voting Agreement and the transactions contemplated hereby and by the Voting Agreement shall be exempt from the restrictions on business combinations contained in any “moratorium,” “control share,” “fair price” or other anti-takeover laws or regulations of any state (including Section 203 of the DGCL).

      (t) Financial Advisory Opinion. Stephens Inc. has delivered to the Company Board its written opinion, dated the date of this Agreement, subject to the qualifications and limitations stated therein, to the effect that the consideration to be received by the holders of the Company Common Stock (other than GA Company Common Stock) pursuant to the Merger is fair to holders of the Company Common Stock (other than the GA Company Common Stock) from a financial point of view and such opinion has not been withdrawn.

      (u) Disclosure. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.2     Representations and Warranties of Parent and Merger Sub.

      Except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company at or prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”) (it being understood that (a) the Parent Disclosure Schedule will be arranged by sections corresponding to the lettered and numbered sections contained in this Section 2.2 and (b) nothing in the Parent Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Parent Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail), Parent and Merger Sub each represent and warrant to the Company as of the date of this Agreement and as of the Closing Date:

      (a) Organization, Standing and Power. Each of Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except as would not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub. True and complete copies of the Organizational Documents of Parent and Merger Sub have been furnished by Parent to the Company for inspection.

      (b) Authority; No Conflicts.

(i) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver each of this Agreement, each of the Voting Agreements and the Asset Purchase Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Subject to the succeeding sentence, the execution and delivery of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent and Merger Sub. Immediately following execution of each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by the parties hereto, Parent shall, as sole stockholder of Merger Sub, execute and deliver to Merger Sub its written consent to the adoption of this Agreement. Each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by Parent and Merger Sub does not or will not, as the case may be, and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, result in any Violation of: (A) any provision of the Organizational Documents of Parent and Merger Sub or (B) except for such Violations as would not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of each of this Agreement, the Voting Agreements and the Asset Purchase Documents to which it is a party by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to Section 2.1(c)(iii) and (B) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub or impair or delay the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.

      (c) No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever, or entered into any agreement or arrangement with any Person. Merger Sub is a wholly-owned subsidiary of Parent.

      (d) Cash Consideration. Parent has available to it, or at the Closing will have available to it, sufficient cash resources necessary to make the payments for the Asset Purchase and the shares of the Company Common Stock contemplated by this Agreement and all associated costs and expenses. At the Effective Time, Parent or its designated Subsidiary shall enter into a license with the Surviving Corporation to provide the Surviving Corporation with such rights in the Owned Intellectual Property as are necessary to conduct the business of the Surviving Corporation with respect to its currently existing properties and assets in substantially the same manner that it was conducted prior to the sale of the Owned Intellectual Property.

      (e) Information Supplied.

(i) The Schedule 13E-3 and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(ii) None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 and any other documents to be filed with the SEC in connection with the transactions contemplated hereby, including any amendment or supplement to such documents, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to made the statements made therein, in light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Stockholders Meeting, and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to made the statements made therein, in light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading.

(iii) Notwithstanding the foregoing provisions of this Section 2.2(e), no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Schedule 13E-3 based on information supplied by any party other than Parent or Merger Sub for inclusion or incorporation by reference therein.

      (f) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

      (g) Ownership of the Company Common Stock. Other than General Atlantic Partners LLC or any of its affiliates, except as contemplated by this Agreement or in connection with the execution of the Voting Agreement, as of the date of this Agreement, neither Parent nor, to the best of its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of the Company Common Stock.

      (h) Disclosure. The representations and warranties of Parent and Merger Sub contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1     Covenants of the Company and Parent.

      During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company or Parent shall otherwise consent in writing):

(a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the Ordinary Course and with no less diligence and effort than would be applied in the absence of this Agreement, and shall use all reasonable efforts to preserve intact their present business organizations and their relationships with customers, suppliers and others having business dealings with them.

(b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, directly or indirectly (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock or other securities of the Company or any of its Subsidiaries.

(c) Issuance of Securities; Changes to Options. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or other Securities (equity or debt) of the Company or any Subsidiary or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or other Securities (equity or debt) of the Company or any Subsidiary, or enter into any agreement with respect to any of the foregoing, or make any other change to its capital structure other than the issuance of shares of the Company Common Stock upon the exercise of Options issued in the Ordinary Course prior to the date hereof in accordance with the terms of the Option Plans as in effect on the date of this Agreement and the Warrants outstanding on the date hereof. Except as expressly set forth in this Agreement, the Company and its board of directors and any committee thereof shall not, and shall cause the Company’s Subsidiaries not to, grant, amend, modify, waive or take any action with respect to any of the Company’s Options, Options Plans, or Warrants or agreements pursuant to which any Warrants have been or could be issued (“Warrant Agreements”) or accelerate the vesting of any Options except for the issuance of Company Common Stock in connection with the exercise of Options and Warrants in accordance with this Agreement and the Option Plans, the Options, the Warrants and/or the Warrant Agreements as the case may be or the acceleration of the vesting of Options pursuant to the terms of agreements with certain of the Company’s executives existing as of the date of this Agreement. The Company and its board of directors and any committee thereof shall not permit or allow the exercise of any Options or Warrants prior to the Effective Time unless the exercise price paid in connection with such exercise is paid to the Company in cash or pursuant to the Company’s existing cashless exercise program.

(d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder, by law or by the rules and regulations of the SEC or NASDAQ, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

(e) Indebtedness and Other Matters. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (i) other than incurrence of indebtedness under existing working capital facilities in the Ordinary Course, incur, modify or prepay any indebtedness for borrowed money or guarantee, assume, endorse or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or of other Persons or enter into any capital lease, other than indebtedness of the Company or its direct or indirect wholly-owned Subsidiaries to the Company or its direct or indirect wholly-owned Subsidiaries, (ii) make any loans or advances other than by the Company or its direct or indirect wholly-owned Subsidiaries to or in the Company or its direct or indirect wholly-owned Subsidiaries or other than to customers for the purchase of products from the Company in the Ordinary Course, (iii) make any capital contributions to, or acquire, authorize or make (or commit to make) any investment in, any Person, other than by the Company or its direct or indirect wholly-owned Subsidiaries to or in the Company or its direct or indirect wholly-owned Subsidiaries, (iv) make or commit to make or enter into any Contracts (or any amendments, modifications, supplements or replacements to existing Contracts) to be performed relating to the making of any capital expenditures in excess of $100,000 in the aggregate in any one quarter, (v) transfer, issue, deliver, sell, lease, sell and leaseback, license, pledge, mortgage, dispose of or encumber material (either individually or in the aggregate) properties or assets of the Company or any of its Subsidiaries, except Liens for Taxes not currently due and other than software license agreements with customers in the Ordinary Course, (vi) (A) file or cause to be filed any materially amended Tax Returns or claims for refund; (B) make or rescind any material Tax election or otherwise fail to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (x) would not or may not materially increase Parent’s, the Company’s or any of the Subsidiaries’ liability for Taxes for any period or (y) is required by Law; (C) incur any material liability for Taxes other than in the Ordinary Course, apart from any Tax liability that may result from the Asset Purchase; or (D) enter into any settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period, (vii) pay, discharge, satisfy, settle or compromise any claims, liabilities, obligations or litigation (whether or not commenced prior to the date of this Agreement), other than settlements involving amounts payable by the Company and its Subsidiaries that are not in excess of $100,000 in the aggregate over the sum of (x) amounts reserved for in respect of litigation in the most recent consolidated financial statements of the Company included in the Company SEC Reports and (y) amounts fully recoverable from insurers of the Company and its Subsidiaries and other than the payment, discharge, settlement or satisfaction, in the Ordinary Course, of (A) liabilities reflected or reserved against in the December 31, 2002 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the Ordinary Course, (viii) enter into any Contract or agreement with any labor unions representing employees of the Company or any Subsidiary, (ix) enter into or amend, modify, renew or terminate any material agreement or transaction, including, without limitation, any transaction involving any merger, consolidation, joint venture, license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring, or a purchase, a Lease, sale, lease or other acquisition or disposition of any assets or capital stock other than in the Ordinary Course, (x) sell, transfer or pledge or agree to sell, transfer or pledge any shares of capital stock or other equity interests owned by it in any other Person, (xi) acquire, by merging or consolidating with, by purchasing an equity interest in or by purchasing all or a portion of the assets of, or by any other manner, any business or any Person (other than the purchase of equipment, inventories and supplies in the Ordinary Course), (xii) except as may be required by applicable law, GAAP or SEC rule, make any change in any of its accounting practices, policies or procedures or any of its methods of reporting income, deductions or other items for income tax purposes, (xiii) except as contemplated by Article I or as set forth in Section 3.1(e)(xiii) of the Company Disclosure Schedule, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or any agreement relating to an Acquisition Proposal, except as expressly permitted in Section 4.4, (xiv) except as provided by this Agreement or described in the Company Disclosure Schedule, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for the premiums therefor) or other compensation or benefits, (xv) plan, announce, implement or effectuate any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the Ordinary Course, (xvi) take any action or omit to take any action which would, directly or indirectly, restrict or impair the ability of Parent or Merger Sub, as the case may be, to vote or otherwise to exercise the rights and receive the benefits of a stockholder with respect to securities of the Company that may be acquired or controlled by Parent or Merger Sub, as the case may be, or any action which would permit any Person to acquire securities of the Company or any of its Subsidiaries from the Company or such Subsidiary on a basis not available to Parent or Merger Sub, (xvii) enter into any new material line of business or enter into any agreement that restrains, limits or impedes the Company’s or any of its Subsidiaries’ ability to compete with or conduct any business or line of business, (xviii) fail to maintain with current or other financially responsible insurance companies insurance on its assets, tangible and intangible, and its businesses in such amounts and against such risks and losses as are consistent with past practice, (xix) enter into any Contract for the sale of products not available for delivery to the customer as of the date of this Agreement, (xx) undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in Section 2.1 in any material respect as if made on and as of the Closing Date or (xxi) agree, or commit to agree, to take or fail to take any action not permitted to be taken or not taken pursuant to this Section 3.1(e).

(f) Benefit Plans. The Company shall not, and shall not permit any of its Subsidiaries to, (i) establish, adopt, enter into, amend or replace in any material respect any Company Benefit Plan, or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except as required by law, (ii) increase the compensation or fringe benefits payable or to become payable to any of its directors, officers or, except in the Ordinary Course, other employees, (iii) forgive any indebtedness of any current or former employees to the Company or any of its Subsidiaries or (iv) take any action with respect to the grant, modification or amendment of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement).

(g) Intellectual Property. Neither the Company nor any of its Subsidiaries shall: (i) license, sell, transfer or abandon any Intellectual Property except in the Ordinary Course; or (ii) take any action, or fail to take any action, that may adversely affect the Intellectual Property owned by the Company or any such Subsidiary or, to the extent necessary for the conduct of the Company’s or any such Subsidiary’s business, licensed by the Company or any such Subsidiary.

(h) Operation of Parent’s Business. Parent shall carry on its business in the Ordinary Course.

(i) Dividends; Changes in Share Capital. Parent shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

3.2     Advice of Changes; Government Filings.

      Each of the Company and Parent shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters, (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or Material Adverse Effect or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had a Material Adverse Effect on such party or materially and adversely affects its ability to consummate the transactions contemplated hereby in a timely manner, and (d) promptly notify each other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transaction contemplated by this Agreement and that would require disclosure under Section 2.1(c)(iii), (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Company’s knowledge or to the knowledge of Parent, as the case may be, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, on the one hand, or Parent or Merger Sub, on the other hand, which relate to the consummation of the transactions contemplated by this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent and Merger Sub shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the material information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each of the Company and Parent agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each further agrees to keep the other apprized of the status of matters relating to completion of the transactions contemplated hereby.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1	Preparation of the Proxy Statement; Schedule 13E-3; the Company Stockholders Meeting.

      (a) Company Stockholders Meeting. The Company shall, as soon as practicable following execution of this Agreement and in accordance with this Agreement and promptly following clearance by the SEC of the Proxy Statement and the Schedule 13E-3, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”), for the purpose of considering and taking action upon the adoption of this Agreement and the other transactions contemplated hereby, and the Company shall, through the Company Board, recommend to its stockholders that they adopt this Agreement; provided, however, that the Company Board may withdraw, modify or change such recommendation in accordance with the terms of Section 4.4 of this Agreement. The Proxy Statement shall provide for separate votes by Company Stockholders on the adoption of the Merger Agreement and the approval of the Asset Purchase, but shall also provide that neither shall be deemed to be approved unless both are approved by the requisite vote of the Company Stockholders. Parent and Merger Sub shall vote or cause to be voted all the shares of the Company Common Stock owned of record or beneficially by Parent or any of its Subsidiaries in favor of this Agreement and the transactions contemplated by this Agreement.

      (b) Proxy Statement. As soon as practicable following the execution of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement with respect to the Company Stockholders Meeting in a form reasonably acceptable to Parent, and use its reasonable efforts to have a Proxy Statement cleared by the SEC and mailed to the Company’s stockholders. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. The Proxy Statement shall contain (A) statements of the Company Board that its has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Asset Purchase, are fair to and in the best interests of the unaffiliated stockholders of the Company and, the Stockholders generally, (ii) declared the Merger, the Asset Purchase and this Agreement to be advisable and (iii) recommended unanimously that the stockholders of the Company vote in favor of the approval of the Asset Purchase and the adoption of this Agreement, which recommendations shall not be withdrawn, amended or modified in a manner adverse to Parent or the Merger Sub (unless withdrawn, modified or changed in accordance with the terms of Section 4.4) and (B) the written opinions of the Company’s financial advisors. The Proxy Statement shall comply as to form and content in all material respects with the applicable provisions of the federal securities laws. Parent and its counsel shall be given an opportunity to review and comment upon the Proxy Statement and any amendment or supplement thereto prior to the filing thereof with the SEC, and the Company shall consider any such comments in good faith. The Company agrees to provide to Parent and its counsel any comments which the Company or its counsel may receive from the staff of the SEC with respect to the Proxy Statement promptly after receipt thereof. Parent and Merger Sub will promptly supply to the Company in writing, for inclusion in the Proxy Statement, all information concerning Parent and Merger Sub required by law, rule or regulation to be included in the Proxy Statement. The Company, Parent and Merger Sub agree to promptly correct any information provided by any of them for use in the Proxy Statement which shall have become false or misleading in any respect, and the Company further agrees to take all steps necessary to cause such Proxy Statement as so corrected to be filed with the SEC and disseminated to the Company’s stockholders, in each case as and to the extent required by the applicable provisions of the federal securities laws. The Company agrees to use reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version or amendment thereof, filed by it. Each of Parent and Merger Sub agree to use reasonable efforts to promptly provide the Company with any information necessary to respond to any such comments made by the Commission. The Company, Parent and Merger Sub shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company’s stockholders at the earliest practicable time.

      (c) Schedule 13E-3. Concurrently with the filing of the Proxy Statement, Parent and Merger Sub and their respective affiliates (to the extent required by law) shall prepare and file with the SEC, together with the Company, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all supplements and amendments thereto, the “Schedule 13E-3”) with respect to the transactions contemplated by this Agreement. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Schedule 13E-3. The Schedule 13E-3 shall comply as to form and content in all material respects with the applicable provisions of the federal securities laws. The Company and its counsel shall be given an opportunity to review and comment upon the Schedule 13E-3 and any amendment, supplement or comments thereto prior to the filing thereof with the SEC, and Parent and Merger Sub shall consider any such comments in good faith. Parent agrees to provide to the Company and its counsel any comments which Parent or its counsel may receive from the staff of the SEC with respect to the Schedule 13E-3 promptly after receipt thereof. The Company shall promptly furnish to Parent in writing, for inclusion in the Schedule 13E-3, all information concerning the Company required by law, rule or regulation to be included in the Schedule 13E-3. Parent, Merger Sub and the Company agree to promptly correct any information provided by any of them for use in the Schedule 13E-3 which shall have become false or misleading in any respect, and Parent further agrees to take all steps necessary to cause the Schedule 13E-3 as so supplemented, updated or corrected to be filed with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by the applicable provisions of the federal securities laws. Parent agrees to use reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Schedule 13E-3 and any amendment thereof, filed by it. The Company agrees to use reasonable efforts to promptly provide Parent and Merger Sub with any information necessary to respond to any such comments made by the SEC.

4.2     Access to Information; Monthly Financial Statements.

      Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent and Merger Sub reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and its officers, employees and representatives and, during such period, the Company shall (and shall cause its Subsidiaries, to) furnish promptly to Parent and Merger Sub (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated as of July 7, 2003, between the Company and Parent (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect. The Company shall deliver to Parent, as soon as available, all of the monthly financial statements, reports and similar financial information for each of the calendar months following June 30, 2003 that is prepared by or for the Company in the Ordinary Course. No information or knowledge obtained in any investigation pursuant to this Section 4.2 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

4.3     Approvals and Consents; Cooperation.

      Each of the Company, Parent and Merger Sub shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including without limitation (a) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, Tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, Permits, Tax rulings and authorizations required to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger, the Asset Purchase or any of the other transactions contemplated by this Agreement (including, but not limited to, those approvals, consents, orders, registrations, declarations and filings required under or in relation to Section 2.1(c)(iii)) (collectively, the “Required Approvals”) and (b) taking all reasonable steps as may be necessary to obtain all such Required Approvals. Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub agree to make all necessary filings in connection with the Required Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Approvals, and shall otherwise cooperate with any applicable Governmental Entity in order to obtain any Required Approvals in as expeditious a manner as possible. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable best efforts to resist or resolve such suit, provided that in no event shall Parent be required to agree to (i) any prohibition of or limitation on the ownership or operation by Parent, the Company or any of their respective subsidiaries or affiliates of any portion of their respective businesses or assets, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, (iii) any limitation on the ability of Parent, the Company or any of their respective subsidiaries or affiliates, as the case may be, to acquire or hold, or exercise full rights of ownership of, the Company Common Stock and any capital stock of any subsidiary of the Company, or (iv) any other limitation on Parent’s, the Company’s or any of their respective subsidiaries’ or affiliates’ ability to effectively control their respective businesses or operations. Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, affiliates, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3 or any other statement, filing, Tax ruling request, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

4.4     Acquisition Proposals.

      (a) Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to (A) directly or indirectly solicit, initiate, knowingly encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any Person or group of related Persons (other than Parent and its affiliates) relating to, other than the transactions contemplated by this Agreement, (i) any acquisition or purchase of 10% or more of the consolidated assets of the Company and its Subsidiaries or of 10% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person or group of related Persons beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of the Company (collectively, “Acquisition Proposals”), or agree to or endorse any Acquisition Proposal or (B) enter into or participate in any negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or participate in or knowingly assist, facilitate, or encourage, any effort or attempt by any other Person or group of related Persons (other than any of Parent, Merger Sub and their affiliates) to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit the Company (X) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer, (Y) from making such disclosure to the Company’s stockholders or otherwise which, the Company Board concludes in good faith, after consultation with its legal counsel, is necessary under applicable law or the rules of the NASDAQ or is necessary in order to comply with its fiduciary duties to the Company’s stockholders under applicable law, (Z) from participating in negotiations or discussions with or furnishing information to any Person in connection with an Acquisition Proposal not solicited after the date hereof which is submitted in writing by such Person or group of related Persons to the Company Board after the date of this Agreement; provided, however, that prior to participating in any such discussions or negotiations or furnishing any information, the Company receives from such Person or group of related Persons, as the case may be, an executed confidentiality agreement on terms not less favorable to the Company than the Confidentiality Agreement and the Company furnishes Parent any such nonpublic information; and provided, further, that the Company Board shall have concluded in good faith that such Acquisition Proposal, in the case of furnishing information, is or is reasonably likely to lead to or, in the case of participating in discussions or negotiations, constitutes a Superior Proposal and, after consultation with its outside legal counsel, that participating in such negotiations or discussions or furnishing such information is necessary in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; and provided, further, that the Company Board shall not take any of the foregoing actions prior to three Business Days (for purposes of this Agreement, “Business Day” means an y day on which banks are not required or authorized to close in the City of New York) after it provides Parent with prompt (but in no event later than 24 hours after the occurrence or commencement of such action) written notice thereof. If the Company Board receives an Acquisition Proposal, then the Company shall promptly inform Parent of the material terms and conditions of such proposal and the identity of the Person or group of related Persons making it.

      (b) In the event the Company Board determines in good faith upon the consultation of an independent financial advisor of nationally recognized reputation (which shall be deemed to include Stephens Inc.) that it has received a Superior Proposal and determines in good faith upon the consultation of its outside legal counsel that taking the following actions is necessary in order to comply with its fiduciary duties under applicable law and provided that neither the Company nor any representative of the Company has breached any of the provisions of this Section 4.4, the Company and the Company Board may (i) withdraw, modify or change the Company Board’s approval or recommendation of this Agreement or the Merger, (ii) approve or recommend to the Company’s stockholders such Superior Proposal, (iii) terminate this Agreement in accordance with Section 6.3(b) and (iv) publicly announce the Company Board’s intention to do any or all of the foregoing.

      (c) The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from or waive any provisions of confidentiality in any confidentiality agreement to which Company is a party.

      (d) “Superior Proposal” means a proposal with respect to any of the transactions described in clause (i), (ii) or (iii) of the definition of Acquisition Proposal (with all of the percentages included in the definition of such term replaced with “50%” for purposes of this definition) with respect to which the Company Board shall have concluded in good faith, after consultation with its financial advisor, (i) is fully financed or reasonably capable of being financed but not contingent on the availability of financing, (ii) is capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, including the Person or group of related Persons making the proposal and after taking into account compliance by the Company with this Agreement and (iii) would, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement.

4.5     Fees and Expenses.

      Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, all expenses of Parent and Merger Sub incurred in connection with the transactions contemplated by this Agreement, (b) as set forth in Section 6.4(b) and (c) Parent shall pay all filing fees in respect of compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. For purposes of this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources and their counsel, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Voting Agreements and the Asset Purchase Documents and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the Schedule 13E-3 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and all property or transfer Taxes imposed as a result of this Agreement and the transactions contemplated hereby.

4.6     Indemnification.

      (a) Continuation of Organizational Documents Obligations. The Company shall and, from and after the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain the right to indemnification and exculpation of, and advancement of expenses to, officers and directors provided for in the Organizational Documents of the Company as in effect on the date hereof, with respect to acts and omissions occurring prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement.

      (b) Indemnification.

      (i) Until the sixth anniversary of the Effective Time the Company shall and, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law and to the extent such Person would have been entitled to indemnification and advancement of expenses under the certificate of incorporation and bylaws of the Company as such documents were in effect on the date of this Agreement, indemnify and hold harmless, and advance expenses to, each present and former director and officer of the Company (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission based upon or arising from his or her capacity as an officer or director of the Company occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement).

      (ii) For a period of three years following the Effective Date, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Parties with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (“Existing Policy”); provided, however, that (A) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage and (B) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of 200% of the annual premium currently paid by the Company for the Existing Policy. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds 200% of the annual premium currently paid by the Company for the Existing Policy, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for such 200% amount.

      (iii) Parent hereby unconditionally guarantees the full performance of the Company’s and the Surviving Company’s obligations under this Section 4.6 and the Company’s existing indemnification agreements with certain of its current and former directors and officers.

      (c) Survival. This Section 4.6 shall survive the closing of the transactions contemplated hereby, is intended to benefit the Company, Merger Sub and the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 4.6 against the Company, Merger Sub and the Surviving Corporation, as the case may be), and shall be binding on all successors and assigns of the Surviving Corporation.

      (d) Merger, Assignment, etc. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.6.

4.7     Public Announcements.

      Neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, after consultation with its legal counsel, determines that it is obligated to make pursuant to applicable law or regulation of any national securities exchange or in order to discharge its fiduciary duties, in which case, the party desiring to make the disclosure shall consult with the other party hereto and give due consideration to the comments as such other party may have prior to making such disclosure or announcement.

4.8     Further Assurances; Good Standing.

      In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement or the transactions contemplated by this Agreement, the proper officers of the Company, Parent and the Surviving Corporation shall take any such reasonably necessary action.

4.9     Delisting.

      Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and to terminate registration under the

Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.

4.10     Employee Benefits.

      (a) At the Effective Time, each employee of the Company and each of its Subsidiaries (including employees absent from work due to disability, sick leave, military leave, parental leave or other employer-approved or statutorily-required leave of absence) shall be offered employment with Parent, or the Surviving Corporation or any other Subsidiary of Parent; provided, however, that, subject to the laws of the local jurisdiction or any agreement between an employee and Parent, the Surviving Corporation or any other Subsidiary of Parent, the employment of each employee of the Company or any of its Subsidiaries who continues employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (a “Continuing Employee”) shall be “at will” employment.

      (b) The Surviving Corporation shall take steps to assume or adopt each of the Company Benefit Plans (other than any equity-based plans), and each Continuing Employee shall be eligible to continue to participate in such Company Benefit Plans adopted by the Surviving Corporation; provided, however, that (i) subject to the terms of the Company Benefit Plans or the applicable laws, and (ii) except as provided in Section 4.10(c) below, nothing in this Section 4.10 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such Company Benefit Plans at any time.

      (c) For the one-year period ending on the first anniversary of the Effective Date (the “Continuation Period”), except as otherwise provided in any employment agreement with the Company or any of its Subsidiaries, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, (i) pay to the Continuing Employees of the Surviving Corporation or its subsidiaries, during any portion of the Continuation Period that such Continuing Employee is employed by the Surviving Corporation or any such subsidiary, an annual salary or hourly wage rate, as applicable, that is substantially similar to the annual salary or hourly wage rate, as applicable, paid to employees engaged in similar positions with Parent and such individuals will be eligible for bonus and annual incentives, as applicable, that are substantially similar in the aggregate to such bonus and annual incentives for which employees engaged in similar positions with Parent are eligible and (ii) provide such Continuing Employees with employee benefits, during any portion of the Continuation Period that such employees are employed by the Surviving Corporation or any such Subsidiary, that are substantially similar in the aggregate to the employee benefits provided to employees engaged in similar positions with Parent, effective as of the Effective Time.

      (d) With respect to the Company’s U.S. employee benefit plans, if any, of Parent or its Subsidiaries in which Continuing Employees become eligible to participate after the Effective Time (the “Parent Plans”), Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to: (i) with respect to each Parent Plan that is a medical, health, life or disability plan, (w) waive any exclusions for pre-existing conditions or in the case of a Parent Plan that provides only medical or health benefits evidence of insurability under such Parent Plan that would result in a lack of coverage for any condition for which the applicable Continuing Employee would have been entitled to coverage under the corresponding Company Benefit Plan in which such Continuing Employee was an active participant (or would have been participating in upon the satisfaction of any waiting period) immediately prior to his or her transfer to the Parent Plan; (x) waive any waiting period under such Parent Plan, to the extent that such period exceeds the corresponding waiting period under the corresponding Company Benefit Plan in which such Continuing Employee was an active participant (or was eligible to participate in but for the satisfaction of any waiting period) immediately prior to his or her transfer to the Parent Plan (after crediting all service of the Continuing Employee with the Company or any of its Subsidiaries (or their respective predecessors) for purposes of satisfying such waiting period); (y) provide each Continuing Employee with similar coverage under the Parent Plan that is a plan described under Section 125 of the Code that, where applicable, includes flexible spending accounts for medical care reimbursements and dependent care reimbursements (the “125 Plan”) for which such Continuing Employee would be eligible for the balance of the plan year in which the Continuation Period expires; and (z) based on information provided by the Company, provide each Continuing Employee with credit for any co-payments and deductibles paid (or accrued) by such Continuing Employee prior to his or her transfer to the Parent Plan (to the same extent such credit was given under the analogous Company Benefit Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan for the plan year that includes such transfer; and (ii) recognize service of the Continuing Employees with the Company or any of its Subsidiaries (or their respective predecessors) for purposes of eligibility to participate and, where applicable, vesting credit under each of the Company Benefit Plans, and, solely with respect to vacation and severance benefits, benefit accrual in any Parent Plan in which the Continuing Employees are eligible to participate after the Effective Time, to the extent that such service was recognized for that purpose under the analogous Company Benefit Plan prior to such transfer; provided, however, that the foregoing shall not apply to the extent it would result in duplication of benefits. Nothing in this Section 4.10(d) shall be interpreted to require Parent to provide for the participation of any Continuing Employee in any Parent Plan, nor shall this paragraph be interpreted to require the termination of any or all the Company Benefit Plans.

(e) Parent and the Surviving Corporation shall honor in accordance with their terms all agreements, Contracts, arrangements, commitments and understandings described in Section 4.10(e) of the Company Disclosure Schedule.

4.11     Intellectual Property Schedule.

      No later than 10 Business Days after the execution of this Agreement, the Company shall deliver to Parent Schedule 2.1(m)(i)(A) and (B) containing the lists of Intellectual Property as required pursuant to Section 2.1(m) of this Agreement and no later than 7 Business Days after the execution of this Agreement the Company shall deliver to Parent drafts of such schedules.

4.12     Resignations.

      The Company shall use its reasonable best efforts to obtain prior to the Effective Time executed undated forms of resignation reasonably satisfactory to Parent from each person in office as a director of the Company or any Subsidiary.

ARTICLE V

CONDITIONS PRECEDENT

5.1     Conditions to Each Party’s Obligation to Effect the Merger.

      The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company shall have obtained all approvals of holders of shares of the capital stock of the Company required under the DGCL to approve this Agreement, the Asset Purchase and the other transactions contemplated hereby; and

(b) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order, statute, rule, regulation, executive order, issued, enacted, promulgated or enforced by a court of competent jurisdiction or other Governmental Entity shall be in effect and have the effect of making the Merger illegal, has a Material Adverse Effect on the Company and its Subsidiaries or otherwise prohibiting consummation of the Merger.

(c) Governmental and Regulatory Consents. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity that are listed in Section 5.1(c) of the Company Disclosure Schedule shall have been made or obtained.

5.2     Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.

      The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) as to any representation or warranty which addresses matters as of a particular date, as of the date referred to therein and (ii) as to all other representations and warranties, as of the date of this Agreement and as of the Effective Date, unless the inaccuracies under such representations and warranties, do not, individually or in the aggregate, result in or constitute a Material Adverse Effect with respect to the Company; provided that for purposes of determining whether any representation or warranty is not true and correct under this condition, all references to materiality and Material Adverse Effect shall be ignored;

(b) Performance. The Company shall have performed all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it under this Agreement; and

(c) No Material Adverse Effect. There shall not have occurred any event or circumstance that has had or would be reasonably likely to have a Material Adverse Effect on the Company since the date hereof.

(d) No Litigation. No requirement of Law shall have been issued, enacted, enabled, promulgated or enforced by any Governmental Entity which would have materially reduced the benefits of the transactions contemplated hereby to Parent or the Surviving Corporation in a manner that Parent, in its good faith reasonable judgment, would not have entered into this Agreement had such condition or requirement been known on the date hereof.

(e) Resignations. All of the directors of the Company and at least a majority of the directors of each of its Subsidiaries in office immediately prior to the Effective Time shall have provided executed, undated forms of resignation reasonably satisfactory to Parent, which shall not have been revoked, from their positions as directors of the Company and each of its Subsidiaries as applicable.

(f) Dissenters Rights. No more than 9% of the shares shall have properly and timely exercised dissenters rights.

(g) Certificates and Documents. The Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the effect that each of the conditions described in Section 5.2(a), (b) and (c) have been satisfied in all respects and otherwise in form and substance reasonably satisfactory to Parent. The Parent shall have received from the Company (i) each Asset Purchase Document to which the Company is a party duly executed on behalf of the Company, (ii) a copy of the Amended and Restated Certificate of Incorporation of the Company with all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, (iii) a certificate of good standing of the Company and each of the Subsidiaries, issued as of a recent date by the Secretary of State of the State of Delaware, (iv) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent certifying as to (A) the Company’s Amended Restated Certificate of Incorporation, as amended, and Bylaws, and (C) the incumbency and signatures of the officers of the Company executing this Agreement and the Asset Purchase Documents and (v) a certificate executed on behalf of the Company’s transfer agent certifying as to the number of issued and outstanding shares of Company Common Stock.

5.3     Conditions to the Obligations of the Company to Effect the Merger.

      The obligations of the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (i) as to any representation or warranty which addresses matters as of a particular date, as of the date referred to therein and (ii) as to all other representations and warranties, as of the date of this Agreement and as of the Effective Date, unless the inaccuracies under such representations and warranties, do not, individually or in the aggregate, result in a Material Adverse Effect with respect to Parent and Merger Sub, taken as a whole; provided that for purposes of determining whether any representation or warranty is not true and correct under this condition, all references to materiality and Material Adverse Effect shall be ignored;

(b) Performance. Parent and Merger Sub shall have performed all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by them under this Agreement; and

(c) Material Adverse Effect. There shall have been no Material Adverse Effect on Parent that would affect Parent’s ability to make the payments for the shares of Company Common Stock contemplated by this Agreement.

(d) Certificates and Documents. The Company shall have received a certificate signed on behalf of an officer of Parent to the effect that each of the conditions described in Section 5.3(a), (b) and (c) have been satisfied in all respects and otherwise in form and substance reasonably satisfactory to the Company. The Company shall have received from the Parent (i) each Asset Purchase Document to which the Parent is a party duly executed on behalf of the Parent, (ii) a certificate of good standing of each of Parent and Merger Sub, issued as of a recent date by the Secretary of State of the State of Delaware, (iv) a certificate of the Secretary or an Assistant Secretary of each of the Parent and Merger Sub, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent certifying as to (A) Parent’s Amended Restated Certificate of Incorporation, as amended, and Bylaws, and (B) the incumbency and signatures of the officers of the Parent executing this Agreement and the Asset Purchase Documents.

(e) Asset Purchase. The obligation of the Company to effect the Merger shall be subject to, and conditioned upon, the closing of the Asset Purchase pursuant to Section 1.4.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1     Termination by Either the Company or Parent.

      This Agreement may be terminated at any time prior to the Effective Time by either the Company or Parent, whether before or after adoption of this Agreement by the Company’s stockholders:

(a) by the mutual written consent of Parent and the Company, by action of their respective boards of directors;

(b) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, such order, decree, ruling or other action;

(c) if the Merger has not been consummated by February 28, 2004 (or such later date as may be agreed to in writing by Parent and the Company), provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations covenants, agreements, representations or warranties under this Agreement; and

(d) if, at a duly held stockholders meeting of the Company or any adjournment or postponement thereof at which this Agreement, the Asset Purchase and the Merger are voted upon, the requisite stockholder adoption and approval shall not have been obtained.

6.2     Termination by Parent.

      This Agreement may also be terminated by Parent at any time prior to the Effective Time:

(a) if (i) the Company Board shall have withdrawn, modified or amended in any manner adverse to Parent or Merger Sub any of its recommendations described in Section 4.1(a) hereof, (ii) the Company or the Company Board shall have approved, recommended or entered into an agreement, arrangement or understanding with respect to, or consummated, any Acquisition Proposal from a Person other than Parent or any of its affiliates, (iii) the Company Board in response to such Acquisition Proposal, shall not have recommended rejection of such Acquisition Proposal within ten Business Days of commencement of such Acquisition Proposal or of any request by the Parent to do so, or (iv) resolved to do any of the actions described in (i), (ii) or (iii) of this Section 6.2(a)or publicly announced its intention to do any of such actions; or

(b) upon a material breach of any covenant or agreement (other than Section 4.4) on the part of the Company set forth in this Agreement, or if (i) any representation or warranty of the Company set forth herein that is qualified as to materiality or Material Adverse Effect shall have become untrue or (ii) any such representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, if such false representation or warranty (together with any other false representations or warranties) would be reasonably be expected to have a Material Adverse Effect on the Company (each, a “Terminating Company Breach”); provided, however, that, if such Terminating Company Breach is reasonably capable of being cured by the Company no later than ten calendar days after Parent has furnished the Company with written notice of such Terminating Company Breach through the exercise of reasonable best efforts, so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 6.2(b) prior to the expiration of such ten-day period; or

(c) upon a breach of any provision of Section 4.4 by the Company or any Representative of the Company.

6.3     Termination by the Company.

      This Agreement may also be terminated by the Company at any time prior to the Effective Time:

(a) upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of Parent or Merger Sub set forth herein that is qualified as to materiality or Material Adverse Effect shall have become untrue or (ii) any such representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, if such false representation or warranty shall have a material adverse effect on Parent or Merger Sub’s ability to consummate the transactions contemplated hereby (a “Terminating Parent Breach”); provided, however, that, if such Terminating Parent Breach is reasonably capable of being cured by Parent or Merger Sub, as the case may be, no later than ten calendar days after the Company has furnished Parent with written notice of such Terminating Parent Breach, through the exercise of reasonable best efforts, so long as Parent or Merger Sub, as the case may be, continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 6.3(a)prior to the expiration of such ten-day period;

(b) if the Company Board receives a Superior Proposal and reasonably determines in good faith, after consultation with outside legal counsel that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to not be inconsistent with its fiduciary duties under applicable law; provided, however, that (A) the Company shall have complied with the terms of Section 4.4 and (B) this Agreement may not be terminated pursuant to this Section 6.3(b) unless (x) Parent has received the Termination Fee (as hereinafter defined) and any Expense Payment (as hereinafter defined) previously paid by wire transfer in immediately available funds and (y) the Company shall have provided Parent with at least three Business Days’ advance notice of such termination and shall cause its respective financial and legal advisers to negotiate during such three-Business-Day period with Parent and Merger Sub in an effort to make such adjustments in the terms and conditions of this Agreement and the Merger as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms, and notwithstanding such negotiations and adjustments, the Company Board reasonably concludes in good faith judgment that the transactions contemplated herein on such terms as adjusted are not at least as favorable to the stockholders of the Company as such Superior Proposal.

6.4     Effect of Termination.

      (a) In the event of termination of this Agreement by either the Company or Parent as provided in this Article VI, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders, affiliates, representatives, agents, employees or advisors, provided, however, (i) Section 4.5, this Section 6.4, and Article VII shall survive termination and shall remain in full force and effect, and (ii) termination shall not relieve any party with respect to any liabilities or damages incurred or suffered by a non-breaching party as a result of the breach of this Agreement.

      (b) The Company shall (provided that neither Parent nor Merger Sub is then in material breach of its obligations under this Agreement) prior to the termination of this Agreement pursuant to Sections 6.1(d) and an Acquisition Proposal has been publicly disclosed or publicly proposed to the Company or its stockholders at any time on or after the date of this Agreement but prior to any termination of this Agreement and has not been publicly withdrawn or abandoned, promptly, but in no event later than two Business Days following such termination, pay to Parent the Termination Fee and the Expense Payment.

      (c) In the event that this Agreement is terminated pursuant to Section 6.2(a), Section 6.2(c) or Section 6.3(b) and provided that neither Parent nor Merger Sub is then in material breach of its obligations under this Agreement, the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated by Parent prior to such termination, an amount equal to $1,430,000 (the “Termination Fee”) and a reimbursement for the out-of-pocket expenses of Parent and Merger Sub (including printing fees, filing fees and fees and expenses of its legal and financial advisors) related to this Agreement and the transactions contemplated hereby and any related financing, in an amount not to exceed $240,000 (the “Expense Payment”).

      (d) If (A) an Acquisition Proposal is publicly disclosed or publicly proposed to the Company or its stockholders at any time on or after the date of this Agreement but prior to any termination of this Agreement and it has not been publicly withdrawn or abandoned, (B) this Agreement is terminated pursuant to Section 6.1(c) and (C) within 12 months of the date if such termination, the Company enters into an agreement, arrangement or understanding, including a letter of intent, with respect to or consummates an Acquisition Proposal, the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated by Parent prior to such termination, an amount equal to the Termination Fee and the Expense Payment.

      (e) The Company acknowledges that the agreements contained in Sections 6.4(b), (c) and, (d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement.

6.5	Amendment.

      This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after adoption of this Agreement by the Company’s stockholders, but, after any such adoption, no amendment shall be made which by law or in accordance with the rules of the NASDAQ requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.6     Extension; Waiver.

      At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VII

GENERAL PROVISIONS

7.1     Non-Survival of Representations, Warranties and Agreements; No Other Representations and Warranties.

      None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and/or the provisions of this Article VII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Parent or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party’s representatives of any documentation or other information with respect to any one or more of the foregoing.

7.2     Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent or Merger Sub:

SSA Global Technologies, Inc.
500 W. Madison
Chicago, IL 60661
Attention: General Counsel
Facsimile:(312) 474-7451

with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Robert B. Loper
Facsimile:(212) 593-5955

if to the Company:
EXE Technologies, Inc.
8787 Stemmons Freeway
Dallas, TX 75247
Attention: Kenneth R. Vines
Facsimile: (214) 775-0912

with a copy to:
Baker & McKenzie
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, TX 75201
Attention: Daniel W. Rabun
Facsimile: (214) 978-3099

7.3     Interpretation.

      When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, cross references and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

7.4     Counterparts.

      This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

7.5     Entire Agreement; No Third Party Beneficiaries; Liability.

      (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

      (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 4.6 and 4.10 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

      (c) No affiliate, officer, director or stockholder of any party hereto shall have any liability hereunder.

7.6     Tax Disclosures.

      Notwithstanding anything herein to the contrary, the parties hereto and each other party to the transactions contemplated hereby (and each affiliate and Person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such Person relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made (a) until the earlier of (i) the date of the public announcement of discussions relating to the transaction, (ii) the date of the public announcement of the transaction, or (iii) the date of execution of this Agreement, and (b) to the extent required to be kept confidential to comply with any applicable securities laws. Each party shall have the unlimited ability to consult with any tax advisor (including a tax advisor independent from all other entities involved in the transaction) regarding the tax treatment or tax structure of the transaction. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transactions, (ii) the identities of participants or potential participants in the transactions, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transactions.

7.7     Governing Law; Jurisdiction.

      This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles. Each of the Company, Parent and Merger Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Court of Chancery of the State of Delaware, and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.8     Severability.

      If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

7.9     Assignment.

      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided that each of Parent or Merger Sub may assign its rights, interests or obligations hereunder to an Affiliate without the consent of any other party so long as Parent is not released from its obligations hereunder pursuant to such assignment. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.10     Enforcement.

      The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of date first written above.

SSA GLOBAL TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ SHELLEY ISENBERG

Name: Shelley Isenberg

Title:	Senior Vice President

RUSH MERGER SUBSIDIARY, INC.,
a Delaware corporation

By:	/s/ SHELLEY ISENBERG

Name: Shelley Isenberg

Title:	Senior Vice President

EXE TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ KENNETH R. VINES

Name: Kenneth R. Vines

Title:	Senior Vice President

EXHIBIT A

VOTING AGREEMENT

      VOTING AGREEMENT (this “Agreement”), dated as of August 15, 2003, by and among SSA Global Technologies, Inc., a Delaware corporation (“Parent”), Rush Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), [Stockholder 1], [Stockholder 2], [Stockholder 3], [Stockholder 4] and [Stockholder 5] (each individually a “Stockholder” and collectively the “Stockholders”), and EXE Technologies, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

      WHEREAS, immediately prior to the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the “Merger”); and

      WHEREAS, as of the date hereof, the Stockholders are the record and Beneficial Owner (as hereinafter defined) of the Existing Shares (as hereinafter defined) of the common stock, $0.01 par value, of Company (the “Company Common Stock”); and

      WHEREAS, as inducement and a condition to entering into the Merger Agreement, the Parent has required the Stockholders to agree, and the Stockholders have agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      SECTION 1.     Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

(c) “Existing Shares” means an aggregate of 585,425 shares of the Company Common Stock Beneficially Owned by the Stockholders as of the date hereof.

(d) “Person” shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

(e) “Securities” means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by any Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

      SECTION 2.     Representations and Warranties of Stockholder. Each Stockholder represents and warrants severally and not jointly to Parent and Merger Sub as follows:

(a) Ownership of Shares. Each Stockholder is the sole record and Beneficial Owners of (i) the Existing Shares set forth opposite such Stockholder’s name on Schedule 1 hereto, (ii) options to purchase such shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto and (iii) warrants to purchase such shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto. On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by such Stockholder. There are no outstanding options or other rights to acquire from such Stockholder or obligations of such Stockholder to sell or to acquire, any shares of the Company Common Stock. Each Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and any other Securities owned by or hereafter acquired by such Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Organization and Authority. Each Stockholder that is an entity is a limited partnership duly organized and validly existing under the laws of the state of its formation, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will contravene or result in a breach of its constitutional documents. Each Stockholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Stockholder that is an entity of this Agreement and the performance of its obligations hereunder and the consummation by it of the transactions contemplated herby have been duly authorized by its partners, and, no other action on the part of such Stockholder is necessary to authorize the execution, delivery and performance by such Stockholder of this Agreement and the consummation by the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due and valid authorization, execution and delivery thereof by the other parties thereto, is each a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, enforceable against such Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      (c) Power; Binding Agreement. Each Stockholder that is a natural person has the legal capacity, power and authority to enter into and perform all of such Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder.

      (d) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

      (e) No Encumbrance. Except as permitted by this Agreement, the Existing Shares of each Stockholder are now and, at all times during the term hereof, and the Securities will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever (“Encumbrances”), except for any such Encumbrances arising hereunder.

      (f) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

      (g) Reliance by the Parent, Merger Sub and the Company. Each Stockholder understands and acknowledges that each of Parent, Merger Sub and the Company is entering into the Merger Agreement in reliance upon the Stockholders’ execution and delivery of this Agreement.

      SECTION 3.     Disclosure. The Stockholders hereby agree to permit the Company and Parent to publish and disclose in the Proxy Statement and Schedule 13E-3 (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, each Stockholder’s identity and ownership of the Common Stock and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

      SECTION 4.     Transfer And Other Restrictions.

      (a) No Solicitation. Each Stockholder will not, and will cause its affiliates, if any, and partners, investment bankers, attorneys, accountants and other agents and representatives of such Stockholder and such affiliates (such affiliates, partners investment bankers, attorneys, accountants, agents and representatives of any person are hereinafter collectively referred to as the “Representatives” of such person) not to (i) solicit, initiate or encourage (including by way of furnishing information), or take, directly or indirectly any other action designed to facilitate, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Each Stockholder will notify the Company orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt thereof. Each Stockholder will and will cause its Representatives to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore without respect to any Acquisition Proposal. For purposes of this Agreement, each of Parent and Merger Sub are not deemed to be affiliates of any Stockholder. Notwithstanding the foregoing, none of the provisions of this Section 4(a) shall be construed to prohibit, limit or restrict a Stockholder or any of its Affiliates (or any of its or their officers, directors, partners, agents, representatives or advisors) who is a member of the Company Board or an officer of the Company from exercising its or their fiduciary duties to the Company by voting or taking any other action whatsoever in its or their capacity as an officer or director.

      (b) Certain Prohibited Transfers. Prior to the termination of this Agreement, each Stockholder agrees not to, directly or indirectly:

(i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein;

(ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

(iii) take any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

      SECTION 5.     Voting of the Company Common Stock. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, however solicited, such Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Securities having voting power thereon

(A) in favor of the adoption of the Merger Agreement and the approval of the Asset Purchase and other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

(B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Asset Purchase Documents or this Agreement; and

(C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any Acquisition Proposal and (2)(a) any change in a majority of the persons who constitute the Board of Directors of the Company; (b) any material change in the present capitalization of the Company, including without limitation any proposal to sell a substantial equity interest in the Company or its Subsidiaries; (c) any amendment of the Certificate of Incorporation or Bylaws of the Company; whether such amendment is to be effected by merger or otherwise; (d) any other change in the Company’s corporate structure or business; or (e) any other action which, in the Parent’s reasonable judgment, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this agreement, the Merger Agreement and the Asset Purchase Documents. No Stockholder shall enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 5.

      SECTION 6.     Irrevocable Proxy.

      (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent, Shelley Isenberg and Kirk Isaacson, or any of them in their respective capacities as officers of the Parent and any individual who shall hereafter succeed to any such office of the Parent and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of the Company or at any adjournment or postponement thereof, (i) in favor of the adoption of the Merger Agreement, approval of the Asset Purchase and the approval of other actions contemplated by the Merger Agreement, the Asset Purchase Documents and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any other Acquisition Proposal or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Asset Purchase Documents or this Agreement; and (iii) otherwise in accordance and consistent with Section 5 hereof.

      (b) Each Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

      (c) Each Stockholder understands and acknowledges that the Parent and Merger Sub are entering into the Merger Agreement and the Asset Purchase Documents in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement and the Asset Purchase Documents, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except by amendment, modification or termination effected in accordance with Section 10(c) hereof. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of section 212(e) of Delaware General Corporation Law. The power and authority hereby conferred shall not be terminated by any act of any Stockholder or by operation of law, by the dissolution of (if such Stockholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his/its heirs, representatives, executors, successors and/or assigns, as applicable. If after the execution of this Agreement any Stockholder shall dissolve (if such Stockholder is other than a natural person), ceases to have appropriate power or authority, or if any other such event or events shall occur, Parent is nevertheless authorized and directed to vote the Securities in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

      SECTION 7.     Stop Transfer.

      (a) Each Stockholder agrees with, and covenants to, Parent and the Company that such Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

      (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term “Existing Shares” will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

      SECTION 8.     Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

      SECTION 9.     Termination. This Agreement shall terminate on the termination of the Merger Agreement or the consummation of the Merger. Notwithstanding the foregoing, Section 10 hereof shall continue indefinitely and survive any termination pursuant to this Section 9.

      SECTION 10.     Miscellaneous.

      (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

      (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

      (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Parent, to:

[Parent]
110 Sheppard Avenue East,
Suite 701
Toronto, Canada M2N 6Y8
Attention: Shelly R. Isenberg
Telephone: (416) 228-2242
Facsimile: (416) 221-0994

      with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Robert B. Loper, Esq.
Telephone: (212) 756-2138
Facsimile: (212) 593-5955

      If to a Stockholder, to the address set forth on the signature page hereto:

      If to the Company, to:

[Company]
8787 Stemmons Freeway
Dallas, Texas 75247
Attention: Kenneth R. Vines
Telephone: (214) 775-5851
Facsimile: (214) 775-0913

      with a copy to:

Baker & McKenzie
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75243
Attention: Daniel W. Rabun, Esq.
Telephone: (214) 978-3018
Facsimile: (214) 978-3099

      (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

      (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

      (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      (l) Further Assurances. From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      (n) Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Voting Agreement shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 10(d) as to giving notice hereunder shall be deemed effective service of process on such party.

      IN WITNESS WHEREOF, Parent, Merger Sub, Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first written above.

EXE TECHNOLOGIES, INC.

By:

Name:
Title:

SSA GLOBAL TECHNOLOGIES, INC.

By:

Name:
Title:

RUSH MERGER SUBSIDIARY, INC.

By:

Name:
Title:

STOCKHOLDER 1

By:

Name:
Title:
Address:

STOCKHOLDER 2

By:

Name:
Title:
Address:

STOCKHOLDER 3

By:

Name:
Title:
Address:

STOCKHOLDER 4

By:

Name:
Title:
Address:

STOCKHOLDER 5

Address:

EXHIBIT B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
EXE TECHNOLOGIES, INC.

ARTICLE I

      The name of the corporation is EXE Technologies, Inc. (the “Corporation”).

ARTICLE II

      The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, Delaware 19901. National Corporate Research, Ltd., is the Corporation’s registered agent at that address.

ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

      The Corporation shall have authority to issue One Thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

ARTICLE V

      The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time. Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

      The Board of Directors shall have the power to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

ARTICLE VII

      The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

ARTICLE VIII

      The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

ARTICLE IX

      Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide.

ARTICLE X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

EXE TECHNOLOGIES, INC.

By:

Name:

Title:

Date:                     , 2003.

EXHIBIT C

BILL OF SALE AND ASSIGNMENT AGREEMENT

      BILL OF SALE AND ASSIGNMENT AGREEMENT, dated as of                     , 2003, by and between EXE Technologies, Inc., a Delaware corporation (the “Seller”) and [SSA Global Technologies, Inc.], a Delaware corporation (the “Buyer”).

Witnesseth

      WHEREAS, by an Agreement and Plan of Merger dated as of                     , 2003 by and among the Seller, Rush Merger Subsidiary, Inc., a Delaware corporation and Buyer (the “Merger Agreement”), the Seller has agreed to sell to Buyer the assets, properties and rights described and referred to in Section 1.4 of the Merger Agreement and as set forth on Schedule 1.4 attached hereto (the “Purchased Assets”); and

      WHEREAS, pursuant to due authorization, the Seller is executing and delivering this instrument for the purpose of selling and assigning to and vesting in Buyer all of the Seller’s right, title and interest in and to the Purchased Assets.

      NOW, THEREFORE, in consideration of the Asset Purchase Price (as defined in the Merger Agreement) and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

      The Seller hereby grants, sells, conveys, assigns, transfers and delivers to Buyer, its successors and assigns, all of the Seller’s right, title and interest, in and to all of the Purchased Assets to have and to hold the same unto Buyer, its successors and assigns, forever. Nothing in this instrument, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the Seller and the Buyer their respective successors and assigns any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of the Seller and the Buyer and their respective successors and assigns. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Merger Agreement or constitute a waiver or release by the Seller or the Buyer of any liabilities, duties or obligations imposed upon any of them by the terms of the Merger Agreement, including, without limitation, the representations and warranties and other provisions that the Merger Agreement provides shall survive the date hereof. This instrument is being executed by the Seller and the Buyer and shall be binding upon the Seller and the Buyer, and their respective successors and assigns, for the uses and purposes above set forth and referred to, and shall be effective as of the date hereof. This Bill of Sale and Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This instrument shall be governed by and enforced in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws.

[Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Seller and the Buyer have caused this Bill of Sale and Assignment Agreement to be duly executed on the date first above written.

EXE TECHNOLOGIES, INC.

By:

Name:

Title:

[SSA GLOBAL TECHNOLOGIES, INC.]

By:

Name:

Title:

APPENDIX B

VOTING AGREEMENT

      VOTING AGREEMENT (this “Agreement”), dated as of August 15, 2003, by and among SSA Global Technologies, Inc., a Delaware corporation (“Parent”), Rush Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Ray Hood (“Stockholder”), and EXE Technologies, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

      WHEREAS, immediately prior to the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the “Merger”); and

      WHEREAS, as of the date hereof, the Stockholder is the record and Beneficial Owner (as hereinafter defined) of the Existing Shares (as hereinafter defined) of the common stock, $0.01 par value, of Company (the “Company Common Stock”); and

      WHEREAS, as inducement and a condition to entering into the Merger Agreement, the Parent has required the Stockholder to agree, and the Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      SECTION 1.     Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

(c) “Existing Shares” means an aggregate of 374,737 shares of the Company Common Stock Beneficially Owned by the Stockholder as of the date hereof.

(d) “Person” shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

(e) “Securities” means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

      SECTION 2.     Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent and Merger Sub as follows:

(a) Ownership of Shares. Stockholder is the sole record and Beneficial Owner of (i) the Existing Shares set forth opposite such Stockholder’s name on Schedule 1 hereto, (ii) options to purchase such shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto and (iii) warrants to purchase such shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto. On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by such Stockholder. There are no outstanding options or other rights to acquire from such Stockholder or obligations of such Stockholder to sell or to acquire, any shares of the Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and any other Securities owned by or hereafter acquired by Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Organization and Authority. Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Stockholder that is an entity of this Agreement and the performance of its obligations hereunder and the consummation by it of the transactions contemplated herby have been duly authorized by its partners, and, no other action on the part of such Stockholder is necessary to authorize the execution, delivery and performance by such Stockholder of this Agreement and the consummation by the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming due and valid authorization, execution and delivery thereof by the other parties thereto, is a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Power; Binding Agreement. Each Stockholder that is a natural person has the legal capacity, power and authority to enter into and perform all of such Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder.

(d) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

(e) No Encumbrance. Except as permitted by this Agreement, the Existing Shares of Stockholder are now and, at all times during the term hereof, and the Securities will be, held by

Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever (“Encumbrances”), except for any such Encumbrances arising hereunder.

(f) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

(g) Reliance by the Parent, Merger Sub and the Company. Stockholder understands and acknowledges that each of Parent, Merger Sub and the Company is entering into the Merger Agreement in reliance upon the Stockholders’ execution and delivery of this Agreement.

      SECTION 3.     Disclosure. Stockholder hereby agrees to permit the Company and Parent to publish and disclose in the Proxy Statement and Schedule 13E-3 (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder’s identity and ownership of the Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

      SECTION 4.     Transfer And Other Restrictions.

      (a) No Solicitation. Stockholder will not, and will cause its affiliates, if any, and partners, investment bankers, attorneys, accountants and other agents and representatives of Stockholder and such affiliates (such affiliates, partners investment bankers, attorneys, accountants, agents and representatives of any person are hereinafter collectively referred to as the “Representatives” of such person) not to (i) solicit, initiate or encourage (including by way of furnishing information), or take, directly or indirectly any other action designed to facilitate, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Stockholder will notify the Company orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt thereof. Stockholder will and will cause its Representatives to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore without respect to any Acquisition Proposal. For purposes of this Agreement, each of Parent and Merger Sub are not deemed to be affiliates of Stockholder. Notwithstanding the foregoing, none of the provisions of this Section 4(a) shall be construed to prohibit, limit or restrict Stockholder or any of its Affiliates (or any of its or their officers, directors, partners, agents, representatives or advisors) who is a member of the Company Board or an officer of the Company from exercising its or their fiduciary duties to the Company by voting or taking any other action whatsoever in its or their capacity as an officer or director.

      (b) Certain Prohibited Transfers. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

(i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein;

(ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

(iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

      SECTION 5.     Voting of the Company Common Stock. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, however solicited, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Securities having voting power thereon

(A) in favor of the adoption of the Merger Agreement and the approval of the Asset Purchase and other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

(B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Asset Purchase Documents or this Agreement; and

(C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any Acquisition Proposal and (2)(a) any change in a majority of the persons who constitute the Board of Directors of the Company; (b) any material change in the present capitalization of the Company, including without limitation any proposal to sell a substantial equity interest in the Company or its Subsidiaries; (c) any amendment of the Certificate of Incorporation or Bylaws of the Company; whether such amendment is to be effected by merger or otherwise; (d) any other change in the Company’s corporate structure or business; or (e) any other action which, in the Parent’s reasonable judgment, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this agreement, the Merger Agreement and the Asset Purchase Documents. Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 5.

      SECTION 6.     Irrevocable Proxy.

      (a) Stockholder hereby irrevocably grants to, and appoints, Parent, Shelley Isenberg and Kirk Isaacson, or any of them in their respective capacities as officers of the Parent and any individual who shall hereafter succeed to any such office of the Parent and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote or cause to be voted the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of the Company or at any adjournment or postponement thereof, (i) in favor of the adoption of the Merger Agreement, approval of the Asset Purchase and the approval of other actions contemplated by the Merger Agreement, the Asset Purchase Documents and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any other Acquisition Proposal or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Asset Purchase Documents or this Agreement; and (iii) otherwise in accordance and consistent with Section 5 hereof.

      (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

      (c) Stockholder understands and acknowledges that the Parent and Merger Sub are entering into the Merger Agreement and the Asset Purchase Documents in reliance upon such Stockholder’s execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement and the Asset Purchase Documents, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except by amendment, modification or termination effected in accordance with Section 10(c) hereof. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of section 212(e) of Delaware General Corporation Law. The power and authority hereby conferred shall not be terminated by any act of Stockholder or by operation of law, by the dissolution of (if such Stockholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his/its heirs, representatives, executors, successors and/or assigns, as applicable. If after the execution of this Agreement Stockholder shall dissolve (if such Stockholder is other than a natural person), ceases to have appropriate power or authority, or if any other such event or events shall occur, Parent is nevertheless authorized and directed to vote the Securities in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

      SECTION 7.     Stop Transfer.

      (a) Stockholder agrees with, and covenants to, Parent and the Company that such Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

      (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term “Existing Shares” will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

      SECTION 8.     Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

      SECTION 9.     Termination. This Agreement shall terminate on the termination of the Merger Agreement or the consummation of the Merger. Notwithstanding the foregoing, Section 10 hereof shall continue indefinitely and survive any termination pursuant to this Section 9.

      SECTION 10.     Miscellaneous.

      (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

      (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

      (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Parent, to:

SSA Global Technologies, Inc.
110 Sheppard Avenue East,
Suite 701
Toronto, Canada M2N 6Y8
Attention: Shelly R. Isenberg
Telephone: (416) 228-2242
Facsimile: (416) 221-0994

      with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Robert B. Loper, Esq.
Telephone: (212) 756-2138
Facsimile: (212) 593-5955

      If to Stockholder, to the address set forth on the signature page hereto:

      If to the Company, to:

EXE Technologies, Inc.
8787 Stemmons Freeway
Dallas, Texas 75247
Attention: Kenneth R. Vines
Telephone: (214) 775-5851
Facsimile: (214) 775-0913

      with a copy to:

Baker & McKenzie
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75243
Attention: Daniel W. Rabun, Esq.
Telephone: (214) 978-3018
Facsimile: (214) 978-3099

      (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

      (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

      (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      (l) Further Assurances. From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      (n) Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Voting Agreement shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 10(d) as to giving notice hereunder shall be deemed effective service of process on such party.

      IN WITNESS WHEREOF, Parent, Merger Sub, Company and the Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

EXE TECHNOLOGIES, INC.

By:	/s/ KENNETH R. VINES

Name: Kenneth R. Vines
Title: Chief Financial Officer

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ SHELLEY ISENBERG

Name: Shelley Isenberg
Title: Senior Vice President

RUSH MERGER SUBSIDIARY, INC.

By:	/s/ SHELLEY ISENBERG

Name: Shelley Isenberg
Title: Senior Vice President

By:	/s/ RAYMOND R. HOOD

Raymond R. Hood
3645 Southwestern Blvd.
Dallas, Texas 75225

SCHEDULE 1

Raymond R. Hood	283,071 Shares
Raymond R. Hood owns options to purchase	91,666 Shares

September      , 2003

Via Facsimile — (416) 221-0994/ (214) 775-0913

SSA Global Technologies, Inc.

Rush Merger Subsidiary, Inc.
Attn: Shelley R. Isenberg
110 Sheppard Avenue East, Suite 701
Toronto, Canada M2N 6Y8

EXE Technologies, Inc.

Attn: Kenneth R. Vines
8787 Stemmons Freeway
Dallas, Texas 75247

      Re: Ray Hood Voting Agreement

Gentlemen:

      Reference is made to that certain voting agreement (the “Agreement”) dated as of August 15, 2003 by and among SSA Global Technologies, Inc., Rush Merger Subsidiary, Inc., Ray Hood, and EXE Technologies, Inc., a Delaware corporation. Capitalized terms used but not defined herein have the meaning given to them in the Agreement. Section 1(c) of the Agreement is hereby amended and restated in its entirety as follows: “(c) ‘Existing Shares’ means an aggregate of 340,214 shares of the Company Common Stock Beneficially Owned by the Stockholder as of the date hereof.” Schedule 1 to the Agreement is hereby amended to state that Stockholder is the sole record and Beneficial Owner of (i) 297,357 shares of the Company Common Stock and (ii) options to purchase 42,857 shares of the Company Common Stock. Except as amended hereby, each provision of the Agreement shall remain in full force and effect. This letter agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. This letter agreement shall be governed by the laws of the State of Delaware.

Sincerely,

Raymond R. Hood

Accepted and agreed as of the date first written above:

EXE TECHNOLOGIES, INC.

By:	/s/ KENNETH R. VINES

Name: Kenneth R. Vines
Title: Chief Financial Officer

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ SHELLEY ISENBERG

Name: Shelley Isenberg
Title: Senior Vice President

RUSH MERGER SUBSIDIARY, INC.

By:	/s/ SHELLEY R. ISENBERG

Name: Shelley R. Isenberg

Title:	Senior Vice President

APPENDIX C

VOTING AGREEMENT

      VOTING AGREEMENT (this “Agreement”), dated as of August 15, 2003, by and among SSA Global Technologies, Inc., a Delaware corporation (“Parent”), Rush Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), the Hood Partnership, Ltd, a Texas limited partnership (“Stockholder”), and EXE Technologies, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

      WHEREAS, immediately prior to the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the “Merger”); and

      WHEREAS, as of the date hereof, the Stockholder is the record and Beneficial Owner (as hereinafter defined) of the Existing Shares (as hereinafter defined) of the common stock, $0.01 par value, of Company (the “Company Common Stock”); and

      WHEREAS, as inducement and a condition to entering into the Merger Agreement, the Parent has required the Stockholder to agree, and the Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      SECTION 1.     Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

(c) “Existing Shares” means an aggregate of 110,857 shares of the Company Common Stock Beneficially Owned by the Stockholder as of the date hereof.

(d) “Person” shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

(e) “Securities” means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

      SECTION 2.     Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent and Merger Sub as follows:

(a) Ownership of Shares. Stockholder is the sole record and Beneficial Owner of (i) the Existing Shares set forth opposite such Stockholder’s name on Schedule 1 hereto, (ii) options to purchase such shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto and (iii) warrants to purchase such shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule 1 hereto. On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by such Stockholder. There are no outstanding options or other rights to acquire from such Stockholder or obligations of such Stockholder to sell or to acquire, any shares of the Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and any other Securities owned by or hereafter acquired by Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Organization and Authority. Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Stockholder that is an entity of this Agreement and the performance of its obligations hereunder and the consummation by it of the transactions contemplated herby have been duly authorized by its partners, and, no other action on the part of such Stockholder is necessary to authorize the execution, delivery and performance by such Stockholder of this Agreement and the consummation by the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming due and valid authorization, execution and delivery thereof by the other parties thereto, is a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Power; Binding Agreement. Each Stockholder that is a natural person has the legal capacity, power and authority to enter into and perform all of such Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder.

(d) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

(e) No Encumbrance. Except as permitted by this Agreement, the Existing Shares of Stockholder are now and, at all times during the term hereof, and the Securities will be, held by

Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever (“Encumbrances”), except for any such Encumbrances arising hereunder.

(f) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

(g) Reliance by the Parent, Merger Sub and the Company. Stockholder understands and acknowledges that each of Parent, Merger Sub and the Company is entering into the Merger Agreement in reliance upon the Stockholders’ execution and delivery of this Agreement.

SECTION 3. Disclosure. Stockholder hereby agrees to permit the Company and Parent to publish and disclose in the Proxy Statement and Schedule 13E-3 (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder’s identity and ownership of the Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

      SECTION 4.     Transfer And Other Restrictions.

      (a) No Solicitation. Stockholder will not, and will cause its affiliates, if any, and partners, investment bankers, attorneys, accountants and other agents and representatives of Stockholder and such affiliates (such affiliates, partners investment bankers, attorneys, accountants, agents and representatives of any person are hereinafter collectively referred to as the “Representatives” of such person) not to (i) solicit, initiate or encourage (including by way of furnishing information), or take, directly or indirectly any other action designed to facilitate, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Stockholder will notify the Company orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt thereof. Stockholder will and will cause its Representatives to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore without respect to any Acquisition Proposal. For purposes of this Agreement, each of Parent and Merger Sub are not deemed to be affiliates of Stockholder. Notwithstanding the foregoing, none of the provisions of this Section 4(a) shall be construed to prohibit, limit or restrict Stockholder or any of its Affiliates (or any of its or their officers, directors, partners, agents, representatives or advisors) who is a member of the Company Board or an officer of the Company from exercising its or their fiduciary duties to the Company by voting or taking any other action whatsoever in its or their capacity as an officer or director.

      (b) Certain Prohibited Transfers. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

(i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein;

(ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

(iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

      SECTION 5.     Voting of the Company Common Stock. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, however solicited, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Securities having voting power thereon

(A) in favor of the adoption of the Merger Agreement and the approval of the Asset Purchase and other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

(B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Asset Purchase Documents or this Agreement; and

(C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any Acquisition Proposal and (2)(a) any change in a majority of the persons who constitute the Board of Directors of the Company; (b) any material change in the present capitalization of the Company, including without limitation any proposal to sell a substantial equity interest in the Company or its Subsidiaries; (c) any amendment of the Certificate of Incorporation or Bylaws of the Company; whether such amendment is to be effected by merger or otherwise; (d) any other change in the Company’s corporate structure or business; or (e) any other action which, in the Parent’s reasonable judgment, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this agreement, the Merger Agreement and the Asset Purchase Documents. Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 5.

      SECTION 6.     Irrevocable Proxy.

      (a) Stockholder hereby irrevocably grants to, and appoints, Parent, Shelley Isenberg and Kirk Isaacson, or any of them in their respective capacities as officers of the Parent and any individual who shall hereafter succeed to any such office of the Parent and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote or cause to be voted the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of the Company or at any adjournment or postponement thereof, (i) in favor of the adoption of the Merger Agreement, approval of the Asset Purchase and the approval of other actions contemplated by the Merger Agreement, the Asset Purchase Documents and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any other Acquisition Proposal or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Asset Purchase Documents or this Agreement; and (iii) otherwise in accordance and consistent with Section 5 hereof.

      (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

      (c) Stockholder understands and acknowledges that the Parent and Merger Sub are entering into the Merger Agreement and the Asset Purchase Documents in reliance upon such Stockholder’s execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this

Section 6 is given in connection with the execution of the Merger Agreement and the Asset Purchase Documents, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except by amendment, modification or termination effected in accordance with Section 10(c) hereof. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of section 212(e) of Delaware General Corporation Law. The power and authority hereby conferred shall not be terminated by any act of Stockholder or by operation of law, by the dissolution of (if such Stockholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his/its heirs, representatives, executors, successors and/or assigns, as applicable. If after the execution of this Agreement Stockholder shall dissolve (if such Stockholder is other than a natural person), ceases to have appropriate power or authority, or if any other such event or events shall occur, Parent is nevertheless authorized and directed to vote the Securities in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

      SECTION 7.     Stop Transfer.

      (a) Stockholder agrees with, and covenants to, Parent and the Company that such Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

      (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term “Existing Shares” will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

      SECTION 8.     Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

      SECTION 9.     Termination. This Agreement shall terminate on the termination of the Merger Agreement or the consummation of the Merger. Notwithstanding the foregoing, Section 10 hereof shall continue indefinitely and survive any termination pursuant to this Section 9.

      SECTION 10.     Miscellaneous.

      (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

      (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

      (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Parent, to:

SSA Global Technologies, Inc.
110 Sheppard Avenue East,
Suite 701
Toronto, Canada M2N 6Y8
Attention: Shelly R. Isenberg
Telephone: (416) 228-2242
Facsimile: (416) 221-0994

      with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Robert B. Loper, Esq.
Telephone: (212) 756-2138
Facsimile: (212) 593-5955

      If to Stockholder, to the address set forth on the signature page hereto:

      If to the Company, to:

EXE Technologies, Inc.
8787 Stemmons Freeway
Dallas, Texas 75247
Attention: Kenneth R. Vines
Telephone: (214) 775-5851
Facsimile: (214) 775-0913

      with a copy to:

Baker & McKenzie
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75243
Attention: Daniel W. Rabun, Esq.
Telephone: (214) 978-3018
Facsimile: (214) 978-3099

      (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

      (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

      (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      (l) Further Assurances. From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      (n) Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Voting Agreement shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 10(d) as to giving notice hereunder shall be deemed effective service of process on such party.

      IN WITNESS WHEREOF, Parent, Merger Sub, Company and the Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

EXE TECHNOLOGIES, INC.

By:	/s/ KENNETH R. VINES

Name: Kenneth R. Vines
Title: Chief Financial Officer

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ SHELLEY ISENBERG

Name: Shelley Isenberg
Title: Senior Vice President

RUSH MERGER SUBSIDIARY, INC.

By:	/s/ SHELLEY ISENBERG

Name: Shelley Isenberg
Title: Senior Vice President

HOOD PARTNERSHIP, LTD.

By:	/s/ RAYMOND R. HOOD

Raymond R. Hood, General Partner
3645 Southwestern Blvd.
Dallas, Texas 75225

SCHEDULE 1

      110,857 shares held directly by Hood Partnership, Ltd.

APPENDIX D

FAIRNESS OPINION OF STEPHENS INC.

August 15, 2003

Board of Directors

EXE Technologies, Inc.
8787 Stemmons Freeway
Dallas, Texas 75247

Gentlemen:

      We understand that EXE Technologies, Inc. (the “Company”), SSA Global Technologies, Inc. (“SSA”) and Rush Merger Subsidiary, Inc. (“Merger Sub”) propose to enter into an Agreement and Plan of Merger pursuant to which the Merger Sub will be merged with and into the Company and subsequently the corporate existence of the Merger Sub will cease and the Company will become a wholly owned subsidiary of SSA (the “Transaction”). In the Transaction each outstanding share of the Company’s one class of publicly traded common stock, par value $0.01 per share (the “Common Stock”) will be converted into the right to receive consideration of $7.10 in cash per share. The terms and conditions of the Transaction are more fully set forth in the merger agreement.

      You have requested our opinion as to the fairness to the shareholders of the Company (other than the GAP Investment Partnerships) from a financial point of view of the consideration to be received by such shareholders in the Transaction.

      In connection with rendering our opinion we have:

(i) analyzed certain publicly available financial statements and reports regarding the Company;

(ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company prepared by management of the Company;

(iii) reviewed the reported prices and trading activity for the Common Stock;

(iv) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

(v) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

(vi) reviewed the merger agreement and related documents;

(vii) discussed with management of the Company the operations of and future business prospects for the Company;

(viii) assisted in your deliberations regarding the material terms of the Transaction and your negotiations with SSA;

(ix) reviewed an analysis of the hypothetical liquidation value of the Company, prepared with the Company management; and

(x) performed such analyses and provided such other services as we have deemed appropriate.

      We have relied on the accuracy and completeness of the information and financial data provided to us by the Company, and our opinion is based upon such information. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company.

      Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to us, as of the date hereof.

      We have assumed that the Transaction will be consummated on the terms and conditions described in the merger agreement reviewed by us and that the definitive merger agreement will not differ materially from the draft reviewed. Further we have assumed the merger consideration (as defined in the definitive merger agreement) will be as described in the first paragraph of this opinion. For purposes of our analysis, we have assumed $7.10 per share of Common Stock as the merger consideration.

      As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and in the past have issued research reports regarding its business activities and prospects. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company. Stephens is currently engaged as financial advisor to the Company and will receive a customary fee for such services in addition to receiving a fee, and reimbursement of its expenses, in connection with the issuance of this fairness opinion.

      Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to whether such shareholder should vote in favor of the proposed Transaction or any other matter related thereto.

      Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the consideration to be received by the shareholders of the Company in the Transaction (other than the GAP Investment Partnerships) is fair to them from a financial point of view.

      This opinion and summary discussion of our role as your financial advisor may be included in communications to the Company’s shareholders provided that we approve of such disclosures prior to publication.

Very truly yours,

STEPHENS INC.

By:	/s/ GARY CIUBA

Gary Ciuba
Managing Director

D-2

APPENDIX E

APPRAISAL RIGHTS

THE GENERAL CORPORATION LAW

OF
THE STATE OF DELAWARE

      SECTION 262. APPRAISAL RIGHTS. — (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g)) of this title, § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder’s appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

APPENDIX F

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO

SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

☑	ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 2002

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 000-30389

EXE Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-1719817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8787 Stemmons Freeway Dallas, Texas 75247 (Address of principal executive offices)	(214) 775-6000 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Exchange on Which Registered

None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes ☑         No ☐

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☑

     Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).    Yes ☐         No ☑

     The aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the closing sale price of common stock as of the last business day of the registrant’s most recently completed second fiscal quarter as reported on the NASDAQ National Market, was approximately $25.6 million.

     As of March 14, 2003, the Registrant had 6,665,681 outstanding shares of common stock.

DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the Registrant’s definitive Proxy Statement for the 2003 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission within 120 days of the Registrant’s fiscal year end, are incorporated by reference into Part III hereof.

F-1

FORM 10-K

Special Note Regarding Forward-Looking Statements

      In addition to historical information, this Annual Report on Form 10-K contains forward-looking statements. Any statements contained herein (including, without limitation, statements to the effect that EXE or its management “believes,” “expects,” “anticipates,” “plans,” “estimates,” “predicts,” “seeks,” “intends” and similar expressions) that relate to future events or conditions should be considered forward-looking statements. The forward-looking statements are made pursuant to safe-harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to; those discussed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors That May Affect Future Results” and in subsequently and previously filed reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no obligations to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise.

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PART I

Item 1.	Business

Overview

      EXE Technologies, Inc. (the “Company”) provides software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution and inventory management. Our software allows companies to efficiently manage and control the flow of inventory throughout the supply chain. Companies use our software to increase revenue, reduce distribution costs, manage inventory across the supply chain and improve customer loyalty and satisfaction. We provide global service and support for our software from established facilities in North America, Europe, the Middle East, Asia, Australia and through partners in Latin America. Revenue from our international operations for the year ended December 31, 2002 was approximately $38.4 million, or 52.2% of our total revenue, and for the year ended December 31, 2001 was approximately $45.4 million, or 46.6% of our total revenue.

      We sell our software worldwide through a direct sales force and through strategic alliances with complementary software vendors, resellers and consulting organizations. We target companies in industries characterized by large product selections, high transaction volumes and increasing demands for customer-specific order processing, including traditional and direct-to-consumer retailers, manufacturers and outsourced logistics providers.

      We began operations as a Delaware corporation under the name EXE Technologies, Inc. following the acquisition of Dallas Systems Corporation (Dallas Systems) by Neptune Systems, Inc. (Neptune) in September 1997. For accounting purposes, the acquisition was accounted for as a purchase of Dallas Systems by Neptune. Prior to the acquisition, Neptune was focused on delivering packaged supply chain execution software solutions primarily for manufacturing and third party logistics companies. Dallas Systems was focused on the development and sale of supply chain execution software solutions, primarily for retail companies, capable of operating in complex business environments. Dallas Systems also provided implementation and consulting services.

      In response to our declining revenues over the past two years, we have implemented several plans to reduce our costs. In 2001, we reduced our global headcount by over 17% and abandoned certain excess leased facilities. Additionally, during the last half of 2002, we took a number of actions to further reduce our cost structure to more closely align with our current levels of revenue. These actions included, among other things, the closure of our Philadelphia office, consolidation of our North American professional services and development operations in Dallas and expanding our lower cost offshore development activities. Our global headcount was lowered an additional 17% in 2002. Also, several changes to our executive management team were made during the year. Our new Chief Financial Officer, Kenneth R. Vines, was hired in May, we eliminated the Chief Operating Officer position in October and our new Chief Executive Officer, Joseph L. Cowan, was hired in November 2002. The former Chief Executive Officer, Raymond R. Hood, retained his position as Chairman of the Board of Directors.

Industry Background

      In recent years, supply chain operations have come under pressure from a variety of market and economic factors. The sales channels deployed by most companies have grown in both number and complexity. Companies who previously sold to a single class of customers now sell to multiple classes of customers through multiple distribution channels, including traditional retail, direct-to-consumer, through partners and others. Competition has intensified as customers have more options for purchasing goods and services and higher expectations for immediate availability at an attractive price. Furthermore, companies now buy supplies and sell products to customers around the world, requiring more elaborate logistics frameworks, including multiple modes of travel and the requirement to comply with international customs regulations. To address these new challenges, companies are opening up their systems to their suppliers, customers and partners, requiring the capability to communicate with industry standard technologies that is not present in existing legacy systems.

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      The ability to manage inventory is a key element in determining a company’s financial performance and its ability to satisfy customer demands. Over the years businesses have deployed various technologies to reduce inventory levels, improve inventory turns and ensure that products available for sale are aligned with customer purchasing requirements. Warehouse management systems have traditionally been deployed to manage resources within a distribution center, including space, labor, equipment tasks and material flows.

      More recently, the Internet emerged as a powerful global commerce and communications medium, creating opportunities for companies to conduct business and interact directly with their suppliers and customers. We believe that the rise of the Internet has established a common platform and standards, creating the opportunity to bring increased efficiency to supply chain operations. However, the new relationships created between buyer and seller are driving a fundamental change in order execution and fulfillment, requiring increased synchronization and collaboration among the parties. Since competitive information is easily accessible over the Internet, companies are finding it increasingly difficult to differentiate their offerings solely on product, location or price. Accordingly, we believe that companies must distinguish their product and service offerings by providing reliable delivery and value-added services during the fulfillment process according to the consumers’ individual preferences.

      We believe the challenges of modern supply chain execution are more complex than those in the past. These challenges include:

•	managing complex fulfillment processes across the supply chain;

•	facilitating visibility of inventory, delivery and order status to both customers and suppliers;

•	accurately forecasting demand and planning inventory and replenishment;

•	providing personalized service during fulfillment, including value-added services such as customer-specific marketing, product assembly and product configuration;

•	developing global fulfillment capabilities;

•	processing orders from multiple media, including the Internet, facsimile, electronic data interchange and telephone;

•	handling significant and rapid increases in the volume of transactions;

•	determining optimal locations from which to ship and optimal methods of how to ship inventory; and

•	controlling reverse logistics functions such as product recall and product returns.

      In addition to these challenges, companies are faced with the task of rapidly developing their new supply chain capabilities in response to the increased competition for customers.

      Traditionally, supply chain execution systems have been highly customized, difficult to upgrade and have required costly and lengthy implementations. Moreover, many companies that implemented traditional systems have found that their existing systems do not readily support the proliferation of trading partners and sales channels and do not allow them to provide value added, customer-specific order completion on a global scale. In addition, legacy systems are unable to provide the real-time access to supply chain data to interact with newer supply chain planning, optimization, procurement and commerce applications. As a result, we believe many companies must invest in and deploy new supply chain execution software to satisfy their customers, to remain competitive and to achieve optimal operating efficiency and financial performance.

The EXE Technologies Solution

      Our software provides control over fulfillment processes both inside the four walls and yard operations of logistics centers and across a company’s entire supply chain network. It manages the fulfillment of orders initiated through both traditional and direct-to-consumer sales channels. Our software gives customers and suppliers a real-time view of customer fulfillment and provides the basis for developing improved inventory management, demand planning, replenishment planning, procurement, logistics and distribution processes and personalized customer-specific order fulfillment. In addition, we complement our software with a global

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professional services organization, which facilitates implementation, integration and modification of our software to meet the specific needs of our customers.

      We provide the following benefits to our customers:

•	Reduced Costs and Improved Efficiency. We believe our software offers customers the opportunity to reduce operating costs by automating and streamlining many of the labor-intensive processes in both traditional and direct-to-consumer related logistics, distribution and inventory management operations. Our software allows companies to implement industry best practices to reduce inventory handling and obsolescence, increase inventory turnover and optimize labor requirements.

•	Increased Revenue Through Reduced Time to Enter New Markets. We believe our software provides all of the functionality necessary for fulfillment in a single, packaged solution. Our easy-to-install applications reduce the time it takes for companies to launch new products, enter new geographic markets, or enhance direct-to- consumer initiatives, while simultaneously automating their traditional supply chains.

•	Supply Chain Wide Process Management. Our software enables companies to exercise control over processes that span the supply chains of both their suppliers and customers. These processes may include product recall, returns processing, and merge-in-transit. By automating these workflows and combining them with execution capability, companies are able to maximize the utilization of their supply chain network to reduce costs and improve revenue.

•	Customer-Specific Fulfillment. Our software allows companies to treat each transaction individually by automating and coordinating complex fulfillment, assembly, product configuration and customer-specific marketing campaigns across multiple sales channels. Through the personalization of each customer order, companies are able to enhance customer interaction and maximize customer retention.

•	Flexibility and Reliability. Our software has the flexibility to be deployed across most major computer systems and can operate in a hosted environment. Our software is expandable to meet growing client needs, which is increasingly critical in direct-to-consumer fulfillment environments, as well as in broader enterprise environments that support multiple sales channels. Our software has been proven reliable in high volume businesses that distribute through retail stores or sell directly to customers.

•	Visibility. Our software provides a real-time view of customer fulfillment activities and order status across multiple channels and platforms. This allows suppliers to track orders and to implement targeted marketing campaigns at strategic times during the fulfillment cycle.

•	Global Capability. Our software currently operates in 23 languages and is designed to accommodate rapid translations of product upgrades. In addition, we and/or our partners provide local service and support from established facilities in North America, Europe, the Middle East, Asia and Australia. We believe that our global presence benefits our customers by providing localized service and global customer support.

•	Adaptability for Complex New Business Models. Our software is designed to handle complex logistics situations. This adaptability is increasingly critical for third-party logistics providers and exchanges where the ability to handle products owned by multiple companies is fundamental to their success.

Strategy

      Our goal is to be the leading global provider of supply chain execution software. To achieve this goal, we plan to:

•	Take Advantage of Our Experience and Established Market Position. We intend to continue to leverage our market position, our strategic relationships and our brand recognition from the traditional warehouse management and distribution market to increase our share of the supply chain execution

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market. We intend to concentrate our efforts in the high volume retail and third party logistics market segments where we have a proven track record and deep domain knowledge.

•	Use Our International Infrastructure to Gain Global Market Share. We believe there continues to be significant demand for our software solutions in international markets and have established a global infrastructure to target leading businesses worldwide. We provide sales, service and support from locations in North America, Europe, the Middle East, Asia and Australia. We intend to expand our global partner channels. Our software is installed in over 35 countries and currently operates in 23 languages, including English, Chinese, French, German, Japanese and Spanish. We intend to leverage our infrastructure to meet the needs of international organizations that have global supply chain requirements.

•	Expand Our Strategic Alliances. We have established strategic alliances with industry-leading consultants and software systems implementers to supplement our direct sales force and professional services organization. These alliances help extend our market coverage and provide us with new business leads and access to trained implementation personnel, which we believe are crucial to the deployment of complex software solutions. We also have alliances with complementary software vendors that allow us to offer a comprehensive fulfillment and supply chain execution solution. We intend to continue to seek to expand the number of companies with which we work to further penetrate our global market.

•	Enhance Our Solutions. We intend to focus on offering solutions linking our customers’ operational results to financial improvements. We also have enhanced our products by releasing upgrades and introducing value-added modular components. We believe our customers will continue to demand greater breadth and depth from our solutions, and we intend to broaden our product offerings to integrate additional functionality and new technologies such as voice data capture, radio frequency identification and web services. Our ability to easily add software modules allows us to rapidly introduce new product features and functionality and to penetrate accounts that are in various stages of developing and implementing their business strategies. Our feature-rich products mean fewer customizations and simpler, less costly implementations.

•	Expand Our Addressable Market Opportunity within Supply Chain Execution. We intend to extend our product suite to address more of the business processes related to supply chain execution outside the four walls and yard operations of a distribution center. We plan to leverage the EXceed AIM product, our adaptive inventory management solution, to provide better inventory management along the entire supply chain from the retail store to the distribution center to the factory warehouse. Our SNx product, based on agent technology, offers a unique capability in supply chain process execution that allows applications and systems from different vendors throughout the complete supply chain to interact and optimize performance.

•	Provide Real-time Visibility of the entire Supply Chain. Visibility by management into what is happening on a real-time throughout their supply chain is key to future success for our customers. Our EXceed SNx, Analyze, Portals and Data Exchange products are the foundation for expanding our ability to give customers management information that provides complete control over their supply chains.

EXE Software

      Our EXceed software allows companies to deploy integrated fulfillment solutions across multiple distribution centers utilizing multiple computer systems and the Internet. The software includes functionality for:

•	operating high-volume fulfillment centers;

•	creating customer-specific fulfillment services;

•	integrating fulfillment centers to web sites and planning engines;

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•	optimizing fulfillment center layouts;

•	connecting multiple centers with each other and other e-commerce and enterprise systems;

•	managing inventory including demand forecasting and replenishment planning; and

•	controlling supply chain wide processes through software agents.

      Our EXceed software is designed to run on the most widely used hardware, operating system and database platforms, offering a unified architecture and creating a consistent display of the data to all concurrent users. Depending on our customers’ specific needs, EXceed software can be deployed on the UNIX environments, Windows NT/2000, IBM O/S 390 and AS 400 operating systems with Oracle, SQL Server, Informix or DB2 as the database engine.

      Our EXceed software products include:

•	EXceed Fulfill — provides the base functionality for managing and controlling operations within the fulfillment center, including receiving, stocking, picking, replenishment, product configuration, packing, shipping, radio frequency support, quality assurance, inventory control, reporting and tax management. Our EXceed Fulfill modules include:

•	Value — Automates customer-specific marketing activities and other more complex make-to-order operations.

•	Crossdock — Merges inbound products shipped directly from suppliers with inventoried products in a high speed fashion.

•	Billing — Generates activity-based charges for storage and labor to charge to customers or divisions.

•	Optimize — Simulates and optimizes the attributes of a fulfillment center.

•	Appointment — Schedules and coordinates shipping and receiving functions with transportation.

•	Labor — Enables labor management and control by time and attendance measurement, assignment monitoring, reasonable expectancies and engineered labor standards.

•	Yard — Automates and manages tasks associated with trailers within the property boundaries of a distribution center.

•	Analyze — Provides industry and process specific key performance indicators for analyzing foundation data repository.

•	Data Exchange — Highly configurable package that easily enables integration requirements across a full suite of exchange protocols and can be configured easily to exchange business data with enterprise partners.

•	Warehouse Planner — Optimizes the fulfillment process for outbound shipments to maximize the utilization of existing resources.

•	Voice — Enables voice-directed order picking to enable hands-free data and order collection.

•	EXceed Collaborate — allows users, suppliers and customers to manage workflows and share information across our applications, third party applications and networks of fulfillment centers. Our component products include:

•	Sentinel — Automates quality processes, enables product traceability, tracks and manages shelf life and expiration dates, and facilitates product recall activities.

•	Portals — Enables third-party software to link customers and suppliers to fulfillment centers over the Internet, allowing them to view, update and modify inventory levels and status.

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•	EXceed AIM (Adaptive Inventory Manager) — is a decision support tool for buyers and planners to forecast demand, generate purchase orders, size orders, allocate product and perform other functions necessary to support the inventory decision-making process.

•	EXceed SNx (Supply Network Execution) — is a visibility and business process management solution designed to continuously monitor and coordinate execution in complex supply networks. The system continuously monitors supply chain processes, analyzes supply chain events and projects future events and requirements. The software automatically adapts execution plans and coordinates the flow of goods to resolve exceptions inherent in the real world execution within the supply network.

EXE Product Packaging and Pricing

      We offer a variety of packaging options for our software. These options allow us to market our technology to companies in various stages of executing their fulfillment strategies. For example, customers seeking an enterprise fulfillment solution may license our EXceed Fulfill and Collaborate products, including all associated components. Companies pursuing less comprehensive initiatives may license single components as stand alone applications, with additional software components to be added later. Flexible packaging options allow our customers to make investments in our technology without necessarily committing to a larger enterprise platform.

      We offer a variety of pricing options that allow our customers to purchase our software for a defined number of users at a single site, a business unit or an entire enterprise. License fees for our products typically range from approximately fifty thousand dollars to several million dollars. We have recently introduced additional pricing options that we believe will allow us to expand our market presence with small to medium-sized companies.

Professional Services

      We offer a range of professional services that help facilitate the successful implementation and integration of our software with our customers’ existing systems. Our professional services include implementation project management, interfacing to existing systems, on-site software training, operational engineering, industrial engineering, software modification and supply chain consulting. Our professional services are billed on a time and material basis or, when requested, on a fixed fee basis.

      Our internally developed Global Execution Methodology, or GEM, is a nine step uniform process for implementing our software. GEM is supported by a globally deployed software application that aids in planning, change management and quality control during the implementation process. The application allows our professional services staff, customers and alliance companies to access project information on a global basis. Our professional services group is ISO 9001 certified.

      Our professional services personnel have extensive experience in the deployment of fulfillment systems. We assist companies in the implementation of our software and we help them determine how to use our technology in a way that fits their individual fulfillment strategy. We can, if requested, adapt the software to specific customer business practices.

      We believe that the use of outside consulting and service providers is an important component of our strategy to expand our professional services business and support the growth in our software license revenue. We currently intend to expand our relationships with, and reliance on, strategic alliance companies and consultants. We also believe this will allow us to manage the growth of our own professional services group without affecting other parts of our business.

      We provide a comprehensive upgrade and support program through which our customers, should they choose to participate, can receive upgrades to our licensed products and access to our support center. These services are typically offered under annual upgrade and support contracts. Our support center is open year round, seven days per week and twenty-four hours per day. Our support center can remotely access the customers’ systems and provide on-line assistance, diagnostics and software upgrades.

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      We also offer an intensive education and training program for our customers, employees and third party service providers, either at our offices or at the customer’s site, through our EXE University. Students who are certified by EXE University are qualified to implement our software. EXE University also offers an accreditation program for those wishing to train others. We currently offer training in North America, Europe, Asia and Australia.

Sales and Marketing

      We have multi-disciplined sales teams that consist of sales, technical, and sales support professionals. Our senior management also takes an active role in our sales efforts. We market and sell our software through our direct sales force, which is located in North America, Europe, the Middle East, Asia and Australia, and through our strategic alliances. In North America, our sales organization is focused on targeted vertical markets and geographic regions, with resources assigned to retail, manufacturing and third-party logistics. In Europe and Asia, our sales organization is deployed by geographic region, but targets the same vertical markets as in North America.

      We have sales offices in the Dallas, London, Paris, Amsterdam, Munich, Dubai, Tokyo, Seoul, Hong Kong, Singapore, Kuala Lumpur, Melbourne and Shanghai metropolitan areas. We also supplement our sales organization with our Alliance Sales Program. We use this program to sell to companies around the world that we do not service directly and to supplement our sales initiatives in certain overseas markets.

      Our marketing organization uses a variety of programs to support our sales efforts, including:

•	market and product research and analysis;

•	product and strategy updates with industry analysts;

•	public relations activities and speaking engagements;

•	Internet-based and direct mail marketing programs;

•	seminars and trade shows;

•	brochures, data sheets and white papers; and

•	web site marketing.

      Financial information regarding our operating segments and foreign and domestic operations is presented in Note 18 of the Notes to the Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data.

Strategic Alliances and Relationships

      Another key element of our growth strategy is the formation of strategic relationships with industry leaders whose business offerings complement our own. We believe that these relationships will allow us to scale our business rapidly and effectively by enabling the expansion of our:

•	global brand;

•	qualified sales opportunities;

•	capacity to effectively implement our software offerings for new and existing customers; and

•	ability to deliver enhanced value to our customers.

      We have established relationships with large, international systems integrators and consulting services companies, including Cap Gemini Ernst & Young and IBM Global Services. Under these relationships, we provide referrals for services work or subcontract work to these companies in connection with the installation of our software. These companies may provide referrals of potential licensees to us. In general, the relationships are governed by short-term, non-exclusive, renewable written or oral contracts, with limited or no

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up-front financial commitments. Some of the contracts provide for compensation to the referring party, typically in the form of a commission or finder’s fee upon conclusion of a transaction.

      During 2002, we expanded our relationship with IBM. We granted IBM warrants to purchase 142,857 shares of common stock of the Company. Under the agreement, IBM warrants vest based on predetermined quarterly software license revenue that we achieve over a three-year period from our relationship with IBM.

      We intend to expand these relationships and add new relationships to increase our capacity to sell and implement our products on a global basis. Our existing alliances have been aligned to coincide with our target vertical markets. We intend to continue to pursue relationships that enhance our strategy in industry-specific marketplaces.

      We also have relationships with vendors of complementary software including IBM, Microsoft and Oracle. In general, the relationships are governed by short-term, non-exclusive, renewable contracts, with limited or no up-front financial commitments. These relationships typically involve reseller or marketing arrangements, or both, under which the vendor compensates the reseller or marketer in the form of discounts or commissions. We intend to pursue additional relationships with vendors of complementary software to increase our ability to deliver enhanced value to our customers.

      We also have alliance relationships with hardware vendors such as Hewlett-Packard, IBM, Intermec, Sun Microsystems and Symbol Technologies. We act as a marketer or reseller, or both, of their server and radio frequency hardware. In general, the relationships are governed by short-term, non-exclusive, renewable written or oral contracts, with limited or no up-front financial commitments. We receive discounts or commissions as compensation for sales under some of these relationships. We intend to pursue additional technology relationships that we believe will increase our value to potential customers, expand our ability to offer integrated enterprise solutions and increase our market opportunities.

Customers

      We have targeted and will continue to target selected vertical industries characterized by large product selections, high transaction volumes and increased demands for personalized fulfillment, including traditional and direct-to-consumer retailers, manufacturers and outsourced direct-to-consumer and third-party logistics providers.

      Our top five customers, in the aggregate, accounted for 15.8%, 13.4% and 19.3% of total revenues excluding reimbursable expenses, in the years ended December 31, 2000, 2001 and 2002, respectively. No single customer accounted for 10% or more of our revenue during any of the three years ended December 31, 2002.

      Our license agreements with our customers are typically perpetual in duration. Our support and upgrade services contracts ordinarily are annual contracts, subject to renewal. Our professional services agreements are relatively short in duration, lasting anywhere from a few months to a year, depending on the project requirements.

Research and Development

      Our research and development team is responsible for product planning and design, development of functionality within the EXceed Fulfill, Collaborate, AIM and SNx products and general release and quality assurance functions. Our research and development group is ISO 9001 certified.

      In October 2002, we signed a contract with a company in India to provide offshore development services at a significantly lower cost than in the United States. The agreement is for three years and at the end of 2002 there were 30 contract engineers working full time on our development projects.

      We also use third-party resources to augment our own development efforts for specific projects from time to time. We believe this provides us access to a skilled labor pool, more rapid development cycles and a cost-effective solution to our research and development needs. In addition, we complement our product suite with

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certain specialized products developed by third parties including Boomi, C3 Solutions, St. Onge and Intellicyber. We distribute these products under the EXE name and pay a royalty to the vendor as these products are sold.

      During the years ended December 31, 2000, 2001 and 2002 we invested approximately $9.6 million, $14.6 million and $12.1 million, respectively, in research and development.

Competition

      The market for fulfillment solutions is intensely competitive, fragmented and subject to rapid technological change. The principal competitive factors in this market include:

•	adherence to emerging technology standards;

•	comprehensiveness of applications;

•	adaptability and flexibility;

•	immediate, interactive capability with customer and partner systems;

•	financial viability;

•	global capability;

•	references from existing customers;

•	industry domain experience and expertise;

•	ability to support specific industry requirements;

•	ease of application use and deployment;

•	speed of implementation;

•	customer service and support; and

•	initial price and total cost of ownership.

      We believe that we compete favorably with competitors in terms of our technology, service and support, global presence, targeted vertical focus, and comprehensiveness of our solutions.

      Our competitors include companies or groups that:

•	focus on providing fulfillment applications, such as Catalyst International, Inc., Highjump, Logility, LIS, Manhattan Associates, Optum, Inc., Red Prairie and Provia;

•	offer enterprise platforms for order management, fulfillment and inventory management, such as Yantra, Oracle, JDA, Retek, and SAP; and

•	service internal customers, such as internal information technology groups.

      There are a substantial number of other companies focused on providing Internet-enabled software applications for fulfillment or related supply chain functions that may offer competitive products in the future.

      We expect competition to increase as a result of software industry consolidation. For example, a number of enterprise software companies have acquired point solution providers to expand their product offerings. Our competitors may also package their products in ways that may discourage users from purchasing our products. Current and potential competitors may establish alliances among themselves or with third parties or adopt aggressive pricing policies to gain market share. In addition, new competitors could emerge and rapidly capture market share.

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Intellectual Property

      Our intellectual property rights are significant and are critical to our success and our ability to compete. We rely on intellectual property laws, including copyright, trademark, trade secret and other laws, confidentiality procedures and contractual provisions to protect our proprietary rights in our products and technology. Under the terms of our agreements with our customers, we usually own all modifications to our software that are implemented for a customer. We believe, however, that these steps to protect our intellectual property afford only limited protection to us, particularly on an international basis. We do not currently have any patents issued or patent applications pending. We give some of our customers, alliance companies, resellers and development partners access to our software program instructions, or source code, and other intellectual property in certain limited circumstances when necessary to facilitate a project. In addition, our source code is held in escrow to be released to customers on specific events such as bankruptcy or inability to provide contractually obligated support. Access to our source code may create a risk of disclosure or other inappropriate use. Despite our contractual protections, this access could enable a third party to use our intellectual property, including our source code, to wrongfully develop and manufacture competing products. In addition, policing unauthorized use of our products is difficult.

      We cannot be certain that others will not independently develop substantially equivalent or better intellectual property, gain access to our trade secrets or intellectual property, or disclose our intellectual property or trade secrets. We also conduct a substantial amount of business abroad, and the laws of many foreign countries do not protect our intellectual property to the same degree as the laws of the United States.

      Also, we may desire or be required to renew or to obtain licenses from others to enable us to develop and market commercially viable products and to run our internal software systems, including for financial reporting and other purposes. We can give no assurances that any necessary licenses will be available on reasonable terms in the future, if at all.

      From time to time, third parties may assert claims or initiate litigation against us or our alliance companies alleging that our products infringe their proprietary rights. As the number of fulfillment and supply chain execution applications in the industry increases and products overlap, we may become increasingly subject to claims of infringement or misappropriation of the intellectual property rights of others. In addition, we may in the future initiate claims or litigation against third parties for infringement of our proprietary rights to determine the scope and validity of our proprietary rights. Litigation claims, with or without merit, could be time-consuming and costly, divert management’s attention, cause product shipment delays, and require us to develop non-infringing technology or enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all.

      We have received notices from five customers requesting defense and indemnification for patent claims in lawsuits brought or threatened against them by a third party with respect to the use of bar code technology. We are currently investigating these claims. We have become aware that several manufacturers of bar code scanning equipment are challenging the underlying patents in a separate lawsuit, and we continue to monitor the progress of this litigation. Based on our investigation to date, we do not believe that we have an obligation to defend or that we ultimately will have liability for the indemnification requests of customers. However, if the various disputes are resolved unfavorably to us, then they could have a material adverse effect on our business, operations and financial condition. For example, we may be required to modify our software, obtain additional licenses and defend and indemnify our customers. Furthermore, our future customers may be required to obtain additional licenses in order to use our software.

Employees

      As of December 31, 2002, we had a total of 431 employees, of which 90 were in research and development, 74 were in sales and marketing, 70 were in finance and administration, and 197 were in professional services and support. None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good. In January and February 2003, we reduced our headcount by approximately 50 additional employees as a part of our cost reduction activities discussed elsewhere herein.

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Foreign Operations

      In 2000, 2001 and 2002 the revenues from our foreign operations were $47.0 million, $45.4 million, and $38.4 million, respectively. At December 31, 2000, 2001, and 2002, the assets, net of intercompany receivables and payables, from our foreign operations were $23.5 million, $22.5 million and $17.9 million, respectively. Financial information regarding our operating segments and foreign and domestic operations is presented in Note 18 of the Notes to the Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data.

Item 2.	Properties

      Our corporate headquarters occupy approximately 195,000 square feet in Dallas, Texas. Our lease for this facility expires in January 2015. We currently occupy approximately less than 50% of this leased facility. A substantial portion of the remaining space has been abandoned and we are currently attempting to sublease this space. In the last half of 2002, we terminated our facility lease for 21,000 square feet in Philadelphia, Pennsylvania and agreed to pay a termination fee of approximately $400,000. This fee was included in special charges provided in the Statement of Operations for 2002. We also lease offices in London, Paris, Amsterdam, Munich, Dubai, Tokyo, Seoul, Hong Kong, Kuala Lumpur, Singapore, Melbourne and Shanghai. We believe these facilities will be adequate to meet our needs for the next 12 months.

Item 3.	Legal Proceedings

      We are engaged in legal proceedings incidental to the normal course of business. Although the ultimate outcome of our pending legal proceedings cannot be determined, we believe that the final outcome of these matters will not seriously harm our business. Information concerning asserted and potential claims regarding our intellectual property is discussed above under “Item 1. Business — Intellectual Property.”

Item 4.	Submission of Matters to a Vote of Security Holders

      A Special Meeting of the stockholders was held on December 30, 2002. At the Special Meeting the stockholders voted on the following matter:

To approve six alternative amendments to the Company’s Second Amended and Restated Certificate of Incorporation which will effect a reverse split of the Company’s outstanding common stock at rations of 1:5, 1:7, 1:9, 1:11, 1:13 and 1:15, and authorize the Board of Directors to choose among these ratios and to abandon some or all of such amendments in its discretion.

      The stockholder-voting tally was as follows (all share data below reflects the one for seven stock split of our common stock effective January 2, 2003):

5,700,552	Shares FOR
18,542	Shares AGAINST
7,880	Shares ABSTAIN

      A total of 5,726,974 shares were present in person or by proxy at the Special Meeting, each with one vote, out of 6,651,395 shares of record outstanding on December 4, 2002. On December 30, 2002, our Board of Directors approved a one for seven stock split to be executed on January 2, 2003.

Executive Officers of the Registrant

      The following table sets forth information regarding our current executive officers:

Name	Age	Position

Joseph L. Cowan	54	President and Chief Executive Officer
Kenneth R. Vines	58	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Mark R. Weaser	40	President, Asian Operations

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      Joseph L. Cowan has served as our President and Chief Executive Officer since November 2002. Prior to that Mr. Cowan was President and Chief Executive Officer of Invensys Automation and Information systems from June 2001 to November 2002. From September 2000 to June 2001 he served as President and Chief Executive Officer for Wonderware, a wholly owned subsidiary of Invensys. He had been with Wonderware as Senior Vice President, Sales and Marketing from 1995 to 2000 prior to the acquisition by Invensys in 1998.

      Kenneth R. Vines has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2002 and as Secretary since February 2003. From October 1998 until joining EXE, Mr. Vines was the Senior Vice President and Chief Financial Officer of Triton Network Systems, Inc. (Triton) and additionally, was appointed Chief Executive Officer and a member of the Board of Directors beginning in August 2001. On August 17, 2001 the Board of Directors of Triton approved, effective August 20, 2001, a complete plan of liquidation and dissolution of Triton, which plan was ratified and approved by the stockholders of Triton on October 29, 2001. Prior to joining Triton, Mr. Vines was the Vice President of Finance of DSC Communications Corporation.

      Mark R. Weaser has served as our President, Asian Operations since January 2003 and from July 2001 to December 2002 he served as Senior Vice President and Managing Director, Asia Pacific/ Japan. From January 2000 to July 2001, Mr. Weaser served as our Senior Vice President, International Operations. From September 1997 to January 2000, Mr. Weaser served as our Managing Director of Asia Pacific and served in the same position for Neptune since August 1996. From July 1995 to July 1996, he was the Asia Vice President for Telxon Corporation.

      In November 2002, our Chief Executive officer resigned and was replaced by Joseph L. Cowan. The former Chief Executive Officer, Raymond R. Hood, retained his position as Chairman of the Board of Directors.

PART II

Item 5.	Market for Registrant’s Common Equity and Related Stockholder Matters

      Our common stock began trading on the NASDAQ National Market on August 4, 2000 under the symbol “EXEE.” Prior to that time, there had been no market for our common stock. The following table sets forth the high and low sales price range information per share of our common stock on the NASDAQ National Market for the indicated periods. All share and per share data in this report reflect the one for seven stock split of our common stock effective January 2, 2003.

	Price Range

Calendar Year	High	Low

2001
First Quarter	$112.000	$35.420
Second Quarter	$66.500	$24.500
Third Quarter	$41.370	$12.390
Fourth Quarter	$35.910	$12.320
2002
First Quarter	$35.350	$10.570
Second Quarter	$16.100	$6.720
Third Quarter	$10.150	$4.200
Fourth Quarter	$5.530	$2.520

      The number of record holders of our common stock as of March 14, 2003 was 168. We believe that a larger number of beneficial owners hold shares of our common stock in depository or nominee form.

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      We have never declared or paid cash dividends on our capital stock. We currently intend to retain any earnings for use in our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors will determine future dividends, if any.

Use of Proceeds

      The Company completed its initial public offering of 1,142,857 shares of its common stock pursuant to a Registration Statement on Form S-1 (Registration No. 333-35106, effective August 3, 2000) on August 9, 2000. Total proceeds from the offering, including the exercise of the over-allotment option with respect to an additional 120,000 (as adjusted to reflect the one for seven stock split effective January 2, 2003) shares of common stock, were approximately $63.9 million, net of underwriting discounts and commissions of approximately $5.0 million and other fees and expenses of approximately $1.8 million.

      From the date of receipt through December 31, 2002, we have used the proceeds as follows:

Repayment of indebtedness	$16.6 million
Acquisition of businesses and technology	3.9 million
Working capital	15.2 million

Total	$35.7 million

      The remainder of the proceeds has been invested in investment grade corporate and government securities and money market funds. We intend to use the remaining proceeds for research and development activities; expenditures on sales and marketing, consulting services and general and administrative personnel; systems costs; and working capital and general corporate purposes, including possible acquisitions of, or investments in, businesses and technologies that are complementary to our business. None of the net proceeds of the offering were paid by us, directly or indirectly, to any director, officer or general partner of ours or any of their associates, or to any persons owning ten percent or more of any class of our equity securities, or any affiliate of ours.

Item 6.	Selected Consolidated Financial Data

      The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this document. The statement of operations data for the years ended December 31, 2000, 2001 and 2002 and the balance sheet data as of December 31, 2001 and 2002 are derived from our audited consolidated financial statements included elsewhere in this document. The statement of operations data for the years ended December 31, 1998 and 1999 and the balance sheet data as of December 31, 1998, 1999 and 2000 are derived from our audited financial statements for the years then ended, which are not included in this document. All share and per share data has been adjusted to reflect a one for seven reverse stock split which was effective January 2, 2003 (see Note 15 of the Notes to the Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data).

	Years Ended December 31,

	1998	1999	2000	2001	2002

	(In thousands, except per share data)
Statement of Operations Data:
Revenue:
Software license	$22,418	$25,390	$38,274	$24,047	$12,587
Services and maintenance	59,758	64,103	68,708	61,586	48,234
Resale of software and equipment	9,114	7,307	8,215	9,343	11,009
Reimbursable expenses	4,857	5,560	3,629	2,548	1,826

Total revenue	96,147	102,360	118,826	97,524	73,656

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	Years Ended December 31,

	1998	1999	2000	2001	2002

	(In thousands, except per share data)
Costs and expenses:
Cost of software licenses	234	254	1,391	720	618
Cost of services and maintenance	46,474	53,473	53,585	41,166	32,287
Cost of resale of software and equipment	7,206	5,851	6,607	7,613	9,389
Cost of reimbursable expenses	4,857	5,560	3,629	2,548	1,826
Sales and marketing	23,664	24,464	25,105	27,212	19,017
Research and development	15,473	11,544	9,578	14,605	12,103
General and administrative	12,670	14,888	14,445	18,280	11,849
Amortization of goodwill and intangible assets	4,452	4,819	4,615	8,435	1,261
Warrant and stock compensation expense	285	3,321	2,762	1,574	1,052
Impairment of intangibles(a)	—	—	—	26,680	—
Provision for estimated loss on lease abandonment(b)	1,000	288	—	10,184	3,999
Employee severance and other facility closure costs(b)	—	1,952	—	4,110	5,738

Total costs and expenses	116,315	126,414	121,717	163,127	99,139

Operating loss	(20,168)	(24,054)	(2,891)	(65,603)	(25,483)
Other income (expense)	(14)	(2,030)	(441)	1,891	2,207

Loss before minority interest and taxes	(20,182)	(26,084)	(3,332)	(63,712)	(23,276)
Minority interest in subsidiary income	(30)	—	—	(161)	(29)

Loss before taxes	(20,212)	(26,084)	(3,332)	(63,873)	(23,305)
Income tax provision (benefit)	(578)	—	—	51	496

Net loss	$(19,634)	$(26,084)	$(3,332)	$(63,924)	$(23,801)

Net loss per common share — basic and diluted	$(8.65)	$(11.34)	$(0.87)	$(9.86)	$(3.61)

Weighted average number of common shares outstanding — basic and diluted	2,269	2,299	3,829	6,481	6,586

	As of December 31,

	1998	1999	2000	2001	2002

	(In thousands)
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$780	$8,932	$59,203	$45,297	$37,444
Working capital	1,135	920	56,359	41,331	26,908
Total assets	57,063	67,670	116,580	91,070	70,369
Long-term debt (less current portion)	5,420	5,333	102	996	417
Stockholders’ equity	24,824	21,233	87,044	53,556	30,348

(a)	See Note 3 of the Notes to the Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data.

(b)	See Note 7 of the Notes to the Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data.

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Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

      We provide software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution and inventory management. Our software solutions deliver the vital, frontline supply chain intelligence necessary to drive customer execution decisions and processes. Our products and services help customers worldwide to increase revenue, reduce distribution costs, manage inventory across the supply chain, and improve customer loyalty and satisfaction.

Our Formation

      We began operations as a Delaware corporation under the name EXE Technologies, Inc. following the acquisition of Dallas Systems Corporation (Dallas Systems) by Neptune Systems, Inc. (Neptune) in September 1997. For accounting purposes, the acquisition was accounted for as a purchase of Dallas Systems by Neptune. Prior to the acquisition, Neptune was focused on delivering packaged supply chain execution software solutions primarily for manufacturing and third party logistics companies. Dallas Systems was focused on the development and sale of supply chain execution software solutions, primarily for retail companies, capable of operating in complex business environments. Dallas Systems also provided implementation and consulting services.

Our Revenue

      Revenue has been primarily provided from our EXceed Fulfill products. Our revenue has declined from $118.8 million in 2000 to $97.5 million in 2001 and declined further to $73.7 million in 2002.

      We derive our revenue from:

•	the sale of software licenses, which we recognize as software license revenue;

•	product related consulting, training, maintenance and support, which we recognize as services and maintenance revenue; and

•	the resale of hardware and software, which we recognize as resale of software and equipment revenue.

      In January 2000, we sold our mainframe services and maintenance practice to an unrelated third-party consulting firm in exchange for royalties that will be received on future revenue generated by customers using this product. The royalties earned by us are based upon a declining percentage of the consulting firm’s services and maintenance revenues generated from customers using our mainframe product, subject to a maximum of $0.4 million per year. The percentages of revenue are: 20% for the first two years, 15% for the third year, 10% for the fourth and fifth years and 5% for each year after the fifth year. The agreement is perpetual, but may be terminated at our option in the event of default by the consulting firm. Royalties recognized in 2002, 2001 and 2000 totaled $0.2 million, $0.2 million and $0.4 million, respectively. We do not expect these royalties to be a material portion of our future services and maintenance revenues. The royalties are included as a component of services and maintenance revenue.

Software Pricing and Professional Services

      We offer a variety of pricing options that allow our customers to purchase our software for a defined number of users at a single site, a business unit or an entire enterprise. We market and sell our software and services through our direct sales force which is located in North America, Europe, the Middle East, Asia and Australia and through our strategic alliance relationships. In addition, we intend to pursue additional relationships with vendors of complementary software to increase our ability to deliver enhanced value to our customers.

      We offer a range of professional services that help facilitate the successful implementation and integration of our software with our customers’ existing systems. Our professional services offering include installation, implementation project management, interfacing systems, on-site software training, operational

16

engineering, industrial engineering, software modification and supply chain consulting. Our professional services are billed on a time and material basis or, when requested, on a fixed fee basis. For the years ended December 31, 2002 and 2001, approximately 20.0% and 14.6%, respectively, of our total revenue was derived from fixed fee contracts.

Acquisitions

      On January 25, 2001, we completed the acquisition of AllPoints Systems, Inc. (AllPoints) of Norwood, Massachusetts. The transaction was completed in a stock-for-stock merger in which we issued 227,194 shares of our common stock and assumed options for an additional 58,515 shares of our common stock in exchange for all of the outstanding securities of AllPoints. The transaction was accounted for as a purchase. The goal of this acquisition was to strengthen our product offerings in the high volume, piece pick and parcel environments that were critical to the direct-to-consumer and e-commerce market segments. Shortly after the acquisition was completed, the market for these products declined significantly. During 2001, we were unable to sell new licenses for the AllPoints products, and expenses associated with the AllPoints subsidiary, excluding amortization, exceeded revenues by approximately $2.4 million. Additionally, approximately $4.9 million of cash was used to acquire the obligations and operate the AllPoints subsidiary during the twelve months ended December 31, 2001. As a result, in November of 2001 we determined there would be no further sales or marketing efforts regarding this product line, most of the remaining AllPoints employees were terminated, and the remaining $26.7 million of intangibles associated with this acquisition were judged impaired and written off.

Recent Developments

      In response to our declining revenues over the past two years, we have implemented several plans to reduce our costs. In 2001, we reduced our global headcount by over 17% and abandoned certain excess leased facilities. Additionally, during the last half of 2002, we took a number of actions to further reduce our cost structure to more closely align with our current levels of revenue. These actions included, among other things, the closure of our Philadelphia office, consolidation of our North American professional services and development operations in Dallas and expanding our lower-cost offshore development activities. Our global headcount was lowered an additional 17% in 2002. Also, several changes to our executive management team were made during the year. Our new Chief Financial Officer, Kenneth R. Vines, was hired in May, we eliminated the Chief Operating Officer position in October and our new Chief Executive Officer, Joseph L. Cowan, was hired in November 2002. The former Chief Executive Officer, Raymond R. Hood, retained his position as Chairman of the Board of Directors.

      As a result of these actions, we made provisions for severance and related employee costs, facility closure costs and estimated losses on abandoned facilities totaling $9.7 million and $14.3 million in 2002 and 2001, respectively. Should additional cost reduction actions be required in the future or if management’s estimates of the losses on the current abandoned facility leases are inadequate, future provisions could be required.

      Our current plans are to improve our execution by focusing on our core product offerings and the markets where we have traditionally been most successful, retail and third-party logistics customers. We expect our newest products such as our adaptive inventory management solution (EXceed AIM) and our visibility and business process management solution, Supply Network Execution (EXceed SNx), will provide the opportunity for growth and an ability to differentiate us from our competitors. We are hopeful that the cost reduction actions we have taken, which will further lower operating costs in 2003, will allow us to return to profitability. If we are unable to improve our revenue levels, further cost reduction actions may be necessary.

Critical Accounting Policies and Estimates

General

      Our discussion and analysis of our financial condition and the results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to

17

make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not apparent from other sources. On an on-going basis, management evaluates its estimates and judgments. There can be no assurance that actual results will not ultimately differ from those estimates.

      Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition

      We recognize software license revenue under Statement of Position, or SOP, No. 97-2. Under SOP No. 97-2, software license revenue is recognized upon execution of a contract and delivery of the software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required, vendor specific objective evidence of fair value exists to allow for the allocation of the total fee to elements of the arrangement, and collection of the license fee is considered probable by management. Product related maintenance and support revenue is generally recognized equally over the term of the contract, which is typically one year. Revenue from product related consulting and training is recognized as these services are performed, typically on a time and materials basis. A portion of our product related consulting and training revenue is derived from engagements that are performed for a fixed price. Fixed price engagements require us to estimate the percentage of the contract that is complete to determine the revenue and costs from these arrangements. Recognized revenue and profit from fixed price engagements are subject to revisions as the contract progresses to completion. Revenue from resale of software and equipment is recognized upon receipt of a purchase order and shipment of the software and equipment to the customer provided payment terms are fixed and determinable, no significant production, modification, or customization is required, and collection is considered probable by management.

Allowance for Doubtful Accounts and Adjustments

      Our ability to collect outstanding receivables from our customers is critical to our operating performance and cash flows. A receivable can deteriorate as a result of an impairment of the customer’s ability to make payments and may result in changes in the required reserves. Additionally, collection of a receivable may become doubtful due to a dispute with a customer that arises subsequent to the delivery of our products and services. We are required to estimate the collectibility of our trade receivables when we initially record revenue from our customers and to continue assessing our ability to collect until the ultimate realization of these receivables is determined. If circumstances change, such as higher than expected defaults or an unexpected material adverse change in a customer’s ability to meet their financial obligations to us, our estimates of recoverability of amounts due us could be reduced by a material amount.

Goodwill and Intangible Impairment

      In assessing the recoverability of our goodwill and other intangibles, assumptions are made regarding estimated future cash flows and other factors to determine the fair value of the respective assets. During the year ended December 31, 2001, an impairment charge of approximately $26.7 million was recorded for the impairment of intangibles associated with the acquisition of AllPoints.

      In October 2001, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (SFAS 142) that is effective for our current year. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are to be subjected to annual impairment tests in accordance with these statements. We made an evaluation of our existing intangible assets in accordance with this standard during December 2002 utilizing various assumptions and factors to estimate future cash flows to determine the fair value of the business. No impairment was recognized during 2002, however if our estimates for cash flows or other factors and assumptions change, further impairment charges might be recorded in the future.

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Accruals for Lease Abandonment and Employee Termination Costs

      Included in our accruals are reserves for the losses on lease abandonment and costs for employee severance and other costs associated with facility closures. These reserves include estimates pertaining to sublease rates, vacancy periods, employee separation costs and settlement of contractual obligations. If market conditions worsen, additional charges could be incurred. For example, during 2002, our estimates for the vacancy period on the abandoned portion of our North American facility increased and approximately $3.5 million was added to our lease abandonment reserve. Although we do not anticipate significant changes, the actual costs may differ from these estimates.

Related Party Transactions

      The Company had full recourse notes receivable from various officers of the Company totaling approximately $1.2 million and $1.0 million (including accrued interest) at December 31, 2001 and 2002, respectively. These notes receivable are secured by stock and options of the Company and are subject to forgiveness in the event of termination of employment due to death or disability, or if termination happens without cause or, in certain cases, for good reason following a change in control.

      In accordance with an amended employment agreement with the Company’s former Chief Financial Officer dated February 19, 2002, the Company forgave an outstanding loan of approximately $0.3 million on July 1, 2002. Accordingly, the outstanding balance was charged against operating results in 2002. In March 2003, the Company’s former Chief Executive Officer repaid his notes payable, including accrued interest, to the Company totaling approximately $0.8 million.

Contingencies

      We are subject to proceedings, lawsuits and other claims related to labor, product and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is made after careful analysis of each individual issue. The required reserves may change in the future due to new developments in each matter or changes in insurance coverage or approach such as change in settlement strategy.

Income Taxes

      We recognize deferred tax assets or liabilities for the expected future tax consequences of temporary differences between the book and tax bases of assets and liabilities. We review our deferred tax assets for recoverability and establish a valuation allowance based on historical taxable income, projected future taxable income and the expected timing of the reversals of existing temporary differences. As a result of our cumulative net losses we have provided a full valuation allowance against our net deferred tax assets. In addition, we expect to provide a full valuation allowance on any future tax benefits until we can sustain a level of profitability that demonstrates our ability to utilize these assets.

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Results of Operations

      The following table sets forth our statement of operations data as a percentage of total revenue for the three years ended December 31, 2000, 2001 and 2002:

	Years Ended December 31,

	2000	2001	2002

As a Percentage of Total Revenue
Revenue:
Software license	32.2%	24.7%	17.1%
Services and maintenance	57.8	63.1	65.5
Resale of software and equipment	6.9	9.6	14.9
Reimbursable expenses	3.1	2.6	2.5

Total revenue	100.0	100.0	100.0
Costs and expenses:
Cost of software licenses	1.2	0.7	0.8
Cost of services and maintenance	45.1	42.2	43.8
Cost of resale of software and equipment	5.5	7.8	12.8
Cost of reimbursable expenses	3.1	2.6	2.5
Sales and marketing	21.1	27.9	25.8
Research and development	8.0	15.0	16.4
General and administrative	12.2	18.7	16.1
Amortization of goodwill and intangible assets	3.9	8.6	1.8
Warrant and stock compensation expense	2.3	1.6	1.4
Impairment of intangibles	—	27.4	—
Provision for estimated loss on lease abandonment	—	10.4	5.4
Employee severance and other facility closure costs	—	4.3	7.8

Total costs and expenses	102.4	167.2	134.6

Operating loss	(2.4)	(67.2)	(34.6)
Other income (expense):	(0.4)	1.9	3.0

Loss before minority interest and taxes	(2.8)	(65.3)	(31.6)
Minority interest in subsidiary income	—	(0.1)	—

Loss before taxes	(2.8)	(65.4)	(31.6)
Income tax provision	—	0.1	0.7
Net loss	(2.8)%	(65.5)%	(32.3)%

Year Ended December 31, 2002 Compared to the Year Ended December 31, 2001

Revenue

      Total Revenue. Total revenue declined by $23.8 million, or 24.5%, to $73.7 million for the year ended December 31, 2002, from $97.5 million for the year ended December 31, 2001. International revenue accounted for 52.2% of total revenue in 2002 and 46.6% of total revenue in 2001. No single customer accounted for more than 10.0% of total revenue in 2002 or 2001.

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      Software License. Software license revenue declined $11.4 million, or 47.7%, to $12.6 million for the year ended December 31, 2002, from $24.0 million for the year ended December 31, 2001. Three major factors contributed to the lower revenue level:

•	The global slowdown in customer spending for large-scale IT projects, which began during 2001, continued to negatively impact software license revenue. This global slowdown resulted in fewer software license sales and significant price erosion.

•	Significantly lower software license sales in Japan where IT spending has slowed due to the economic and currency concerns.

•	The substantial turnover of our North America sales team in early 2002 contributed to the loss of several potential sales opportunities.

      Services and Maintenance. Services and maintenance revenue declined $13.4 million, or 21.7%, to $48.2 million for the year ended December 31, 2002, from $61.6 million for the year ended December 31, 2001. This decline is primarily attributable to the lower software license revenue, particularly in North America and Asia Pacific. The decline in consulting and training revenue for the year ended December 31, 2002 was 31.8% when compared with the consulting and training revenue in the prior year. This decline is largely attributable to the continuing decline of service revenue from the EXceed Fulfill WMS Unix-based products (formerly known as EXceed 2000 warehouse management system product). Additionally, revenues from the AllPoints product line have declined approximately $2.2 million as a result of our prior year decision to no longer sell and market these products. These declines were partially offset by a 12.9% improvement in maintenance revenue for the year ended December 31, 2002 that is attributed to additional maintenance revenue from new sales and maintenance renewals.

      Resale of Software and Equipment. Resale software and equipment revenue increased $1.7 million, or 17.8%, to $11.0 million for the year ended December 31, 2002, from $9.3 million for the year ended December 31, 2001. The increase was largely attributed to a few large hardware resale transactions.

Costs and Expenses

      Cost of Software Licenses. Cost of software licenses consists primarily of royalties associated with software used to develop our software products, the cost of reproduction, and the cost of complementary software applications that we purchase to sell to our customers. Cost of software licenses represented 4.9% of software license revenue for the year ended December 31, 2002 and 3.0% of software license revenue for the year ended December 31, 2001. This increase is attributed to the increase in royalties for sales of complementary software applications during the current year.

      Cost of Services and Maintenance. Cost of services and maintenance consists primarily of salaries of professional staff and costs associated with implementation, interfacing, consulting and training services, hotline telephone support, new releases of software and updating user documentation. Cost of services and maintenance of $32.3 million for the year ended December 31, 2002 was $8.9 million, or 21.6%, lower than in 2001. The decrease was caused by a reduction in the number of full time employees and contracted services and maintenance staff in response to lower revenue levels. As a percentage of services and maintenance revenue, cost of services and maintenance remained fairly flat at 66.9% for the year ended December 31, 2002, compared with 66.8% for the year ended December 31, 2001.

      Cost of Resale of Software and Equipment. Cost of resale of software and equipment consists primarily of the costs of the database software tools and hardware we purchase to resell to our customers. Cost of resale software and equipment increased $1.8 million, or 23.3%, to $9.4 million for the year ended December 31, 2002, from $7.6 million for the year ended December 31, 2001. The increase was due to a higher sales volume of resale software and equipment, which resulted in higher purchase costs. As a percentage of resale of software and equipment revenue, cost of resale of software and equipment was 85.3% for the year ended December 31, 2002 and 81.5% for the year ended December 31, 2001. The increase in cost as a percentage of resale software and equipment revenue was largely attributed to a few large low margin resale transactions that occurred during the final quarter of the year ended December 31, 2002.

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      Sales and Marketing. Sales and marketing expenses consist primarily of salaries, commissions, bonuses, recruiting costs, travel, marketing materials and trade shows. Sales and marketing expenses decreased $8.2 million, or 30.1%, to $19.0 million for the year ended December 31, 2002, from $27.2 million for the year ended December 31, 2001. The decrease in sales and marketing expense was largely attributable to reductions in the number of sales and marketing employees and to lower commission expenses for sales staff and partners as a result of lower software license revenues. Sales and marketing expenses represented 26.5% of revenue, excluding reimbursable expenses, in 2002 compared to 28.7% in 2001. During 2002, we expanded our relationship with IBM. We granted IBM warrants to purchase 142,857 shares of common stock of the Company. Under the agreement, IBM warrants vest based on predetermined quarterly software license revenue that we achieve over a three-year period from our relationship with IBM. Should the warrants vest in the future, sales and marketing expense would increase for the value attributable to the vested warrants.

      Research and Development. Research and development expenses consist primarily of salaries and other personnel-related costs for our product development activities. Research and development expenses in 2002 of $12.1 million were $2.5 million, or 17.1%, lower than the $14.6 million recorded in 2001. The decrease in research and development expenses was due primarily to a reduction in the number of research and development employees and contractors. Research and development expenses represented 16.8% of revenue, excluding reimbursable expenses compared to 15.4% in 2001. In June, we made the decision to close our Philadelphia development and services operation and expand our offshore development activities. As a result, we reduced our development personnel by 30 employees. In October 2002, we signed a contract with a company in India to provide offshore development services at a significantly lower cost than in the United States. The agreement is for three years and at the end of 2002 there were 30 contract engineers working full time on our development projects.

      General and Administrative. General and administrative expenses consist primarily of salaries and other personnel-related costs of our finance, human resources, information systems, administrative, legal and executive departments, insurance costs and the costs associated with legal, accounting and other administrative services. General and administrative costs declined $6.5 million, or 35.2%, to $11.8 million for the year ended December 31, 2002, from $18.3 million for the year ended December 31, 2001. The decrease in general and administrative expenses was due primarily to a reduction in the number of general and administrative employees and contractors and reduced facility costs. As a percentage of total revenue excluding reimbursable expenses, general and administrative expenses decreased to 16.5% for the year ended December 31, 2002, from 19.2% for the year ended December 31, 2001.

      Amortization of Intangibles. Amortization of goodwill and intangible assets decreased $7.1 million to $1.3 million for the year ended December 31, 2002, from $8.4 million for the year ended December 31, 2001. Of the decline from the prior year, $4.4 million of the decline is attributed to the goodwill and intangible impairment write-off of AllPoints during the fourth quarter of the prior year and approximately $3.1 million is attributed to the implementation in the current year of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (SFAS 142) which directs that goodwill and intangible assets which are deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests.

      In November 2001 and July 2002, we acquired a total of $2.0 million of developed software technology that resulted in $0.4 million of incremental amortization during the year ended December 31, 2002.

      Non-Cash Warrant and Stock Compensation. Non-cash warrant and stock compensation expense decreased $0.5 million to $1.1 million for the year ended December 31, 2002, from $1.6 million for the year ended December 31, 2001. The deferred compensation expense represents the difference between the exercise price and the deemed fair value of our common stock on the date of grant of these options that has been expensed as the options vest. The decline in stock compensation expense primarily was attributed to employee reductions and the associated cancellation of the remaining non-vested options offset by a $0.1 million compensation expense attributed to restricted shares granted to our CEO during the year ended December 31, 2002.

      Impairment of Intangibles. Impairment of intangibles was $26.7 million for the year ended December 31, 2001. This write-off relates to intangibles acquired in connection with the acquisition of

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AllPoints that are impaired due to decisions to no longer sell and market AllPoints’ products or utilize its technology in future product offerings.

      Loss on Lease Abandonment and Employee Severance and Other Facility Closure Costs. During 2001 and 2002, the Company has taken various cost reduction actions to lower the Company’s cost structure, including the reduction of 233 employees in 2001 and 110 employees in 2002, the write off of equipment and the abandonment of certain leased facilities. As a result, employee severance and related costs totaling approximately $3.6 million and $3.5 million were charged against operating results in 2002 and 2001, respectively. The 2002 severance charge includes approximately $1.4 million paid to the Company’s former Chief Executive Officer in early 2003, in accordance with his employment agreement. Additionally, facility closure costs of $2.1 million and $0.6 million were charged against operating results in 2002 and 2001, respectively, for the write down or disposal of certain property and equipment and purchase commitments.

      The Company also abandoned certain leased facilities in North America and Europe in 2001 and its Philadelphia facility in 2002. As a result, the Company provided approximately $4.0 million and $10.2 million in 2002 and 2001, respectively for the estimated loss for abandonment of the leased facilities, net of estimated sublease rentals. The 2002 provision includes $3.5 million for additional estimated losses associated with facilities previously abandoned.

      The Company has made cash payments of approximately $8.9 million and has written-off approximately $1.6 million in non-cash charges against the reserves established for these various cost reduction actions. The remaining liability at December 31, 2002 is approximately $13.5 million, of which $8.2 million is long-term and is expected to be paid through 2009.

Other Income (Expense) Items

      Other Income (Expense). Other income increased $0.3 million to an income of $2.2 million for the year ended December 31, 2002, from an income of $1.9 million for the year ended December 31, 2001. The improvement in other income is due to a $1.7 improvement in foreign currency exchange transactions offset by lower interest income of $1.4 million caused by lower interest rates and a decrease in funds held in marketable securities. Although we periodically buy forward contracts to hedge against foreign currency fluctuations, we may have foreign currency gains or losses that can vary from period to period.

      Income Tax. Tax provisions of $0.5 million and $0.1 million were recognized during the years ended December 31, 2002 and 2001, respectively. The income tax provisions were primarily due to taxes on income earned by foreign subsidiaries while corresponding domestic tax benefits generated by foreign tax credits was not recognized due to the uncertainty of the timing and the amount of future taxable income. No tax benefit has been recognized on losses incurred in our North American operations and foreign operations.

Year Ended December 31, 2001 Compared to the Year Ended December 31, 2000

Revenue

      Total Revenue. Total revenue declined by $21.3 million, or 17.9%, to $97.5 million for the year ended December 31, 2001, from $118.8 million for the year ended December 31, 2000. International revenue accounted for 46.6% of total revenue in 2001 and 39.5% of total revenue in 2000. No single customer accounted for more than 10.0% of total revenue in 2001 or 2000.

      Software License. Software license revenue declined $14.3 million, or 37.2%, to $24.0 million for the year ended December 31, 2001, from $38.3 million for the year ended December 31, 2000. This decline was primarily attributable to the global slowdown in customer spending for large-scale IT projects during 2001. The decline was most significant during the third and fourth quarters of 2001 that were further adversely impacted by the terrorist attacks upon the United States on September 11, 2001. North America and Europe both experienced declines in license sales, while license sales in Asia Pacific improved slightly as a result of improved revenues from alliance and industry partners and from the sale of new EXceed Collaborate products. During the final months of 2001, we made significant changes to our U.S. sales operations, including new sales

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executive leadership and sales personnel with the goal of improving our lead generation activity and future sales results. This transition also contributed to lower than expected license revenues.

      Services and Maintenance. Services and maintenance revenue declined $7.1 million, or 10.4%, to $61.6 million for the year ended December 31, 2001, from $68.7 million for the year ended December 31, 2000. The decline was attributed to lower software sales caused by the global slowdown in customer spending for large-scale IT projects during 2001, which reduced our services and maintenance revenue opportunities. Most of the declines were in North America and Europe and were consistent with the declines in software license revenues. The decline in consulting and training revenue for the year ended December 31, 2001 was 15.3% when compared with the consulting and training revenue in the prior year. This decline is largely attributable to the continuing decline of service revenue from the EXceed Fulfill WMS Unix-based products (formerly known as EXceed 2000 warehouse management system product). These products have been largely replaced by our newer EXceed Fulfill WMS products that feature flexible data handling for complex distribution environments and provide a more easily deployed solution. These declines were partially offset by a 12.0% improvement in maintenance revenue for the year ended December 31, 2001 that is attributed to additional maintenance revenue from new sales and maintenance renewals.

      Resale of Software and Equipment. Resale software and equipment revenue increased $1.1 million, or 13.7%, to $9.3 million for the year ended December 31, 2001, from $8.2 million for the year ended December 31, 2000. The increase was largely due to significant sales to a single customer that provided 25.5% of the resale revenue during 2001.

Costs and Expenses

      Cost of Software Licenses. Cost of software licenses declined $0.7 million, or 48.3%, to $0.7 million for the year ended December 31, 2001, from $1.4 million for the year ended December 31, 2000. The decrease was due to a decline in license revenues during the year ended December 31, 2001 and the inclusion in the prior year of the cost of purchasing a partner’s transportation management software that was sold to our customer to operate in concert with our EXceed Fulfill products. Cost of software licenses represented 3.0% of software license revenue for the year ended December 31, 2001 and 3.6% of software license revenue for the year ended December 31, 2000.

      Cost of Services and Maintenance. Cost of services and maintenance declined $12.4 million, or 23.2%, to $41.2 million for the year ended December 31, 2001, from $53.6 million for the year ended December 31, 2000. The decline was caused by a reduction in the number of full time employees and contracted services and maintenance staff in response to the decline in the market for global IT spending during the current year. As a percentage of services and maintenance revenue, cost of services and maintenance decreased to 66.8% for the year ended December 31, 2001, from 78.0% for the year ended December 31, 2000. The decrease in cost as a percentage of services and maintenance revenue was due to efforts to improve productivity (i.e., higher revenue generated per employee).

      Cost of Resale of Software and Equipment. Cost of resale software and equipment increased $1.0 million, or 15.2%, to $7.6 million for the year ended December 31, 2001, from $6.6 million for the year ended December 31, 2000. The increase was due to a higher sales volume of resale software and equipment, which resulted in higher purchase costs. As a percentage of resale of software and equipment revenue, cost of resale of software and equipment was 81.5% for the year ended December 31, 2001 and 80.4% for the year ended December 31, 2000.

      Sales and Marketing. Sales and marketing expenses increased $2.1 million, or 8.4%, to $27.2 million for the year ended December 31, 2001, from $25.1 million for the year ended December 31, 2000. The increase in sales and marketing expense was largely attributable to the additional sales and marketing expense associated with the acquisition of the AllPoints operations and bad debt expenses associated with bankrupt direct-to-consumer and e-commerce companies and write-offs of license sales receivables in Japan caused by the severe recession conditions. As a percentage of total revenue excluding reimbursable expenses, sales and marketing expenses increased to 28.7% for the year ended December 31, 2001, from 21.8% for the year ended

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December 31, 2000. The increase in sales and marketing expense as a percentage of total revenue was the result of lower-than-anticipated revenue due to the economic environment.

      Research and Development. Research and development expenses increased $5.0 million, or 52.5%, to $14.6 million for the year ended December 31, 2001, from $9.6 million for the year ended December 31, 2000. The increase in research and development expenses was due primarily to an increase in the number of employees obtained through the AllPoints acquisition and hired to develop and enhance our EXceed Collaborate Suite of products. As a percentage of total revenue excluding reimbursable expenses, research and development expenses increased to 15.4% for the year ended December 31, 2001, from 8.3% for the year ended December 31, 2000. This increase in the level of spending as a percentage of total revenue for the year ended December 31, 2001 was due to the lower-than-anticipated revenues caused by the economic environment.

      General and Administrative. General and administrative costs increased $3.8 million, or 26.6%, to $18.3 million for the year ended December 31, 2001, from $14.4 million for the year ended December 31, 2000. The increase in general and administrative expenses was due to higher personnel-related expenses associated with the acquisition of AllPoints, opening and staffing new offices in Benelux, France, and Germany, and increased consulting and contract services costs associated with outsourcing and upgrading internal information systems. As a percentage of total revenue excluding reimbursable expenses, general and administrative expenses increased to 19.2% for the year ended December 31, 2001, from 12.5% for the year ended December 31, 2000. This increase in the level of spending as a percentage of total revenue for the year ended December 31, 2001 was due to the lower-than-anticipated revenues caused by the current economic environment.

      Amortization of Intangibles. Amortization of intangibles increased $3.8 million to $8.4 million for the year ended December 31, 2001, from $4.6 million for the year ended December 31, 2000. The increase in amortization primarily relates to intangibles acquired in connection with the acquisition of AllPoints, all of which were written off in November 2001.

      Non-Cash Warrant and Stock Compensation. Non-cash warrant and stock compensation expense decreased $1.2 million to $1.6 million for the year ended December 31, 2001, from $2.8 million for the year ended December 31, 2000. Warrant expense decreased $1.0 million for the year ended December 31, 2001 versus 2000 due primarily to stock warrants that were issued in 1999 in connection with a consulting agreement with an independent third party. Additionally, stock compensation expense decreased $0.7 million for the year ended December 31, 2001 due to terminations prior to full vesting that reduced the amount of amortization for deferred compensation recorded in connection with stock options granted to employees between October 1999 and June 2000. This was offset by $0.5 million of new amortization on deferred compensation recorded in the current year associated with the acquisition of AllPoints and the employment of an executive officer. The deferred compensation recorded represented the difference between the exercise price and the deemed fair value of our common stock on the date of grant of these options.

      Impairment of Intangibles. Impairment of intangibles was $26.7 million for the year ended December 31, 2001. This write-off relates to intangibles acquired in connection with the acquisition of AllPoints that are impaired due to decisions to no longer sell and market AllPoints’ products or utilize its technology in future product offerings.

      Loss on Lease Abandonment and Employee Severance and Other Facility Closure Costs. During the year ended December 31, 2001, we announced and implemented plans to reduce costs. Loss on lease abandonment and employee severance and other facility closure costs was $14.3 million for the year ended December 31, 2001. These charges included $10.2 million in abandonment of certain leased office space less estimated sublease rentals at facilities in North America and in Europe, $3.5 million for severance and other employee related costs for the termination of 233 employees, $0.3 million for disposal of fixed assets, and $0.3 million for abandonment of leased equipment and other facility closure costs.

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Other Income (Expense) Items

      Other Income (Expense). Other income increased $2.3 million to an income of $1.9 million for the year ended December 31, 2001, from a loss of $0.4 million for the year ended December 31, 2000. The improvement in other income was due to higher interest income of $0.7 million and lower interest expense of $1.1 million, and a reduction in other losses of $0.5 million that is largely attributed to a reduction in foreign exchange losses due to the implementation of a foreign currency-hedging program in 2001.

      Income Tax. A tax provision of $0.1 million was recognized during the year ended December 31, 2001 for foreign income taxes. No income tax benefit was recorded during the years ended December 31, 2001 and 2000 due to the uncertainty of the timing and amount of future taxable income.

Liquidity and Capital Resources

      We have funded our operations through the issuance of our preferred and common stock, bank borrowings and cash flow from operations. As of December 31, 2002 we had approximately $37.4 million in cash and marketable securities, a decline of approximately $7.9 million during the twelve months ended December 31, 2002.

      Net cash used by operating activities was $6.1 million for the year ended December 31, 2002. The net loss before non-cash adjustments (depreciation and amortization, provision for losses on receivables, amortization of deferred compensation, write-down of property and equipment, and minority interest) was approximately $12.2 million, while operating assets and liabilities generated approximately $6.1 million of cash. Accounts receivable declined approximately $3.4 million, resulting from an improvement in our receivable days outstanding from approximately 121 days at the end of 2001 to approximately 80 days at the end of 2002. Additionally, accounts payable were $2.5 million higher than at the end of 2001, accrued liabilities grew by approximately $1.8 million, and deferred revenues declined by approximately $1.3 million. Net cash used in operating activities was $9.7 million for the comparable year ended December 31, 2001.

      Net cash used by investing activities was $3.2 million for the year ended December 31, 2002. Investing activities for 2002 included $1.0 million for the purchase of the rights to certain developed software technology (see Note 7 of the Notes to the Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data) and $0.7 million for property and equipment. Net cash used in investing activities was $0.3 million for the comparable twelve months ended December 31, 2001. We expect that capital expenditures will not exceed $1.0 million in 2003.

      Net cash used by financing activities was $0.1 million for the year ended December 31, 2002. We generated cash of $0.4 million from the issuance of common stock and reduced long-term debt by approximately $0.5 million. Net cash provided by financing activities was $0.5 million for the comparable twelve months ended December 31, 2001.

      In October 2002, the Company entered into a revolving line of credit agreement with a financial institution under which the Company can borrow up to $10.0 million over a two-year period. The agreement contains certain financial covenants, including a minimum $10.0 million cash and marketable securities balance, restrictions on dividends and the facility is secured with all of the Company’s tangible assets. Borrowings for half of the revolving credit line will be based on a defined borrowing base, while the balance does not contain this restriction. Interest on any borrowings will be at the prime rate, and the Company will pay a fee on the unused portion of the line of credit of 0.375% per annum. There were no borrowings under this agreement during 2002.

      We currently have operating lease obligations of approximately $42.7 million. Approximately $38.8 million of the total lease obligations relate to our Dallas facility lease for approximately 195,000 square feet, which expires in 2015. Currently, we occupy less than 50% of the space and we are attempting to sublease the unoccupied leased space. Provisions have been made for estimated losses on certain leases which are abandoned (see Note 17 of the Notes to the Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data), but cash payments will be required for the remainder of the existing lease obligations. In October 2002, we agreed to pay the landlord of our abandoned Philadelphia facility

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$0.4 million in early 2003 to terminate the facility lease. If we are able to reach a settlement with the lessors of our abandoned Dallas facility on terms favorable to the Company within the next twelve months, additional settlement payments might be required which could be considerably higher than the scheduled operating lease payments shown on the table below during that period.

      Although we expect to continue to use some cash over the next six months due to operating losses, severance and facility related costs associated with the cost reduction actions taken during 2002 and certain other expenditures previously discussed, we believe that our existing working capital and the availability of cash under the new revolving credit line will be sufficient to fund our operations for at least the next year. However, there can be no assurance that we will not require additional financing in the future. We cannot be sure that we will be able to obtain any additional required financing or that, if we can, the terms will be acceptable to us.

      We do not engage in any activities involving special purpose entities or off-balance sheet financing, other than the operating leases previously discussed.

      The following table summarizes our contractual obligations as of December 31, 2002 and the effect these obligations are expected to have on our liquidity and cash flow in future periods (in millions).

	Payments Due by Period

			Less Than	1 - 3	3 - 5	After
Contractual Obligations	Total		1 Year	Years	Years	5 Years

Capital lease obligations	$1.0		$0.6	$0.4	$—	$—
Operating leases	42.7	(a)	4.9	7.4	6.3	24.1
Unconditional purchase obligations	4.0	(b)	1.5	1.4	1.1	—

Total contractual cash obligations	$47.7		$7.0	$9.2	$7.4	$24.1

(a)	Includes $10.6 million which is included as current and long-term liabilities on the Consolidated Balance Sheet at December 31, 2002.

(b)	Certain purchase commitments include minimum annual purchase obligations. The amounts included above are an estimate of the cash payments we will expect to make under these agreements.

Recently Issued Accounting Pronouncements

      In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146). SFAS 146 provides guidance on the accounting for recognizing, measuring and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS 146 adjusts the timing of when a liability for termination benefits is to be recognized based on whether the employee is required to render future service. A liability for costs to terminate an operating lease or other contract before the end of its term is to be recognized when the entity terminates the contract or ceases using the rights conveyed by the contract. All other costs associated with an exit or disposal activity are to be expensed as incurred. SFAS 146 requires the liability to be measured at its fair value with subsequent changes in fair value to be recognized each reporting period utilizing an interest allocation approach. The provisions of SFAS 146 are required to be applied prospectively after the adoption date to newly initiated exit activities, and may affect the timing of recognizing future restructuring costs, as well as the amounts recognized. This Statement is effective for exit or disposal activities initiated after December 31, 2002.

      In November 2002, the Emerging Issues Task Force (EITF) reached a consensus regarding EITF Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The consensus provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. While the Company will continue to evaluate the requirements of EITF Issue No. 00-21, management does not currently believe adoption will have a significant impact on its accounting for multiple element arrangements as such accounting will

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generally continue to be accounted for pursuant to the American Institute of Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition,” and related pronouncements.

Certain Factors That May Affect Future Results

Risks Relating to Our Business

Our customers may continue to delay or cancel spending on software and services because of the current economic climate.

      Since the beginning of 2001, some companies have experienced financial difficulties or uncertainty and, as a result, have delayed or canceled spending on information technology projects such as fulfillment software and services. If companies continue to delay, or cancel, their information technology initiatives because of the current economic climate, or for other reasons, our business, financial condition and results of operations could be materially adversely affected.

We can give you no assurance that we will be able to maintain or grow our level of revenue or achieve profitability in the future.

      Our future operating results may be affected by any of the following factors:

•	a continued decline in general economic conditions;

•	the level of market acceptance of, and demand for, our software;

•	the overall growth rate of the markets in which we compete;

•	our competitors’ products and prices;

•	our ability to establish strategic marketing relationships;

•	our ability to develop and market new and enhanced products;

•	our ability to successfully train alliance companies and consulting organizations;

•	our ability to control costs;

•	changes in our products and services mix; and

•	our ability to train and expand our direct sales force and indirect distribution channels worldwide.

We may not be profitable in the future.

      With the exception of the third and fourth quarters of the year ended December 31, 2000, we have experienced quarterly and annual losses since the formation of EXE in September 1997. We experienced net losses of $3.3 million in 2000, $63.9 million in 2001 and $23.8 million in 2002. We may continue to incur losses on both a quarterly and an annual basis. Moreover, we expect to continue to incur significant sales and marketing, research and development and general and administrative expenses and, as a result, we will need to generate significant revenue to report net income in future periods. We may not achieve our planned growth or generate sufficient revenue to report net income in future periods.

Our revenue could decline if our customers do not continue to accept our existing products, including fulfillment and collaboration products.

      We expect to derive a majority of our product license revenue in the future from our fulfillment and collaboration products and their components. Our business depends on continued customer acceptance of these products and the release, introduction and customer acceptance of new products. We expect that we will continue to depend on revenue from new and enhanced versions of our fulfillment and collaboration products, and our revenue could decline if our target customers do not continue to adopt and expand their use of these products and their components.

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Our quarterly operating results depend heavily on software license revenue, which is difficult to forecast and may fluctuate.

      Our quarterly software license revenue is difficult to forecast because our sales cycles, from initial evaluation to delivery of software, vary substantially from customer to customer. Revenue in any quarter is dependent on orders received, contracts signed and products shipped in that quarter. We typically recognize the majority of our revenue in the last month of the quarter, frequently in the last week or even days of the quarter. In addition, the timing of large individual license sales is difficult for us to predict, and, in some cases, transactions are concluded later than anticipated. Since our operating expenses are based on anticipated revenue levels and most of our operating expenses, particularly personnel and facilities costs, are relatively fixed in advance of any particular quarter, any revenue shortfall may cause fluctuations in operating results in any particular quarter. We can give you no assurance that revenue will grow in future periods, that revenue will grow at historical rates, or that we will achieve and maintain positive operating margins in future quarters. If revenue falls below our expectations in a particular quarter, our operating results could be harmed.

Because our sales cycles are lengthy and subject to uncertainties, it is difficult to forecast our sales, and the delay or failure of a significant software license transaction or our inability to anticipate a delay could harm our operating results.

      Our software is used for mission critical division- or enterprise-wide purposes and involves a significant commitment of resources by customers. A customer’s decision to license our software usually involves the evaluation of the available alternatives by a number of personnel in multiple functional and geographic areas, each often having specific and conflicting requirements. Accordingly, we typically must expend substantial resources educating prospective customers about the value of our solutions. For these and other reasons, the length of time between the date of initial contact with the potential customer and the execution of a software license agreement typically ranges from three to nine months, and is subject to delays over which we may have little or no control. As a result of the length and variability of the sales cycle for our software products, our ability to forecast the timing and amount of specific sales is limited, and the delay or failure to complete one or more anticipated large license transactions could harm our operating results.

We depend on the services of a number of key personnel, some of whom have recently joined us. A failure to integrate these personnel into the Company or a loss of any of these personnel could disrupt our operations and result in reduced revenue.

      Our success depends on the continued services and performance of our senior management staff. The loss of the services of any of our senior management staff or key employees could seriously impair our ability to operate and achieve our objectives, which could reduce our revenue. We have employment agreements with all of our executive officers. However, these employment agreements do not prevent key employees, from voluntarily terminating their employment with us.

      Joseph L. Cowan, our President and Chief Executive Officer, and Kenneth R. Vines, our Senior Vice President, Chief Financial Officer, Secretary and Treasurer, joined us in November 2002 and May 2002, respectively. Additionally, Mark Weaser, President, Asian Operations has been an employee of the Company for several years. Failure to integrate Mr. Cowan or Mr. Vines into the Company or with the senior management team, or should one of the executives leave the Company it could disrupt our operations and harm our business and financial results.

Failure to expand our alliance relationships with consulting firms and complementary software vendors and to establish new strategic alliances may slow acceptance of our software and delay the growth of our revenue.

      To supplement our direct sales force and our implementation capabilities, we have established strategic marketing alliances with consulting firms and complementary software vendors, and we rely on them to recommend our software to their customers and to periodically install and support our software. To increase our sales and implementation capabilities, one of our key strategies is to expand our existing relationships and

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establish new strategic alliances with consulting firms and complementary software vendors. The loss of, or failure to expand, existing relationships or our failure to establish new strategic alliances could limit the number of transactions we may complete, may result in our inability to recognize revenue and may harm our operating results.

                  If our new or enhanced products do not gain market acceptance, our business and results of operations would be harmed.

      The growth of our business will depend on the successful development, introduction and acceptance of new and enhanced versions of our products. The introduction of new or enhanced products requires that we manage the transition from existing products to these new or enhanced products. We have recently introduced our EXceed AIM and EXceed SNx software solutions to work in conjunction with our existing fulfillment software suite in order to extend our product reach into complementary markets. We expect to derive a portion of our revenues in the future from new and enhanced products currently being developed, including EXceed AIM and EXceed SNx. If EXceed AIM and EXceed SNx and our other new and enhanced products do not gain market acceptance, our revenues may decline. Factors that may affect the market acceptance of EXceed AIM and EXceed SNx and our other new and enhanced products, some of which are beyond our control, may include:

•	the changing requirements of our industry;

•	the performance, quality and price of our new and enhanced products; and

•	the availability, performance, quality and price of competing products and technologies.

We may experience delays in the scheduled introduction of new or upgraded software, and our software may contain undetected errors or “bugs,” resulting in loss of revenue and harm to our reputation.

      Historically, we have issued significant new software products or new releases of our software periodically, with interim releases issued more frequently. Our software is particularly complex, because it must perform in environments operating multiple computer systems and respond to customer demand for high performance fulfillment, warehousing and distribution applications and major new product enhancements. Our software requires long development and testing periods before it is commercially released. For example, the development cycle for the introduction of our EXceed Crossdock component took approximately nine months. If we experience delays in the scheduled introduction of new software or software upgrades, our customers may become dissatisfied and our reputation and operating results could be harmed.

      Also, despite testing by us, our software may contain undetected errors or “bugs.” In the past, we have discovered software bugs in new versions of our software after its release. We may experience software bugs in the future. These bugs could result in a delay or loss of revenue, diversion of development resources, damage to our reputation, increased service and warranty costs, or impaired market acceptance and sales of this software, any of which could harm our operating results.

If we are unable to timely collect our accounts receivable, our cash flow will be harmed.

      Although we have recently improved on the time required to collect accounts receivable from our customers, there is no assurance that this trend will continue. Historically, we have experienced longer receivable collection periods that have largely been attributed to the deterioration of certain of our customers’ financial condition due to the negative economic climate in the United States and the international markets we serve. The failure of any significant customer to pay for our products on a timely basis could adversely affect our results of operations and our operating cash flow.

If we do not expand our customer base, our business may not grow.

      Our growth is dependent in part on our ability to attract new customers for our products. We derive a substantial portion of our revenue from the sale of additional products and services to our existing customers. If we are unable to expand our customer base by attracting new customers for our products, our business will

30

suffer. In addition, a material reduction in the demand for our products and services from our existing customers would have a material adverse effect on our business, financial condition and results of operations.

Our international operations are subject to heightened risks. If any of these risks actually occur, our earnings could decline.

      International revenue accounted for approximately 52.2% of our total revenue during the year ended December 31, 2002, 46.6% of our total revenue during the year ended December 31, 2001, and 39.5% of our total revenue during the year ended December 31, 2000.

      Our international operations are subject to risks inherent in international business activities, including:

•	difficulty in staffing and managing geographically diverse operations;

•	longer accounts receivable payment cycles in certain countries;

•	compliance with a variety of foreign laws and regulations;

•	unexpected changes in regulatory requirements and overlap of different tax structures;

•	greater difficulty in safeguarding intellectual property;

•	trade restrictions;

•	changes in tariff rates and import and export licensing requirements; and

•	general economic conditions in international markets.

      In addition, we have expanded our offshore research and development activities. In the instance of a political upheaval in certain regions, our development process could be severely disrupted. Our operating results could be negatively impacted if these or other factors affect international operations.

Because many of our customers pay us in foreign currencies, we may be exposed to exchange rate risks and our profitability may suffer due to currency fluctuations.

      A majority of the revenue and expenses incurred by our international operations are denominated in currencies other than the United States dollar. In particular, our revenue and costs of operations in Japan and Singapore are denominated in Japanese Yen and Singapore Dollars and in Europe some of our contracts are denominated in the Euro. Exchange rate fluctuations have caused and will continue to cause currency transaction gains and losses. We experienced currency transaction gains (losses) of $1.2 million, $(0.5) million, and $(0.8) million for the years ended December 31, 2002, 2001 and 2000, respectively. We can give you no assurance that currency transaction losses will not adversely affect our results in future periods.

Our success depends on our ability to attract and retain key personnel, in particular knowledgeable and experienced sales and marketing personnel and professional services personnel. If we are unable to attract these personnel and use them efficiently, our ability to sell and implement our software could be harmed.

      We believe our success will depend significantly on our ability to attract, motivate and retain highly skilled technical, managerial, consulting, sales and marketing personnel and professional services personnel. We compete intensely for these personnel, and we may be unable to achieve our personnel goals. Our failure to attract, motivate and retain such highly skilled personnel could seriously limit our ability to expand our business.

      Our operating performance, personnel reductions and lower stock price over the last two years has made it difficult to retain key personnel. There is no assurance we will be able to retain our key personnel in the future.

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      Also, we believe our success will depend on our ability to productively manage our personnel. Any significant growth in software license revenue will likely generate the need for more professional services personnel to deploy and implement software and to train customers. A shortage in the number of trained personnel, either within our Company or available from outside consulting firms, could limit our ability to implement our software on a timely and cost-effective basis. Our operating performance will suffer if we generate insufficient revenue to cover growth-related expenses, significantly strain management resources with additional responsibilities, fail to successfully expand our relationships and develop additional relationships with third-party implementers and complementary software vendors or fail to have sufficiently trained sales and marketing personnel and professional services personnel.

The length and complexity of our implementation cycle may result in implementation delays, which may cause customer dissatisfaction.

      The introduction of new products and the size and complexity of some of our software implementations can result in lengthy implementation cycles and may result in delays. These delays could result in customer dissatisfaction, which could adversely affect our reputation. Additional delays could result if we fail to attract, train and retain services personnel, or if our alliance companies fail to commit sufficient resources towards implementing our software. These delays and resulting customer dissatisfaction could harm our reputation and cause our revenue to decline.

The use of fixed-price service contracts subjects us to the risk that we may not successfully complete these contracts on budget.

      We offer software implementation and related consulting services to our customers. Although we typically provide services on a “time and material” basis, we have from time to time entered into fixed-price service contracts, and we expect that some customers will demand these contracts in the future. These contracts specify certain milestones to be met by us regardless of actual costs incurred in meeting those obligations. If we are unable to successfully complete these contracts on budget, our earnings could suffer.

We rely on software licenses that may be terminated or unavailable to us on commercially reasonable terms.

      We market and resell, under license, third party software, including:

•	software embedded in our products;

•	software that enables our software to interact with other software systems or databases; and

•	software in conjunction with which our software operates.

      We also license software tools used to develop our software and software for internal systems. We cannot assure you that the third party software or software tools will continue to be available to us on commercially reasonable terms. The loss or inability to maintain any of these software licenses could result in delays or reductions in product shipments until equivalent software could be identified and licensed or compiled, which could harm our business.

We could be subject to legal actions by former personnel, which could be costly, divert management time and attention and harm our operating results.

      During 2001 and 2002, we terminated approximately 343 of our services, sales, development and administrative personnel. It is possible that some of these employees could bring legal actions against us under applicable federal, state or local laws. Any such claims, whether with or without merit, could subject us to costly litigation and the diversion of management time and attention, and successful claims could result in awards of damages to or reinstatement of former employees, any of which could harm our operating results.

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Our non-cancelable, long-term lease of office space in Dallas, Texas is substantially in excess of our expected facility requirements resulting in significant future cash obligations for unused office space, which could negatively impact our financial condition in the future.

      We lease approximately 195,000 square feet of office space in Dallas, Texas under a lease that extends to 2015. Amounts due the landlord over the remaining term of the lease are in excess of $38.8 million. Currently, we occupy less than 50% of the office space. Approximately half of the office space has been abandoned and a reserve for the estimated loss has been provided in the Consolidated Financial Statements. Although we have attempted to renegotiate the lease terms, the landlord has been unwilling to modify the lease or reduce the lease cost. We have also been unable to sublease the excess office space. As a result, we will be required to continue to make significant lease payments in the future for the unused space.

Product liability and other claims related to our customers’ business operations could result in substantial costs.

      Many of our installations involve projects that are critical to the operations of our clients’ businesses and provide benefits that may be difficult to quantify. Any failure in a client’s system or any intellectual property infringement claims by third parties could result in a claim for substantial damages against us, regardless of our responsibility for the failure or for the alleged intellectual property infringement. We cannot assure you that our customer contracts will protect us in the event of any such claim. In addition, although we maintain general liability insurance coverage, including coverage for errors or omissions, we cannot assure you that this coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage.

      The successful assertion of one or more large claims against us that exceeds available insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could result in substantial costs.

      Five customers have requested defense and indemnification from us for threatened patent claims against them by a third party relating to bar code technology. For additional information about these requests, see “Item 1. Business — Intellectual Property” herein.

Should our stock price fall below $1 per share for a period of time our common stock could be de-listed from the NASDAQ National market.

      During the last half of 2002 our common stock price was subject to de-listing on the NASDAQ National Market due to our stock price being below $1 per share for a specified period of time. Our shareholders approved a one for seven reverse stock split which was effective in January 2003. As a result of the reverse stock split, our stock price increased substantially above $1 per share. Should our stock price fall below $1 per share again, we could be subject to de-listing again.

      If our common stock is de-listed by NASDAQ and our securities begin to trade on the OTC Bulletin Board maintained by NASDAQ, another over-the-counter quotation system, or on the pink sheets, investors may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities. In addition, we would be subject to a rule promulgated by the Securities and Exchange Commission that, if we fail to meet criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transactions prior to sale. Consequently, the rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. De-listing from NASDAQ will make trading our shares more difficult for investors, potentially leading to further declines in our share price. It would also make it more difficult for us to raise additional capital. Further, if we are de-listed we could also incur additional costs under state blue-sky laws in connection with any sales of our securities.

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      Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the low share price of the common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price were higher. This factor may also limit the willingness of institutions to purchase our common stock.

We expect our results of operations to fluctuate, and the price of our common stock could fall if quarterly results differ from the expectations of securities analysts.

      Our operating results historically have fluctuated on a quarterly basis and may continue to do so in the future. If our quarterly results differ from the expectations of securities analysts, the price of our common stock could fall. Some of the factors that could cause our operating results to fluctuate include:

•	general economic conditions;

•	demand for our products and services;

•	our competitors’ products and prices;

•	the timing and market acceptance of new product introductions and upgrades by us or our competitors;

•	our success in expanding our services, customer support and marketing and sales organizations, and the timing of these activities;

•	the mix of products and services sold;

•	delays in, or cancellations of, customer implementations;

•	customers’ budget constraints;

•	the level of research and development expenditures;

•	the size of recurring compensation charges;

•	changes in foreign currency exchange rates;

•	our ability to control costs; and

•	the timing of acquisitions and of the amortization or impairment of intangible assets.

      A large portion of our expenses, including expenses for facilities, equipment and personnel, is relatively fixed. Accordingly, if our revenue declines or does not grow as anticipated, we may not be able to correspondingly reduce our operating expenses in a timely manner. Failure to achieve anticipated levels of revenue could therefore significantly harm our operating results for a particular fiscal period.

Our stock price could be extremely volatile and may result in litigation against us.

      The stock market has experienced significant price and volume fluctuations, and the market price for our common stock has been in the past and could continue to be volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. Litigation could result in substantial costs and a diversion of management’s attention and resources.

The concentration of ownership of our common stock may have the effect of delaying or preventing a change of control of us.

      Our directors, executive officers and their affiliated companies beneficially own more than 40% of our outstanding common stock. As a result, these stockholders will have the ability to significantly influence the election of our directors and the outcome of corporate actions requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change of control of us. As a result, if these stockholders voted as a group, they would have the ability to significantly influence the outcome of corporate actions requiring stockholder approval.

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We have implemented anti-takeover provisions that may discourage a change of control.

      Our certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock. Our board of directors has the power to determine the price and terms of any preferred stock. The ability of our board of directors to issue one or more series of preferred stock without stockholder approval could deter or delay unsolicited changes of control by discouraging open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock. Discouraging open market purchases may be disadvantageous to our stockholders who may otherwise desire to participate in a transaction in which they would receive a premium for their shares.

      In addition, some provisions of our certificate of incorporation and by-laws may also discourage a change of control by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions include:

•	a board that is divided into three classes, each of which is elected to serve staggered three year terms;

•	provisions under which only the board of directors or our chief executive officer or secretary may call a special meeting of the stockholders;

•	provisions which permit the board of directors to increase the number of directors and to fill these positions without a vote of the stockholders;

•	provisions under which no director may be removed at any time except for cause and by a majority vote of the outstanding shares of voting stock; and

•	provisions under which stockholder action may be taken only at a stockholders meeting and not by written consent of the stockholders.

These provisions may have the effect of discouraging takeovers and encouraging persons seeking to acquire control first to negotiate with us.

Risks Relating to Our Industry

We face intense competition from numerous competitors, some of whom have a significant competitive advantage over us. If we lose our competitive position, our revenue could decline.

      The market for fulfillment, collaboration and inventory management solutions is intensely competitive, fragmented and subject to rapid technological change. The principal competitive factors in our market include:

•	adherence to emerging Internet-based technology standards;

•	comprehensiveness of applications;

•	adaptability and flexibility;

•	immediate, interactive capability with customer and partner systems;

•	financial viability;

•	global capability;

•	references from existing customers;

•	industry domain experience and expertise;

•	ability to support specific industry requirements;

•	ease of application use and deployment;

•	speed of implementation;

•	customer service and support; and

•	initial price and total cost of ownership.

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      Because we offer fulfillment, traditional supply chain, collaboration, inventory management and supply network execution software, we consider a number of companies in different market categories to be our competitors. Our competitors include companies and groups that:

•	focus on providing fulfillment applications;

•	offer enterprise platforms for order management, fulfillment and inventory management; and

•	service internal customers, such as internal information technology groups.

      We believe that the market for integrated fulfillment, collaboration, inventory management and supply network execution solutions is still in its formative stage, and that no currently identified competitor represents a dominant presence in this market.

      We expect competition to increase as a result of software industry consolidation. New competitors could emerge and rapidly capture market share. We can give you no assurance that we can maintain our competitive position against current and potential competitors, especially those with greater name recognition, comparable or superior products, significant installed customer bases, long-standing customer relationships or the ability to price products as incremental add-ons to existing systems. If we lose our competitive position, our revenue could decline.

The market for our software is characterized by rapid technological change. If we fail to respond promptly and effectively to technological change and competitors’ innovations, our growth and operating results could be harmed.

      The market for fulfillment, warehousing, distribution, inventory management and supply network execution systems experiences rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend in part on our ability to enhance existing applications and develop and introduce new applications or components. These new applications must:

•	meet or exceed technological advances in the marketplace;

•	meet changing customer requirements;

•	respond to competitive products; and

•	achieve market acceptance.

      Our product development and testing efforts have required, and are expected to continue to require, substantial investments. Also, we may be unable to successfully identify new software opportunities and develop and bring new software to market quickly and efficiently. Our software may not achieve market acceptance and current or future products may not conform to industry standards in the markets served. If we are unable to develop and introduce new and enhanced software in a timely manner, our growth and operating results could be harmed.

We depend on intellectual property laws, which may not fully protect us from unauthorized use or misappropriation of our proprietary technologies.

      We rely on intellectual property laws, confidentiality procedures and contractual provisions to protect our proprietary rights in our products and technology. These measures afford only limited protection to us, particularly on an international basis. We may be unable to avoid infringement or misappropriation claims regarding current or future technology, or unable to adequately deter misappropriation or independent third-party development of our technology. In addition, policing unauthorized use of our products is difficult.

      We are unable to determine the extent to which piracy of our software products exists and software piracy could become a problem. Litigation to defend and enforce our intellectual property rights could result in substantial costs and diversion of resources, regardless of the final outcome of such litigation.

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Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

      We develop products in the United States and market our products in North America, Europe, the Middle East, Asia and Australia. Revenues outside the United States were 39.5%, 46.6% and 52.2% of our total revenues in 2000, 2001 and 2002, respectively. Most of our foreign subsidiaries’ sales and expenses are made in local currencies. International sales denominated in currencies other than the U.S. dollar are primarily in the Japanese Yen, Singapore dollar and the Euro. Accordingly, we are exposed to fluctuations in currency exchange rates. Foreign currency transaction gains (losses) were approximately $(0.8) million, $(0.5) million and $1.2 million for the years ended December 31, 2000, 2001 and 2002, respectively. Because most of our sales are currently made in U.S. dollars, a strengthening of the dollar could make our profits less competitive in foreign markets.

      Our net assets denominated in currencies other than U.S. dollars as of December 31, 2002 were approximately $8.0 million. A potential loss in the value of these net assets resulting from a hypothetical 10% adverse change in foreign exchange rates would be approximately $0.8 million.

      In January 2001, we began a foreign currency-hedging program to hedge certain nonfunctional currency exposure. Forward currency exchange contracts are utilized by us to reduce foreign currency exchange risks with the goal of offsetting foreign currency transaction gains and losses recorded for accounting purposes with gains and losses realized on the forward contracts. We do not hold derivative financial instruments for trading or speculative purposes.

      As of December 31, 2002, the Company had outstanding forward currency exchange contracts of $3.0 million to sell Japanese Yen and $2.0 million to sell Euro which hedge certain foreign currency exposures. Gains and losses arising from the changes in the fair value of forward currency exchange contracts are recognized as a component of other income (expense). At December 31, 2002, the current market settlement values of the forward contracts would result in a loss of approximately $0.2 million.

      We used a portion of the proceeds obtained from our August 2000 initial public offering to repay all outstanding amounts under our revolving credit facility and term loan, which we subsequently terminated. To the extent that we enter into a new credit facility in the future, future interest expense could be subject to fluctuations based on the general level of U.S. interest rates.

      We have invested the remaining proceeds from our initial public offering in investment grade corporate and government securities and money market funds. The primary objective of our investment activities is to preserve capital while at the same time maximizing the income we receive from our investments without significantly increasing risk. Some of the securities that we invest in may have market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if we hold a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the principal amount of our investment will probably decline. As of December 31, 2002, we had $17.6 million of securities that mature in 90 days or less and $16.6 million of securities that mature between 90 days and one year. We do not believe that we have any material exposure to interest rate risk.

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Item 8.	Financial Statements and Supplementary Data

38

REPORT OF INDEPENDENT AUDITORS

Stockholders and

Board of Directors
EXE Technologies, Inc.

      We have audited the accompanying consolidated balance sheets of EXE Technologies, Inc. and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EXE Technologies, Inc. and subsidiaries at December 31, 2001 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Dallas, Texas

March 28, 2003

39

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,

	2001	2002

ASSETS
Current assets:
Cash and cash equivalents	$30,250,156	$20,815,464
Marketable securities, short-term	12,842,683	16,628,465
Accounts receivable, net of allowance for doubtful accounts and adjustments of approximately $3,721,000 and $4,161,000 at December 31, 2001 and 2002, respectively	25,029,162	16,904,889
Other receivables and advances	572,438	329,568
Prepaid and other current assets	2,171,409	2,747,074

Total current assets	70,865,848	57,425,460
Marketable securities, long-term	2,203,891	—
Property and equipment, net	8,424,584	4,432,882
Goodwill, net	5,265,685	5,265,685
Intangible assets, net	1,760,666	1,499,891
Other assets	2,549,794	1,745,532

Total assets	$91,070,468	$70,369,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,585,936	$9,094,823
Accrued expenses	11,557,606	11,326,722
Accrued payroll and benefits	1,749,046	1,688,815
Deferred revenue	9,206,736	7,885,223
Current portion of long-term debt and capital lease obligations	435,167	521,458

Total current liabilities	29,534,491	30,517,041
Long-term debt and capital lease obligations, net of current portion	995,973	416,598
Long-term accrued expenses, net of current portion	6,814,018	8,888,841
Minority interest	169,623	198,779
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value: shares authorized —
20,000,000; none issued or outstanding	—	—
Common stock, voting, $.01 par value: shares authorized —
150,000,000; shares issued — 6,684,129 and 6,807,813 at December 31, 2001 and 2002, respectively	66,841	68,078
Additional paid-in capital	179,142,344	178,871,117
Note receivable from stockholder	(211,750)	—
Treasury stock, at cost, 142,783 and 156,418 shares of common stock at December 31, 2001 and 2002, respectively	(3,431,464)	(3,645,859)
Accumulated deficit	(119,601,384)	(143,402,453)
Deferred compensation	(2,515,440)	(809,338)
Other comprehensive income (loss)	107,216	(733,354)

Total stockholders’ equity	53,556,363	30,348,191

Total liabilities and stockholders’ equity	$91,070,468	$70,369,450

See accompanying notes.

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EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,

	2000	2001	2002

Revenue:
Software license	$38,273,898	$24,046,976	$12,587,127
Services and maintenance	68,708,446	61,586,322	48,234,335
Resale of software and equipment	8,214,867	9,342,639	11,008,843
Reimbursable expenses	3,629,348	2,547,865	1,825,796

Total revenue	118,826,559	97,523,802	73,656,101
Costs and expenses:
Cost of software licenses	1,391,435	719,558	618,576
Cost of services and maintenance	53,584,519	41,166,000	32,287,549
Cost of resale of software and equipment	6,607,214	7,613,530	9,389,235
Cost of reimbursable expenses	3,629,348	2,547,865	1,825,796
Sales and marketing	25,104,507	27,211,690	19,017,315
Research and development	9,577,655	14,604,931	12,102,835
General and administrative	14,444,617	18,280,084	11,848,568
Amortization of goodwill and intangible assets	4,615,507	8,434,796	1,260,775
Warrant and stock compensation expense allocated to:
Cost of services and maintenance	842,695	500,413	269,073
Sales and marketing	1,305,674	316,243	173,048
Research and development	17,032	166,228	173,048
General and administrative	597,037	591,603	436,549
Impairment of intangibles	—	26,679,798	—
Provision for estimated loss on lease abandonment	—	10,183,992	3,998,862
Employee severance and other facility closure costs	—	4,109,630	5,737,769

Total costs and expenses	121,717,240	163,126,361	99,138,998

Operating loss	(2,890,681)	(65,602,559)	(25,482,897)

Other income (expense):
Interest income	1,810,108	2,468,445	1,087,135
Interest expense	(1,210,237)	(62,521)	(93,668)
Other	(1,040,796)	(514,953)	1,213,438

Total other income (expense)	(440,925)	1,890,971	2,206,905

Loss before minority interest and taxes	(3,331,606)	(63,711,588)	(23,275,992)
Minority interest in subsidiary income	—	(161,192)	(29,156)

Loss before taxes	(3,331,606)	(63,872,780)	(23,305,148)
Income tax provision	—	51,337	495,921

Net loss	$(3,331,606)	$(63,924,117)	$(23,801,069)

Net loss per common share — basic and diluted	$(0.87)	$(9.86)	$(3.61)

Weighted average number of common shares outstanding — basic and diluted	3,828,508	6,481,378	6,586,263

See accompanying notes.

41

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Class A		Class B					Note
	Common Stock		Common Stock		Preferred Stock		Additional	Receivable
							Paid-In	from
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stockholder

Balance as of December 31, 1999	2,395,218	$23,952	54,289	$5,429	2,526,795	$52,000,000	$26,497,500	$—
Net loss	—	—	—	—	—	—	—	—
Net proceeds from initial public offering	1,262,857	12,629	—	—	—	—	63,930,300	—
Conversion of Class B common and convertible preferred shares to common stock	2,581,083	25,811	(54,289)	(5,429)	(2,526,795)	(52,000,000)	51,979,618	—
Purchase of treasury stock	—	—	—	—	—	—	—	—
Exercise of stock options	26,555	266	—	—	—	—	428,898	—
Exercise of warrants	89,643	896	—	—	—	—	1,759,104	—
Deferred compensation related to stock options	—	—	—	—	—	—	4,601,125	—
Amortization of deferred compensation	—	—	—	—	—	—	(300,000)	—
Expense associated with warrants issued for services	—	—	—	—	—	—	1,176,112	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—
Unrealized gain (loss) on securities available for sale	—	—	—	—	—	—	—	—

Balance as of December 31, 2000	6,355,356	63,554	—	—	—	—	150,072,657	—
Net loss	—	—	—	—	—	—	—	—
Issuance of common stock for AllPoints acquisition	227,194	2,272	—	—	—	—	28,921,667	(211,750)
Deferred compensation related to AllPoints acquisition	—	—	—	—	—	—	—	—
Exercise of stock options	98,401	984	—	—	—	—	1,669,743	—
Exercise of warrants	3,178	31	—	—	—	—	(31)	—
Deferred compensation related to stock options	—	—	—	—	—	—	666,000	—
Amortization of deferred compensation	—	—	—	—	—	—	(2,362,042)	—
Expense associated with warrants issued for services	—	—	—	—	—	—	174,350	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—
Unrealized gain (loss) on securities available for sale	—	—	—	—	—	—	—	—

Balance as of December 31, 2001	6,684,129	66,841	—	—	—	—	179,142,344	(211,750)
Net loss	—	—	—	—	—	—	—
Exercise of stock options	52,256	523	—	—	—	—	383,871	—
Purchase of treasury stock for shareholder note receivable	—	—	—	—	—	—	—	211,750
Issuance of restricted stock	71,428	714					(275,714)	—
Amortization of deferred compensation	—	—	—	—	—	—	(379,384)	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—
Unrealized gain (loss) on securities available for sale	—	—	—	—	—	—	—	—

Balance as of December 31, 2002	6,807,813	$68,078	—	$—	—	$—	$178,871,117	$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Treasury Stock				Other
			Accumulated	Deferred	Comprehensive
	Shares	Amount	Deficit	Compensation	Income(Loss)	Total

Balance as of December 31, 1999	132,010	$(3,208,912)	$(52,345,661)	$(973,260)	$(766,442)	$21,232,606
Net loss	—	—	(3,331,606)	—	—	(3,331,606)
Net proceeds from initial public offering	—	—	—	—	—	63,942,929
Conversion of Class B common and convertible preferred shares to common stock	—	—	—	—	—	—
Purchase of treasury stock	10,773	(222,552)	—	—	—	(222,552)
Exercise of stock options	—	—	—	—	—	429,164
Exercise of warrants	—	—	—	—	—	1,760,000
Deferred compensation related to stock options	—	—	—	(4,601,125)	—	—
Amortization of deferred compensation	—	—	—	1,886,326	—	1,586,326
Expense associated with warrants issued for services	—	—	—	—	—	1,176,112
Foreign currency translation adjustment	—	—	—	—	432,652	432,652
Unrealized gain (loss) on securities available for sale	—	—	—	—	38,328	38,328

Balance as of December 31, 2000	142,783	(3,431,464)	(55,677,267)	(3,688,059)	(295,462)	87,043,959
Net loss	—	—	(63,924,117)	—	—	(63,924,117)
Issuance of common stock for AllPoints acquisition	—	—	—	—	—	28,712,189
Deferred compensation related to AllPoints acquisition	—	—	—	(1,923,560)	—	(1,923,560)
Exercise of stock options	—	—	—	—	—	1,670,727
Exercise of warrants	—	—	—	—	—	—
Deferred compensation related to stock options	—	—	—	(666,000)	—	—
Amortization of deferred compensation	—	—	—	3,762,179	—	1,400,137
Expense associated with warrants issued for services	—	—	—	—	—	174,350
Foreign currency translation adjustment	—	—	—		265,816	265,816
Unrealized gain (loss) on securities available for sale	—	—	—		136,862	136,862

Balance as of December 31, 2001	142,783	(3,431,464)	(119,601,384)	(2,515,440)	107,216	53,556,363
Net loss			(23,801,069)	—	—	(23,801,069)
Exercise of stock options	—	—	—	—	—	384,394
Purchase of treasury stock for shareholder note receivable	13,635	(214,395)	—	—	—	(2,645)
Issuance of restricted stock	—	—	—	275,000	—	—
Amortization of deferred compensation	—	—	—	1,431,102	—	1,051,718
Foreign currency translation adjustment	—	—	—	—	(721,160)	(721,160)
Unrealized gain (loss) on securities available for sale	—	—	—	—	(119,410)	(119,410)

Balance as of December 31, 2002	156,418	$(3,645,859)	$(143,402,453)	$(809,338)	$(733,354)	$30,348,191

See accompanying notes

42

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,

	2000	2001	2002

Cash Flow from Operating Activities:
Net loss	$(3,331,606)	$(63,924,117)	$(23,801,069)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,790,904	12,284,829	4,380,407
Impairment of intangibles	—	26,679,798	—
Provision for losses on receivables	6,141,903	6,876,424	4,681,307
Amortization of deferred compensation	1,586,326	1,400,137	1,051,718
Write-down of property and equipment	—	267,135	1,448,326
Issuance of warrants for services	1,176,112	174,350	—
Minority interest	—	161,192	29,156
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(8,554,054)	1,485,869	3,442,966
Other receivables and advances	142,359	42,343	242,870
Prepaids and other current assets	(1,462,366)	1,072,130	(575,665)
Other long-term assets	(1,172,811)	(345,535)	804,262
Accounts payable	804,781	(282,378)	2,508,887
Accrued payroll and benefits	(647,460)	(1,495,399)	(60,231)
Deferred revenue	(3,684,185)	(2,178,870)	(1,321,513)
Accrued expenses	1,257,831	8,329,064	1,843,939
Other	(506,335)	(296,653)	(761,472)

Net cash provided by (used in) operating activities	541,399	(9,749,681)	(6,086,112)
Cash Flow from Investing Activities:
Purchases of property and equipment	(1,556,386)	(2,004,180)	(657,999)
Net proceeds from sale of fixed assets	9,369	—	—
Purchase of marketable securities	(19,382,963)	(16,500,000)	(21,585,000)
Proceeds from sale and maturities of marketable securities	—	20,836,389	20,003,109
Purchase of intellectual property	—	(1,000,000)	(1,000,000)
Cash paid for AllPoints acquisition	—	(1,618,109)	—

Net cash used in investing activities	(20,929,980)	(285,900)	(3,239,890)
Cash Flow from Financing Activities:
Issuance of common stock for options and warrants	2,189,164	1,670,727	384,394
Proceeds from minority interest	—	8,431	—
Proceeds from initial public offering, net	63,942,929	—	—
Payments on long-term debt and capital lease obligations	(5,227,064)	(463,477)	(493,084)
Proceeds from revolving line of credit	2,220,946	—	—
Retirement of revolving line of credit	(11,626,859)	—	—
Purchase of treasury stock	(222,552)	—	—
Retirement of AllPoints line of credit	—	(750,000)	—

Net cash provided by (used in) financing activities	51,276,564	465,681	(108,690)

Net increase (decrease) in cash and cash equivalents	30,887,983	(9,569,900)	(9,434,692)
Cash and cash equivalents at beginning of year	8,932,073	39,820,056	30,250,156

Cash and cash equivalents at end of year	$39,820,056	$30,250,156	$20,815,464

Supplemental Cash Flow Information:
Cash paid for interest	$1,036,091	$100,281	$88,434

Cash paid for income taxes	$213,009	$225,931	$191,204

Non-Cash Activities:
Capital lease obligations	$—	$1,404,431	$—

See accompanying notes.

43

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Basis of Presentation

      EXE Technologies, Inc. (the Company or EXE) provides software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution, and inventory management. The Company operates from its headquarters located in Dallas, Texas, and through its various subsidiary and sales offices serving North America, Europe, the Middle East, Asia, and Australia.

      The consolidated financial statements of the Company include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

      Certain amounts in prior year financial statements have been reclassified to conform to the current year presentation.

      All share and per share amounts in the accompanying financial statements and footnotes have been adjusted to reflect the Company’s one for seven reverse stock split that was effective January 2, 2003.

2.	Summary of Significant Accounting Policies

Revenue Recognition

      The Company’s revenues consist of software license revenues, consulting service revenues, maintenance revenues, and revenues from the resale of software and equipment. Software license revenues are recognized in accordance with the American Institute of Certified Public Accountants’ Statement of Position, “Software Revenue Recognition” (SOP 97-2). Under SOP 97-2, software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable; no significant production, modification, or customization of the software is required; vendor-specific objective evidence of fair value exists to allow the allocation of the total fee to elements of the arrangement; and collection is considered probable by management.

      Revenue from services is recognized as the services are provided. The Company’s standard service arrangement limits the customer’s remedy and the Company’s liability to the underlying service fees specified in the separate service arrangement. If disputes arise with a customer, a provision is recorded based on the specific customer situation and the Company’s assessment of the potential outcome of that situation. Maintenance revenue is recognized on a straight-line basis over the period of the obligation. Revenues from resale of software and equipment are recognized upon receipt of a purchase order and shipment of the software and equipment to the customer provided the following criteria are met: payment terms are fixed and determinable; no significant production, modification, or customization is required; and collection is considered probable by management.

      The Company’s standard license arrangements specify that the customer accepts the software under the arrangement when the software is shipped and that the license fees under the arrangement are not refundable. The Company periodically enters into arrangements that do not have standard acceptance and warranty provisions. Such contracts are analyzed and timing of revenue recognition is determined based upon specific facts and circumstances. If warranty and acceptance criteria differs from the Company’s standard criteria, revenue recognition is deferred until acceptance is obtained or the warranty period lapses. The Company’s standard license arrangement warrants that its products will function substantially in accordance with the documentation provided to customers for periods ranging from three to twelve months. As of December 31, 2002, the Company has not incurred significant expenses related to warranty claims.

      No single customer represented greater than 10.0% of total revenues during the years ended December 31, 2000, 2001 and 2002.

      In January 2000, the Company sold its mainframe services and maintenance practice to an unrelated third-party consulting firm in exchange for royalties that will be received on future revenue generated by

44

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

customers using this product. The royalties are a declining percentage of the consulting firm’s services and maintenance revenues generated from customers using our mainframe product, subject to a maximum of $0.4 million per year. The percentages of revenue are: 20.0% for the first two years, 15.0% for the third year, 10.0% for the fourth and fifth years and 5.0% for each year after the fifth year. The agreement is perpetual, but may be terminated at EXE’s option in the event of default by the consulting firm. Royalties recognized in the years ended December 31, 2000, 2001 and 2002 totaled approximately $0.4 million, $0.2 million and $0.2 million, respectively, and are included as a component of services and maintenance revenue.

Software Development

      In accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” (SFAS 86) software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The establishment of technological feasibility of the Company’s products and general release of such software has substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and, therefore, the Company has expensed all software development costs.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency

      Financial statements of foreign operations, where the local currency is the functional currency, are translated using exchange rates in effect at period end for assets and liabilities and average exchange rates during the period for results of operations. Foreign currency transaction gains (losses), which are included in other income (expense) in the consolidated statement of operations, were approximately $(0.8) million, $(0.5) million and $1.2 million for the years ended December 31, 2000, 2001 and 2002, respectively.

Cash and Cash Equivalents

      Cash and cash equivalents consist primarily of bank deposits and investment grade corporate and government debt securities and money market funds. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair market value.

Marketable Securities

      The Company’s investments in debt securities are comprised of investment grade debt securities in accordance with the Company’s investment policy. Management determines the appropriate classification of investments in debt securities at the time of purchase and reevaluates such determinations at each balance sheet date. At December 31, 2001 and 2002, the Company’s debt securities are classified as available for sale. Securities available for sale are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders’ equity. Fair value is determined based on quoted market rates. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included as a component of interest income. Realized gains and losses and declines in value judged to be other-than-temporary on securities available for sale are included as a component of interest income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available for sale are included as a component of interest

45

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income. Securities available for sale with remaining maturities in excess of one year have been classified as long-term securities.

Accounts Receivable and Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and accounts receivable, including receivables from license contracts. The Company places temporary cash investments with financial institutions and limits its exposure with any one financial institution. At December 31, 2000, 2001 and 2002, no single customer represented greater than 10.0% of the total receivable balance. The Company’s billings are due upon receipt with collections generally occurring within 30 to 60 days, and the Company does not require collateral on accounts. As of December 31, 2001 and 2002 a large portion of the Company’s accounts receivable is composed of Fortune 1000 companies or foreign equivalents, which the Company believes mitigates its credit risk.

      The Company maintains an allowance for losses on receivables which was approximately $3.7 million and $4.2 million as of December 31, 2001 and 2002, respectively, based upon the amount of accounts receivable that is estimated to prove uncollectible. We provide an allowance for losses on accounts receivable based on management’s estimate of the ultimate collectibility of the accounts receivable. Our evaluation is based on a combination of factors, including specific identification and past write off experience. The estimated allowance for specific customer accounts is established when a receivable is more than 60 days past due or we become aware of a customer’s potential inability to pay amounts due to the Company. For all other accounts receivable, we recognize reserves for bad debts based upon our past write off experience. Write-offs of receivables during the three years ended December 31, 2000, 2001 and 2002 were approximately $6.5 million, $8.3 million and $4.2 million, respectively.

Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. All property and equipment is depreciated using the straight-line method.

      The estimated useful lives of property and equipment are as follows (in years):

Computer equipment	3-5
Furniture and equipment	5-7
Leasehold improvements	9-15
Other	3-7

Long–Lived Assets

      Prior to January 1, 2002, the Company evaluated the carrying value of its long-lived assets under Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” (SFAS 121) which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and when the future estimated undiscounted cash flows generated by those assets are not sufficient to recover the assets’ carrying amount.

      On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). Under the provisions of SFAS 142, an annual assessment of goodwill impairment is performed. This assessment involves the use of estimates related to fair market values of the Company’s reporting units with which the goodwill is associated. The assessment of goodwill impairment in the future will be impacted if future operating cash flows of the Company’s reporting units decline, which would result in decreases in the related estimate of fair market value. The Company

46

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

performs its annual impairment analysis in December of each year or on an earlier date if changes in facts and circumstances indicate impairment may exist. Fair value is determined using the discounted future net cash flows of the reporting units to which goodwill has been assigned.

      The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144) on January 1, 2002. In accordance with SFAS 144, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. The adoption of this accounting standard had no material impact on the Company’s financial statements.

Deferred Revenue

      Deferred revenue primarily represents amounts collected prior to complete performance of maintenance services. Deferred revenue also consists of amounts billed or received in advance of satisfying revenue recognition criteria.

Financial Instruments

      The Company’s financial instruments, including accounts receivable and accounts payable, approximate fair value due to their short-term nature. The fair value of long-term debt approximates book value at December 31, 2001 and 2002.

Stock-Based Compensation Plans

      The Company accounts for its stock-based compensation plans (which are described more fully in Note 10) utilizing the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). Under APB 25, if the exercise price of an employee’s stock option equals or exceeds the fair market value of the underlying stock on the date of grant, no compensation expense is recognized. The Company accounts for stock-based compensation for non-employees under the fair value method prescribed by Statement of Financial Accounting Standards No. 123 , “Accounting for Stock-Based Compensation” (SFAS 123). Any compensation expense associated with employee stock options is recognized ratably over the vesting period of the underlying option.

      Although SFAS 123 allows the APB 25 guidelines to be applied to accounting for stock options, SFAS 123 requires the disclosure of pro forma net income (loss) and earnings (loss) per share information as if the Company had accounted for its employee stock options under the fair value method. The following table

47

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

sets forth the pro forma information as if the provisions of SFAS 123 had been applied to account for stock-based employee compensation:

	Years Ended December 31,

	2000	2001	2002

Reported net loss	$(3,331,606)	$(63,924,117)	$(23,801,069)
Stock compensation expense recorded under the intrinsic value method prescribed by APB 25	1,586,324	1,400,137	1,051,718
Stock-based employee compensation determined under the fair value method	(1,948,073)	(5,137,093)	(5,958,708)

Pro forma net loss	$(3,693,355)	$(67,661,073)	$(28,708,059)

Reported net loss per common share — basic and diluted	$(0.87)	$(9.86)	$(3.61)

Pro forma net loss per common share — basic and diluted	$(0.96)	$(10.44)	$(4.36)

      The fair value for options was estimated at the date of grant using a Black-Scholes options pricing model and the following weighted-average assumptions for 2000, 2001 and 2002: a risk-free interest rate of 6.41% in 2000, 4.07% in 2001 and 4.47% in 2002, no dividend, an expected life of three to four years, and a volatility of zero for grants prior to the Company’s initial public offering and 1.24 for grants subsequent to the Company’s initial public offering in 2000, 1.18 for grants in 2001 and 0.93 for grants in 2002.

Advertising Costs

      Advertising costs are expensed as incurred and were approximately $4.0 million, $3.7 million and $2.3 million for the years ended December 31, 2000, 2001 and 2002, respectively.

Net Loss Per Share

      The Company computes net income (loss) per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, “Earnings per Share” (SFAS 128). Basic net income (loss) per common share is computed using the weighted average number of shares of common stock outstanding during each period.

      Diluted net income (loss) per common share is computed using the weighted average number of shares of common stock outstanding during each period and common equivalent shares consisting of preferred stock, warrants and stock options (using the treasury stock method), if dilutive. Diluted loss per common share is the same as basic loss per common share for all periods presented because all potentially dilutive securities were anti-dilutive. The following table sets forth anti-dilutive securities that have been excluded from diluted earnings per share for the periods presented:

	As of December 31,

	2000	2001	2002

Common stock options	895,187	1,402,146	1,358,777
Warrants	7,143	—	145,000

Total anti-dilutive securities excluded	902,330	1,402,146	1,503,777

48

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Comprehensive Loss

      Comprehensive loss includes foreign currency translation gains (losses) and unrealized gains (losses) on securities available for sale. The following table sets forth the calculation of comprehensive loss for the periods presented:

	Years Ended December 31,

	2000	2001	2002

Net loss	$(3,331,606)	$(63,924,117)	$(23,801,069)
Foreign currency translation gains (losses)	432,652	265,816	(721,160)
Unrealized gain (loss) on securities available for sale	38,328	136,862	(119,410)

Total comprehensive loss	$(2,860,626)	$(63,521,439)	$(24,641,639)

Recent Accounting Pronouncements

      In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146). SFAS 146 provides guidance on the accounting for recognizing, measuring and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS 146 adjusts the timing of when a liability for termination benefits is to be recognized based on whether the employee is required to render future service. A liability for costs to terminate an operating lease or other contract before the end of its term is to be recognized when the entity terminates the contract or ceases using the rights conveyed by the contract. All other costs associated with an exit or disposal activity are to be expensed as incurred. SFAS 146 requires the liability to be measured at its fair value with subsequent changes in fair value to be recognized each reporting period utilizing an interest allocation approach. The provisions of SFAS 146 are required to be applied prospectively after the adoption date to newly initiated exit activities, and may affect the timing of recognizing future restructuring costs, as well as the amounts recognized. This Statement is effective for exit or disposal activities initiated after December 31, 2002.

      In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus regarding EITF Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The consensus provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. While the Company will continue to evaluate the requirements of EITF Issue No. 00-21, management does not currently believe adoption will have a significant impact on its accounting for multiple element arrangements as such accounting will generally continue to be accounted for pursuant to the American Institute Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition,” and related pronouncements.

3.	Acquisition of AllPoints Systems, Inc.

      On January 25, 2001, the Company completed the acquisition of AllPoints Systems, Inc. (AllPoints). AllPoints provides warehouse and distribution management computer software systems and installs these systems. The goal of the acquisition was to strengthen EXE’s position as a leading provider of fulfillment, warehousing and distribution software by extending EXE’s presence in high volume, piece pick and parcel environments for the direct-to-consumer and e-commerce markets. The transaction was completed in a stock-for-stock merger in which EXE issued 227,194 shares of EXE common stock and assumed options for an additional 58,515 shares of EXE common stock in exchange for all of the outstanding securities of

49

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

AllPoints. The transaction was accounted for as a purchase and therefore, the results of operations of AllPoints are included in the results of the Company from the date of acquisition.

      The breakdown of the consideration, including transaction costs, exchanged for the outstanding securities of AllPoints was as follows:

Fair market value of 227,194 shares of common stock	$23,420,492
Fair market value of options to purchase 58,515 shares of common stock	5,503,447
Estimated intrinsic value of unvested stock options at consummation date related to future service	(1,923,560)
Transaction costs	1,618,109

Total combination cost	$28,618,488

      The aggregate purchase price was allocated to the net assets acquired as follows:

Goodwill	$26,682,991
Developed technology	3,000,000
Assembled workforce	1,300,000
Liabilities assumed	(3,206,136)
Tangible assets acquired	841,633

$28,618,488

      The estimated life of the intangibles acquired was six years. Upon completion of the transaction, EXE paid off and terminated AllPoints’ $0.8 million line of credit.

      The following summary, prepared on an unaudited pro forma basis, reflects the condensed consolidated results of operations for the year ended December 31, 2000 and 2001 assuming AllPoints had been acquired at the beginning of the periods presented:

	Pro Forma (Unaudited)
	Year Ended December 31,

	2000	2001

Revenue	$122,581,448	$98,314,020

Net loss	$(11,381,576)	$(64,704,574)

Net loss per common share — basic and diluted	$(2.97)	$(9.98)

      The pro forma results are not indicative of what would have occurred if the acquisition had been in effect for the periods presented or for any future periods.

      Shortly after the acquisition was completed, the e-commerce market declined significantly. During 2001, EXE was unable to sell new licenses for the AllPoints products, and expenses associated with the AllPoints subsidiary, excluding amortization, exceeded revenues by approximately $2.4 million. Additionally, approximately $4.9 million of cash was used to acquire the obligations and operate the AllPoints subsidiary during the twelve months ended December 31, 2001. As a result, in November of 2001, EXE determined there would be no further sales or marketing efforts regarding this product line, most of the remaining AllPoints employees were terminated, and the remaining $26.7 million of intangibles associated with this acquisition were judged impaired and written off.

50

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Marketable Securities

      There were approximately $0.1 million in realized losses on the sale of marketable securities during the year ended December 31, 2002. During the years ended December 31, 2000 and 2001, the net gains and losses on the sale of marketable securities were not material. The net unrealized holding gain on marketable securities included as a separate component of stockholders’ equity totaled approximately $0.2 million and $0.1 million as of December 31, 2001 and 2002, respectively.

      The amortized cost and estimated fair value of debt securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

	As of December 31, 2001		As of December 31, 2002

	Amortized	Fair Market	Amortized	Fair Market
	Cost	Value	Cost	Value

Securities available for sale maturing:
Within one year	$12,692,070	$12,842,683	$16,572,684	$16,628,465
One to two years	$2,179,314	$2,203,891	$—	$—

5.	Derivative Financial Instruments

      Effective January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”, (SFAS 133). The adoption of SFAS 133 had no material impact on the Company’s financial position or operating results for the year ended December 31, 2002.

      In January 2001, the Company began a foreign currency-hedging program to hedge certain nonfunctional currency exposure. Forward currency exchange contracts are utilized by the Company to reduce foreign currency exchange risks with the goal of offsetting foreign currency transaction gains and losses recorded for accounting purposes with gains and losses realized on the forward contracts. The Company does not hold derivative financial instruments for trading or speculative purposes.

      As of December 31, 2002, the Company had outstanding forward currency exchange contracts of $3.0 million to sell Japanese Yen and $2.0 million to sell Euro Dollars which hedge certain foreign currency exposures. Gains and losses arising from the changes in the fair value of forward currency exchange contracts are recognized as a component of other income (expense). At December 31, 2002, the current market settlement values of the forward contracts would result in a loss of approximately $0.2 million.

6.	Property and Equipment

      Property and equipment, stated at cost, consist of the following:

	As of December 31,

	2001	2002

Computer Equipment	$13,587,061	$13,755,905
Furniture and equipment	5,268,485	4,064,120
Leasehold improvements	3,044,935	2,160,710
Other	517,225	75,059

	22,417,706	20,055,794
Less accumulated depreciation	(13,993,122)	(15,622,912)

	$8,424,584	$4,432,882

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Depreciation expense for the years ended December 31, 2000, 2001 and 2002, was approximately $4.2 million, $3.9 million and $3.1 million, respectively.

7.	Intangible Assets and Goodwill

      The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,”(SFAS 142) effective January 1, 2002. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with these statements. Other intangible assets will continue to be amortized over their useful lives.

      The Company made an evaluation of its existing goodwill and intangible assets during December 2002 utilizing various assumptions and factors to estimate future cash flows to determine the fair value of the business. No impairment was recognized during 2002, however, if estimates for cash flows or other factors and assumptions change, impairment charges might be recorded in the future.

      The Company’s remaining goodwill arose from the initial formation of EXE in September 1997 and from the AllPoints acquisition. Prior to the adoption of SFAS 142, goodwill was being amortized over a six year period.

      The following table presents the results of the Company on a comparative basis assuming the nonamortization provisions of SFAS 142 were effective January 1, 2000:

	Years Ended December 31,

	2000	2001	2002

Reported net loss	$(3,331,606)	$(63,924,117)	$(23,801,069)
Goodwill amortization	3,095,210	6,801,182	—

Adjusted net loss	$(236,396)	$(57,122,935)	$(23,801,069)

Reported net loss per common share — basic and dilutive	$(0.87)	$(9.86)	$(3.61)
Goodwill amortization per common share — basic and dilutive	0.81	1.05	—

Adjusted net loss per common share — basic and dilutive	$(0.06)	$(8.81)	$(3.61)

      Intangible assets were comprised of the following:

	As of December 31,

	2001	2002

Developed and acquired technology	$4,700,000	$2,000,000
Customer base	1,800,000	—
Less accumulated amortization	(4,739,334)	(500,109)

Net intangible assets	$1,760,666	$1,499,891

      Intangible assets associated with the initial formation of EXE were amortized over six years based upon associated estimated revenue streams and were fully amortized as of December 31, 2002. In November 2001, EXE acquired intellectual property assets for a forecasting and replenishment application for $1.0 million. The intangible associated with this acquisition will be amortized over three years. In July 2002, the Company acquired developed software technology assets for an order analysis and planning system for $1.0 million. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition price is paid quarterly in four consecutive equal installments beginning in the third quarter of 2002, and the intangible assets associated with this acquisition are being amortized over a three year period.

      Amortization expense related to intangible assets totaled approximately $1.5 million, $1.6 million and $1.3 million during the years ended December 31, 2000, 2001 and 2002, respectively. Intangible assets with definite useful lives are amortized on a straight-line basis. The estimated aggregate future amortization expense for intangible assets subject to amortization as of December 31, 2002 is as follows:

2003	$666,665
2004	638,890
2005	194,336

Total	$1,499,891

8.	Debt

      The Company’s debt consists of the following:

	Year Ended December 31,

	2001	2002

Capital lease obligations	$1,431,140	$938,056
Less current portion of long-term debt and capital lease obligations	(435,167)	(521,458)

Long-term debt, net of current portion	$995,973	$416,598

      The Company has entered into various capital lease arrangements to primarily obtain computer and network equipment for its operations. These agreements are typically for a three-year term, with implied interest rates ranging from 5% to 8% and have no residual values. The minimum lease payments are as follows:

2003	$553,546
2004	379,726
2005	4,784

Total minimum payments	$938,056

      On May 10, 1999, the Company finalized a Loan and Security Agreement (the Loan Agreement) with a bank. In connection with finalizing the Loan Agreement, all previous borrowings were paid off and all other financing agreements were terminated. The Loan Agreement provided for a revolving credit line and a $5 million term loan. Borrowings under the revolving credit line and term loan could not exceed $25 million in the aggregate. Advances under the revolving credit line were subject to a specified advance rate as defined in the Loan Agreement and were secured by all of the Company’s assets. The interest rate on borrowings under the Loan Agreement was adjusted monthly and was computed as the highest LIBOR rate in effect during each month plus 4.87% per annum, subject to certain limitations and adjustments. Interest on borrowings under the Loan Agreement were payable on the last day of each month. In conjunction with the initial public offering, the Company used $16.6 million of the offering proceeds to payoff and terminate the Loan Agreement.

      In October 2002, the Company entered into a revolving line of credit agreement with a financial institution under which the Company can borrow up to $10.0 million over a two-year period. The agreement contains certain financial covenants, including a minimum $10.0 million cash and marketable securities balance, restrictions on dividends and the facility is secured with all of the Company’s tangible assets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Borrowings for half of the revolving credit line will be based on a defined borrowing base, while the balance does not contain this restriction. Interest on any borrowings will be at the prime rate, and the Company will pay a fee on the unused portion of the line of credit of 0.375% per annum.

      There were no borrowings under this agreement during 2002.

9.	Income Taxes

      The income tax provision for 2001 and 2002 of $0.1 million and $0.5 million, respectively was for foreign income taxes.

      The provision for income taxes is reconciled with the federal statutory rate as follows:

	Years Ended December 31,

	2000	2001	2002

Benefit computed at federal statutory rate	$(1,132,746)	$(21,716,745)	$(7,923,750)
Non-deductible expenses and goodwill amortization	1,055,439	1,109,505	54,224
State income taxes, net of federal benefit	(39,691)	(241,013)	(118,481)
Foreign taxes	—	51,337	495,921
Increase (decrease) in valuation allowance	(276,516)	11,323,644	8,256,539
Write-down of intangible assets	—	10,576,389	—
Other, net	393,514	(1,051,780)	(268,532)

Income tax provision	$—	$51,337	$495,921

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The significant components of the Company’s deferred tax liabilities and assets are as follows:

	As of December 31,

	2001	2002

Deferred tax liabilities:
Unrealized foreign exchange loss	$—	$(107,534)
Identifiable intangible assets	(249,536)	(554,549)

Total deferred tax liabilities	(249,536)	(662,083)
Deferred tax assets:
Bad debt reserves	995,344	795,057
Fixed assets	234,217	215,010
Net operating losses	18,006,164	24,689,725
Stock compensation	297,242	1,407,436
Accrued contract obligations	3,846,208	4,933,633
Accrued expenses	104,144	135,294
Foreign tax credits	636,472	636,472
Research and development credits	555,341	720,066
Other, net	(1,350)	(123,246)

Total deferred tax assets	24,673,782	33,409,447
Valuation allowance	(24,424,246)	(32,747,364)

Total deferred tax assets, net	249,536	662,083

Deferred income tax liabilities, net of deferred income tax assets	$—	$—

      At December 31, 2002, the Company had a federal net operating loss carryforward and research and development credits of approximately $58.7 million and $0.6 million, respectively, both of which will begin to expire in the year 2013. The Company also had net operating loss carryforwards of approximately $13.9 million in foreign jurisdictions. The Company has established a valuation allowance to reserve its net deferred tax assets at December 31, 2001 and 2002 due to the uncertainty of the timing and amount of future taxable income. Management is not certain our deferred tax assets will be realized.

10.	Stock Options

      In October 1997, the Company adopted the 1997 Incentive and Nonqualified Stock Option Plan (the 1997 Plan), which replaced all previous plans of Neptune and Dallas Systems. Under the 1997 Plan, an aggregate of 2,142,857 shares of common stock are authorized for issuance. The 1997 Plan provides for the grant of incentive stock options (ISOs) to employees of the Company and nonqualified stock options (NQSOs) to employees or consultants. Exercise prices for ISOs may not be less than fair market value as determined by the Board of Directors in the absence of a public market and exercise prices for NQSOs may be greater or less than fair market on the date of grant. The options generally vest and become exercisable ratably over a four-year period and expire after ten years unless determined otherwise by the Board of Directors.

      Under the 1997 Plan, in the event of a change of control, the Board shall have the right, in its sole discretion, to accelerate the vesting of all options that have not vested as of the date of the change of control and/or establish an earlier date for the expiration of the exercise of an option. In addition, in the event of a change of control of the Company, the Board shall have the right, in its sole discretion, subject to and

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EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

conditioned upon a sale of the Company: (a) to arrange for the successor company (or other entity) to assume all of the rights and obligations of the Company under the 1997 Plan or (b) to terminate the 1997 Plan and (i) pay to all optionees cash with respect to those options that are vested as of the date of the sale of the Company in an amount equal to the difference between the option price and the fair market value of a share of common stock (determined as of the date the 1997 Plan is terminated) multiplied by the number of options that are vested as of the date of the sale of the Company which are held by the optionee as of the date of the sale of the Company, (ii) arrange for the exchange of all options for options to purchase common stock in the successor corporation, or (iii) distribute to each optionee other property in an amount equal to and in the same form as the optionee would have received from the successor corporation if the optionee had owned the shares subject to options that are vested as of the date of the sale of Company rather than the option at the time of the sale of the Company. The form of payment or distribution to the optionee pursuant to this section shall be by the Board in its sole discretion.

      In October 1997, the Company adopted the Non-Employee Directors Plan (the Directors Plan). Under the Directors Plan, an aggregate of 85,714 shares of common stock are authorized for issuance. The Directors Plan provides for the grant of a specified number of NQSOs to non-employee directors of the Company as defined in the Directors Plan at exercise prices equal to the fair market value of the Company’s stock on the date of grant. The options vest over four years. At December 31, 2001 and 2002, 28,571 and 42,854, respectively, options were outstanding under the Directors Plan. Options outstanding under the Directors Plan had weighted average exercise prices of $75.25 and $40.82 per share at December 31, 2001 and 2002, respectively. As of December 31, 2001 and 2002, 10,714 and 16,072 of these options were exercisable at a weighted average price of $63.00 and $66.11 per share, respectively.

      In January 2001, in connection with the AllPoints acquisition (see Note 3), the Company assumed the former AllPoints Systems 1996 Stock Option Plan (the AllPoints Plan). Under the AllPoints Plan, grants were in the form of incentive stock options or nonqualified options. The Board of Directors determines vesting periods on the date of grant. In conjunction with the acquisition, a portion of these options became fully vested and the remaining options vest ratably over the original four to five year vesting periods. The Company does not intend to grant any additional options under the AllPoints Plan.

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EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Stock option transactions under the 1997 Plan for the years ended December 31, 2000, 2001 and 2002, including the assumption of the AllPoints Plan in 2001, are summarized as follows:

		Options Outstanding

	Shares Available	Number of	Weighted Average
	for Grant	Shares	Exercise Price

Balance at December 31, 1999	557,237	617,425	$31.92
Authorized	500,000	—	—
Grants	(394,932)	394,932	59.92
Exercised	—	(26,555)	16.17
Forfeitures	112,044	(112,044)	33.32

Balance at December 31, 2000	774,349	873,758	44.52
AllPoints Options Assumed	—	58,515	18.62
Grants	(890,500)	890,500	46.06
Exercised	—	(98,401)	17.01
Forfeitures	350,797	(350,797)	63.63

Balance at December 31, 2001	234,646	1,373,575	41.51
Authorized	428,571	—	—
Grants	(409,573)	409,573	8.12
Exercised	—	(52,256)	7.36
Forfeitures	414,969	(414,969)	42.12

Balance at December 31, 2002	668,613	1,315,923	$32.15

      The weighted average grant-date fair value of options granted under the 1997 Plan during the year ended December 31, 1999 and prior to the completion of the Company’s initial public offering in 2000 using a minimum value option pricing model was $4.97 and $31.15 per option, respectively. For options granted after the completion of the Company’s initial public offering through December 31, 2000, the weighted average grant-date fair value was $58.66. For options granted during 2001 and 2002, respectively, the weighted average grant-date fair value was $38.29 and $5.53.

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EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      At December 31, 2000, 2001 and 2002, respectively, 312,523, 414,385 and 648,482 options were exercisable. The weighted average exercise price of options exercisable was $27.58, $35.91 and $41.37 at December 31, 2000, 2001 and 2002, respectively. Other information regarding options outstanding and options exercisable as of December 31, 2002 is as follows:

	Options Outstanding

			Weighted-Average	Options Exercisable
			Remaining
	Number of	Weighted-Average	Contractual Life	Number of	Weighted Average
Range of Exercise Prices	Shares	Exercise Price	in Years	Shares	Exercise Price

$0.00 - $5.00	220,427	$4.24	9.85	0	$0.00
$5.01 - $10.00	86,645	7.68	8.51	18,861	5.55
$10.01 - $15.00	194,388	13.68	7.49	98,477	14.18
$15.01 - $20.00	203,083	16.84	8.66	92,659	16.80
$20.01 - $30.00	170,576	23.08	7.37	137,547	22.50
$30.01 - $40.00	114,886	36.47	7.89	91,797	36.95
$40.01 - $60.00	106,705	53.86	7.73	59,034	54.12
$60.01 - $100.00	178,265	88.99	6.93	128,376	89.52
$100.01 - $126.00	40,948	119.44	7.81	21,731	119.44

	1,315,923	$32.15	8.11	648,482	$41.37

11.	Deferred Compensation

      The Company recorded deferred compensation of approximately $4.6 million in 2000 for differences between the exercise price and the deemed fair value of the Company’s common stock on the grant date for certain options granted during 2000. The Company granted options to purchase 209,032 shares of common stock, with exercise prices ranging from $21.00 to $56.00. Such exercise price was less than the deemed fair value of the Company’s common stock on the date of grant. The deemed fair value of the Company’s common stock on the individual grant dates ranged from $54.25 to $59.50.

      The Company assumed an additional 58,515 options for shares of the Company’s common stock in the AllPoints acquisition (see Note 3) and recorded additional deferred compensation of approximately $1.9 million for the estimated intrinsic value of unvested stock options related to future services. Additionally, the Company recorded additional deferred compensation of approximately $0.7 million in 2001 for the difference between the exercise price and the deemed fair value of the Company’s common stock on the grant date. This deferred compensation resulted from the grants of options to purchase 142,857 shares of common stock to an executive officer with an exercise price of $38.50.

      The Company recorded additional deferred compensation of approximately $0.3 million in 2002 for the fair value of 71,428 shares of restricted common stock granted to an executive officer of the Company.

      The deferred compensation is being amortized ratably over the vesting period of the individual options and restricted stock, generally three to four years. Compensation expense recognized in 2000, 2001 and 2002 totaled approximately $1.6 million, $1.4 million and $1.1 million respectively.

12.	Related Party Transactions

      The Company had full recourse notes receivable from various officers of the Company totaling approximately $1.2 million and $1.0 million (including accrued interest) at December 31, 2001 and 2002, respectively. These notes receivable are secured by stock and options of the Company and are subject to forgiveness in the event of termination of employment due to death or disability, or if termination happens

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

without cause or, in certain cases, for good reason following a change in control. The notes bear interest of 8.5% per annum. Additionally, the Company had outstanding advances to an officer of $31,642 at the end of 2001 and 2002.

      In accordance with an amended employment agreement with the Company’s former Chief Financial Officer dated February 19, 2002, the Company forgave an outstanding loan of approximately $0.3 million on July 1, 2002. Accordingly, the outstanding balance was charged against operating results in 2002. In March 2003, the Company’s former Chief Executive Officer repaid his notes payable, including accrued interest, to the Company totaling approximately $0.8 million.

      The Company leased office space from a stockholder under a lease that was to expire in August 2002, with monthly rental payments of $0.1 million. In 1999, the Company finalized an agreement with the stockholder to vacate this office space in connection with the move to new office space for the North American operations. The total paid to the stockholder during the year ended December 31, 2000 for lease abandonment was approximately $0.4 million.

13.	Commitments

      The Company leases certain facilities and property and equipment for use in operations. In May 1998, the Company entered into a lease for office space for the North American operations. The lease was subsequently amended in November 2001 and includes initial rental free periods for the first eight months, a lease term for approximately seventeen years, and rate escalation clauses in November 2006 and November 2011. The Company recognizes the total minimum lease payments as an expense on the straight-line basis over the lease term. The lease has two five-year renewal options that are at a rate not less than 95% of the then-prevailing market rate for comparable premises.

      The minimum rental commitments under operating leases are as follows:

2003	$4,922,759
2004	3,939,989
2005	3,419,926
2006	3,213,867
2007	3,134,166
Thereafter	24,101,536

$42,732,243

      However, as of December 31, 2002 the Company has established lease abandonment reserves of approximately $10.6 million, which are primarily for the Company’s North American office space.

      Total rent expense was approximately $4.0 million, $4.4 million and $4.6 million (net of sublease income of approximately $1.4 million, $1.2 million and $0.0 million) for the years ended December 31, 2000, 2001 and 2002, respectively. In October 2002, we signed a contract with a company in India to provide offshore development services. The agreement is for three years and the minimum obligation over the remaining term of this agreement is approximately $2.3 million.

14.	Employee Benefit Plans

      The Company sponsors a defined contribution plan for eligible employees. The plan covers all employees located in the United States who have completed one month of service and have attained the age of 21. The Company’s contribution to the plan matches the first 5% of the employee’s contributions of eligible earnings. Additionally, discretionary contributions may also be made. The Company recognized expenses of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximately $0.7 million, $0.8 million and $0.6 million for the defined contribution plan during the years ended December 31, 2000, 2001 and 2002, respectively.

      The Company also sponsors a defined contribution plan for its employees in the United Kingdom. The plan covers all employees located in the United Kingdom who have completed six months of service. The Company’s contribution to the plan matches the first 5% of the employee’s contributions of eligible earnings. The Company recognized expenses of approximately $0.3 million, $0.2 million and $0.2 million for the defined contribution plan during the years ended December 31, 2000, 2001 and 2002, respectively.

      The Company also sponsors a defined contribution plan for its employees in Japan. The plan covers all full time employees in Japan who have completed two years of service. The Company’s contribution to the plan is based on the employee’s job level and years of service. The Company recognized expenses of approximately $0.1 million for the defined contribution plan during the years ended December 31, 2000, 2001 and 2002.

15.     Stockholders’ Equity

Common Stock and Preferred Stock

      The Company is authorized to issue 150,000,000 shares of common stock and 20,000,000 shares of preferred stock.

      The Company completed its initial public offering of 1,142,857 shares of its common stock pursuant to a Registration Statement on Form S-1 on August 9, 2000. Additionally, the underwriters exercised a portion of their over-allotment option to purchase an additional 120,000 shares of the Company’s common stock, at $56.00 per share, on August 16, 2000. Total proceeds from this offering, including the exercise of the over-allotment option, were approximately $63.9 million, net of underwriting fee and offering expenses of approximately $6.8 million. In conjunction with the IPO, all Class B and Series A-D preferred stock were converted to common stock on a one to one basis.

Warrants

      In March 1999, the Company entered into a two year sales and marketing agreement with an independent third party. The Company and the third party each have a non-exclusive right to market and resell the other party’s products. As part of the agreement, the Company issued warrants to purchase the Company’s common stock with an exercise price of $28.00 per share, of which, 47,143 of the warrants were immediately vested, exercisable and nonforfeitable. The remaining 47,143 of the warrants were to vest at a rate of 15,714 warrants for each $2,000,000 of net license revenue the Company recognizes on sales of the Company’s products sold by the third party. The fair value of $0.6 million for the 47,143 warrants, which vested immediately, was amortized to operating expense over the term of the agreement. Through June 2000, the 47,143 warrants which vested over time were marked to fair value at the end of each accounting period, and the re-measured value was amortized to operating expense on a straight-line basis over the term of the agreement. Prior to June 30, 2000, warrants to purchase 15,714 shares of the Company’s common stock had vested as a result of the Company recognizing $2.0 million of net license revenue from sales of the Company’s products sold by the third party. In June 2000, the Company and the third party amended the sales and marketing agreement such that the unvested warrants to purchase 31,429 shares of the Company’s common stock were canceled. The Company recorded expense of approximately $1.2 million for the warrants during 2000. The fair value of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions for 1999 and 2000 respectively: risk-free interest rate of 4.60% and 5.16%; dividend yield of zero; volatility of 85%; and a warrant life of five years. The warrants were exercised in December 2000.

      In October 1999, the Company entered into a consulting agreement with an independent third party. The Company issued 53,571 warrants to purchase the Company’s common stock to the third party for consulting

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

services rendered. The warrants were immediately vested, exercisable and non-forfeitable with an exercise price of $28.00 per share. The fair value of the warrants of approximately $2.0 million was recorded as expense in 1999. The fair value of the warrants was calculated using a Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.11%; dividend yield of zero; volatility of 85%; and a warrant life of three years. The warrants were exercised in August 2000.

      In September 2002, the Company expanded its strategic relationship with IBM. One of the key elements of the expanded relationship was the grant of 142,857 warrants to IBM to purchase the Company’s common stock at an exercise price of $0.07 per share. The warrants are exercisable over a five-year period and will vest over a three-year period based on IBM’s generation of pre-established amounts of incremental software license revenue for the Company. At December 31, 2002, none of the warrants were vested or exercisable.

Note Receivable from Stockholder

      In connection with the acquisition of AllPoints in January 2001 (see Note 3), the Company received a full recourse note receivable of approximately $0.2 million from a former stockholder of AllPoints that bears interest at 5.87% per annum. Under the terms of the note, the note was secured by the Company’s stock and unpaid principal and interest was due on December 28, 2005, or an earlier date upon the occurrence of certain events, including termination of employment. In January 2002, the stockholder surrendered 13,635 shares of common stock, which had a fair value approximately equal to the carrying values of the note on the settlement date, and the note was cancelled.

16.	Contingencies

      The Company is involved in various legal actions and claims which arise in the normal course of business. In the opinion of management, the final disposition of these matters will not have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations. The Company establishes accruals for losses related to such matters that are probable and reasonably estimable. However, an unfavorable outcome of some or all of these matters could have a material effect on the Company’s business, financial condition, cash flows and results of operations.

17.	Employee Severance and Lease Abandonment

      During the years ended December 31, 2001 and 2002, the Company implemented various cost reduction actions to lower the Company’s cost structure, including the reduction of 233 employees in 2001 and 110 employees in 2002 , the write off of equipment and the abandonment of certain leased facilities. As a result, employee severance and related costs totaling approximately $3.5 million and $3.6 million were charged against operating results in 2001 and 2002, respectively. The 2002 severance charge includes approximately $1.4 million paid to the Company’s former Chief Executive Officer in early 2003, in accordance with his employment agreement. Additionally, facility closure costs of approximately $0.6 million and $2.1 million were charged against operating results in 2001 and 2002, respectively, for the write down or disposal of certain property and equipment and purchase commitments.

      The Company also abandoned certain leased facilities in North America and Europe in 2001 and its Philadelphia facility in 2002. As a result, the Company provided approximately $10.2 million and $4.0 million during the years ended December 31, 2001 and 2002, respectively for the estimated loss for abandonment of the leased facilities, net of estimated sublease rentals. The 2002 provision includes approximately $3.5 million for additional estimated losses associated with facilities previously abandoned.

      The Company has made cash payments of approximately $8.9 million and has written-off approximately $1.6 million in non-cash charges against the reserves established for these various cost reduction actions. The remaining liability at December 31, 2002 is approximately $13.5 million, of which $8.2 million is long-term

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and is expected to be paid through 2009. The reserves include estimates pertaining to sublease rates, vacancy periods, employee separation costs and settlement of contractual obligations. Although the Company does not anticipate significant changes, the actual costs may differ from these estimates.

18.	Segment Information

      The Company provides software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution, and inventory management. All financial information is reviewed on a consolidated basis with additional information by geographic region used to make operating decisions and assess the results of the Company. Total assets are presented net of intercompany receivables and payables.

62

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s geographic information as of and for the years ended December 31, 2000, 2001 and 2002 is as follows:

			Asia Pacific
	North		and the
	America	Europe	Middle East	Eliminations	Total

December 31, 2000
Revenue	$71,856,946	$20,216,510	$26,753,103	$—	$118,826,559
Amortization of goodwill and intangible assets	(4,598,067)	(13,008)	(4,432)	—	(4,615,507)
Warrant and stock compensation expense	(2,361,430)	(77,183)	(323,825)	—	(2,762,438)
Operating income (loss)	(3,795,750)	(642,641)	1,547,710	—	(2,890,681)
Property and equipment, net	5,949,734	1,426,761	857,396	—	8,233,891
Total assets	$96,170,484	$8,931,411	$14,570,151	$(3,092,403)	$116,579,643
December 31, 2001
Revenue	$52,123,238	$17,526,118	$27,874,446	—	$97,523,802
Amortization and impairment of goodwill and intangible assets	(35,044,352)	(54,399)	(15,843)	—	(35,114,594)
Warrant and stock compensation expense	(809,998)	(303,369)	(461,120)	—	(1,574,487)
Provision for estimated loss on lease abandonment	9,789,784	382,311	11,897	—	10,183,992
Employee severance and other facility closure costs	2,180,569	1,169,341	759,720	—	4,109,630
Operating income (loss)	(59,091,229)	(3,959,384)	(2,551,946)	—	(65,602,559)
Property and equipment, net	6,135,837	1,377,799	910,948	—	8,424,584
Total assets	$72,711,166	$10,433,408	$12,033,928	$(4,108,034)	$91,070,468
December 31, 2002
Revenue	$35,234,884	$20,276,128	$18,145,089	$—	$73,656,101
Amortization of goodwill and intangible assets	(1,260,061)	(714)	—	—	(1,260,775)
Warrant and stock compensation expense	(509,998)	(234,258)	(307,462)	—	(1,051,718)
Provision for estimated loss on lease abandonment	(3,900,000)	(98,862)	—	—	(3,998,862)
Employee severance and other facility closure costs	(5,275,956)	(289,374)	(172,439)	—	(5,737,769)
Operating income (loss)	(23,072,132)	(556,236)	(1,854,529)	—	(25,482,897)
Property and equipment, net	2,889,220	906,710	636,952	—	4,432,882
Total assets	$56,611,288	$9,704,938	$8,161,258	$(4,108,034)	$70,369,450

19.	Selected Consolidated Quarterly Results of Operations (Unaudited)

      The following tables set forth certain unaudited quarterly data for each of the eight quarters in the years ended December 31, 2001 and 2002. The data has been derived from the Company’s unaudited consolidated financial statements that, in management’s opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the

63

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidated Financial Statements and Notes thereto. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

	Three Months Ended

	March 31,	June 30,	September 30,	December 31,
	2001	2001	2001	2001

Total revenue	$30,214,434	$25,372,483	$22,899,033	$19,037,852
Total costs and expenses	32,321,950 (a)	42,833,089 (b)	29,115,641	58,855,681 (c)
Operating income (loss)	(2,107,516)	(17,460,606)	(6,216,608)	(39,817,829)
Net income (loss)	(1,787,429)	(16,944,455)	(5,600,454)	(39,591,779)
Net income (loss) per common share — basic & diluted	$(0.28)	$(2.61)	$(0.86)	$(6.07)

	Three Months Ended

	March 31,	June 30,	September 30,	December 31,
	2002	2002	2002	2002

Total revenue	$19,635,972	$18,431,110	$16,733,856	$18,855,163
Total costs and expenses	23,225,287	28,137,342 (d)	20,303,895	27,472,474 (e)
Operating income (loss)	(3,589,315)	(9,706,232)	(3,570,039)	(8,617,311)
Net income (loss)	(3,346,752)	(8,800,577)	(3,532,387)	(8,121,353)
Net income (loss) per common share — basic & diluted	$(0.51)	$(1.34)	$(0.54)	$(1.23)

(a)	Includes approximately $0.4 million for provision for employee severance and other facility closure costs. See Note 17.

(b)	Includes approximately $2.1 million for provision for employee severance and other facility closure costs and $7.4 million for provision for estimated loss on lease abandonment. See Note 17.

(c)	Includes approximately $1.6 million for provision for employee severance and other facility closure costs, $2.7 million for provision for estimated loss on lease abandonment and $26.7 for impairment of intangibles. See Notes 3 and 17.

(d)	Includes approximately $2.5 million for provision for employee severance and other facility closure costs and $4.0 million for provision for estimated loss on lease abandonment. See Note 17.

(e)	Includes approximately $3.3 million for provision for employee severance and other facility closure costs. See Note 17.

64

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      None.

PART III

Item 10.	Directors and Executive Officers of the Registrant

      The information required by this Item concerning directors of the Company is incorporated herein by reference from the section entitled “Election of Directors — Directors of the Company” included in the Company’s definitive Proxy Statement for the 2003 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission within 120 days of the Company’s fiscal year end (the “2003 Proxy Statement”). The information required by this Item concerning executive officers of the Company is included in Part I of this Annual Report on Form 10-K under the section captioned “Executive Officers of the Registrant”. The information required by this Item concerning compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, is incorporated herein by reference from the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” included in the 2003 Proxy Statement.

Item 11.	Executive Compensation

      The information required by this Item is incorporated herein by reference from the sections entitled “Election of Directors — Compensation Committee Interlocks and Insider Participation”, “Election of Directors — Compensation of Directors”, “Executive Compensation”, and “Executive Compensation — Employment Agreements” included in the 2003 Proxy Statement.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

      The information required with respect to security ownership of certain beneficial owners and management by this Item is incorporated herein by reference from the section entitled “Beneficial Ownership of Voting Stock” included in the 2003 Proxy Statement.

      The information required with respect to the securities authorized for issuance under equity compensation plans is set forth in the table below.

Equity Compensation Plan Information

Number of Securities
	to be Issued	Weighted Average
	upon Exercise	Exercise Price
	of Outstanding	of Outstanding	Number of Securities
	Options, Warrants	Options, Warrants	Remaining Available
Plan Category	and Rights	and Rights	for Future Issuance

Equity compensation plans approved by security holders	1,352,298	$32.58	710,046
Equity compensation plans not approved by security holders	—	—	—

Total	1,352,298	$32.58	710,046

Item 13.	Certain Relationships and Related Transactions

      The information required by this Item is incorporated herein by reference from the section entitled “Executive Compensation — Employment Agreements” and “Certain Transactions” in the 2003 Proxy Statement.

65

Item 14.	Controls and Procedures

      Within the 90 days prior to the date of this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its periodic SEC filings is recorded, processed and reported within the time periods specified in the SEC’s rules and forms. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company’s periodic SEC filings.

      There were no significant changes in the Company’s internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

PART IV

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

      (a)(1) Financial Statements

      The consolidated financial statements filed as part of this Annual Report on Form 10-K are listed on the Index to Consolidated Financial Statements under Item 8, which Index to Consolidated Financial Statements is incorporated herein by reference.

      (a)(2) Financial Statement Schedules

      All schedules to the Consolidated Financial Statements are omitted because they are not applicable, not required, or the information required is included in the financial statements or notes thereto.

      (a)(3) Exhibits

      The Exhibits that are filed with this Annual Report on Form 10-K or incorporated by reference herein are set forth in the Index to Exhibits hereto.

      (b) Reports on Form 8-K

      The Company did not file a Current Report of Form 8-K during the fourth quarter of the fiscal year ended December 31, 2002.

66

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 2003.

EXE TECHNOLOGIES, INC.

By:	/s/ KENNETH R. VINES

Kenneth R. Vines
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

      Pursuant to the requirements of the Securities Exchange Act of 1934, the following persons on behalf of the registrant and in the capacities and on the dates indicated have signed this report below.

Signature	Title	Date

/s/ JOSEPH L. COWAN Joseph L. Cowan	President, Chief Executive Officer (Principal Executive Officer) and Director	March 31, 2003

/s/ KENNETH R. VINES Kenneth R. Vines	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	March 31, 2003

/s/ RAYMOND R. HOOD Raymond R. Hood	Chairman of the Board of Directors	March 31, 2003

/s/ HENRY FEINBERG Henry Feinberg	Director	March 31, 2003

/s/ WILL LANSING Will Lansing	Director	March 31, 2003

/s/ MARC MCMORRIS Marc McMorris	Director	March 31, 2003

/s/ JEFFREY R. RODEK Jeffrey R. Rodek	Director	March 31, 2003

67

CERTIFICATION

I, Joseph L. Cowan, certify that:

      1. I have reviewed this annual report on Form 10-K of EXE Technologies, Inc.;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

      6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ JOSEPH L. COWAN

Joseph L. Cowan
President and Chief Executive Officer

Date: March 31, 2003

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

68

CERTIFICATION

I, Kenneth R. Vines, certify that:

      1. I have reviewed this annual report on Form 10-K of EXE Technologies, Inc.;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

      6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ KENNETH R. VINES

Kenneth R. Vines
Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer

Date: March 31, 2003

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

69

INDEX TO EXHIBITS

Exhibit
Number		Description

2	.1(1)	Agreement and Plan of Merger, dated as of January 18, 2001, by and among the Company, Almond Acquisition Corp. and AllPoints Systems, Inc.
3	.1(2)	Second Amended and Restated Certificate of Incorporation of the Company.
3	.2(3)	Second Amended and Restated By-laws of the Company.
10	.1(5)†	Amended and Restated Employment Agreement, dated as of October 18, 2000, by and between the Company and Mark R. Weaser.
10	.2(6)†	Promissory Note dated June 25, 2001 between Mark R. Weaser and the Company.
10	.3(6)†	Pledge Agreement dated June 25, 2001 between Mark R. Weaser and the Company.
10	.4(6)†	First Amendment to Amended and Restated Employment Agreement dated June 25, 2001 between Mark R. Weaser and the Company.
10	.5(4)†	Employment Agreement, dated July 1, 2000, by and between the Company and Raymond R. Hood.
10	.6(5)†	Promissory Note, issued by Raymond R. Hood in favor of the Company, dated November 16, 2000.
10	.7(5)†	Pledge Agreement, dated November 16, 2000, by and between the Company and Raymond R. Hood.
10	.8(9)	Office Lease, dated November 1, 2001, by and between BLI-8787, Ltd. and EXE Technologies, Inc. and Letter Agreement, dated November 19, 2001, by and between BLI-8787, Ltd. and EXE Technologies, Inc.
10	.9(4)	Second Amended and Restated Registration Rights Agreement, dated as of September 29, 1999, by and among the Company, General Atlantic Partners 57, L.P., General Atlantic Partners 41, L.P., GAP Coinvestment Partners, L.P., GAP Coinvestment Partners II, L.P., MSD 1998 GRAT #6, Triple Marlin Investments, LLC, Rothko Investments, LLC, MSD Portfolio L.P. — Investments, TCV III (Q), L.P., TCV III Strategic Partners, L.P., TCV III, L.P., TCV III (GP) and the stockholders named therein.
10	.10(5)	Form of Indemnification Agreement, by and between the Company and certain directors of the Company.
10	.11(5)	Form of Indemnification Agreement, by and between the Company and certain executive officers of the Company.
10	.12(7)†	Employment Agreement dated as of May 13, 2002 between the Company and Kenneth R. Vines.
10	.13(7)	EXE Technologies, Inc. Amended and Restated Stock Option Plan for Non-Employee Directors, as amended.
10	.14(3)	Amended and Restated EXE Technologies, Inc. 1997 Incentive and Non-Qualified Stock Option Plan, as amended.
10	.15(10)†	Employment Agreement dated as of November 1, 2002 between the Company and Joseph L. Cowan.
10	.16(10)†	Separation Agreement between the Company and Kenneth Powell dated as of October 17, 2002.
10	.17(10)	Loan and Security Agreement between Company and Silicon Valley Bank dated as of October 18, 2002.
10	.18(10)	Negative Pledge Agreement between Company and Silicon Valley Bank dated as of October 18, 2002.
21	.1(5)	Schedule of Subsidiaries of the Company.
23	.1(10)	Consent of Ernst & Young LLP, independent auditors of the Company.
99	.1(10)	Certification pursuant to 18 U.S.C. Section 1350.

70

(1)	Incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on February 9, 2001.

(2)	Incorporated herein by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2000.

(3)	Incorporated herein by reference to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2001.

(4)	Incorporated herein by reference to the Company’s registration statement on Form S-1 (File No. 333-35106).

(5)	Incorporated herein by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2000.

(6)	Incorporated herein by reference to the Company’s Current Report on Form 10-Q, for the quarter ended March 31, 2002.

(7)	Incorporated herein by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2002.

(8)	Incorporated herein by reference to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002.

(9)	Incorporated herein by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2001.

(10)	Filed herewith.

†	Management contract or compensation plan or arrangement required to be filed as an exhibit pursuant to Items 14(a) and 14(c) of Form 10-K.

71

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K/A

Amendment No. 1

FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO

SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2002

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 000-30389

EXE Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-1719817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8787 Stemmons Freeway Dallas, Texas 75247 (Address of principal executive offices)	(214) 775-6000 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Exchange on Which Registered

None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value

      Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.     ☑

      Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).     Yes ☐          No ☑

      The aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the closing sale price of common stock as of the last business day of the registrant’s most recently completed second fiscal quarter as reported on the NASDAQ National Market, was approximately $25.6 million.

      As of March 14, 2003, the Registrant had 6,665,681 outstanding shares of common stock.

DOCUMENTS INCORPORATED BY REFERENCE:

None

      This amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 of EXE Technologies, Inc. has been filed by the Registrant to replace Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the Commission on March 31, 2003, in its entirety. In connection with these amendments, the Registrant is also amending the Index to Exhibits to include the certifications required by 18 U.S.C. Section 1350, as adopted pursuant to the Sarbanes-Oxley Act of 2002, as Exhibit 99.2.

PART III

Item 10.	Directors and Executive Officers of the Registrant

Directors of the Company

      The Company’s entire Board of Directors is composed of 10 directorships, divided into three classes, with members of each class holding office for staggered three-year terms. Currently there are three Class I directors, whose terms expire at the 2004 annual meeting of stockholders, two Class II directors, whose terms expire at the 2005 Annual Meeting of Stockholders and two Class III directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

      Set forth below, for each director of the Company (including the nominees for Class III director), is each director’s respective name, age, positions with the Company, principal occupation, business experience during the past five years, the names of other publicly held corporations of which such person is a director and the year during which each such person first became a director of the Company:

Class I Directors

      Joseph L. Cowan, age 54, has served as a director of the Company and as the Company’s President and Chief Executive Officer since November 2002. From June 2001 to November 2002, Mr. Cowan served as President of and as Chief Operating Officer within Invensys’ Manufacturing and Process Systems, a division of Invensys plc, an international production technology and energy management company. From September 2000 to June 2001 he served as President and Chief Executive Officer for Wonderware, a supplier of industrial automation software and a wholly owned subsidiary of Invensys plc. He had been with Wonderware as Senior Vice President, Sales and Marketing from 1995 to 2000 prior to the acquisition by Invensys plc in 1998.

      Glen A. Dell, age 67, has served as a director of the Company since March 2003. Since January 1998 he has served as a partner of MapleWood Equity Partners, LP, an investment fund, which focuses on middle market companies in the United States. Mr. Dell currently serves on the board of directors for Insurance Service Office, Comtel Electronics, Inc., Parts Depot, Inc., and AMC Computer Corporation.

      Jeffrey R. Rodek, age 49, has served as a director of the Company since October 1998. Since October 1999, Mr. Rodek has served as chairman of the board and chief executive officer of Hyperion Solutions Corporation, a leading business analysis software company. Prior to joining Hyperion, Mr. Rodek served as president and worldwide chief operating officer of Ingram Micro, Inc., a global wholesale provider of technology products and supply chain management services, from January 1995 to October 1999.

Class II Directors

      Henry Feinberg, age 51, has served as a director of the Company since November 2002. Since April 2000, Mr. Feinberg has been a Venture Partner of Technology Crossover Ventures, a venture capital firm that provides growth capital to technology companies. From 1997 to 2000, Mr. Feinberg was chairman and chief executive officer of Rand McNally & Company, a company specializing in mapping, routing, and trip planning tools. Mr. Feinberg currently serves on the board of directors of several private companies.

1

      William J. Lansing, age 45, has served as a director of the Company since March 2002. Since September 2001, Mr. Lansing has been a managing member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on information technology, media and communications investments on a global basis. Prior to joining General Atlantic, Mr. Lansing served as chief executive officer of NBC Internet, an internet business of the National Broadcasting Company, from March 2000 to August 2001. From March 1998 to March 2000, Mr. Lansing was the president and chief executive officer of Fingerhut, a direct marketing company. From October 1996 to March 1998, Mr. Lansing was a vice president, business development for General Electric Company. Mr. Lansing also serves on the board of directors of Digital River and Net Perceptions and several private companies.

Class III Directors

      Raymond R. Hood, age 43, has served as Chairman of the Board of Directors since March 2002. Mr. Hood ceased to serve as Chief Executive Officer of the Company on November 14, 2002, and ceased to be an employee of the Company on February 12, 2003. From September 1997 through November 2002, Mr. Hood served as the Company’s Chief Executive Officer and as a director of the Company. Mr. Hood also served as the Company’s President from September 1997 to April 2001.

      Marc F. McMorris, age 34, has served as a director of the Company since November 2002. Since August 1999, Mr. McMorris has been a principal of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on information technology, media and communications investments on a global basis. Prior to joining General Atlantic, Mr. McMorris served as Vice President of the High Technology Group of Goldman Sachs from 1998 to 1999.

      There are no family relationships among any of the executive officers or directors of the Company.

      The information required by this Item concerning executive officers of the Company is included in Part I of this Annual Report on Form 10-K under the section captioned “Executive Officers”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on its review of reports filed by “reporting persons” of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), the Company believes that for the year ended December 31, 2002 all filings required to be made by reporting persons were timely made in accordance with the requirements of Section 16(a).

2

Item 11.	Executive Compensation

Summary Compensation

      The following table sets forth the total compensation paid or accrued for the three fiscal years ended December 31, 2002, 2001 and 2000 for (i) all individuals serving as the Company’s chief executive officer during the fiscal year ended December 31, 2002, (ii) other than the Chief Executive Officer, the Company’s two other executive officers who were serving as executive officers of the Company on December 31, 2002 and whose individual total salary and bonus exceeded $100,000 during such fiscal year and (iii) two additional individuals who would have been among the four most highly compensated executive officers, but were not serving as executive officers on December 31, 2002 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

								Long-Term
								Compensation
								Awards
		Compensation
							Restricted	Securities
	Fiscal				Other Annual		Stock	Underlying	All Other
Name and Principal Position(1)	Year	Salary		Bonus	Compensation		Awards	Options(#)	Compensation(4)

Joseph L. Cowan(5)	2002	$62,121		$78,750	$2,600	(6)	$304,997 (7)	214,286	—
President and Chief Executive Officer
Kenneth R. Vines(8)	2002	$143,182		—	—		—	35,714	—
Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Mark R. Weaser	2002	$189,779		—	$88,816	(9)	—	14,286	$6,583
President, Asian Operations	2001	$180,732		—	$85,130	(10)	—	21,428	$6,295
	2000	$186,202		$18,737	$64,863	(11)	—	14,286	$5,740
Raymond R. Hood(12)	2002	$250,000		—	$1,660	(13)	—	—	$10,000
Former Chief Executive Officer	2001	$250,000		$71,818	$2,358	(14)	—	42,857	$8,500
	2000	$230,177		—	$83,741	(15)	—	—	$8,509
Kenneth J. Powell (16)	2002	$278,173	(17)	$36,000	$15,575	(18)	—	—	$9,571
Former President and Chief	2001	$208,333		$71,000	—		—	185,714	$8,500
Operating Officer
Michael A. Burstein (19)	2002	$112,500		—	$277,014	(20)	—	14,286	$5,625
Former Senior Vice President,	2001	$210,000		$56,700	—		—	14,285	$8,500
Chief Financial Officer and	2000	$175,833		$25,281	—		—	37,143	$8,500
Treasurer

(1)	Lists the principal position with the Company with the following exceptions set forth in this footnote. Mr. Vines’ principal position with the Company as of December 31, 2002, was Senior Vice President, Chief Financial Officer and Treasurer. Mr. Vines became Secretary to the Company as of February 2003. Mr. Weaser’s principal position with the Company as of December 31, 2002, was Senior Vice President and Managing Director, Asia Pacific/ Japan. Mr. Weaser became President, Asian Operations as of January 2003.

(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for the fiscal year.

(3)	The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended December 31, 2000, 2001, and 2002.

(4)	Represents the value of the Company’s contribution to the 401(k) or other retirement accounts of the Named Executive Officers.

(5)	Mr. Cowan’s employment with the Company commenced on November 6, 2002.

(6)	Represents an automobile allowance of $2,600.

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(7)	Represents the value of 71,428 shares of restricted stock on November 6, 2002, the date of grant, based on the closing sale price per share of the Company’s Common Stock on that date (as reported by the Nasdaq National Market and adjusted for the Company’s one for seven reverse stock split that was effective on January 2, 2003). Includes 28,571 shares of restricted stock that vested on January 3, 2003 and 42,857 shares of restricted stock, which vest in five equal annual installments beginning November 6, 2003. The value of the restricted shares at December 31, 2002 was $274,997.80 based on the closing sale price per share of the Company’s Common Stock on that date (as reported by the Nasdaq National Market and adjusted for the Company’s one for seven reverse stock split that was effective on January 2, 2003). To the extent that dividends are declared, such dividends will be paid on the restricted stock.

(8)	Mr. Vines’ employment with the Company commenced on May 13, 2002.

(9)	Includes housing payments of $72,000, an automobile allowance of $15,435 and life insurance premiums of $1,381.

(10)	Includes housing payments of $68,852, an automobile allowance of $14,761 and life insurance premiums of $1,517.

(11)	Includes housing payments of $49,080 and an automobile allowance of $15,783.

(12)	Mr. Hood ceased serving as Chief Executive Officer and as an executive officer of the Company in November 2002. Mr. Hood currently serves as a non-executive Chairman of the Company’s Board of Directors.

(13)	Represents life insurance premiums of $1,660.

(14)	Includes housing related expenses of $698 and life insurance premiums of $1,660.

(15)	Includes a housing allowance of $38,610, housing-related expenses of $5,005, automobile leasing payments of $23,865, accounting fees of $12,354 and life insurance payments of $3,907.

(16)	Mr. Powell ceased serving as President and Chief Operating Officer and as an executive officer of the Company on October 3, 2002, and his employment with the Company terminated on October 31, 2002.

(17)	Includes $45,833 in severance payments from November 1, 2002 through December 31, 2002.

(18)	Represents accounting fees of $15,575.

(19)	Mr. Burstein ceased serving as Senior Vice President and Chief Financial Officer and as an executive officer of the Company on May 13, 2002, and his employment with the Company terminated on June 30, 2002.

(20)	Represents a forgiven loan and accrued interest in the amount of $277,014 in accordance with the terms of Mr. Burstein’s employment agreement.

4

Option Grants

      The following table sets forth certain information regarding grants of stock options during the fiscal year ended December 31, 2002 to each of the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value
					At Assumed Annual Rates
	Number of	Percent of			of Stock Price
	Shares	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options Granted	Employees in	Price Per	Expiration
Name	(#)	Fiscal Year (%)	Share(1)	Date	5%	10%

Joseph L. Cowan	214,286 (3)	52.32%	$4.27	11/6/12	$575,439	$1,458,276
Kenneth R. Vines	35,714 (4)	8.72%	$10.64	5/13/12	$238,978	$605,617
Mark R. Weaser	14,286 (5)	3.49%	$7.91	8/6/12	$71,067	$180,096
Raymond R. Hood	—	—	—	—	—	—
Kenneth J. Powell	—	—	—	—	—	—
Michael A. Burstein	14,286 (6)	3.49%	$14.35	2/19/12	$128,926	$326,724

(1)	The exercise price per share of each option was equal to the fair market value per share of Common Stock on the date of grant, as determined by the Company’s Board of Directors on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(3)	These options were issued under our 1997 Plan and vest 20% on the first five annual anniversaries of the date of grant which was November 6, 2002. The vesting of Mr. Cowan’s options accelerates upon the occurrence of certain events. For information regarding these circumstances, see “Employment Agreements.”

(4)	These options were issued under our 1997 Plan and vest 25% on the first anniversary of the date of grant, which was May 13, 2002, and monthly thereafter over the following three years. The vesting of Mr. Vines’ options accelerates upon the occurrence of certain events. For information regarding these circumstances, see “Employment Agreements.”

(5)	These options were issued under our 1997 Plan and vest 25% on the first anniversary of the date of grant, which was August 6, 2002, and monthly thereafter over the following three years.

(6)	Mr. Burstein’s employment with the Company ceased as of June 30, 2002 and all options ceased vesting as of such date and those options vested as of that date were exercisable through February 3, 2003.

5

Option Year End Values

      The following table sets forth the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2002.

Fiscal Year End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			Fiscal Year End(#)		Fiscal Year End(1)($)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph L. Cowan	0	0	0	214,286	0	0
Kenneth R. Vines	0	0	0	35,714	0	0
Mark R. Weaser	0	0	43,422	34,420	0	0
Raymond R. Hood	0	0	86,906	27,379	0	0
Kenneth J. Powell	0	0	69,645	0	0	0
Michael A. Burstein	0	0	32,857	0	0	0

(1)	Based on the fair market value of the Common Stock on December 31, 2002 ($3.85 per share), less the option exercise price, multiplied by the number of shares underlying the options.

Compensation of Directors

      Effective March 21, 2003, directors receive cash compensation of $10,000 annually, and $1,000 for each Board of Directors meeting attended. In addition, each director receives an initial option for 25,000 shares of common stock of the Company and annually thereafter an option for 5,000 shares of common stock of the Company pursuant to the Company’s stock option plan for non-employee directors. Also, effective as of March 21, 2003, directors serving as chairman of the Company’s Audit Committee will receive additional cash compensation of $7,500 annually, and directors serving as chairman of any other committee of the Board of Directors receive additional cash compensation of $2,500 annually. Also, directors serving on committees of the Board of Directors will receive $1,000 per committee meeting attended. No cash or stock compensation is payable to any directors representing investors of the Company on the Board of Directors. During the fiscal year ended December 31, 2002, options to purchase 5,357 shares of Common Stock at an exercise price of $9.31 per share were granted to each of Messrs. Besier, Brady, Lansing and Rodek.

Employment Agreements

      The Company has entered into employment agreements with the following executive officers.

      Joseph L. Cowan. On November 6, 2002, the Company entered into an employment agreement with Joseph L. Cowan, the Company’s President and Chief Executive Officer. The employment agreement provides for an initial term expiring on November 6, 2007 and automatically renews for successive one-year terms unless terminated by either the Company or Mr. Cowan upon 90 days’ written notice prior to renewal. Under the agreement, Mr. Cowan receives a one time signing bonus of $78,750, an initial base salary of $400,000 per year, an automobile allowance, and is eligible to receive an annual bonus at a target level equal to one hundred percent of his annual base salary, based on criteria mutually agreed upon by Mr. Cowan and the Board of Directors. Under Mr. Cowan’s employment agreement, he was granted 28,571 shares of restricted stock that vested on January 3, 2003 and 42,857 shares of restricted stock, which vest in five equal annual installments beginning November 6, 2003. Mr. Cowan was granted options to purchase 214,286 shares of the Common Stock and these options vest 20% on the first five annual anniversaries of the date of grant, which was November 6, 2002. The employment agreement also provides that the Company will use its best efforts to cause Mr. Cowan to be nominated for election to the Board of Directors and to be so elected for so long as he remains an employee of the Company. Mr. Cowan’s employment agreement provides that he may be terminated by the Company for cause upon written notice and, in certain cases, after an opportunity to cure, or

6

without upon 30 days’ prior written notice without cause. If the Company terminates Mr. Cowan’s employment without cause, then the Company will pay to Mr. Cowan two years’ base salary over a period of twenty four months following the effective date of such termination, bonus earned but unpaid as of such termination date, and all of Mr. Cowan’s unvested options and restricted stock grant will vest. If Mr. Cowan’s employment is terminated due to his death or disability, the Company will pay to him or his executors, legal representatives or administrators one year’s base salary, earned but unpaid bonus for time served during the then-current term, and all of Mr. Cowan’s unvested stock options and restricted stock grant will immediately vest. If Mr. Cowan voluntarily resigns by giving 120 days’ prior written notice to the Company at any time, then the Company will pay Mr. Cowan all earned and unpaid salary and bonus for time served through the effective termination date and all unvested stock options and restricted stock will immediately expire on such effective termination date. If Mr. Cowan voluntarily resigns by giving written notice to the Company during the 30 day period following the first anniversary date of any change of control of the Company, then he will receive twice his then current annual salary and all unvested options or restricted stock grants will immediately vest on the date of such change of control. The employment agreement also includes a covenant by Mr. Cowan to protect the Company’s confidential information, and for a period of one year following termination of his employment, not to solicit the Company’s employees, customers or vendors nor compete with the Company.

      Kenneth R. Vines. On May 13, 2002, the Company entered into an employment agreement with Kenneth R. Vines, the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer. The employment agreement provides for an initial term expiring on May 13, 2003 and automatically renews for successive one-year terms unless terminated by either the Company or Mr. Vines upon 90 days’ written notice prior to renewal. Under the agreement, Mr. Vines receives an initial base salary of $225,000 per year, and is eligible to receive a bonus at a target level equal to fifty percent of his annual base salary, based on criteria mutually agreed upon by Mr. Vines and the chief executive officer. Mr. Vines was granted options to purchase 35,714 shares of Common Stock and these options vest 25% on the first anniversary of the date of grant, which was May 13, 2002, and monthly thereafter over the following three years. Mr. Vines’ employment agreement provides that he may be terminated by the Company for cause upon written notice and, in certain cases, after an opportunity to cure, or without cause upon 30 days’ prior written notice. If the Company terminates Mr. Vines’ employment without cause or Mr. Vines terminates his employment for good reason, then the Company will pay to Mr. Vines severance equal to three months of his base salary, bonus pro-rated over a three month period following such termination date, and all of Mr. Vines’ unvested options that would have vested during the 90 day period following termination will vest. If Mr. Vines terminates his employment for good reason within twelve months following a change of control of the Company, then the Company will pay to Mr. Vines severance equal to three months of his base salary, bonus pro-rated over a three month period following such termination date, and all of Mr. Vines’ unvested options will vest immediately. If the Company terminates Mr. Vines’ employment within twelve months following a change of control of the Company, then Mr. Vines will receive severance equal to nine months of his base salary, bonus pro-rated over a nine month period following such termination date, and all of Mr. Vines’ unvested options will vest immediately. If the Company terminates Mr. Vines’ employment within the twelve month period following Mr. Hood’s resignation as chief executive officer, which occurred on November 14, 2002, then Mr. Vines will receive severance equal to nine months of his base salary, bonus pro-rated over a nine month period following such termination date, and all of Mr. Vines’ unvested options that would have vested during the nine month period following termination will vest immediately. If Mr. Vines’ employment is terminated due to his death or disability, the Company will pay to him or his executors, legal representatives or administrators six months’ base salary, bonus pro-rated over a six month period following such termination date, and all of Mr. Vines’ unvested stock options will immediately vest. The employment agreement also includes a covenant by Mr. Vines to protect the Company’s confidential information, and for a period of one year following termination of his employment, not to solicit the Company’s employees, customers or vendors nor compete with the Company.

      Mark R. Weaser. Effective October 18, 2000, the Company entered into an amended and restated employment agreement, which was amended on June 25, 2001, with Mark R. Weaser, the Company’s President, Asian Operations. The employment agreement provides for an initial term expiring on October 17,

7

2001 and automatically renews for successive one-year terms unless terminated by either the Company or Mr. Weaser upon 90 days’ written notice prior to renewal. Mr. Weaser receives a base salary of $185,000 per year, and is eligible for a bonus at a target level equal to 40% of his base salary under the Company’s incentive compensation plan. Mr. Weaser’s employment agreement also provides for an annual housing allowance of up to 126,000 Singapore dollars and an annual automobile allowance of up to 27,012 Singapore dollars. Mr. Weaser’s employment may be terminated by the Company for cause upon written notice or without cause upon 30 days’ prior written notice. If the Company terminates Mr. Weaser’s employment without cause, Mr. Weaser is entitled to receive twelve months’ base salary and housing and automobile allowances, all of his unvested options will immediately vest, and all outstanding loans described below made pursuant to his employment agreement will be forgiven. If Mr. Weaser’s employment is terminated due to his death or disability, all of his unvested options will immediately vest, all outstanding loans described below made pursuant to his employment agreement will be forgiven, and he or his executors, legal representatives or administrators will continue to receive housing and automobile allowances for a period of twelve months. The employment agreement also provides that upon a change of control of the Company, all of Mr. Weaser’s unvested options will immediately vest. The employment agreement also includes a covenant by Mr. Weaser to protect the Company’s confidential information and for a period of one year following termination of his employment, not to solicit the Company’s employees, customers or vendors nor compete with the Company.

      In June 2001, Mr. Weaser borrowed $200,000 from the Company, all of which is currently outstanding at an annual interest rate of 8.5%. Mr. Weaser has pledged 4,762 shares of the Company’s common stock as security for the entire amount of his loan.

      Raymond R. Hood. Effective July 1, 2000, the Company entered into an employment agreement with Raymond R. Hood, for Mr. Hood’s employment as Chief Executive Officer of the Company. Mr. Hood ceased to serve as Chief Executive Officer of the Company on November 14, 2002, and ceased to be an employee of the Company on February 12, 2003. Mr. Hood is currently the Company’s Chairman of the Board. Prior to his termination, Mr. Hood was receiving a base salary of $250,000 per year, and was eligible to receive a bonus at a target level equal to the base salary, based on criteria mutually agreed upon by Mr. Hood and the Board of Directors. Pursuant to a severance agreement with Mr. Hood in connection with the termination of his employment, the Company paid Mr. Hood approximately $1.4 million in settlement of all compensation related matters under the employment agreement, all of Mr. Hood’s previously granted options became fully vested, the exercise period for a portion of Mr. Hood’s previously granted options was extended to February 15, 2004, and Mr. Hood was granted 14,286 shares of Common Stock. In connection with his continued service as Chairman of the Board, Mr. Hood was granted 42,857 shares of Common Stock under the Company’s stock option plan for non-employee directors. In addition, the Company and Mr. Hood entered into a consulting agreement, which may be terminated on thirty days’ notice by the Company or Mr. Hood, pursuant to which Mr. Hood is to be paid $27,500 per month. The agreements also include a covenant by Mr. Hood to protect the Company’s confidential information, and for a period of one year following termination of his consulting relationship, not to solicit the Company’s employees, customers or vendors nor compete with the Company.

      Under the terms of Mr. Hood’s employment agreement, Mr. Hood also had the right to receive a loan of up to $620,000, at an annual interest rate of 8.5% per year, which was to be repaid by July 2003. Mr. Hood had borrowed amounts totaling $620,000 under this arrangement. In March 2003, Mr. Hood repaid in full all amounts he owed to the Company including interest totaling $746,850.

      Kenneth J. Powell. On June 29, 2001, the Company entered into an amended and restated employment agreement with Kenneth J. Powell, the Company’s President and Chief Operating Officer. Mr. Powell ceased to serve as Company’s President and Chief Operating Officer and as an executive officer of the Company as of October 3, 2002 and ceased to be an employee of the Company as of October 31, 2002. Prior to the termination of his employment Mr. Powell was receiving an annual base salary of $275,000 and was eligible to receive a bonus at a target level performance of $225,000. Pursuant to an agreement with Mr. Powell, he will be paid his base salary and medical benefits through July 31, 2003. Pursuant to Mr. Powell’s employment agreement, the vesting of his options ceased on October 31, 2002, and those options vested as of that date were exercisable through January 31, 2003. Mr. Powell’s employment agreement also included covenants by

8

Mr. Powell to protect the Company’s confidential information, and for a period of one year following termination of his employment, not to solicit the Company’s employees, customers or vendors nor compete with the Company.

      Michael A. Burstein. Effective August 9, 1999, the Company entered into an employment agreement, which was amended on February 19, 2002, with Michael A. Burstein, the Company’s Senior Vice President, Finance, Chief Financial Officer and Treasurer. Mr. Burstein ceased to serve as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer, and as an executive officer as of May 13, 2002 and ceased to be an employee of the Company on June 30, 2002. Prior to Mr. Burstein’s resignation he was receiving a base salary of $225,000 per year, and was eligible to receive a bonus at a target level equal to $175,000, based on criteria mutually agreed between Mr. Burstein and the chief executive officer, to be paid in the form of cash and stock options. In connection with the amendment to Mr. Burstein’s employment agreement in February 2002, Mr. Burstein was granted an option for 14,286 shares of common stock, with an exercise price of $14.35 per share, and vesting monthly over twelve months beginning in January 2002. All of Mr. Burstein’s options ceased vesting on June 30, 2002 and those options vested as of that date were exercisable through February 3, 2003. The employment agreement included a covenant by Mr. Burstein to protect the Company’s confidential information, and for a period of two years following termination of his employment, not to solicit the Company’s employees, customers or vendors nor compete with the Company.

      In October 2000, Mr. Burstein borrowed $250,000 from the Company, at an annual interest rate of 8.5%. Mr. Burstein pledged 3,571 shares of the Company’s common stock underlying options as security for the entire amount of his loan. Under the terms of his employment agreement, as amended on February 19, 2002, the loan and accrued interest was forgiven by the Company in the amount of $277,014.

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation Committee are Messrs. Feinberg and Lansing, two of the Company’s non-employee directors. Other members of the Compensation Committee during 2002 included Messrs. Hoag, Besier, Brady and Denning. No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), which is composed of two non-employee directors of the Company. The Compensation Committee is responsible for reviewing and recommending the salary, bonus and other compensation of the Company’s executive officers. The Compensation Committee also determines which executive officers should be granted options and the terms and conditions of those option grants. In reviewing the salary, bonus and other compensation of the Company’s executive officers, the Compensation Committee receives and considers input from the Company’s Chief Executive Officer. The Company’s executive compensation program is comprised of several elements designed to align the interests of the executive officers with those of the Company’s stockholders, to encourage and reward superior performance and to attract, retain and reward executives who are critical for the continued growth and success of the Company. In 2002, these elements consisted of a combination of base salary, cash bonuses and stock options. The base salaries for executive officers are established after consideration of factors such as the executive’s scope of responsibilities, the executive’s current and future contributions to the Company’s achievement of financial results, the executive’s performance in the prior year, the competitiveness in the marketplace for similar skills and abilities, salaries in the Company’s industry for similar positions, the historical salary actions and relative salary levels of similar positions within the Company, and for executive officers other than the Chief Executive Officer, the recommendations from the Company’s Chief Executive Officer. The base salary for the Company’s executive officers is established by the terms of an employment agreement with the Company. Increases in base salary are generally based upon enhanced individual performance targets,

9

maintaining a competitive base salary with the external marketplace and increases in an executive’s scope of responsibilities.

      The Company believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. Executive officers are eligible to receive bonuses based upon overall business performance against the Company’s goals and the extent to which each executive meets certain personal performance measurements, and for executive officers other than the Chief Executive Officer, the recommendations from the Company’s Chief Executive Officer.

      The Board of Directors of the Company authorized the Compensation Committee to grant incentive and non-statutory stock options under the Company’s 1997 Incentive and Non-Qualified Stock Option Plan (the “1997 Plan”) to executive officers of the Company. The Compensation Committee determines the price and terms at which such options are granted. The Compensation Committee uses stock options as an element of the compensation package of executive officers because it believes options provide an incentive to executives to maximize stockholder value and because options compensate executives only to the extent that the Company’s stockholders receive a return on their investment. Moreover, because options granted to executive officers generally become exercisable over a three- or four-year period and terminate upon or shortly after the termination of the executive’s employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of common stock to be covered by option grants to executive officers in a given year, the Compensation Committee takes into account the number of outstanding shares of common stock, the number of shares reserved for issuance under the Company’s 1997 Plan, recommendations of management concerning option grants to employees other than the executive officers, and the Company’s projected hiring needs for the coming year. In making individual stock option grants to executives, the Compensation Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive’s options.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the compensation granted to the Company’s executive officers through option issuances under the Employee Plan in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the Section 162(m) limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of its employees. In any event, there can be no assurance that compensation attributable to stock options granted under the Employee Plan will qualify as performance-based compensation exempt from Section 162(m).

By the Compensation Committee of the Board of Directors of the Company,

Henry Feinberg
William J. Lansing

10

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Common Stock of the Company from August 4, 2000 (the date the Common Stock of the Company commenced public trading) through December 31, 2002 (the end of the most recent fiscal year) with the cumulative total return during this period of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Computer & Data Processing Index. This graph assumes the investment of $100 on August 4, 2000 in the Company’s Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index, and assumes dividends are reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG EXE TECHNOLOGIES, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

	Aug. 4,	Aug. 31,	Sept. 29,	Dec. 29,	Mar. 30,	June 29,	Sept. 28,	Dec. 31,	Mar. 28,	June 28,	Sept. 30,	Dec. 31,
	2000	2000	2000	2000	2001	2001	2001	2001	2002	2002	2002	2002

EXE Technologies, Inc.	$100.00	$220.78	$184.62	$160.00	$83.08	$72.12	$25.11	$62.65	$26.46	$13.78	$7.99	$6.77
NASDAQ Stock Market (U.S.) Index	$100.00	$111.12	$96.69	$64.74	$48.33	$56.96	$39.52	$51.37	$49.02	$29.79	$31.91	$35.98
NASDAQ Computer & Data Processing Index	$100.00	$110.01	$100.55	$62.09	$45.30	$58.98	$36.08	$50.00	$45.42	$35.84	$27.63	$33.60

Assumes $100 invested on August 4, 2000.

Assumes dividend reinvested fiscal year ending December 31, 2002.

11

Item 12.	Security Ownership of Certain Beneficial Owners and Management

Equity Compensation Plan Information

      The information required with respect to the securities authorized for issuance under equity compensation plans is set forth in the table below.

Equity Compensation Plan Information

Number of Securities
	to be Issued upon	Weighted Average
	Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders	1,352,298	$32.58	710,046
Equity compensation plans not approved by security holders	—	—	—

Total	1,352,298	$32.58	710,046

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company’s Common Stock as of January 31, 2003 (or such other date as otherwise indicated in the footnotes below), (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director, (iii) by each of the current and former officers for whom we are required to provide information, and (iv) by all current directors and executive officers as a group.

	Number of Shares of	Percentage of
	Common Stock	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned(1)	Outstanding(2)

5% Stockholders
Entities affiliated with General Atlantic Partners, LLC(3)	2,003,936	30.1%
William J. Lansing(4)	2,003,936	30.1%
Symphony Technology II-A, L.P.(5)	651,455	9.8%
Symphony Technology II GP, LLC(5)	651,455	9.8%
Symphony Technology Group, LLC(5)	651,455	9.8%
Romesh Wadhwani(6)	760,026	11.4%
Merrill Lynch & Co, Inc.(7)	609,329	9.2%
Entities Associated With Technology Crossover Ventures(8)	585,425	8.8%
Henry J. Feinberg(8)	585,425	8.8%
Raymond R. Hood(9)	504,308	7.5%
Other Directors and Named Executive Officers
Glen A. Dell	*	*
Joseph L. Cowan(10)	71,428	1.0%
Mark R. Weaser(11)	60,203	*
Michael A. Burstein(12)	33,427	*
Jeffrey R. Rodek(13)	7,678	*
Marc F. McMorris(14)	*	*
Kenneth R. Vines	*	*
Kenneth J. Powell(15)	*	*
All current directors and executive officers as a group (9 persons)(16)	3,232,980	48.6%

12

*	Less than 1%

(1)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to the knowledge of the Company based upon information provided by such persons, each person listed above has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person which are exercisable (or convertible) as of or within 60 days of January 31, 2003. Unless otherwise indicated, the address of each beneficial owner is c/o EXE Technologies, Inc., 8787 Stemmons Freeway, Dallas, Texas 75247.

(2)	As of January 31, 2003, on which date there were a total of 6,651,395 shares of Common Stock outstanding.

(3)	Includes 1,363,535 shares of Common Stock held by General Atlantic Partners 41, L.P. (“GAP 41”), 256,116 shares of Common Stock held by GAP Coinvestment Partners, L.P. (“GAPCO”), 332,759 shares of Common Stock held by General Atlantic Partners 57, L.P. (“GAP57”) and 51,526 shares of Common Stock held by GAP Coinvestment Partners II, L.P. (“GAPCOII”). General Atlantic Partners, LLC (“GAPLLC”) is the general partner of GAP41 and GAP57. The managing members of GAPLLC are Steven A. Denning, Peter L. Bloom, Peter Currie, Mark F. Dzialga, Erik Engstrom, Klaus Esser, William E. Ford, William O. Grabe, David C. Hodgson, Braden R. Kelly, Rene M. Kern, William J. Lansing, Matthew Nimetz, Clifton S. Robbins, Franchon M. Smithson, Tom C. Tinsley, Florian Wendelstadt and John Wong. The managing members of GAPLLC (other than Mr. Klaus Esser) are also the general partners of GAPCO and GAPCOII. GAP41, GAP57, GAPLLC, GAPCO and GAPCOII are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. William J. Lansing, a director of the Company, is a managing member of GAPLLC and a general partner of each of GAPCO and GAPCOII. The address for the various General Atlantic entities and each of the GAPLLC managing members (other than Messrs. Esser, Currie, Kelly, Kern, Lansing, Wendelstadt and Wong) is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830. The address for Messrs. Currie, Kelly and Lansing is c/o General Atlantic Service Corporation, 228 Hamilton Avenue, Palo Alto, California 94301. The address for Mr. Esser is Koenigsallee 62, 40212 Duesseldorf, Germany. The address for Messrs. Kern and Wendelstadt is 83 Pall Mall, Sixth Floor, London SW1Y 5ES, United Kingdom. The address for Mr. Wong is 24 Raffles Place, 29-04 Clifford Center, Singapore 048621.

(4)	Includes 2,003,936 shares held by GAP 41, GAP 57, GAPCO and GAPCO II as described in footnote 3 above. Mr. Lansing disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein.

(5)	Information is based solely on a Schedule 13G filed with the SEC on May 16, 2002. Shares are held by Symphony Technology II-A, L.P. which shares voting power and dispositive power with Symphony Technology II GP, LLC and Symphony Technology Group, LLC. The shares of Common Stock held by Symphony Technology II-A, L.P. include options to purchase 325,727 shares of Common Stock from another stockholder of the Company exercisable on or within 60 days of January 31, 2003. The address for the various Symphony entities is 101 Redwood Shores Parkway, Suite 210, Redwood City, CA 94065.

(6)	Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on May 16, 2002. Includes 651,455 shares of Common Stock held by Symphony Technology II-A, L.P. which shares voting power and dispositive power with Symphony Technology II GP, LLC and Symphony Technology Group, LLC. The shares of Common Stock held by Symphony Technology II-A, L.P. include options to purchase 325,727 shares of Common Stock from another stockholder of the Company exercisable on or within 60 days of January 31, 2003. Mr. Wadhwani is the C.E.O. and Managing Director of Symphony Technology II, GP, LLC and Symphony Technology Group, LLC. Symphony Technology II, GP, LLC is the general partner of Symphony Technology II-A, L.P. Mr. Wadhwani’s address is 101 Redwood Shores Parkway, Suite 210, Redwood City, CA 94065.

13

(7)	Information is based solely on a Schedule 13G filed with the SEC on January 16, 2003. According to the Schedule 13G, Merrill Lynch & Co., Inc. made this Schedule 13G filing on behalf of Merrill Lynch Investment Managers (“MLIM”) which has shared voting power and shared dispositive power with respect to the shares. According to the Schedule 13G, MLIM disclaims beneficial ownership of the shares. MLIM is an operating division of Merrill Lynch & Co., Inc. whose address is World Financial Center, North Tower, 250 Vessey Street, New York, NY 10381. Includes 447,943 shares of Common Stock held by Master Small Cap Value Trust as well as shares of Common Stock held by two Merrill Lynch & Co., Inc. indirectly-owned asset management subsidiaries, Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P. According to the Schedule 13G, Master Small Cap Value Trust also disclaims beneficial ownership of the shares. Master Small Cap Value Trust is a mutual fund managed by MLIM whose address is 800 Scudders Mill Road, Plainsboro, NJ 08536.

(8)	Information is based solely on a Schedule 13G filed with the SEC on February 13, 2003. Includes 536,681 shares of Common Stock held by TCV III (Q), L.P., 24,303 shares of Common Stock held by TCV III Strategic Partners, L.P., 20,191 shares of Common Stock held by TCV III, L.P. and 4,251 shares of Common Stock held by TCV III (GP) (the “TCV Funds”). Under the operating agreement of Technology Crossover Management III, L.L.C. (“TCM III”), which is the general partner of each of the TCV funds, Jay C. Hoag and Richard H. Kimball have the independent power to cause the funds managed by such entity to buy and sell securities of publicly traded companies. As a result, Messrs. Hoag and Kimball may be deemed to have sole dispositive power and shared voting power with regard to the securities held by the TCV Funds. Henry J. Feinberg, a director of the Company and a non-managing member of TCM III, may be deemed to share power with Messrs. Hoag and Kimball to cause the funds managed by such entity to buy and sell the securities of the Company and to direct the voting of the securities of the Company. Accordingly, Mr. Feinberg may also be deemed to have shared dispositive power and shared voting power with respect to the securities of the Company held by the TCV Funds. Each of TCM III and Messrs, Hoag, Kimball and Feinberg disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. The address for Messrs. Hoag, Kimball and Feinberg and each of these entities is c/o Technology Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301.

(9)	Includes 110,857 shares held by Hood Partnership, Ltd., 18,714 shares held by the Adam Belsky Irrevocable GST Exempt Trust, of which Mr. Hood is the sole trustee, and 91,666 shares subject to options that were exercisable on or within 60 days of January 31, 2003. Mr. Hood disclaims beneficial ownership of the shares held by the Adam Belsky Irrevocable GST Exempt Trust.

(10)	Includes 28,571 shares of vested restricted stock and 42,857 shares of restricted stock held by Mr. Cowan, which vest in five equal annual installments beginning November 6, 2003, over which Mr. Cowan currently holds sole voting power.

(11)	Includes 47,241 shares subject to options that were exercisable on or within 60 days of January 31, 2003.

(12)	Mr. Burstein ceased serving as Senior Vice President, Chief Financial Officer and Treasurer and as an executive officer of the Company on May 15, 2002, and his employment with the Company terminated on June 30, 2002. Includes 32,857 shares subject to options that were exercisable on or within 60 days of January 31, 2003, 142 shares held by Mr. Burstein’s spouse and 428 shares held by Mr. Burstein’s spouse as custodian for their children. Mr. Burstein’s address is c/o Navini Networks, 2240 Campbell Creek Boulevard, Suite 110, Richardson, TX 75082.

(13)	Includes 6,250 shares subject to options that were exercisable on or within 60 days of January 31, 2003. Mr. Rodek’s address is c/o Hyperion Solutions Corporation, 1344 Crossman Avenue, Sunnyvale, California 94089.

(14)	Mr. McMorris is a principal at GAP LLC and a director of the Company. He has no beneficial ownership of the securities held by the various General Atlantic entities described in footnote 3. The address for Mr. McMorris is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

(15)	Mr. Powell ceased serving as President and Chief Operating Officer and as an executive officer of the Company on October 3, 2002, and his employment with the Company terminated on October 31, 2002

14

and all of his options have terminated without having been exercised. Mr. Powell’s address is 4004 Euclid Avenue, Dallas, TX 75205.

(16)	Includes 145,157 shares subject to options that were exercisable on or within 60 days of January 31, 2003.

Item 13.	Certain Relationships and Related Transactions

      The Company has entered into an agreement with Symphony Service Corporation for offshore development services and Symphony Service Corporation is wholly owned by Symphony Technology II-A, L.P. The amounts payable, under such agreement during the fiscal year ended December 31, 2002, to Symphony Service Corporation totaled $213,562.50.

      The Company has entered into indemnification agreements with certain of its directors and current executive officers, pursuant to which the Company will indemnify such directors and executive officers in connection with his or her service as a director or executive officer of the Company.

      The Company has also entered into loan arrangements with certain of its executive officers. For information regarding these loan arrangements, see “Employment Agreements.” These loan arrangements pre-dated the enactment of the Sarbanes-Oxley Act of 2002.

Item 14.	Controls and Procedures

      Within the 90 days prior to the date of this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its periodic SEC filings is recorded, processed and reported within the time periods specified in the SEC’s rules and forms. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company’s periodic SEC filings.

      There were no significant changes in the Company’s internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

PART IV

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

      The Company is amending the Index to Exhibits to include the certifications required by 18 U.S.C. Section 1350, as adopted pursuant to the Sarbanes-Oxley Act of 2002, as Exhibit 99.2.

      (c) Exhibits

      The following Exhibit is filed herewith:

Exhibit
No.	Description

99.2	Certification pursuant to 18 U.S.C. Section 1850.

15

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 29, 2003.

EXE TECHNOLOGIES, INC.

By:	/s/ KENNETH R. VINES

Kenneth R. Vines
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOE COWAN Joe Cowan	President, Chief Executive Officer (Principal Executive Officer) and Director	April 29, 2003

/s/ KENNETH R. VINES Kenneth R. Vines	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	April 29, 2003

/s/ RAYMOND R. HOOD Raymond R. Hood	Chairman of the Board of Directors	April 29, 2003

/s/ GLEN A. DELL Glen A. Dell	Director	April 29, 2003

/s/ HENRY FEINBERG Henry Feinberg	Director	April 29, 2003

/s/ WILL LANSING Will Lansing	Director	April 29, 2003

/s/ MARC MCMORRIS Marc McMorris	Director	April 29, 2003

/s/ JEFFREY R. RODEK Jeffrey R. Rodek	Director	April 29, 2003

16

CERTIFICATION

I, Joe Cowan, certify that:

      1. I have reviewed this annual report on Form 10-K/ A of EXE Technologies, Inc.;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

      6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ JOE COWAN

Joe Cowan
President and Chief Executive Officer

Date: April 29, 2003

17

CERTIFICATION

I, Kenneth R. Vines, certify that:

      1. I have reviewed this annual report on Form 10-K/ A of EXE Technologies, Inc.;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

      6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ KENNETH R. VINES

Kenneth R. Vines
Senior Vice President,
Chief Financial Officer, Secretary and Treasurer

Date: April 29, 2003

18

APPENDIX G

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended June 30, 2003

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-30389

EXE Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	751719817 (I.R.S. Employer Identification Number)

8787 Stemmons Freeway

Dallas, Texas 75247
(Address including zip code of principal executive offices)

(214) 775-6000

(Registrant’s telephone number, including area code)

     Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).     Yes ☐          No ☑

      Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of July 31, 2003. Common stock, $0.01 par value, 6,665,681 shares outstanding.

G-1

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

1

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31,	June 30,
	2002	2003

		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,815,464	$32,006,559
Marketable securities, short-term	16,628,465	—
Accounts receivable, net of allowance for doubtful accounts and adjustments of approximately $4,161,000 and $4,182,000 at December 31, 2002 and June 30, 2003	16,904,889	14,994,227
Other receivables and advances	329,568	783,773
Prepaid and other current assets	2,747,074	2,489,265

Total current assets	57,425,460	50,273,824
Property and equipment, net	4,432,882	3,504,069
Goodwill, net	5,265,685	5,265,685
Intangible assets, net	1,499,891	1,166,557
Other assets	1,745,532	909,154

Total assets	$70,369,450	$61,119,289

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,094,823	$7,140,480
Accrued expenses	11,326,722	8,694,066
Accrued payroll and benefits	1,688,815	1,957,310
Deferred revenue	7,885,223	8,727,632
Current portion of long-term debt and capital lease obligations	521,458	511,189

Total current liabilities	30,517,041	27,030,677
Long-term debt and capital lease obligations, net of current portion	416,598	158,317
Long-term accrued expenses, net of current portion	8,888,841	7,629,606
Minority interest	198,779	163,413
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value: shares authorized — 20,000,000; none issued or outstanding	—	—
Common stock, voting, $.01 par value: shares authorized — 150,000,000; shares issued — 6,807,813 and 6,822,099 at December 31, 2002 and June 30, 2003	68,078	68,221
Additional paid-in capital	178,871,117	178,926,832
Treasury stock, at cost, 156,418 shares of common stock at December 31, 2002 and June 30, 2003	(3,645,859)	(3,645,859)
Accumulated deficit	(143,402,453)	(147,463,973)
Deferred compensation	(809,338)	(498,338)
Other comprehensive loss	(733,354)	(1,249,607)

Total stockholders’ equity	30,348,191	26,137,276

Total liabilities and stockholders’ equity	$70,369,450	$61,119,289

See accompanying notes.

2

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2002	2003	2002	2003

	(Unaudited)
Revenue:
Software license	$3,122,592	$3,464,701	$7,266,664	$6,140,504
Services and maintenance	12,831,201	12,659,741	24,694,834	23,663,851
Resale of software and equipment	2,000,300	3,241,443	5,099,369	4,540,912
Reimbursable expenses	477,017	456,690	1,006,215	890,376

Total revenue	18,431,110	19,822,575	38,067,082	35,235,643
Costs and expenses:
Cost of software licenses	86,305	170,275	199,381	470,144
Cost of services and maintenance	8,042,909	7,894,070	16,218,209	14,998,686
Cost of resale of software and equipment	1,655,829	2,651,260	4,228,063	3,630,576
Estimated loss on resale equipment sold to company in bankruptcy	—	—	—	456,866
Cost of reimbursable expenses	477,017	456,690	1,006,215	890,376
Sales and marketing	4,914,140	4,118,430	9,969,243	8,041,114
Research and development	2,907,218	2,234,622	5,960,601	4,797,067
General and administrative	3,018,315	3,009,549	6,195,616	5,733,063
Amortization of intangible assets	280,293	166,668	561,300	333,335
Warrant and stock compensation expense allocated to:
Cost of services and maintenance	87,946	69,402	175,892	138,804
Sales and marketing	45,446	22,400	90,892	44,800
Research and development	45,446	33,416	90,892	66,832
General and administrative	89,847	30,282	179,694	116,422
Loss on lease abandonment	3,998,862	—	3,998,862	—
Employee severance and other facility closure costs	2,487,769	—	2,487,769	—

Total costs and expenses	28,137,342	20,857,064	51,362,629	39,718,085

Operating loss	(9,706,232)	(1,034,489)	(13,295,547)	(4,482,442)

Other income (expense):
Interest income	302,356	84,110	633,333	247,579
Interest expense	(20,928)	(14,862)	(50,816)	(30,792)
Other	807,198	357,447	753,693	609,991

Total other income (expense)	1,088,626	426,695	1,336,210	826,778

Loss before minority interest and taxes	(8,617,606)	(607,794)	(11,959,337)	(3,655,664)
Minority interest in subsidiary (income) loss	(4,150)	(14,843)	(9,171)	35,366

Loss before taxes	(8,621,756)	(622,637)	(11,968,508)	(3,620,298)
Income tax provision	178,821	199,856	178,821	441,222

Net loss	$(8,800,577)	$(822,493)	$(12,147,329)	$(4,061,520)

Net loss per common share — basic and diluted	(1.34)	(0.12)	(1.85)	(0.61)

Weighted average number of common shares outstanding — basic and diluted	6,578,519	6,665,681	6,568,880	6,662,348

See accompanying notes.

3

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,

	2002	2003

	(Unaudited)
Cash Flow from Operating Activities:
Net loss	$(12,147,329)	$(4,061,520)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,277,576	1,399,877
Write-down of property and equipment	1,032,408	—
Provision for losses on receivables	1,581,825	332,889
Amortization of deferred compensation	537,370	366,858
Minority interest	9,171	(35,366)
Changes in operating assets and liabilities:
Accounts receivable	5,958,741	1,577,773
Other receivables and advances	126,826	(454,205)
Prepaids and other current assets	(681,054)	257,809
Other long-term assets	840,225	836,378
Accounts payable	(11,035)	(1,954,343)
Accrued payroll and benefits	281,684	268,495
Deferred revenue	922,068	842,409
Accrued expenses	1,841,161	(3,891,891)
Other	(566,652)	(553,602)

Net cash provided by (used in) operating activities	2,002,985	(5,068,439)
Cash Flow from Investing Activities:
Purchases of property and equipment	(452,463)	(100,381)
Purchase of marketable securities	(6,210,000)	—
Proceeds from sale and maturities of marketable securities	9,503,794	16,628,465

Net cash provided by investing activities	2,841,331	16,528,084
Cash Flow from Financing Activities:
Issuance of common stock for options and warrants	384,394	—
Payments on long-term debt and capital lease obligations	(218,628)	(268,550)

Net cash provided by (used in) financing activities	165,766	(268,550)

Net increase in cash and cash equivalents	5,010,082	11,191,095
Cash and cash equivalents at beginning of period	30,250,156	20,815,464

Cash and cash equivalents at end of period	$35,260,238	$32,006,559

See accompanying notes.

4

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Principles of Consolidation and Basis of Presentation

      EXE Technologies, Inc. (the Company or EXE) provides software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution, and inventory management. The Company operates from its headquarters in Dallas, Texas, and through its various subsidiary and sales offices serving North America, Europe, the Middle East, Asia and Australia. The accompanying unaudited consolidated financial statements include the accounts of EXE Technologies, Inc. and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for fiscal year end financial statements. In the opinion of management, all adjustments (consisting only of normal recurring entries) considered necessary for a fair presentation of the results have been included for the interim periods presented. Operating results for the three and six month periods ended June 30, 2003 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2003. These statements should be read in conjunction with the Company’s audited financial statements included in the Company’s Form 10-K for the year ended December 31, 2002.

      All share and per share amounts in the accompanying financial statements and footnotes have been adjusted to reflect the Company’s one for seven reverse stock split which was effective January 2, 2003.

2.	Net Loss Per Share

      The Company computes net income (loss) per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, “Earnings per Share” (SFAS 128). Basic net income (loss) per common share is computed using the weighted average number of shares of common stock outstanding during each period.

      Diluted net income (loss) per common share is computed using the weighted average number of shares of common stock outstanding during each period and common equivalent shares consisting of preferred stock, warrants and stock options (using the treasury stock method), if dilutive. Diluted loss per common share is the same as basic loss per common share for all periods presented because all potentially dilutive securities were anti-dilutive. The following table sets forth anti-dilutive securities that have been excluded from diluted earnings per share for the periods presented:

	As of June 30,

	2002	2003

Common stock options	1,298,100	1,414,596
Warrants	2,143	145,000

Total anti-dilutive securities excluded	1,300,243	1,559,596

5

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

3.	Comprehensive Loss

      Comprehensive loss includes foreign currency translation gains (losses) and unrealized gains (losses) on securities available for sale. The following table sets forth the calculation of comprehensive loss for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,

	2002	2003	2002	2003

Net loss	$(8,800,577)	$(822,493)	$(12,147,329)	$(4,061,520)
Foreign currency translation losses	(566,259)	(284,949)	(483,796)	(460,473)
Unrealized loss on securities available for sale	(12,032)	—	(128,355)	(55,780)

Total comprehensive loss	$(9,378,868)	$(1,107,442)	$(12,759,480)	$(4,577,773)

4.	Derivative Financial Instruments

      In January 2001, the Company began a foreign currency-hedging program to hedge certain nonfunctional currency exposure. Forward currency exchange contracts are utilized by the Company to reduce foreign currency exchange risks with the goal of offsetting foreign currency transaction gains and losses recorded for accounting purposes with gains and losses realized on the forward contracts. The Company does not hold derivative financial instruments for trading or speculative purposes.

      Gains and losses arising from the changes in the fair value of forward currency exchange contracts are recognized as a component of other income (expense). At June 30, 2003, the Company did not have any outstanding forward currency exchange contracts.

5.	Stock-Based Compensation Plans

      The Company accounts for its stock-based compensation plans utilizing the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). Under APB 25, if the exercise price of an employee’s stock option equals or exceeds the fair market value of the underlying stock on the date of grant, no compensation expense is recognized. Any compensation expense associated with employee stock options is recognized ratably over the vesting period of the underlying option. The Company accounts for stock-based compensation for non-employees under the fair value method prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123).

      Although SFAS 123 allows the APB 25 guidelines to be applied to accounting for stock options, SFAS 123 requires the disclosure of pro forma net income (loss) and earnings (loss) per share information as if the Company had accounted for its employee stock options under the fair value method. The following table

6

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

sets forth the pro forma information as if the provisions of SFAS 123 had been applied to account for stock-based employee compensation:

	Three Months Ended June 30,		Six Months Ended June 30,

	2002	2003	2002	2003

Reported net loss	$(8,800,577)	$(822,493)	$(12,147,329)	$(4,061,520)
Stock compensation expense recorded under the intrinsic value method prescribed by APB 25	268,685	155,500	537,370	366,858
Stock-based employee compensation determined under the fair value method	(1,489,677)	(780,980)	(2,979,354)	(1,872,026)

Pro forma net loss	$(10,021,569)	$(1,447,973)	$(14,589,313)	$(5,566,688)

Reported net loss per common share — basic and diluted	$(1.34)	$(0.12)	$(1.85)	$(0.61)

Pro forma net loss per common share — basic and diluted	$(1.52)	$(0.22)	$(2.22)	$(0.84)

      The fair value for options was estimated at the date of grant using a Black-Scholes options pricing model and the following weighted-average assumptions for the three and six months ended June 30, 2002 and 2003: a risk-free interest rate of 4.47% in 2002, 2.07% for the three months ended March 31, 2003, and 1.97% for the three months ended June 30, 2003; no dividend; an expected life of three to five years; and a volatility for grants of 0.93 in 2002, 0.70 for the three months ended March 31, 2003, and 0.92 for the three months ended June 30, 2003.

6.	Segment Information

      The Company provides software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution, and inventory management. All financial information is reviewed on a consolidated basis with additional information by geographic region used to make operating decisions and assess the results of the Company. Total assets are presented net of intercompany receivables and payables. The Company’s geographic information as of and for the three and six months ended June 30, 2002 and 2003 is as follows:

			Asia Pacific
			and the
	North America	Europe	Middle East	Eliminations	Total

Three months ended June 30, 2002
Revenue	$8,998,368	$4,848,868	$4,583,874	$—	$18,431,110
Amortization of intangible assets	280,293	—	—	—	280,293
Warrant and stock compensation expense	181,209	37,246	50,230	—	268,685
Provision for estimated loss on lease abandonment	3,900,000	98,862	—		3,998,862
Employee severance and other facility closure costs	2,252,745	133,105	101,919		2,487,769
Operating income (loss)	(10,028,920)	739,736	(417,048)	—	(9,706,232)

7

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

			Asia Pacific
			and the
	North America	Europe	Middle East	Eliminations	Total

Six months ended June 30, 2002
Revenue	$18,275,236	$10,103,861	$9,687,985	$—	$38,067,082
Amortization of intangible assets	560,586	714	—	—	561,300
Warrant and stock compensation expense	362,418	74,492	100,460	—	537,370
Provision for estimated loss on lease abandonment	3,900,000	98,862	—		3,998,862
Employee severance and other facility closure costs	2,252,745	133,105	101,919		2,487,769
Operating income (loss)	(13,707,715)	759,158	(346,990)	—	(13,295,547)
As of June 30, 2002
Property and equipment, net	$4,218,833	$1,094,648	$766,736	$—	$6,080,217
Total assets	81,017,460	3,985,191	1,159,911	(4,108,034)	82,054,528
Three months ended June 30, 2003
Revenue	$9,881,313	$4,897,782	$5,043,480	$—	$19,822,575
Amortization of intangible assets	166,668	—	—	—	166,668
Warrant and stock compensation expense	46,634	47,078	61,788	—	155,500
Operating income (loss)	(1,260,401)	399,066	(173,154)	—	(1,034,489)
Six months ended June 30, 2003
Revenue	$17,152,156	$9,154,113	$8,929,374	$—	$35,235,643
Amortization of intangible assets	333,335	—	—	—	333,335
Warrant and stock compensation expense	149,126	94,156	123,576	—	366,858
Operating income (loss)	(4,383,734)	551,229	(649,937)	—	(4,482,442)
As of June 30, 2003
Property and equipment, net	$2,254,843	$744,377	$504,849	$—	$3,504,069
Total assets	47,399,251	9,764,127	8,090,552	(4,134,641)	61,119,289

7.	Income Taxes

      Income tax provisions are primarily due to foreign withholding taxes and taxes on income earned by foreign subsidiaries. The Company has established a valuation allowance to reserve its net deferred tax assets due to the uncertainty of the timing and amount of future taxable income.

8.	Commitments and Contingencies

      The Company is involved in various legal actions and claims that arise in the normal course of business. In the opinion of management, the final disposition of these matters will not have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations. The Company establishes accruals for losses related to such matters that are probable and reasonably estimable. However, an unfavorable outcome of some or all of these matters could have a material effect on the Company’s business, financial condition, cash flows and results of operations.

8

EXE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

9.	Employee Severance and Lease Abandonment

      During the years ended December 31, 2001 and 2002, the Company implemented various cost reduction actions to lower the Company’s cost structure, including employee severance, the write-off of equipment and the abandonment of certain leased facilities. As a result, charges totaling approximately $14.3 million and $9.7 million were charged against operating results during the years ended December 31, 2001 and 2002, respectively. Of these charges, $6.5 million were recorded during the six months ended June 30, 2002, including $1.4 million for severance and other employee related costs for the termination of approximately 60 services, sales and marketing, development and administrative employees, $4.0 million for abandoned facility losses, and $1.1 million for other facility closure costs primarily for the write-down of property and equipment. Additionally, the 2002 charges included approximately $1.4 million in severance paid to the Company’s former Chief Executive Officer in March 2003, in accordance with his employment agreement.

      The Company has made cash payments of approximately $12.5 million, of which approximately $3.6 million was paid during the six months ended June 30, 2003. Additionally, the Company has written-off approximately $1.6 million in non-cash charges against the reserves established for these various cost reduction actions.

      Substantially all of the remaining liability of $9.9 million at June 30, 2003 related to the abandoned Dallas facility lease. Approximately $6.9 million of the liability is classified as a long term liability and is expected to be paid through 2009. The estimated liability includes estimates pertaining to sublease rates and vacancy periods. Although the Company does not anticipate significant changes, the actual costs may differ from these estimates.

      At June 30, 2003, the Company occupied less than 50% of the Dallas facility, most of which has been abandoned. The Company is attempting to sublease the unoccupied leased space and continues to have discussions with the lessor regarding a restructuring or a termination of the Dallas lease. If the Company is able to reach a settlement with the lessor on terms favorable to the Company, the settlement payment could significantly increase the Company’s near term cash requirements but could reduce monthly lease payments in the future. If a satisfactory settlement cannot be reached and the unoccupied space cannot be subleased, the Company will be required to continue to make significant scheduled lease payments and pay operating expenses over the remaining lease term and this could result in additional reserve requirements above those recorded at June 30, 2003.

10.	Related Party Transactions

      In October 2002, the Company entered into an agreement with a company in India to provide development services, with a minimum obligation of $2.1 million over a three-year period. A shareholder of the Company, who owns approximately 6% of the outstanding shares, has an indirect financial interest in the India operation. The Company believes that the terms of this agreement are on an arms length basis. The Company has expensed $0.7 million for these development services during the six months ended June 30, 2003.

9

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

      Management’s discussion and analysis of the financial condition and results of operations should be read in conjunction with the Certain Factors That May Affect Future Results included elsewhere in this Form 10-Q and the Company’s Critical Accounting Policies and Estimates included in the Company’s Form 10-K for the year ended December 31, 2002.

Overview

      We provide software that drives customers’ supply chain execution processes, including fulfillment, warehousing, distribution and inventory management. Our software solutions deliver the vital, frontline supply chain intelligence necessary to drive customer execution decisions and processes. Our products and services help customers worldwide to increase revenue, reduce distribution costs, manage inventory across the supply chain, and improve customer loyalty and satisfaction. We provide global service and support for our software from established facilities in North America, Europe, the Middle East, Asia, and Australia.

      In October 2002, we were notified by the NASDAQ Stock Market, Inc. that our common stock price had failed to maintain a minimum closing bid price greater than or equal to $1.00 for 30 consecutive trading days and thereby subjected our common stock to possible delisting from NASDAQ. In response, effective January 2, 2003, we completed a one for seven reverse stock split.

      We derive our revenue from the sale of software licenses; product related consulting, training, maintenance and support (collectively, “services and maintenance”); and the resale of software and equipment.

      Our business has been adversely impacted for the last two years by a number of factors. A major factor has been the global slowdown in customer spending for large-scale IT projects. We made significant progress in lowering our cost structure in the first six months of 2003. Sales and marketing, research and development and general and administrative expenses declined approximately $3.6 million, or 16.1%, compared to the first six months of 2002. Although our business volumes improved in the second quarter of 2003 and our net loss was significantly lower than in the previous quarters, we continue to have operating losses.

      In response to the less than satisfactory operating performance, we took a number of actions in 2002 to improve operating performance. First, we have substantially reduced our cost structure to more closely align with our current levels of revenue. These actions included, among other things, a 17% reduction in global headcount, the closure of our Philadelphia office, the consolidation of our North American professional services and development operations in Dallas and expanding our lower-cost offshore development activities. We also replaced our Chief Executive Officer and Chief Financial Officer, and eliminated the Chief Operating Officer function.

      As a result of these actions in 2002 and other actions taken in 2001, we made provisions for severance and related employee costs, facility closure costs and estimated losses on abandoned facilities totaling $9.7 million and $14.3 million in 2002 and 2001, respectively. Of these charges, $6.5 million were recorded in the second quarter of 2002. The remaining liability at June 30, 2003 is approximately $9.9 million, of which, $6.9 million is long-term and expected to be paid through 2009. Should additional cost reduction actions be required in the future or if management’s estimates of the losses on the current abandoned facility leases are inadequate, future provisions could be required.

Critical Accounting Policies and Estimates

      Our discussion and analysis of our financial condition and the results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make judgments regarding estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management bases its judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets

10

and liabilities that are not apparent from other sources. Although management evaluates these judgments on an ongoing basis, there can be no assurance that actual results will not ultimately differ from those estimates. For a more detailed explanation of these judgments, including our judgments relating to revenue recognition, allowance for doubtful accounts and adjustments, goodwill and intangible impairment, accruals for lease abandonment and employee termination costs, related party transactions, and contingencies you may refer to our Annual Report on Form 10-K for the year ended December 31, 2002.

Results of Operations

Three Months Ended June 30, 2003 Compared to the Three Months Ended June 30, 2002

Revenue

      Total Revenue. Total revenue increased $1.4 million, or 7.5%, to $19.8 million for the three months ended June 30, 2003, from $18.4 million for the three months ended June 30, 2002. International revenue accounted for 50.2% and 51.2% of total revenue during the three months ended June 30, 2003 and 2002, respectively. No single customer accounted for more than 10.0% of total revenue during the three months ended June 30, 2003 or 2002.

      Software License. Software license revenue of $3.5 million for the three months ended June 30, 2003 was $0.4 million, or 11.0%, higher than the $3.1 million recorded during the three months ended June 30, 2002. Software license revenue as a percentage of total revenue excluding reimbursable expenses was 17.9% for the three months ended June 30, 2003 versus 17.4% for the three months ended June 30, 2002. The growth in software license revenue was primarily attributable to a higher volume in Europe.

      Services and Maintenance. Services and maintenance revenue declined $0.1 million, or 1.3%, to $12.7 million for the three months ended June 30, 2003 from $12.8 million for the three months ended June 30, 2002. Services and maintenance revenue as a percentage of total revenue excluding reimbursable expenses declined to 65.4% for the three months ended June 30, 2003 from 71.5% for the three months ended June 30, 2002. This decline is largely attributed to a larger volume of resale software and equipment shipments during the three months ended June 30, 2003. Services and maintenance revenue during the current quarter increased $1.7 million, or 15.0%, when compared with the preceding three months ended March 31, 2003. This increase was attributed to a large implementation rollout project for a customer in Japan.

      Resale Software and Equipment. Resale software and equipment revenue increased $1.2 million, or 62.0%, to $3.2 million for the three months ended June 30, 2003, from $2.0 million for the three months ended June 30, 2002. Resale software and equipment as a percentage of total revenue excluding reimbursable expenses was 16.7% for the three months ended June 30, 2003 versus 11.1% for the three months ended June 30, 2002. This increase was due to a higher volume of shipments in the North American region. Resale software and equipment revenue increased $1.9 million when compared with the preceding three months ended March 31, 2002. This increase is attributed to an increase in resale revenues from our North American region.

Costs and Expenses

      Cost of Software Licenses. Cost of software licenses consists primarily of royalties associated with software used to develop our software products, the cost of reproduction, and the cost of complementary software applications that we purchase to sell to our customers. Cost of software licenses represented 4.9% of software license revenue for the three months ended June 30, 2003 and 2.8% for the three months ended June 30, 2002. The increase in cost of software licenses as a percentage of software license revenue was attributed to an increase in purchasing of complementary software that was sold during the three months ended June 30, 2003.

      Cost of Services and Maintenance. Cost of services and maintenance consists primarily of salaries of professional staff and costs associated with implementation, consulting and training services, hotline telephone support, new releases of software and updating user documentation. As a percentage of services and maintenance revenue, cost of services and maintenance was approximately 62.4% for the three months ended

11

June 30, 2003 compared to 62.7% for the three months ended June 30, 2002. Cost of services and maintenance decreased 1.9%, or $0.1 million, to $7.9 million for the three months ended June 30, 2003, from $8.0 million for the three months ended June 30, 2002. Increased costs during the current quarter associated with the use of a subcontractor to perform a large implementation rollout project for a customer in Japan were substantially offset by lower internal staff costs and higher staff utilization.

      Cost of Resale Software and Equipment. Cost of resale software and equipment consists primarily of the costs of the database software tools and hardware we purchase to resell to our customers. Cost of resale software and equipment increased $1.0 million, or 60.1%, to $2.7 million for the three months ended June 30, 2003, from $1.7 million for the three months ended June 30, 2002. This increase was due to a large resale transaction for a customer in our North American region during the current quarter. As a percentage of resale software and equipment revenue, cost of resale software and equipment was 81.8% for the three months ended June 30, 2003, and 82.8% for the three months ended June 30, 2002.

      Sales and Marketing. Sales and marketing expenses consist primarily of salaries, commissions, bonuses, recruiting costs, travel, marketing materials and trade shows. Sales and marketing expenses declined $0.8 million, or 16.2%, to $4.1 million for the three months ended June 30, 2003, from $4.9 million for the three months ended June 30, 2002. The decline was related primarily to a 26.0% reduction in the number of sales and marketing employees and lower marketing expense. As a percentage of total revenue excluding reimbursable expenses, sales and marketing expenses declined to 21.3% for the three months ended June 30, 2003, from 27.4% for the three months ended June 30, 2002.

      Research and Development. Research and development expenses consist primarily of salaries and other personnel-related costs for our product development activities. Research and development expenses declined $0.7 million, or 23.1%, to $2.2 million for the three months ended June 30, 2003, from $2.9 million for the three months ended June 30, 2002. As a percentage of total revenue excluding reimbursable expenses, research and development expenses decreased to 11.5% for the three months ended June 30, 2003, from 16.2% for the three months ended June 30, 2002. As a part of our cost reduction program, in late 2002 we signed a three-year agreement with a company to provide offshore development resources in India at a cost that is lower than our historic development costs. Additionally, we reduced the number of full time research and development employees in North America.

      General and Administrative. General and administrative expenses consist primarily of salaries and other personnel-related costs of our finance, human resources, information systems, administrative, legal and executive departments, insurance costs and the costs associated with legal, accounting, and other administrative services. General and administrative costs were unchanged at $3.0 million for the three months ended June 30, 2003, and 2002. As a percentage of total revenue excluding reimbursable expenses, general and administrative expenses decreased to 15.5% for the three months ended June 30, 2003, from 16.8% for the three months ended June 30, 2002.

      Amortization of Intangible Assets. Amortization of intangible assets relates primarily to acquired developed software technology and assets acquired in connection with the 1997 acquisition of Dallas Systems. Amortization of intangible assets decreased $0.1 million to $0.2 million for the three months ended June 30, 2003, from $0.3 million for the three months ended June 30, 2002. The decline from the prior year is attributed to intangible assets acquired in the 1997 acquisition of Dallas Systems that were fully amortized in the final quarter of the prior year. In November of 2001 and July of 2002, we acquired a total of $2.0 million of developed software technology that has resulted in $0.2 million in amortization during the three months ended June 30, 2003.

      Non-Cash Warrant and Stock Compensation. Non-cash warrant and stock compensation expense relates to the amortization of deferred compensation recorded primarily in connection with stock options granted to employees. The deferred compensation recorded represented the difference between the exercise price and the deemed fair value of our common stock on the date of grant of these options. Non-cash warrant and stock compensation expense decreased $0.1 million to $0.2 million for the three months ended June 30, 2003, from $0.3 million for the three months ended June 30, 2002.

12

      Estimated Provisions for Lease Abandonment, Employee Severance and Other Facility Closure Costs. In response to the continued global slowdown in customer spending for large-scale IT projects, we launched additional cost reduction actions during the second quarter of 2002. These actions, which included the consolidation of the U.S. professional services and development activities into one location in Dallas and the expansion of our offshore development operations, resulted in a charge of approximately $6.5 million in the second quarter of 2002. The provisions consisted of approximately $1.4 million for estimated severance and other employee related costs for the termination of approximately 60 services, sales and marketing, development and administrative employees and approximately $1.1 million for the estimated loss on the abandonment of leased office space in Philadelphia. Additionally, we provided $2.9 million for additional estimated losses associated with facilities previously abandoned and $1.1 million in other facility closure costs primarily for the write-down of property and equipment.

      Other Income (Expense). Other income (expense) consists of gains and losses from currency fluctuations, interest expense, and interest income on investments. Other income declined $0.7 million to $0.4 million during three months ended June 30, 2003 compared to $1.1 million during the three months ended June 30, 2002. This decline was primarily due to lower foreign currency gains and lower interest earned on investment securities.

      Income Taxes. An income tax provision of $0.2 million was recognized during the three months ended June 30, 2003 and 2002. The income tax provisions were primarily due to foreign withholding taxes and taxes on income earned by foreign subsidiaries.

Six Months Ended June 30, 2003 Compared to the Six months Ended June 30, 2002

Revenue

      Total Revenue. Total revenue decreased $2.9 million, or 7.4%, to $35.2 million for the six months ended June 30, 2003, from $38.1 million for the six months ended June 30, 2002. International revenue accounted for 51.3% and 52.0% of total revenue during the six months ended June 30, 2003 and 2002, respectively. No single customer accounted for more than 10.0% of total revenue during the six months ended June 30, 2003 or 2002.

      Software License. Software license revenue of $6.1 million for the six months ended June 30, 2003 was $1.2 million, or 15.5%, lower than the $7.3 million recorded during the six months ended June 30, 2002. Software license revenue as a percentage of total revenue excluding reimbursable expenses was 17.9% for the six months ended June 30, 2003 versus 19.6% for the six months ended June 30, 2002. The lower software license revenue primarily occurred in our North America and Asia Pacific regions.

      Services and Maintenance. Services and maintenance revenue declined $1.0 million, or 4.2%, to $23.7 million for the six months ended June 30, 2003 from $24.7 million for the six months ended June 30, 2002. The lower license revenue of the last several quarters has impacted services and maintenance revenues, since there have been fewer software implementation projects. As a result, revenue from consulting services has declined. Services and maintenance revenue as a percentage of total revenue excluding reimbursable expenses increased to 68.9% for the six months ended June 30, 2003 from 66.6% for the six months ended June 30, 2002.

      Resale Software and Equipment. Resale software and equipment revenue decreased $0.6 million, or 11.0%, to $4.5 million for the six months ended June 30, 2003, from $5.1 million for the six months ended June 30, 2002. This decline was due to the exclusion of $0.5 million of revenue associated with resale equipment sold to a customer during the first quarter of 2003 that subsequently filed for bankruptcy. We did not recognize this revenue from the resale equipment sale and provided an estimated loss for the cost of the equipment. Resale software and equipment as a percentage of total revenue excluding reimbursable expenses was 13.2% for the six months ended June 30, 2003 versus 13.8% for the six months ended June 30, 2002.

Costs and Expenses

      Cost of Software Licenses. Cost of software licenses represented 7.7% of software license revenue for the six months ended June 30, 2003 and 2.7% for the six months ended June 30, 2002. The increase in cost of

13

software licenses as a percentage of software license revenue was attributed to an increase in purchasing of complementary software that was sold during the six months ended June 30, 2003.

      Cost of Services and Maintenance. Cost of services and maintenance were lower by 7.5%, or $1.2 million, to $15.0 million for the six months ended June 30, 2003, from $16.2 million for the six months ended June 30, 2002. As a percentage of services and maintenance revenue, cost of services and maintenance was approximately 63.4% for the six months ended June 30, 2003 compared to 65.7% for the six months ended June 30, 2002. This improvement was due to improved utilization of our staff and the reduced number of full time services and maintenance employees.

      Cost of Resale Software and Equipment. Cost of resale software and equipment decreased $0.6 million, or 14.1%, to $3.6 million for the six months ended June 30, 2003, from $4.2 million for the six months ended June 30, 2002. As a percentage of resale software and equipment revenue, cost of resale software and equipment was improved to 80.0% for the six months ended June 30, 2003, compared to 82.9% for the six months ended June 30, 2002, due to sales of higher margin database software during 2003.

      Estimated Loss on Resale Equipment Sold to Company in Bankruptcy. We sold approximately $0.5 million of resale equipment early in the first quarter of 2003 to a customer who subsequently filed bankruptcy in April 2003. As a result, we did not recognize the revenue from the equipment sale and provided $0.5 million loss for the cost of the equipment.

      Sales and Marketing. Sales and marketing expenses declined $2.0 million, or 19.3%, to $8.0 million for the six months ended June 30, 2003, from $10.0 million for the six months ended June 30, 2002. The decline was related primarily to a 25.0% reduction in the number of sales and marketing employees. As a percentage of total revenue excluding reimbursable expenses, sales and marketing expenses declined to 23.4% for the six months ended June 30, 2003, from 26.9% for the six months ended June 30, 2002.

      Research and Development. Research and development expenses declined $1.2 million, or 19.5%, to $4.8 million for the six months ended June 30, 2003, from $6.0 million for the six months ended June 30, 2002. As a percentage of total revenue excluding reimbursable expenses, research and development expenses decreased to 14.0% for the six months ended June 30, 2003, from 16.1% for the six months ended June 30, 2002. As a part of our cost reduction program, in late 2002 we signed a three-year agreement with a company to provide offshore development resources in India at a cost that is lower than our historic development costs. Additionally, we reduced the number of full time research and development employees in North America.

      General and Administrative. General and administrative costs declined $0.5 million, or 7.5%, to $5.7 million for the six months ended June 30, 2003, from $6.2 million for the six months ended June 30, 2002. The decline is largely attributed to lower depreciation costs due to asset disposals and retirements and lower payroll cost due to staff reductions. As a percentage of total revenue, excluding reimbursable expenses, general and administrative expenses were 16.7% for both the six months ended June 30, 2003 and 2002.

      Amortization of Intangible Assets. Amortization of intangible assets relates primarily to acquired developed software technology and assets acquired in connection with the 1997 acquisition of Dallas Systems. Amortization of intangible assets decreased $0.3 million to $0.3 million for the six months ended June 30, 2003, from $0.6 million for the six months ended June 30, 2002. The decline from the prior year is attributed to intangible assets acquired in the 1997 acquisition of Dallas Systems that were fully amortized in the final quarter of the prior year. In November of 2001 and July of 2002, we acquired a total of $2.0 million of developed software technology that has resulted in $0.3 million in amortization during the six months ended June 30, 2003.

      Non-Cash Warrant and Stock Compensation. Non-cash warrant and stock compensation expense relates to the amortization of deferred compensation recorded primarily in connection with stock options granted to employees. The deferred compensation recorded represented the difference between the exercise price and the deemed fair value of our common stock on the date of grant of these options. Non-cash warrant and stock compensation expense decreased $0.1 million to $0.4 million for the six months ended June 30, 2003, from $0.5 million for the six months ended June 30, 2002.

14

      Estimated Provisions for Lease Abandonment, Employee Severance and Other Facility Closure Costs. During the years ended December 31, 2001 and 2002, the Company implemented various cost reduction actions to lower the Company’s cost structure, including employee severance, the write-off of equipment and the abandonment of certain leased facilities. As a result, charges totaling approximately $14.3 million and $9.7 million were charged against operating results in 2001 and 2002, respectively. Of these charges, $6.5 million were recorded during the six months ended June 30, 2002.

      We have made payments of approximately $12.5 million, of which approximately $3.6 million were paid during the six months ended June 30, 2003, and have written-off approximately $1.6 million in non-cash charges against the reserves established for the various cost reduction actions that occurred during 2002 and 2001. The remaining liability at June 30, 2003 is approximately $9.9 million, of which $6.9 million is long-term and is expected to be paid though 2009. The reserves include estimates pertaining to sublease rates, vacancy periods, employee separation costs and settlement of contractual obligations. Although we do not anticipate significant changes, the actual costs may differ from these estimates.

      Other Income (Expense). Other income declined $0.5 million to $0.8 million during the six months ended June 30, 2003 compared to $1.3 million during the six months ended June 30, 2002. This decline was primarily due to lower foreign currency gains and lower interest earned on investment securities.

      Income Taxes. An income tax provision of $0.4 million and $0.2 million was recognized during the six months ended June 30, 2003 and 2002, respectively. The income tax provisions were primarily due to foreign withholding taxes and taxes on income earned by foreign subsidiaries.

Liquidity and Capital Resources

      We have funded our operations through the issuance of our preferred and common stock, bank borrowings and cash flow from operations. As of June 30, 2003 we had approximately $32.0 million in cash and marketable securities, a decline of approximately $5.4 million from the end of 2002.

      Net cash used by operating activities was approximately $5.1 million for the six months ended June 30, 2003. The net loss adjusted for non-cash adjustments (depreciation and amortization, provision for losses on receivables, amortization of deferred compensation, and minority interest) was approximately $2.0 million, and operating assets and liabilities consumed approximately $3.1 million of cash. Although we generated approximately $1.6 million of cash by lowering our receivable days from 80 days in the fourth quarter of 2002 to 68 days in the second quarter of 2003, we used approximately $4.7 million of cash primarily from the reduction of accounts payable and accrued liabilities. The reduction of accounts payable was primarily due to payments to resale software and equipment vendors related to resale equipment deliveries that were made in the fourth quarter of 2002. The reduction of accrued liabilities was due primarily to payments for employee severance and lease payments on our abandoned Dallas facility related to cost reduction actions taken during 2002. Net cash provided by operating activities was approximately $2.0 million for the comparable six month period in 2002.

      During the six months ended June 30, 2003, we used approximately $0.1 million for capital expenditures and approximately $0.3 million for scheduled debt payments. Capital expenditures in the first half of 2002 were approximately $0.5 million. Net cash provided by financing activities was $0.2 million for the six months ended June 30, 2002. We expect that capital expenditures will not exceed $1.0 million for the next 12 months.

      In October 2002, we entered into a revolving line of credit agreement with a financial institution under which we can borrow up to $10.0 million over a two-year period. The agreement contains certain financial covenants, including a minimum $10.0 million cash and marketable securities balance, restrictions on dividends and the facility is secured with all of our tangible assets. Borrowings for half of the revolving credit line will be based on a defined borrowing base, while the balance does not contain this restriction. Interest on any borrowings will be at the prime rate, and we will pay a fee on the unused portion of the line of credit of 0.375% per annum. As of June 30, 2003, we have had no borrowings under this agreement.

      We currently have operating lease obligations of approximately $40.7 million. Approximately $37.2 million of the total lease obligations relate to our Dallas facility lease for approximately 195,000 square feet,

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which expires in 2015. Currently, we occupy less than 50% of the Dallas facility and we are attempting to sublease the unoccupied leased space. A provision has been made for estimated losses on the portion of the Dallas lease that has been abandoned (see Note 9 of the Notes to the Consolidated Financial Statements included elsewhere herein), but cash payments will be required for the remaining term of the existing lease obligation.

      We have had discussions with the lessor regarding a restructuring or a termination of the Dallas lease. To date, we have been unable to reach an agreement acceptable to us. If we are able to reach a settlement with the lessor on terms favorable to the Company, the settlement payment could significantly increase our near term cash requirements, but could reduce monthly lease payments in the future. If a satisfactory settlement cannot be reached and the unoccupied space cannot be subleased, we will be required to continue to make the significant scheduled lease payments and pay operating expenses over the remaining lease term and this could result in additional reserve requirements above those recorded at June 30, 2003.

      We believe that our existing working capital and the availability of cash under the revolving credit line will be sufficient to fund our operations for at least the next year. However, there can be no assurance that we will not require additional financing in the future. We cannot be sure that we will be able to obtain any additional required financing or that, if we can, the terms will be acceptable to us.

      We do not engage in any activities involving special purpose entities or off-balance sheet financing.

Special Note Regarding Forward-Looking Statements

      In addition to historical information, this filing and our Annual Report on Form 10-K contain forward-looking statements. Any statements contained herein (including, without limitation, statements to the effect that EXE or its management “believes,” “expects,” “anticipates,” “plans,” “estimates,” “predicts,” “seeks,” “intends” and similar expressions) that relate to future events or conditions should be considered forward-looking statements. The forward-looking statements are made pursuant to safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to; those discussed in the section entitled “Certain Factors That May Affect Future Results” below and in subsequently and previously filed reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no obligations to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise.

Certain Factors That May Affect Future Results

Risks Relating to Our Business

Our customers may continue to delay or cancel spending on software and services because of the current economic climate.

      Since the beginning of 2001, some companies have experienced financial difficulties or uncertainty and, as a result, have delayed or canceled spending on information technology projects such as fulfillment software and services. If companies continue to delay, or cancel, their information technology initiatives because of the current economic climate, or for other reasons, our business, financial condition and results of operations could be materially adversely affected.

We can give you no assurance that we will be able to maintain or grow our level of revenue or achieve profitability in the future.

      Our future operating results may be affected by any of the following factors:

•	a continued decline in general economic conditions;

•	the level of market acceptance of, and demand for, our software;

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•	the overall growth rate of the markets in which we compete;

•	our competitors’ products and prices;

•	our ability to establish strategic marketing relationships;

•	our ability to develop and market new and enhanced products;

•	our ability to successfully train alliance companies and consulting organizations;

•	our ability to control costs;

•	changes in our products and services mix; and

•	our ability to train and expand our direct sales force and indirect distribution channels worldwide.

We may not be profitable in the future.

      With the exception of the third and fourth quarters of the year ended December 31, 2000, we have experienced quarterly and annual losses since the formation of EXE in September 1997. We experienced net losses of $63.9 million in 2001, $23.8 million in 2002 and $4.1 million for the six months ended June 30, 2003. We may continue to incur losses on both a quarterly and an annual basis. Moreover, we expect to continue to incur significant sales and marketing, research and development and general and administrative expenses and, as a result, we will need to generate significant revenue to report net income in future periods. We may not achieve our planned growth or generate sufficient revenue to report net income in future periods.

Our non-cancelable, long-term lease of office space in Dallas, Texas is substantially in excess of our expected facility requirements resulting in significant future cash obligations for unused office space, which could negatively impact our financial condition in the future.

      We lease approximately 195,000 square feet of office space in Dallas, Texas under a lease that extends to 2015. Amounts due the landlord over the remaining term of the lease are in excess of $37.2 million. Currently, we occupy less than 50% of the Dallas facility and we are attempting to sublease the unoccupied leased space. A provision has been made for estimated losses on the portion of the Dallas lease that has been abandoned (see Note 9 of the Notes to the Consolidated Financial Statements included elsewhere herein), but cash payments will be required for the remaining term of the existing lease obligation.

      We have had discussions with the lessor regarding a restructuring or a termination of the Dallas lease. To date, we have been unable to reach an agreement acceptable to us. If we are able to reach a settlement with the lessor on terms favorable to the Company, the settlement payment could significantly increase our near term cash requirements, but could reduce monthly lease payments in the future. If a satisfactory settlement cannot be reached and the unoccupied space cannot be subleased, we will be required to continue to make the significant scheduled lease payments and pay operating expenses over the remaining lease term and this could result in additional reserve requirements above those recorded at June 30, 2003.

Our revenue could decline if our customers do not continue to accept our existing products, including fulfillment and collaboration products.

      We expect to derive a majority of our product license revenue in the future from our fulfillment and collaboration products and their components. Our business depends on continued customer acceptance of these products and the release, introduction and customer acceptance of new products. We expect that we will continue to depend on revenue from new and enhanced versions of our fulfillment and collaboration products, and our revenue could decline if our target customers do not continue to adopt and expand their use of these products and their components.

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Our quarterly operating results depend heavily on software license revenue, which is difficult to forecast and may fluctuate.

      Our quarterly software license revenue is difficult to forecast because our sales cycles, from initial evaluation to delivery of software, vary substantially from customer to customer. Revenue in any quarter is dependent on orders received, contracts signed and products shipped in that quarter. We typically recognize the majority of our revenue in the last month of the quarter, frequently in the last week or even days of the quarter. In addition, the timing of large individual license sales is difficult for us to predict, and, in some cases, transactions are concluded later than anticipated. Since our operating expenses are based on anticipated revenue levels and most of our operating expenses, particularly personnel and facilities costs, are relatively fixed in advance of any particular quarter, any revenue shortfall may cause fluctuations in operating results in any particular quarter. We can give you no assurance that revenue will grow in future periods, that revenue will grow at historical rates, or that we will achieve and maintain positive operating margins in future quarters. If revenue falls below our expectations in a particular quarter, our operating results could be harmed.

Because our sales cycles are lengthy and subject to uncertainties, it is difficult to forecast our sales, and the delay or failure of a significant software license transaction or our inability to anticipate a delay could harm our operating results.

      Our software is used for mission critical division- or enterprise-wide purposes and involves a significant commitment of resources by customers. A customer’s decision to license our software usually involves the evaluation of the available alternatives by a number of personnel in multiple functional and geographic areas, each often having specific and conflicting requirements. Accordingly, we typically must expend substantial resources educating prospective customers about the value of our solutions. For these and other reasons, the length of time between the date of initial contact with the potential customer and the execution of a software license agreement typically ranges from three to nine months, and is subject to delays over which we may have little or no control. As a result of the length and variability of the sales cycle for our software products, our ability to forecast the timing and amount of specific sales is limited, and the delay or failure to complete one or more anticipated large license transactions could harm our operating results.

We depend on the services of a number of key personnel. A loss of any of these personnel could disrupt our operations and result in reduced revenue.

      Our success depends on the continued services and performance of our senior management staff. The loss of the services of any of our senior management staff or key employees could seriously impair our ability to operate and achieve our objectives, which could reduce our revenue. We have employment agreements with all of our executive officers. However, these employment agreements do not prevent key employees from voluntarily terminating their employment with us.

Failure to expand our alliance relationships with consulting firms and complementary software vendors and to establish new strategic alliances may slow acceptance of our software and delay the growth of our revenue.

      To supplement our direct sales force and our implementation capabilities, we have established strategic marketing alliances with consulting firms and complementary software vendors, and we rely on them to recommend our software to their customers and to periodically install and support our software. To increase our sales and implementation capabilities, one of our key strategies is to expand our existing relationships and establish new strategic alliances with consulting firms and complementary software vendors. The loss of, or failure to expand, existing relationships or our failure to establish new strategic alliances could limit the number of transactions we may complete, may result in our inability to recognize revenue and may harm our operating results.

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If our new or enhanced products do not gain market acceptance, our business and results of operations would be harmed.

      The growth of our business will depend on the successful development, introduction and acceptance of new and enhanced versions of our products. The introduction of new or enhanced products requires that we manage the transition from existing products to these new or enhanced products. We have recently introduced our EXceed AIM and EXceed SNx software solutions to work in conjunction with our existing fulfillment software suite in order to extend our product reach into complementary markets. We expect to derive a portion of our revenues in the future from new and enhanced products currently being developed, including EXceed AIM and EXceed SNx. If EXceed AIM and EXceed SNx and our other new and enhanced products do not gain market acceptance, our revenues may decline. Factors that may affect the market acceptance of EXceed AIM and EXceed SNx and our other new and enhanced products, some of which are beyond our control, may include:

•	the changing requirements of our industry;

•	the performance, quality and price of our new and enhanced products; and

•	the availability, performance, quality and price of competing products and technologies.

We may experience delays in the scheduled introduction of new or upgraded software, and our software may contain undetected errors or “bugs,” resulting in loss of revenue and harm to our reputation.

      Historically, we have issued significant new software products or new releases of our software periodically, with interim releases issued more frequently. Our software is particularly complex, because it must perform in environments operating multiple computer systems and respond to customer demand for high performance fulfillment, warehousing and distribution applications and major new product enhancements. Our software requires long development and testing periods before it is commercially released. For example, the development cycle for the introduction of our EXceed Crossdock component took approximately nine months. If we experience delays in the scheduled introduction of new software or software upgrades, our customers may become dissatisfied and our reputation and operating results could be harmed.

      Also, despite testing by us, our software may contain undetected errors or “bugs.” In the past, we have discovered software bugs in new versions of our software after its release. We may experience software bugs in the future. These bugs could result in a delay or loss of revenue, diversion of development resources, damage to our reputation, increased service and warranty costs, or impaired market acceptance and sales of this software, any of which could harm our operating results.

If we are unable to timely collect our accounts receivable, our cash flow will be harmed.

      Although we have recently improved on the time required to collect accounts receivable from our customers, there is no assurance that this trend will continue. Historically, we have experienced longer receivable collection periods that have largely been attributed to the deterioration of certain of our customers’ financial condition due to the negative economic climate in the United States and the international markets we serve. The failure of any significant customer to pay for our products on a timely basis could adversely affect our results of operations and our operating cash flow.

If we do not expand our customer base, our business may not grow.

      Our growth is dependent in part on our ability to attract new customers for our products. We derive a substantial portion of our revenue from the sale of additional products and services to our existing customers. If we are unable to expand our customer base by attracting new customers for our products, our business will suffer. In addition, a material reduction in the demand for our products and services from our existing customers would have a material adverse effect on our business, financial condition and results of operations.

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Our international operations are subject to heightened risks. If any of these risks actually occur, our earnings could decline.

      International revenue accounted for approximately 51.3% of our total revenue during the six months ended June 30, 2003, 52.2% of our total revenue during the year ended December 31, 2002, and 46.6% of our total revenue during the year ended December 31, 2001.

      Our international operations are subject to risks inherent in international business activities, including:

•	difficulty in staffing and managing geographically diverse operations;

•	longer accounts receivable payment cycles in certain countries;

•	compliance with a variety of foreign laws and regulations;

•	unexpected changes in regulatory requirements and overlap of different tax structures;

•	greater difficulty in safeguarding intellectual property;

•	trade restrictions;

•	changes in tariff rates and import and export licensing requirements; and

•	general economic conditions in international markets.

      In addition, we have expanded our offshore research and development activities. In the instance of a political upheaval in certain regions, our development process could be severely disrupted. Our operating results could be negatively impacted if these or other factors affect international operations.

      Approximately 25.3% of our revenues were from our Asia Pacific region during the six months ended June 30, 2003, where the Severe Acute Respiratory Syndrome (SARS) outbreak has occurred. Although we are hopeful that our business will not be significantly impacted by the uncertainty caused by the SARS outbreak, revenues could be negatively impacted until this illness is controlled.

Because many of our customers pay us in foreign currencies, we may be exposed to exchange rate risks and our profitability may suffer due to currency fluctuations.

      A majority of the revenue and expenses incurred by our international operations are denominated in currencies other than the United States dollar. In particular, our revenue and costs of operations in Japan and Singapore are denominated in Japanese Yen and Singapore Dollars and in Europe some of our contracts are denominated in the Euro. Exchange rate fluctuations have caused and will continue to cause currency transaction gains and losses. We experienced currency transaction gains (losses) of $0.7 million for the six months ended June 30, 2003, $1.2 million for the year ended December 31, 2002, and $(0.5) million for the year ended December 31, 2001. We can give you no assurance that currency transaction losses will not adversely affect our results in future periods.

Our success depends on our ability to attract and retain key personnel, in particular knowledgeable and experienced sales and marketing personnel and professional services personnel. If we are unable to attract these personnel and use them efficiently, our ability to sell and implement our software could be harmed.

      We believe our success will depend significantly on our ability to attract, motivate and retain highly skilled technical, managerial, consulting, sales and marketing personnel and professional services personnel. We compete intensely for these personnel, and we may be unable to achieve our personnel goals. Our failure to attract, motivate and retain such highly skilled personnel could seriously limit our ability to expand our business.

      Our operating performance, personnel reductions and lower stock price over the last two years has made it difficult to retain key personnel. There is no assurance we will be able to retain our key personnel in the future.

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      Also, we believe our success will depend on our ability to productively manage our personnel. Any significant growth in software license revenue will likely generate the need for more professional services personnel to deploy and implement software and to train customers. A shortage in the number of trained personnel, either within our Company or available from outside consulting firms, could limit our ability to implement our software on a timely and cost-effective basis. Our operating performance will suffer if we generate insufficient revenue to cover growth-related expenses, significantly strain management resources with additional responsibilities, fail to successfully expand our relationships and develop additional relationships with third-party implementers and complementary software vendors or fail to have sufficiently trained sales and marketing personnel and professional services personnel.

The length and complexity of our implementation cycle may result in implementation delays, which may cause customer dissatisfaction.

      The introduction of new products and the size and complexity of some of our software implementations can result in lengthy implementation cycles and may result in delays. These delays could result in customer dissatisfaction, which could adversely affect our reputation. Additional delays could result if we fail to attract, train and retain services personnel, or if our alliance companies fail to commit sufficient resources towards implementing our software. These delays and resulting customer dissatisfaction could harm our reputation and cause our revenue to decline.

The use of fixed-price service contracts subjects us to the risk that we may not successfully complete these contracts on budget.

      We offer software implementation and related consulting services to our customers. Although we typically provide services on a “time and material” basis, we have from time to time entered into fixed-price service contracts, and we expect that some customers will demand these contracts in the future. These contracts specify certain milestones to be met by us regardless of actual costs incurred in meeting those obligations. If we are unable to successfully complete these contracts on budget, our earnings could suffer.

We rely on software licenses that may be terminated or unavailable to us on commercially reasonable terms.

      We market and resell, under license, third party software, including:

•	software embedded in our products;

•	software that enables our software to interact with other software systems or databases; and

•	software in conjunction with which our software operates.

      We also license software tools used to develop our software and software for internal systems. We cannot assure you that the third party software or software tools will continue to be available to us on commercially reasonable terms. The loss or inability to maintain any of these software licenses could result in delays or reductions in product shipments until equivalent software could be identified and licensed or compiled, which could harm our business.

We could be subject to legal actions by former personnel, which could be costly, divert management time and attention and harm our operating results.

      During 2001 and 2002, we terminated approximately 343 of our services, sales, development and administrative personnel. It is possible that some of these employees could bring legal actions against us under applicable federal, state or local laws. Any such claims, whether with or without merit, could subject us to costly litigation and the diversion of management time and attention, and successful claims could result in awards of damages to or reinstatement of former employees, any of which could harm our operating results.

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Product liability and other claims related to our customers’ business operations could result in substantial costs.

      Many of our installations involve projects that are critical to the operations of our clients’ businesses and provide benefits that may be difficult to quantify. Any failure in a client’s system or any intellectual property infringement claims by third parties could result in a claim for substantial damages against us, regardless of our responsibility for the failure or for the alleged intellectual property infringement. We cannot assure you that our customer contracts will protect us in the event of any such claim. In addition, although we maintain general liability insurance coverage, including coverage for errors or omissions, we cannot assure you that this coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage.

      The successful assertion of one or more large claims against us that exceeds available insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could result in substantial costs.

      Five customers have requested defense and indemnification from us for threatened patent claims against them by a third party relating to bar code technology. For additional information about these requests, see “Item 1. Business — Intellectual Property” of our Annual Report on Form 10-K for the year ended December 31, 2002.

Should our stock price fall below $1 per share for a period of time our common stock could be de-listed from the NASDAQ National market.

      During the last half of 2002 our common stock price was subject to de-listing on the NASDAQ National Market due to our stock price being below $1 per share for a specified period of time. Our shareholders approved a one for seven reverse stock split which was effective in January 2003. As a result of the reverse stock split, our stock price increased substantially above $1 per share. Should our stock price fall below $1 per share again, we could be subject to de-listing again.

      If our common stock is de-listed by NASDAQ and our securities begin to trade on the OTC Bulletin Board maintained by NASDAQ, another over-the-counter quotation system, or on the pink sheets, investors may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities. In addition, we would be subject to a rule promulgated by the Securities and Exchange Commission that, if we fail to meet criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transactions prior to sale. Consequently, the rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. De-listing from NASDAQ will make trading our shares more difficult for investors, potentially leading to further declines in our share price. It would also make it more difficult for us to raise additional capital. Further, if we are de-listed we could also incur additional costs under state blue-sky laws in connection with any sales of our securities.

      Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the low share price of the common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price were higher. This factor may also limit the willingness of institutions to purchase our common stock.

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We expect our results of operations to fluctuate, and the price of our common stock could fall if quarterly results differ from the expectations of securities analysts.

      Our operating results historically have fluctuated on a quarterly basis and may continue to do so in the future. If our quarterly results differ from the expectations of securities analysts, the price of our common stock could fall. Some of the factors that could cause our operating results to fluctuate include:

•	general economic conditions;

•	demand for our products and services;

•	our competitors’ products and prices;

•	the timing and market acceptance of new product introductions and upgrades by us or our competitors;

•	our success in expanding our services, customer support and marketing and sales organizations, and the timing of these activities;

•	the mix of products and services sold;

•	delays in, or cancellations of, customer implementations;

•	customers’ budget constraints;

•	the level of research and development expenditures;

•	the size of recurring compensation charges;

•	changes in foreign currency exchange rates;

•	our ability to control costs; and

•	the timing of acquisitions and of the amortization or impairment of intangible assets.

      A large portion of our expenses, including expenses for facilities, equipment and personnel, is relatively fixed. Accordingly, if our revenue declines or does not grow as anticipated, we may not be able to correspondingly reduce our operating expenses in a timely manner. Failure to achieve anticipated levels of revenue could therefore significantly harm our operating results for a particular fiscal period.

Our stock price could be extremely volatile and may result in litigation against us.

      The stock market has experienced significant price and volume fluctuations, and the market price for our common stock has been in the past and could continue to be volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. Litigation could result in substantial costs and a diversion of management’s attention and resources.

The concentration of ownership of our common stock may have the effect of delaying or preventing a change of control of us.

      Our directors, executive officers and their affiliated companies beneficially own more than 40% of our outstanding common stock. As a result, these stockholders will have the ability to significantly influence the election of our directors and the outcome of corporate actions requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change of control of us. As a result, if these stockholders voted as a group, they would have the ability to significantly influence the outcome of corporate actions requiring stockholder approval.

We have implemented anti-takeover provisions that may discourage a change of control.

      Our certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock. Our board of directors has the power to determine the price and terms of any preferred stock. The ability of our board of directors to issue one or more series of preferred stock without stockholder approval could deter or delay unsolicited changes of control by discouraging open market purchases of our common stock or a non-

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negotiated tender or exchange offer for our common stock. Discouraging open market purchases may be disadvantageous to our stockholders who may otherwise desire to participate in a transaction in which they would receive a premium for their shares.

      In addition, some provisions of our certificate of incorporation and by-laws may also discourage a change of control by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions include:

•	a board that is divided into three classes, each of which is elected to serve staggered three year terms;

•	provisions under which only the board of directors or our chief executive officer or secretary may call a special meeting of the stockholders;

•	provisions which permit the board of directors to increase the number of directors and to fill these positions without a vote of the stockholders;

•	provisions under which no director may be removed at any time except for cause and by a majority vote of the outstanding shares of voting stock; and

•	provisions under which stockholder action may be taken only at a stockholders meeting and not by written consent of the stockholders.

      These provisions may have the effect of discouraging takeovers and encouraging persons seeking to acquire control first to negotiate with us.

Risks Relating to Our Industry

We face intense competition from numerous competitors, some of whom have a significant competitive advantage over us. If we lose our competitive position, our revenue could decline.

      The market for fulfillment, collaboration and inventory management solutions is intensely competitive, fragmented and subject to rapid technological change. The principal competitive factors in our market include:

•	adherence to emerging Internet-based technology standards;

•	comprehensiveness of applications;

•	adaptability and flexibility;

•	immediate, interactive capability with customer and partner systems;

•	financial viability;

•	global capability;

•	references from existing customers;

•	industry domain experience and expertise;

•	ability to support specific industry requirements;

•	ease of application use and deployment;

•	speed of implementation;

•	customer service and support; and

•	initial price and total cost of ownership.

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      Because we offer fulfillment, traditional supply chain, collaboration, inventory management and supply network execution software, we consider a number of companies in different market categories to be our competitors. Our competitors include companies and groups that:

•	focus on providing fulfillment applications;

•	offer enterprise platforms for order management, fulfillment and inventory management; and

•	service internal customers, such as internal information technology groups.

      We believe that the market for integrated fulfillment, collaboration, inventory management and supply network execution solutions is still in its formative stage, and that no currently identified competitor represents a dominant presence in this market.

      We expect competition to increase as a result of software industry consolidation. New competitors could emerge and rapidly capture market share. We can give you no assurance that we can maintain our competitive position against current and potential competitors, especially those with greater name recognition, comparable or superior products, significant installed customer bases, long-standing customer relationships or the ability to price products as incremental add-ons to existing systems. If we lose our competitive position, our revenue could decline.

The market for our software is characterized by rapid technological change. If we fail to respond promptly and effectively to technological change and competitors’ innovations, our growth and operating results could be harmed.

      The market for fulfillment, warehousing, distribution, inventory management and supply network execution systems experiences rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend in part on our ability to enhance existing applications and develop and introduce new applications or components. These new applications must:

•	meet or exceed technological advances in the marketplace;

•	meet changing customer requirements;

•	respond to competitive products; and

•	achieve market acceptance.

      Our product development and testing efforts have required, and are expected to continue to require, substantial investments. Also, we may be unable to successfully identify new software opportunities and develop and bring new software to market quickly and efficiently. Our software may not achieve market acceptance and current or future products may not conform to industry standards in the markets served. If we are unable to develop and introduce new and enhanced software in a timely manner, our growth and operating results could be harmed.

We depend on intellectual property laws, which may not fully protect us from unauthorized use or misappropriation of our proprietary technologies.

      We rely on intellectual property laws, confidentiality procedures and contractual provisions to protect our proprietary rights in our products and technology. These measures afford only limited protection to us, particularly on an international basis. We may be unable to avoid infringement or misappropriation claims regarding current or future technology, or unable to adequately deter misappropriation or independent third-party development of our technology. In addition, policing unauthorized use of our products is difficult.

      We are unable to determine the extent to which piracy of our software products exists and software piracy could become a problem. Litigation to defend and enforce our intellectual property rights could result in substantial costs and diversion of resources, regardless of the final outcome of such litigation.

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk

      We market and sell our products in North America, South America, Europe, the Middle East, Asia and Australia. Revenues outside the United States were 46.6%, 52.2% and 51.3% of our total revenues for the years ended December 31, 2001 and 2002, and for the six months ended June 30, 2003, respectively. Most of our foreign subsidiaries’ sales and expenses are made in local currencies. International sales denominated in currencies other than the U.S. dollar are primarily in the Japanese Yen, Singapore dollar and the Euro. Accordingly, we are exposed to fluctuations in currency exchange rates. Foreign currency transaction gains (losses) were approximately $(0.5) million, $1.2 million and $0.7 million for the years ended December 31, 2001 and 2002, and for the six months ended June 30, 2003, respectively. Because most of our sales are currently made in U.S. dollars, a strengthening of the dollar could make our products less competitive in foreign markets.

      Our net assets denominated in currencies other than U.S. dollars as of June 30, 2003 were approximately $9.1 million. A potential loss in the value of these net assets resulting from a hypothetical 10% adverse change in foreign exchange rates would be approximately $0.9 million.

      In January 2001, we began a foreign currency-hedging program to hedge certain nonfunctional currency exposure. Forward currency exchange contracts are utilized by us to reduce foreign currency exchange risks with the goal of offsetting foreign currency transaction gains and losses recorded for accounting purposes with gains and losses realized on the forward contracts. We do not hold derivative financial instruments for trading or speculative purposes. At June 30, 2003, we do not have any outstanding foreign currency exchange contracts.

      We used a portion of the proceeds obtained from our August 2000 initial public offering to repay all outstanding amounts under our revolving credit facility and term loan, which we subsequently terminated. To the extent that we enter into a new credit facility in the future, future interest expense could be subject to fluctuations based on the general level of U.S. interest rates.

Item 4.	Controls and Procedures

      Based on their evaluation as of the end of the period covered by this Quarterly Report on Form 10-Q, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)), are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission’s rules and forms.

      During our fiscal quarter ended June 30, 2003, no change occurred in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 2.	Changes in Securities and Use of Proceeds

Use of Proceeds

      (d) The Company completed its initial public offering of 1,142,857 million shares of its common stock pursuant to a Registration Statement on Form S-1 (Registration No. 333-35106, effective August 3, 2000) on August 9, 2000. Total proceeds from the offering, including the exercise of the over-allotment option, were approximately $63.9 million net of underwriting discounts and commissions of approximately $5.0 million and other fees and expenses of approximately $1.8 million.

26

      From the date of receipt through June 30, 2003, we have used the proceeds as follows:

Repayment of indebtedness	$16.6 million
Acquisition of businesses	4.4 million
Working capital	21.3 million

Total	$42.3 million

      The remainder of the proceeds has been invested in investment grade corporate and government securities and money market funds. We intend to use the remaining proceeds for research and development activities; expenditures on sales and marketing, consulting services, and general and administrative personnel; systems costs; and working capital and general corporate purposes, including possible acquisitions of, or investments in, businesses and technologies that are complementary to our business. None of the net proceeds of the offering were paid by us, directly or indirectly, to any director, officer or general partner of ours or any of their associates, or to any persons owning ten percent or more of any class of our equity securities, or any affiliates of ours.

Item 6.	Exhibits and Reports on Form 8-K

      (a) Exhibits

10.1	Amended and Restated Employment Agreement dated May 13, 2003 between Kenneth R. Vines and the Company.
10.2	Third Amendment to Amended and Restated Employment Agreement between Mark R. Weaser and the Company.
31.1	Certification of the Chief Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of the Chief Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

      (b) Reports on Form 8-K

      On April 25, 2003, the Company filed a current report on Form 8-K under Item 9. Regulation FD Disclosure (pursuant to Item 12. Results of Operations and Financial Condition) announcing that on April 24, 2003, the Company issued a press release with its fiscal 2003 first quarter results.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXE TECHNOLOGIES, INC.

By:	/s/ JOSEPH L. COWAN

Joseph L. Cowan
President and Chief Executive Officer

Date: August 13, 2003

By:	/s/ KENNETH R. VINES

Kenneth R. Vines
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Date: August 13, 2003

28

INDEX TO EXHIBITS

10.1	Amended and Restated Employment Agreement dated May 13, 2003 between Kenneth R. Vines and the Company.
10.2	Third Amendment to Amended and Restated Employment Agreement between Mark R. Weaser and the Company.
31.1	Certification of the Chief Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of the Chief Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Exchange Act pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

PRELIMINARY COPY

PROXY	EXE TECHNOLOGIES, INC.	PROXY

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                   ,                   , 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF EXE TECHNOLOGIES, INC.

The undersigned, revoking all prior proxies, hereby appoint(s) Joseph Cowan and Kenneth R. Vines, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of EXE Technologies, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of the Company at 8787 Stemmons Freeway, Dallas, Texas 75247 on                   ,                   , 2003 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the Special Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Special Meeting.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

☒   PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

1.	Proposal by the Company to adopt the merger agreement, dated as of August 15, 2003, among the Company, SSA Global Technologies, Inc. and Rush Merger Subsidiary, Inc., whereby Rush Merger Subsidiary, Inc. will merge with and into the Company, with the Company being the surviving company and continuing to exist as a direct, wholly-owned subsidiary of SSA Global Technologies, Inc.
FOR ☐              AGAINST ☐              ABSTAIN ☐

2.	Proposal by the Company to approve the sale of substantially all of the Company’s intellectual property, immediately prior to completion of the merger, to SSA Global Technologies, Inc. or its designated subsidiary for a purchase price of $ based on the fair market value of such assets pursuant to the merger agreement as appraised by KPMG.
FOR ☐              AGAINST ☐              ABSTAIN ☐

3.	To consider and vote upon any adjournment or postponement of the Special Meeting, including for the purpose of soliciting additional proxies in favor of proposals 1 and 2 or, if necessary to satisfy the conditions of the merger.
FOR ☐              AGAINST ☐              ABSTAIN ☐

Date: ________________________________________________

Signature

Signature (if held jointly)

Printed Name(s)

Title (if Applicable)

NOTE: Please sign exactly as name appears on your stock certificate(s). When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.